Exhibit 10.2

[EXPLANATORY NOTE: “***” indicates the portion of this exhibit that has been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

AMENDED AND RESTATED CREDIT AGREEMENT

made and entered into
as of November 5, 2009
by and among

NEENAH PAPER, INC.,
CERTAIN SUBSIDIARIES OF NEENAH PAPER, INC.,
as joint and several borrowers,

CERTAIN SUBSIDIARIES OF NEENAH PAPER, INC.,
as guarantors,

EACH OF THE FINANCIAL INSTITUTIONS WHICH IS
A SIGNATORY HERETO OR
WHICH MAY FROM TIME TO TIME
BECOME A PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Agent for such Financial Institutions

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Collateral Agent for such Financial Institutions

BANK OF AMERICA, N.A.,
as Syndication Agent

and

J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

	5.9	Representations by Others	78
	5.10	Permits, Licenses, Etc.	78
	5.11	ERISA	79
	5.12	Title to Properties; Possession Under Leases	79
	5.13	Assumed Names	80
	5.14	Investment Company Act	80
	5.15	Public Utility Holding Company Act	80
	5.16	Agreements	80
	5.17	Environmental Matters	80
	5.18	No Change in Credit Criteria or Collection Policies	81
	5.19	Solvency	82
	5.20	Status of Receivables and Other Collateral	83
	5.21	Transactions with Related Parties	83
	5.22	Intellectual Property	83
	5.23	[RESERVED]	84
	5.24	Canadian Pension and Benefit Plan Matters	84
	5.25	Related Businesses	84
	5.26	Material Leasehold Properties	84
	5.27	Security Interests	84
	5.28	[RESERVED]	85
	5.29	Deposit Accounts	85

6.	Affirmative Covenants		85
	6.1	Businesses and Properties	85
	6.2	Taxes	86
	6.3	Financial Statements and Information	86
	6.4	Inspections; Field Examinations; Inventory Appraisals and Physical Counts	88
	6.5	Further Assurances	90
	6.6	Books and Records	90
	6.7	Insurance	90
	6.8	ERISA	91
	6.9	Use of Proceeds	92
	6.10	Borrowers; Guarantors; Joinder Agreements	92
	6.11	Notice of Events	93
	6.12	Environmental Matters	94
	6.13	End of Fiscal Year	94
	6.14	Pay Obligations and Perform Other Covenants	94
	6.15	Collection of Receivables; Application of Receivables Proceeds	95
	6.16	Receivables and Other Collateral Matters	96
	6.17	Agreements	97
	6.18	Hedging Strategy	97
	6.19	Canadian Pension Plans; Canadian Benefit Plans	97
	6.20	Conforming Leasehold Interests; Matters Relating to Additional Real Property Collateral	98

7.	Negative Covenants		100
	7.1	Indebtedness	100
	7.2	Liens	103
	7.3	Contingent Liabilities	105
	7.4	Mergers, Consolidations and Dispositions and Acquisitions of Assets	105
	7.5	Nature of Business	109
	7.6	Transactions with Related Parties	109
	7.7	Investments, Loans	110
	7.8	ERISA Compliance	110
	7.9	Trade Credit Extensions	111
	7.10	Change in Accounting Method	111
	7.11	Redemption, Dividends, Stock Issuance, Distributions and Payments	111
	7.12	Fixed Charge Coverage Ratio	112
	7.13	Sale of Receivables	112
	7.14	Sale and Lease-Back Transactions	112
	7.15	Change of Name or Place of Business	113
	7.16	Restrictive Agreements	113
	7.17	Tax Classification	113
	7.18	Deposit Accounts	113
	7.19	Organizational Documents; Tax Sharing Agreements	114
	7.20	Limitation on Indebtedness of Offshore Entities	114

8.	Events of Default and Remedies		114
	8.1	Events of Default	114
	8.2	Remedies Cumulative	117

9.	The Agent; the Canadian Collateral Agent		117
	9.1	Appointment, Powers and Immunities	117
	9.2	Reliance	118
	9.3	Defaults	119
	9.4	Rights as a Lender	119
	9.5	Indemnification	119
	9.6	Non-Reliance on Agent and Other Lenders	120
	9.7	Failure to Act	120
	9.8	Resignation or Removal of Agent	120
	9.9	Syndication Agent; Joint Lead Arrangers; Joint Bookrunners	121

10.	Miscellaneous		121
	10.1	No Waiver	121
	10.2	Notices	121
	10.3	Governing Law	122
	10.4	Survival; Parties Bound	122
	10.5	Counterparts	122
	10.6	Limitation of Interest	122
	10.7	Survival	123
	10.8	Captions	123
	10.9	Expenses, Etc.	123

10.10	Indemnification	123
10.11	Amendments, Waivers, Etc.	124
10.12	Successors and Assigns	125
10.13	Entire Agreement	129
10.14	Severability	129
10.15	Disclosures	129
10.16	Capital Adequacy	129
10.17	Taxes	131
10.18	Waiver of Claim	134
10.19	Right of Setoff	134
10.20	Waiver of Right to Jury Trial	134
10.21	Additional Provisions Regarding Collection of Receivables and other Collateral	135
10.22	Bank Product Obligations	137
10.23	Construction	140
10.24	Joint and Several Obligations	140
10.25	USA Patriot Act	140
10.26	Judgment	140
10.27	Jurisdiction; Service of Process	141
10.28	Confidentiality	141
10.29	No Fiduciary Duty/Conflicts	142

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	-	Form of Revolving Credit Note
Exhibit B	-	Form of Swingline Note
Exhibit C	-	Form of Term Note
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Request for Extension of Credit
Exhibit F	-	Form of Rate of Section Notice
Exhibit G	-	Form of Borrowing Base Compliance Certificate
Exhibit H	-	Form of Receivables Report
Exhibit I	-	Form of Inventory Designation Report
Exhibit J	-	Form of Solvency Certificate
Exhibit K	-	Form of Canadian Guaranty
Exhibit L	-	Form of Perfection Certificate
Exhibit M	-	Form of US Patent Security Agreement
Exhibit N	-	Form of US Trademark Security Agreement
Exhibit O	-	Form of US Copyright Security Agreement
Exhibit P	-	Form of Assignment And Acceptance
Exhibit Q	-	Form of Commitment Increase Agreement
Exhibit R	-	Form of New Lender Agreement

Schedule 1.1A	-	Revolving Credit Commitments
Schedule 1.1B	-	Material Leasehold Properties
Schedule 1.1C	-	Equipment Component

Schedule 1.1D	-	Quarterly Equipment Component Amortization Amount
Schedule 1.1E	-	Quarterly Real Estate Component Amortization Amount
Schedule 1.1F	-	Real Estate Component
Schedule 1.4	-	Responsible Officers of Neenah
Schedule 2.10(a)	-	Existing Letters of Credit
Schedule 4.2(n)	-	Access Agreement and Waivers, Subordinations or Landlord and Warehouse Waivers
Schedule 4.2(r)-1	-	List of Closing Date Mortgaged Properties
Schedule 4.2(r)-2	-	List of Endorsements
Schedule 5.3	-	Governmental Authorization
Schedule 5.5	-	Material Litigation
Schedule 5.8	-	Subsidiaries, Jurisdictions of Foreign Qualification; Capitalization
Schedule 5.10	-	Permits, Licenses, Etc.
Schedule 5.12(b)	-	Real Property Leases
Schedule 5.13	-	Assumed Names
Schedule 5.16	-	Indebtedness
Schedule 5.17	-	Environmental Matters
Schedule 5.22	-	Intellectual Property
Schedule 5.27	-	Financing Statements
Schedule 5.29	-	Deposit Accounts
Schedule 7.2	-	Liens
Schedule 7.6	-	Permitted Affiliated Transactions

v

LIST OF DEFINED TERMS

Page No.

$42
10 percent shareholder	133
Act	140
Additional Mortgage	98
Additional Mortgage Policies	99
Additional Mortgaged Property	98
Additional Mortgages	98
Additional Senior Indenture	2
Additional Senior Note Documents	2
Additional Senior Notes	2
Adjusted LIBOR Rate	2
Affiliate	2
Agent	1
Agreement	1
Alternate Base Rate	3
Alternate Base Rate Borrowing	3
Annual Audited Financial Statements	3
Annualized Basis	4
Applicable Commitment Fee Percentage	4
Applicable Lending Office	4
Applicable Margin	4
Applications	5
Approved Fund	5
Assignment and Acceptance	127
Availability	5
bank	133
Bank Product Amount	6
Bank Products	6
Borrower	1
Borrowers	1
Borrowers’ Agent	7
Borrowing Base	7
Borrowing Base Compliance Certificate	7
Borrowing Base Deficiency	7
Business Day	7
Business Entity	7
Canadian Benefit Plans	8
Canadian Collateral Agent	8
Canadian Dollars	8
Canadian Licenses	8
Canadian Pension Plans	8
Canadian Subsidiary	8
Capital Expenditures	8

Capital Lease Obligations	8
Cash Dividends	8
Cash Officer	8
Cdn.$	8
Change of Control	8
Closing Date	9
Closing Date Mortgage	73
Closing Date Mortgage Policy	73
Closing Date Mortgaged Property	73
Closing Date Mortgages	73
Code	9
Collateral	9
Collection Account	9
Commitment	10
Commitment Fee	46
Commitment Increase Agreement	10
Commitment Percentage	10
Compliance Certificate	10
Concentration Limit	10
Consequential Loss	10
Consolidated	11
Contingent Obligation	11
Contribution Agreement	11
Controlled Account	11
controlled foreign corporation	133
Copyrights	24
Credit Parties	11
Current Sum	11
Default	16
Default Rate	11
Defaulting Lender	12
Designated Timber Agent	137
Disbursement/Pass-Through Account	113
Discontinued Operations	12
Disposition	12
Dollar	12
dollars	42
Domestic Lending Office	12
Domestic Subsidiary	12
Dominion Event	95
Dominion Termination Event	95
EBITDA	13
Eligible Assignee	13
Eligible Equipment	13
Eligible Inventory	14
Eligible Real Estate	14

Eligible Receivables	14
Environmental Claim	15
Environmental Law	15
Environmental Liabilities	15
Environmental Permit	16
Equipment	16
Equipment Component	16
ERISA	16
ERISA Affiliate	16
Event of Default	16
Excess Interest Amount	16
Excluded Foreign Subsidiary	16
Existing Credit Agreement	1
Existing Indebtedness	1
Existing Lenders	1
Existing Letters of Credit	16
Extended Facility Letter of Credit	62
Federal Funds Effective Rate	17
Financial Officer	17
FinCo	17
Fixed Charge Coverage Ratio	17
Flood Hazard Property	18
Foreign Lender	18
GAAP	18
Governmental Authority	18
Grantor	18
guarantor	11
Guarantors	18
Guaranty	18
Hazardous Substance	19
Hedging Obligation Amount	19
Hedging Obligations	19
Hedging Obligations Aggregate Amount	19
Highest Lawful Rate	19
Indebtedness	19
Indemnifiable Tax	131
Indenture Cap	20
Ineligible Inventory	20
Ineligible Receivables	22
Initial Pledged Inter-Company Loan	24
Intellectual Property	24
Intellectual Property Security Agreements	84
interest	122
Interest Expense	25
Interest Option	52
Interest Options	52

Interest Payment Dates	25
Interest Period	25
Inventory	25
Investment	26
IRS	26
Issuing Bank	26
ITA	26
Joinder Agreement	26
JPMorgan	1
Judgment Currency	140
Kimberly-Clark	26
LC Collateral Account	62
Leasehold Property	26
Legal Requirement	26
Lender	1
Lender or Lenders	26
Lender Party	26
Lenders	1
Letter of Credit Advances	27
Letter of Credit Exposure Amount	27
Letters of Credit	26
LIBOR Borrowing	27
LIBOR Lending Office	27
LIBOR Rate	27
Lien	27
Loan Documents	28
Loans	28
Material Adverse Effect	28
Material Lease	28
Material Leasehold Property	28
Mill Properties	28
Monthly Unaudited Financial Statements	28
Mortgage	29
Mortgaged Property	29
Mortgages	29
Neenah Germany	29
Net Income	29
Net Recovery Value Percentage	30
New Lender	68
New Lender Agreement	30
Non-Reporting Lender Party	6
Notes	30
Notice of Default	119
Nova Scotia Woodlands	30
NP International	30
NP International HoldCo	30

Obligation Currency	140
Obligations	30
Obligees	137
Offshore Entities	31
Organizational Documents	31
Original Closing Date	1
Other Tax	131
Parent	1
Parties	31
Patents	24
PBGC	31
Perfection Certificate	32
Permitted Affiliate Transactions	32
Permitted Investment Securities	32
Permitted Overadvances	46
Person	33
Plan	33
Pledged Cash	33
Pledged Inter-Company Loan	33
Pledged Inter-Company Note	33
PPSA (Nova Scotia)	33
primary obligations	11
primary obligor	11
Prime Rate	33
Principal Office	34
Prior Term Loan Agreement	34
Prohibited Transaction	34
Proper Form	34
Property	34
PUHCA	80
purpose credit	92
Quarterly Equipment Component Amortization Amount	34
Quarterly Real Estate Component Amortization Amount	34
Quarterly Unaudited Financial Statements	34
Rate Selection Date	34
Rate Selection Notice	52
Reaffirmation Agreement	35
Real Estate Component	35
Real Property Asset	35
Receivables	35
Refinancing Indebtedness	35
Reg U	92
Register	128
Regulation D	36
Regulatory Change	36
Related Obligations	137

x

Reportable Event	36
Request for Extension of Credit	36
Required Lenders	36
Requirements of Environmental Law	36
Reserves	36
Responsible Officer	36
Revolving Commitment	36
Revolving Commitment Increase Notice	67
Revolving Credit Alternate Base Rate Borrowing	37
Revolving Credit LIBOR Borrowing	37
Revolving Credit Notes	37
Revolving Exposure	37
Revolving Loans	37
Scheduled Principal Payments	37
Security Agreements	37
Security Documents	38
Senior Note Documents	38
Senior Note Indenture	38
Senior Notes	38
Settlement	64
Settlement Date	64
Special Cash Collateral Account	39
Standby Letters of Credit	39
Statutory Reserves	39
Stock	39
Subordinated Indebtedness	39
Subsidiary	39
Swingline Exposure	39
Swingline Lender	40
Swingline Loan	62
Swingline Loans	40
Swingline Note	40
Synthetic Lease	40
Tax	131
Term Lenders	40
Term Loan Alternate Base Rate Borrowing	40
Term Loan Commitment	40
Term Loans	40
Term Notes	40
Termination Date	40
Timberland Properties	41
Title Company	41
Total Commitment	41
Total Revolving Commitment	41
Trade Letters of Credit	41
Trademarks	24

Tri-Party Agreements	41
UCC	41
Unpledged Inter-Company Loan	41
Unused Commitment	41

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this “Agreement”) is made and entered into effective as of November 5, 2009, by and among Neenah Paper, Inc., a Delaware corporation (“Parent”), each subsidiary of Parent listed as a “Borrower” on the signature pages hereto (together with Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Parent listed as a “Guarantor” on the signature pages hereto, each of the financial institutions which is a signatory hereto or which may from time to time become a party hereto (individually, a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, Neenah Paper Company of Canada, the Agent, the Canadian Collateral Agent and each of the financial institutions a party thereto as lenders (“Existing Lenders”), are parties to that certain Credit Agreement dated as of November 30, 2004 (the “Original Closing Date”), pursuant to which Existing Lenders provided certain loans and extensions of credit to the Borrowers (such Credit Agreement, as heretofore amended, the “Existing Credit Agreement” and all Indebtedness arising pursuant to the Existing Credit Agreement, the “Existing Indebtedness”); and

WHEREAS, subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement, and Borrowers desire to obtain Loans (a) to refinance the Existing Indebtedness, and (b) for other purposes permitted herein; and

WHEREAS, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Commitment Percentage of each Lender hereunder will be as set forth on Schedule 1.1A hereto; and

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 4.2 hereof, the Existing Credit Agreement shall be amended and restated as of the Closing Date in the form of this Agreement.  It is the intention of the Borrowers, Guarantors, the Agent, the Canadian Collateral Agent and Lenders, and such parties hereby agree, that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety, and that (a) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the “Obligations” under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such obligations and Indebtedness as renewed, amended, restated and modified hereby.  The parties hereto further agree as follows:

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1.             Definitions

1.1           Certain Defined Terms.  Unless a particular word or phrase is defined therein or the context otherwise requires, capitalized words and phrases used in the other Loan Documents have the meanings provided below.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Mortgage” shall have the meaning specified for such term in Section 6.20(b)(A).

“Additional Mortgage Policies” shall have the meaning specified for such term in Section 6.20(b)(F).

“Additional Mortgaged Property” shall have the meaning specified for such term in Section 6.20(b).

“Additional Senior Indenture” shall mean a trust indenture between the Parent and a financial institution serving as trustee thereunder, having covenants (but not necessarily economic terms) substantially consistent with those in the Senior Note Indenture (and if relating to senior subordinated Additional Senior Notes, having subordination provisions customary for similar financings and satisfactory to the Agent and its counsel).

“Additional Senior Note Documents” shall mean any and all agreements, instruments and other documents pursuant to which the Additional Senior Notes have been or will be issued or otherwise setting forth the terms of the Additional Senior Notes, the Additional Senior Indenture and the obligations with respect thereto, including any guaranty agreements, bank product agreements or hedging agreements related thereto, all ancillary agreements as to which any agent, trustee or lender is a party or a beneficiary and all other agreements, instruments, documents and certificates executed in connection with any of the foregoing, in each case as such agreement, instrument or other document may be amended, restated, supplemented, refunded, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Additional Senior Notes” shall mean any senior unsecured or senior subordinated unsecured Indebtedness issued by the Parent as permitted pursuant to Section 7.1(m) pursuant to an Additional Senior Indenture.

“Adjusted LIBOR Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) the Applicable Margin.

“Affiliate” of any Person shall mean any other Person which controls or is controlled by or under common control with such Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person through the ownership of securities or by contract.  Without limiting the generality of the foregoing, control of the right to vote of ten percent (10%) or more of all voting securities of a Person or beneficial ownership of ten percent (10%) of the outstanding equity interests in such

2

Person shall be deemed to be control for purposes of compliance with the provisions of Section 7.6 hereof.  The Credit Parties and Kimberly-Clark shall not be deemed to be under common control for purposes hereof solely due to the fact that Parent and Kimberly-Clark have common shareholders.

“Agent” shall have the meaning specified in the preamble to this Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the sum of (a) the greatest of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect on such day, (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus ½ of 1%, and (iii) the Adjusted LIBOR Rate (determined without regard to clause (b) in the definition thereof) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 2.50%, and (b) the Applicable Margin.  For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.  If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBOR Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a)(i) and/or (a)(iii), as applicable, until the circumstances giving rise to such inability no longer exist.

“Alternate Base Rate Borrowing” shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Alternate Base Rate as of such date.

“Annual Audited Financial Statements” shall mean (a) the annual financial statements of the Parent and its Subsidiaries, including all notes thereto, which statements shall include, on a Consolidated basis, a balance sheet as of the end of such fiscal year and a statement of operations, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year and accompanied by a report and opinion of independent certified public accountants with Deloitte & Touche LLP or an accounting firm of national standing reasonably acceptable to the Agent, which report shall not contain any qualification (and be without comment as to the accountants’ opinion whether such Person is a “going concern” or can continue to be a “going concern”), except that such report may contain qualification with respect to new accounting principles mandated by the Financial Accounting Standards Board (or its successor organization), and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP and (b) annual consolidating financial statements of the Credit Parties and their Subsidiaries containing a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year prepared in reasonable detail.  Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or Event of Default

3

with respect to a breach of Section 7.12, or if in the opinion of such accountant any such Default or Event of Default exists with respect to a breach of Section 7.12, a description of the nature and status thereof.

“Annualized Basis” shall mean, with respect to the components of the Fixed Charge Coverage Ratio for the first fiscal quarter ending following the Closing Date (the first such fiscal quarter being the fiscal quarter in which the Closing Date occurs), each such component of the Fixed Charge Coverage Ratio during the three fiscal quarters ending December 31, 2009, divided by 0.75;

provided, that the cash Interest Expense paid on the Senior Notes shall be $4,148,437.50 during the first fiscal quarter ending December 31, 2009 (regardless of when such expense is actually paid); provided, further, that the Borrowers shall provide the Agent with the calculation of the Annualized Basis in form and substance reasonably satisfactory to the Agent.

“Applicable Commitment Fee Percentage” shall mean, with respect to any Commitment Fee, a rate per annum of (a) 0.50% at all times while the Term Loan is outstanding, and (b) at all times after the Term Loan has been paid in full in cash, (1) 0.75% if the aggregate amount of the Lenders’ average Unused Commitments for the calculation period is greater than fifty percent (50%) of the Total Revolving Commitment, and (2) 0.50% if the aggregate amount of the Lenders’ average Unused Commitments for the calculation period is less than or equal to fifty percent (50%) of the Total Revolving Commitment.

“Applicable Lending Office” shall mean, with respect to each Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Rate Borrowing and such Lender’s LIBOR Lending Office in the case of a LIBOR Borrowing.

“Applicable Margin” shall mean, (a) with respect to any Term Loans bearing interest at the Adjusted LIBOR Rate, 4.25% and for any Term Loans bearing interest at the Alternate Base Rate, 2.75%, and (b) with respect to any Revolving Loan, the applicable rate per annum determined in accordance with the remainder of this definition.  As of the end of each fiscal quarter of the Credit Parties, commencing with the quarter ending December 31, 2009, the Applicable Margin for Revolving Loans shall be adjusted upward or downward, as applicable, to the respective percentages shown in the schedule below based on Availability, tested on an average daily basis for the most recently completed fiscal quarter of the Credit Parties. For purposes hereof, any such adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the Borrowing Base Compliance Certificate of the Credit Parties and their Subsidiaries with respect to the final month of such fiscal quarter has been delivered to and received by the Agent in accordance with the terms of Section 6.3(i) hereof; provided, however, if any such Borrowing Base Compliance Certificate is not delivered in a timely manner as required under the terms of Section 6.3(i) hereof, the Applicable Margin for Revolving Loans from the date such Borrowing Base Compliance Certificate was due until ten (10) Business Days after Agent and Lenders receive the same will be the applicable rate per annum set forth below in Category 1; provided further, that the Applicable Margin from and after the Closing Date and continuing until the first upward or downward adjustment of the Applicable Margin for Revolving Loans, as hereinabove provided, shall be at least the applicable rate per annum set forth below in Category 2; provided further,

4

that upon the sale or other disposition of (i) Neenah Paper FR, LLC’s facility located in Ripon, California the Applicable Margin for Revolving Loans set forth in the grid below will be reduced by 0.25% and (ii) all of the Nova Scotia Woodlands the Applicable Margin for Revolving Loans set forth in the grid below will be reduced by 0.25%.

Availability	Per Annum Percentage for Revolving Credit LIBOR Borrowings	Per Annum Percentage for Revolving Credit Alternate Base Rate Borrowings
Category 1: Less than $25,000,000	4.00%	2.50%
Category 2: Less than $70,000,000, but greater than or equal to $25,000,000	3.75%	2.25%
Category 3: Greater than or equal to $70,000,000	3.50%	2.00%

“Applications” shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of the Borrower’s Agent.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” shall have the meaning specified in Section 10.12(c) hereof.

“Availability” shall mean at any time (a) the lesser at such time of (i) the Total Revolving Commitment (as such amount may have been reduced or increased in accordance with the provisions of this Agreement) and (ii) (A) the Borrowing Base as of such time, less (B) all applicable Reserves, less (b) the sum of the following:

(i)            the aggregate amount of each Lender’s Current Sum at such time;

(ii)           the aggregate amount of due and payable interest outstanding under the Loans at such time; and

(iii)          all other outstanding Obligations hereunder or any other Loan Documents which are past due and payable at such time, including without limitation, Commitment Fees, fees related to any Letters of Credit, and legal fees and other amounts payable under Section 10.9 hereof.

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“Bank Product Amount” shall mean, with respect to any Bank Product at any time, the applicable Credit Party’s or Subsidiary’s net payment obligation with respect to such Bank Product as of the end of the preceding calendar month (or other period as provided herein), as determined utilizing the methodology agreed to with respect to such Bank Product between the applicable Lender Party and Credit Party and reported to the Agent pursuant to the terms hereof.  In the event that no Bank Product Amount is reported as provided herein for any Bank Product for any period, the Agent may use the most recently reported Bank Product Amount for such Bank Product, as adjusted in the Agent’s reasonable credit judgment.

“Bank Products” shall mean any of the following a Lender Party provides to, or enters into with, a Credit Party or Subsidiary of a Credit Party:

(a)           any arrangement with respect to Hedging Obligations (other than any arrangement with respect to Hedging Obligations secured by a Lien pursuant to Section 7.2(m));

(b)           any deposit, lockbox or other cash management arrangement; or

(c)           any other commercial bank product, service or agreement pursuant to which a Credit Party or Subsidiary of a Credit Party may be indebted or owe obligations to a Lender or one of its Affiliates, including, without limitation, credit cards for commercial customers (including, without limitation, “commercial credit cards”, E-Payables and purchasing cards), stored value cards and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services);

provided that for any of the foregoing to be included as a “Bank Product” hereunder:  (a) except in the case of Bank Products provided by or owing to JPMorgan Chase Bank, N.A. or any of its Affiliates, the applicable Lender Party and Borrowers’ Agent must have provided the Agent written notice of:  (i) the existence of such Bank Product and (ii) the methodology agreed upon by the Lender Party and the applicable Credit Party or Subsidiary to determine, from time to time, the Bank Product Amount and, with respect to Bank Products constituting Hedging Obligations, the Hedging Obligation Amount, (b) the applicable Credit Party must otherwise be permitted to enter into such arrangement under this Agreement or must not be restricted from entering into such arrangement under this Agreement (including in each case Section 7.1 hereof), and (c) the applicable Lender Party must remain a Lender Party; provided further, that each Lender Party other than JPMorgan Chase Bank, N.A. and its Affiliates shall notify the Agent in writing, as soon as available and in any event within fifteen (15) days after the end of each calendar month (or at more frequent intervals, and with such reporting dates, as the Agent may require in its discretion), of the Bank Product Amount and, with respect to Bank Products constituting Hedging Obligations, the Hedging Obligation Amount, in respect of its Bank Products as of the end of such calendar month (or other interval), and any Lender Party that fails to make such notification by the last day of the month in which due (or, with respect to any interval more frequent than monthly, within 10 Business Days of the date when due) and any Affiliate thereof (each, a “Non-Reporting Lender Party”) shall be subject to the provisions of Section 2.7(d) with respect to Bank Products owed to Non-Reporting Lender Parties.

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“Borrower” or “Borrowers” shall have the respective meanings specified in the preamble of this Agreement.

“Borrowers’ Agent” shall mean Neenah Paper, Inc., in its capacity as agent for the Borrowers and the other Credit Parties, as more fully described in Section 1.4(b).

“Borrowing Base” shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to the following:

(a)           85% of Eligible Receivables; plus

(b)           the lesser of (i) 75% of the value of Eligible Inventory (valued at the lower of cost or fair market value), and (ii) 85% of the applicable Net Recovery Value Percentage of Eligible Inventory; plus

(c)           the Equipment Component; plus

(d)           the Real Estate Component; plus

(e)           the Pledged Cash (if any) held in the Special Cash Collateral Account.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Compliance Certificate delivered to the Agent pursuant to Section 6.3(i) subject to immediate adjustment as a result of (i) reductions in the Equipment Component, including those resulting from the Quarterly Equipment Component Amortization Amount, (ii) reductions in the Real Estate Component, including those resulting from the Quarterly Real Estate Component Amortization Amount, and (iii) reductions in the amount of Pledged Cash held in the Special Cash Collateral Account based on the amount specified as Pledged Cash in the most recently delivered Borrowing Base Compliance Certificate.

“Borrowing Base Compliance Certificate” shall mean a certificate completed in the form of Exhibit G attached hereto and signed by a Responsible Officer of the Borrowers’ Agent.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Exposure exceeds the Borrowing Base then in effect.

“Business Day” shall mean a day when the principal office in New York City of the Agent is open for business and the Lenders’ Applicable Lending Offices are generally open for business; provided, however, that with respect to LIBOR Borrowings, Business Day shall mean a Business Day on which transactions in dollar deposits between lenders may be carried on in the London eurodollar interbank market.

“Business Entity” shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts, limited liability companies, unlimited liability companies, and other business entities.

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“Canadian Benefit Plans” shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

“Canadian Collateral Agent” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian collateral agent for, and on behalf of, the Lenders hereunder, and any successor in such capacity.

“Canadian Dollars” and the sign “Cdn.$” shall mean lawful currency of Canada.

“Canadian Licenses” shall have the meaning specified for such term in Section 5.10.

“Canadian Pension Plans” shall mean each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada or a registered pension plan under the ITA established, maintained or contributed to by any Credit Party for its employees or former employees, but shall not mean the Canadian Pension Plan that is maintained by the Government of Canada or the Quebec Pension Plan that is maintained by the Government of Quebec.

“Canadian Subsidiary” shall mean any Subsidiary of a Credit Party that is created or organized under the laws of Canada or a province or territory of Canada.

“Capital Expenditures” shall mean, with respect to any Person for any period, all capital expenditures of such Person, on a Consolidated basis, for such period (including without limitation, the aggregate amount of Capital Lease Obligations incurred during such period which are required to be capitalized and reported as a liability on the consolidated balance sheet of such Person), determined in accordance with GAAP, consistently applied.

“Capital Lease Obligations” shall mean the obligations of a Person to pay that portion of rent or other amounts constituting payments of principal under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended), provided that for purposes of this Agreement, the amount of such obligations shall be only the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

“Cash Dividends” shall mean, with respect to any Person for any period, all cash dividend payments actually made on any Stock of such Person for such period.

“Cash Officer” shall mean, with respect to any Person, any person holding the title of “cash manager”, “cash officer” or any like title of such Person.

“Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date of this Agreement), of Stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Stock of the Parent; (b) occupation of a

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majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the aggregate voting power of the Stock of each other Credit Party, free and clear of all Liens (other than any Liens granted under the Loan Documents and Liens permitted under Section 7.2), except to the extent resulting from a transaction specifically permitted under Section 7.4; (d) (i) any Credit Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person except in a transaction specifically permitted under Section 7.4, or (ii) any entity consolidates or amalgamates with or merges into any Credit Party in a transaction pursuant to which the outstanding voting Stock of such Credit Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 30% of the aggregate outstanding ordinary voting Stock of the Parent, or (B) in the case of any such transaction involving a Credit Party other than the Parent, the Parent has beneficial ownership, directly or indirectly, of 100% of the aggregate voting power of all Stock of the resulting, surviving or transferee entity; (e) any “Change of Control” (or any similar term) as set forth in the Senior Note Indenture or any Additional Senior Indenture; or (f) the Parent shall cease to have the beneficial ownership, directly or indirectly, of 100% of the Stock of FinCo, free and clear of all Liens (other than any Liens granted under the Loan Documents and Liens permitted under Section 7.2).

“Closing Date” shall mean the date on which the conditions specified in Section 4.2 are satisfied (or waived in accordance with Section 10.11).

“Closing Date Mortgage Policy” shall have the meaning specified for such term in Section 4.2(r).

“Closing Date Mortgaged Property” shall have the meaning specified for such term in Section 4.2(r).

“Closing Date Mortgages” shall have the meaning specified for such term in Section 4.2(r).

“Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Collateral” shall mean all collateral and security as described in the Security Documents.

“Collection Account” shall mean a deposit account of a Credit Party or any of its Subsidiaries into which payments on account of Receivables of the Credit Parties are received, including through (a) associated lockbox addresses and (b) accounts related to foreign exchange conversion and similar purposes pursuant to arrangements acceptable to the Agent.

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“Commitment” shall mean, as to any Lender, the obligation of such Lender subject to the terms and conditions of this Agreement to make Term Loans in a principal amount not exceeding such Lender’s Term Loan Commitment, and to make Revolving Loans and incur liability for the Letter of Credit Exposure Amount and the Swingline Loans in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth as such Lender’s Revolving Commitment.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.1A attached hereto, as each may be adjusted from time to time pursuant to other provisions of this Agreement, and Commitments shall mean all such Commitments of the Lenders, as so adjusted.

“Commitment Fee”, with respect to any Revolving Lender, shall have the meaning assigned to it in Section 2.3.

“Commitment Increase Agreement” shall mean a Commitment Increase Agreement entered into by a Revolving Lender in accordance with Section 2.15(c) and accepted by the Agent in the form of Exhibit Q attached hereto, or any other form approved by the Agent.

“Commitment Percentage” shall mean, with respect to any Lender, (a) with respect to Revolving Loans, Letter of Credit Exposure Amount or Swingline Exposure, (i) prior to the termination of the Total Revolving Commitment, the ratio, expressed as a percentage, of such Lender’s Revolving Commitment to the Total Revolving Commitment, and (ii) after the termination of the Total Revolving Commitment, the ratio, expressed as a percentage, of the amount of such Revolving Lender’s outstanding Revolving Loans and its portion of the Letter of Credit Exposure Amount and the Swingline Exposure to the aggregate amount of all outstanding Revolving Loans and the total Letter of Credit Exposure Amount and the Swingline Exposure, and (b) with respect to the Term Loans, a percentage equal to a fraction of the numerator of which is such Term Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders; provided that when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation in both clauses (a) and (b) hereof, subject to Section 10.11 hereof.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit D attached hereto.

“Concentration Limit” shall mean, with respect to any account debtor owing any Receivables to any Credit Party, the maximum amount of Receivables from such account debtor which may be included as Eligible Receivables, expressed as a percentage of the total amount of Receivables owing to the Credit Parties by all account debtors, which percentage shall be (a) seventeen and one-half percent (17.5%), or (b) such other percentage for the applicable account debtor as determined by the Agent from time to time in the Agent’s reasonable credit judgment.

“Consequential Loss” shall mean, with respect to (a) the Borrowers’ payment of principal of or interest on a LIBOR Borrowing on a day prior to the last day of the applicable Interest Period, (b) the Borrowers’ failure to borrow or convert a LIBOR Borrowing on the date specified by the Borrowers’ Agent for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Loans or any part thereof pursuant to Section 2.9 hereof, in each case

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whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any of the Lenders, the Canadian Collateral Agent or the Agent as a result thereof, including without limitation any loss of anticipated profit or any interest paid by any of the Lenders to lenders of funds borrowed by it to make or carry the Loans and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loans.

“Consolidated” shall mean, for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

“Contingent Obligation” shall mean, as to any Person (the “guarantor”), any obligation of such guarantor guaranteeing the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively “primary obligations”) of any other Person (the “primary obligor”), whether directly or indirectly, including without limitation any obligation of such guarantor (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

“Contribution Agreement” shall mean any Contribution Agreement executed by and among the Credit Parties and their Subsidiaries, as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

“Controlled Account” shall mean a deposit account (including a Collection Account) of any Credit Party that is subject to a Tri-Party Agreement.

“Copyrights” shall have the meaning specified for such term in the definition of “Intellectual Property.”

“Credit Parties” shall mean the Borrowers and the Guarantors.

“Current Sum” shall mean on any day, as to a particular Revolving Lender, the sum of (a) the outstanding principal balance of such Revolving Lender’s Revolving Credit Note on such day plus (b) the product of (i) such Revolving Lender’s Commitment Percentage times (ii) the sum of the Letter of Credit Exposure Amount and the Swingline Exposure on such day.

“Default Rate” shall mean, on any day, as follows:  (a) with respect to principal which is outstanding under any Note, the sum of the Interest Option otherwise applicable thereto on such day plus two percent per annum (it being understood by the Borrowers that if any such applicable Interest Option is based on the Adjusted LIBOR Rate, the Default Rate with respect to

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the applicable principal amount shall only be calculated with reference to the applicable Adjusted LIBOR Rate until the Interest Period applicable thereto expires, and upon the expiration of such applicable Interest Period, the Default Rate for such applicable principal amount shall be computed on the basis of the Alternate Base Rate for such day plus two percent per annum), and (b) with respect to accrued interest, fees and other Obligations (other than past due principal outstanding under any Note), the sum of the Alternate Base Rate for such day plus two percent per annum.

“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Agent, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Discontinued Operations” shall mean, as of any day, operations of any Credit Party or any of their Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

“Disposition” shall mean the sale, transfer, lease or other disposition (including pursuant to a merger resulting in the subject Property no longer being owned by a Credit Party) of any Property.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on the signature pages hereof, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrowers’ Agent and the Agent.

“Domestic Subsidiary” shall mean any Subsidiary of any Borrower that is organized and domiciled in the United States of America.

“Dominion Event” shall have the meaning assigned to such term in Section 6.15(a).

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“Dominion Termination Event” shall have the meaning assigned to such term in Section 6.15(a).

“EBITDA” shall mean, with respect to any Person for any period, the sum of (a) Net Income, (b) Interest Expense, (c) depreciation and amortization expense (excluding depreciation and amortization applicable to Discontinued Operations as of such period), and (d) federal, state and local income or franchise taxes, in each case of such Person for such period, computed and calculated, without duplication, on a Consolidated basis and in accordance with GAAP, consistently applied.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other commercial lender, finance company, insurance company, financial institution or fund reasonably acceptable to the Agent and the Borrowers’ Agent; provided, however, that if an Event of Default has occurred which has not been waived or cured, such approval by the Borrowers’ Agent shall not be required.

“Eligible Equipment” shall mean Equipment of a Credit Party which meets all of the following specifications; provided that such specifications may be revised from time to time by the Agent to account for events, conditions, contingencies and risks that the Agent becomes actually aware of after the Closing Date that, in the Agent’s reasonable credit judgment, could adversely affect any Equipment or the Agent’s (or the Canadian Collateral Agent’s, as applicable) interest therein:

(a)           one of the Credit Parties has good title to such Equipment;

(b)           such Credit Party has the right to subject such Equipment to a Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable); such Equipment is subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties and is free and clear of all other Liens of any nature whatsoever (except for Liens permitted under Section 7.2(e) other than contested Liens);

(c)           the full purchase price for such Equipment has been paid by the Credit Parties;

(d)           such Equipment is located on premises (i) owned by one of the Credit Parties, which premises are subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable), or (ii) leased by one of the Credit Parties with respect to which the Agent (or the Canadian Collateral Agent, as applicable) has received an executed landlord’s waiver or subordination agreement from the owner of such leased facility pursuant to which such owner waives or subordinates any Lien it may claim against such Equipment pursuant to a written waiver or subordination and access agreement acceptable to the Agent (or the Canadian Collateral Agent, as applicable) acting reasonably in all respects;

(e)           such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by the Credit Parties in the ordinary course of business of the Credit Parties;

(f)            such Equipment is not subject to any agreement which restricts the ability of the Credit Parties to use, sell, transport or dispose of such Equipment or which restricts the Agent’s

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(or the Canadian Collateral Agent’s, as applicable) ability to take possession of, sell or otherwise dispose of such Equipment; and

(g)           such Equipment does not constitute “fixtures” under the applicable laws of the jurisdiction in which such Equipment is located.

“Eligible Inventory” shall mean all raw materials, rolled and uncut or sheeted paper, or finished goods Inventory of the Credit Parties which complies with all of the following requirements:  (a) such Inventory is owned by and recorded on the books and records of the applicable Credit Party in the ordinary course of business; (b) such Inventory is valued in accordance with GAAP at the lower of fair market value or cost; and (c) such Inventory does not otherwise constitute Ineligible Inventory.  Standards of eligibility and Reserves for Eligible Inventory may be fixed and revised from time to time by the Agent in its reasonable credit judgment based on events, conditions or other circumstances that the Agent becomes actually aware of after the Original Closing Date that, in the Agent’s reasonable credit judgment, adversely affect or could reasonably be expected to adversely affect Eligible Inventory.

“Eligible Real Estate” shall mean Real Property Assets which meet all of the following specifications; provided that such specifications may be revised from time to time by the Agent in its reasonable credit judgment to account for events, contingencies and risks that the Agent becomes actually aware of after the Closing Date that, in the Agent’s reasonable credit judgment, could adversely affect the Real Property Asset or the Agent’s (or the Canadian Collateral Agent, as applicable) interest therein:

(a)           one of the Credit Parties is the record owner of and has good fee title to such Real Property Asset;

(b)           such Credit Party has the right to subject such Real Property Asset to a Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties; such Real Property Asset is subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties and is free and clear of all other Liens of any nature whatsoever (except for Liens permitted under Section 7.2(e) other than contested Liens, and Liens permitted under Section 7.2(f), Section 7.2(j), Section 7.2(o), Section 7.2(p) and Section 7.2(q));

(c)           such Real Property Asset is not subject to any agreement or condition which could restrict or otherwise adversely effect the Agent’s (or the Canadian Collateral Agent, as applicable) ability to sell or otherwise dispose of such Real Property Asset; and

(d)           such parcel of real property shall comply with all the requirements for a Closing Date Mortgaged Property set forth in Section 4.2(s).

“Eligible Receivables” shall mean, as at any date of determination thereof, all Receivables of the Credit Parties which comply with all of the following requirements:  (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business; (b) no payment is outstanding on the Receivable for more than one hundred (100) days after the date of invoice (except for Receivables fully insured or backed by a letter of credit in all respects acceptable to the Agent in its reasonable discretion) or more than

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sixty (60) days past due; and (c) the Receivables do not otherwise constitute Ineligible Receivables.  Standards of eligibility and Reserves for Eligible Receivables may be fixed and revised from time to time by the Agent in its reasonable credit judgment based on events, conditions or other circumstances that the Agent becomes actually aware of after the Original Closing Date that, in the Agent’s reasonable credit judgment, adversely affect or could reasonably be expected to adversely affect the Eligible Receivables.  Additionally, in calculating Eligible Receivables, each of the following shall be excluded (to the extent the same are otherwise included in Eligible Receivables):  (i) unpaid sales, excise or similar taxes owed by any of the Credit Parties (to the extent the same are included in Receivables); and (ii) returns, discounts, claims, credits and allowances of any nature asserted or taken by account debtors of any of the Credit Parties.

“Environmental Claim” shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for (a) pollution or contamination by, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (b) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances; (c) exposure to Hazardous Substances; (d) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (e) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances.  An “Environmental Claim” includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

“Environmental Law” shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, any state analogues of any of the foregoing, and any comparable Canadian federal or provincial law), rule, regulation, or order of any Governmental Authority now or hereafter in effect that relate to (a) pollution, protection or clean-up of the air, surface water, ground water or land; (b) solid, liquid or gaseous waste or Hazardous Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (c) exposure of Persons or property to Hazardous Substances; (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, or emissions of Hazardous Substances into the environment; (e) the storage of any Hazardous Substances; or (f) occupational health and safety

“Environmental Liabilities” shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirements of Environmental Law, at law or in equity, and whether based on negligence, strict liability or otherwise, including:  remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit reasonably necessary for the conduct of any material aspect of the

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business of any Credit Party or any of their Subsidiaries, including attorney’s fees and court costs.  Environmental Liability shall mean any one of them.

“Environmental Permit” shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of any Governmental Authority relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of wastes, pollutants, contaminants or Hazardous Substances.

“Equipment” shall mean (a) any machinery or equipment and (b) any other Property classified as “equipment” under the UCC.

“Equipment Component” shall have the meaning specified for such term on Schedule 1.1C.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with any Credit Party or any Subsidiary of any Credit Party would be treated as a single employer under the provisions of Title I or Title IV of ERISA following the Closing Date.

“Event of Default” shall mean any of the events specified in Section 8.1 hereof, provided there has been satisfied any requirement in connection with any such event for the giving of notice or the lapse of time, or both, and “Default” shall mean any of such events, whether or not any such requirement for the giving of notice, or the lapse of any applicable grace or curative period (if any), or both, has been satisfied.

“Excess Interest Amount” shall have the meaning attributed to such term in Section 2.14 hereof.

“Excluded Foreign Subsidiary” has the meaning assigned to such term in Section 6.10.

“Existing Credit Agreement” shall have the meaning specified in the recitals of this Agreement.

“Existing Indebtedness” shall have the meaning specified in the recitals of this Agreement.

“Existing Lenders” shall have the meaning specified in the recitals of this Agreement.

“Existing Letters of Credit” shall mean the letters of credit issued under the Existing Credit Agreement that are outstanding on the Closing Date.

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“Extended Facility Letter of Credit” shall have the meaning attributed to such term in Section 2.10(j) hereof.

“Federal Funds Effective Rate” shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” shall mean, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“FinCo” shall mean Neenah Paper International Finance Company B.V., a company formed under the laws of the Netherlands, all of whose issued and outstanding Stock is owned by the Parent or another Credit Party.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person and without duplication, the ratio of (i) EBITDA less (A) Capital Expenditures not funded by Indebtedness permitted by Section 7.1(c) or Section 7.1(m); less (B) loans, advances and Investments (other than the Pledged Inter-Company Loans so long as an Unpledged Inter-Company Loan in an equal amount is made substantially contemporaneously therewith) made to Persons that are not Credit Parties, less (C) cash payments of federal, state, provincial and local income or franchise taxes, plus (D) principal and interest payments paid in cash on the Pledged Inter-Company Note, plus (E) Cash Dividends and other distributions with respect to Stock held by a Credit Party to the extent received in cash by a Credit Party from any Person that is not a Credit Party, to (ii) the sum of (A) cash Interest Expense, plus (B) Scheduled Principal Payments, plus (C) Cash Dividends, plus (D) the Quarterly Equipment Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Equipment Component as set forth in clause (a) of the definition of Equipment Component, plus (E) the Quarterly Real Estate Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Real Estate Component as set forth in clause (a) of the definition of Real Estate Component.

All components of the Fixed Charge Coverage Ratio shall be determined for the applicable Person on a Consolidated basis, without duplication and for the four (4) most recent consecutive fiscal quarters of the applicable Person ending on or prior to the date of determination; provided, that (1) the results of operation of the Offshore Entities and their subsidiaries, including, without limitation, Neenah Germany and its subsidiaries, shall be excluded in the calculation of Fixed Charge Coverage Ratio (except as provided in clause (i)(B) above), (2) for the first four (4) fiscal quarters ended following the Closing Date (the first such fiscal quarter being the fiscal quarter in which the Closing Date occurs), the Scheduled Principal Payments shall be calculated on a pro forma basis as if principal payments on the Term Loans commenced on April 30, 2009 and continued at the end of each third calendar month thereafter, and any Scheduled Principal Payments made under the Prior Term Loan Agreement shall be excluded, (3) for the first four (4) fiscal quarters ended following the Closing Date (the first such fiscal quarter being the fiscal quarter in which the Closing Date occurs), the Quarterly

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Equipment Component Amortization Amount and the Quarterly Real Estate Component Amortization Amount shall be calculated on a pro forma basis as if such amortization commenced on April 30, 2009 and continued at the end of each third calendar month thereafter, and (4) for the first fiscal quarter ended following the Closing Date (the first such fiscal quarter being the fiscal quarter in which the Closing Date occurs), the Fixed Charge Coverage Ratio shall be determined on an Annualized Basis.

“Flood Hazard Property” shall mean a Mortgaged Property the improvements on which are located in an area designated by the Federal Emergency Management Agency (or any Canadian equivalent, as applicable) as having special flood or mud slide hazards and requiring either the Credit Party or Agent (or the Canadian Collateral Agent, as applicable) to purchase special flood insurance.

“Foreign Lender” shall mean, as to a particular Credit Party, any Agent or any Lender that is organized under the laws of a jurisdiction other than the jurisdiction in which such Credit Party is located.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” shall mean, as to a particular Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, and (b) which are consistently applied (or with respect to which any change in principles and practice mandated by the Financial Accounting Standards Board or successor organization are disclosed in writing to the Agent) for all periods after the date of this Agreement in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Lenders prior to the Closing Date (or with respect to which any change in principles and practice mandated by the Financial Accounting Standards Board or successor organization are disclosed in writing to the Agent).

“Governmental Authority” shall mean the United States of America, Canada, any state of the United States or province of Canada, and any political subdivision of any of the foregoing, any foreign governmental or supranational authority, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, the Canadian Collateral Agent, any of the Lenders, any Credit Party, any Subsidiary of any Credit Party, or their respective Property.

“Grantor” shall mean any Grantor, Assignor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

“Guarantors” shall mean Neenah Paper Company of Canada and each Subsidiary added as a guarantor pursuant to Section 6.10.

“Guaranty” shall mean each and every guaranty of the Obligations from time to time executed and delivered to the Canadian Collateral Agent by any Guarantor, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to

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time, each substantially in the form of Exhibit K (with appropriate changes based upon the local law of the applicable province).

“Hazardous Substance” shall mean any hazardous or toxic waste, substance or product or material defined as or regulated as “hazardous” or “toxic” from time to time by any Requirements of Environmental Law, including solid waste (as defined under The Resource Conservation and Recovery Act or its regulations, as amended from time to time), petroleum and any constituent thereof, and any radioactive materials and waste; provided, however, the words “Hazardous Substance” shall not mean or include any such Hazardous Substance used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collateral protection agreements, forward rate currency or interest rate options, puts and warrants, commodity (including pulp) futures, forwards, swaps and options, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Hedging Obligation Amount” shall mean, with respect to any Hedging Obligation, the “derivative risk equivalent” (or equivalent figure) for such Hedging Obligation as of the end of the preceding calendar month (or other period as provided herein), being a figure calculated to provide an exposure measure for derivative obligations comparable with that of loans, in each case calculated based upon a methodology reported to the Agent in accordance with the terms hereof and acceptable to the Agent in its reasonable credit judgment.  In the event that no Hedging Obligation Amount is reported as provided herein for any Hedging Obligation for any period, the Agent may use the most recently reported Hedging Obligation Amount for such Hedging Obligation, as adjusted in the Agent’s reasonable credit judgment.

“Hedging Obligations Aggregate Amount” shall mean at any time, with respect to Hedging Obligations constituting Bank Products hereunder, an amount equal to the sum at such time of all Hedging Obligation Amounts associated with all such Hedging Obligations.

“Highest Lawful Rate” shall mean, with respect to the Agent or any Lender, the maximum nonusurious rate of interest permitted to be charged by, as applicable, the Agent or such Lender under applicable laws (if any) of the United States or any state from time to time in effect.

“Indebtedness” shall mean, as to any Person, without duplication:  (a) all indebtedness of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond,

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debenture or similar instrument or upon which interest charges are traditionally paid; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except current trade accounts payable arising in the ordinary course of business and current accrued expenses, not the result of borrowing, arising in the ordinary course of business); (e) all reimbursement obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien, but only to the extent of the value of the Property subject to such Lien (or, if less, the amount of the underlying indebtedness, liability or obligation); (g) net liabilities of such Person in respect of Hedging Obligations (calculated on a basis satisfactory to the Agent and in accordance with accepted practice); (h) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (i) all obligations of such Person to pay rent or other amounts under any Synthetic Lease; (j) all Indebtedness of another entity to the extent such Person is liable therefor (including any partnership in which such Person is a general partner and including any unlimited liability corporation) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; and (k) all Contingent Obligations of such Person with respect to Indebtedness of others; provided, that such term shall not mean or include (i) any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof, or (ii) any operating leases entered into in the ordinary course of business (to the extent such operating leases do not constitute Capital Lease Obligations or Synthetic Leases).

“Indemnifiable Tax” shall have the meaning attributed to such term in Section 10.17(a)(i) hereof.

“Indenture Cap” shall mean the maximum aggregate principal amount of Indebtedness permitted under Credit Facilities (as defined in the Senior Note Indenture and any Additional Senior Indenture) pursuant to any limitation or restriction set forth in the Senior Indenture, any other Senior Note Document or any Additional Senior Note Documents, as the same may be amended, restated, waived or otherwise modified from time to time; provided, that Parent may characterize its Indebtedness under the covenants set forth under the Senior Indenture, any other Senior Note Document or any Additional Senior Note Documents which limit Indebtedness in any manner permitted thereunder, as applicable, which may maximize the amount of the Indenture Cap.

“Ineligible Inventory” shall mean, as at any date of determination thereof, any Inventory of any Credit Party which does not comply with all of the following requirements:

(a)           such Inventory is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable

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benefit of the Lender Parties and is free and clear of all other Liens of any nature whatsoever (except for Liens permitted under Section 7.2(e) other than contested Liens);

(b)           such Inventory meets all applicable laws and standards imposed by any Governmental Authority having regulatory authority over it;

(c)           such Inventory is in good condition, is not returned, shopworn, defective, damaged, obsolete, or broke inventory, and is currently usable or saleable in the normal course of business of the applicable Credit Party;

(d)           such Inventory is not “slow moving”;

(e)           such Inventory is not work-in-process Inventory (other than rolled and uncut or sheeted paper), is not scrap or remnants Inventory, is not stores and is not packaging or shipping supplies or materials;

(f)            such Inventory must not be in transit and must be housed or stored in the United States or Canada at either (i) a real Property location either owned or leased by a Credit Party; so long as such leased facility is covered by a landlord’s waiver or subordination agreement received by the Agent (or the Canadian Collateral Agent, as applicable) from the owner of such leased facility pursuant to which such owner waives or subordinates any Lien it may claim against such Inventory, whether contractual or statutory, to the Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) against such Inventory pursuant to a written waiver or subordination and access agreement acceptable to the Agent (or the Canadian Collateral Agent, as applicable) in all respects, or (ii) a public warehouse facility utilized by a Credit Party, so long as such warehouse facility is covered by a warehousemen’s waiver or subordination and access agreement received by the Agent (or the Canadian Collateral Agent, as applicable) from the operator of such warehouse facility pursuant to which such operator waives or subordinates any Lien it may claim against such Inventory, whether contractual or statutory, to the Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) against such Inventory and acknowledges that it holds and controls such Inventory for the benefit of the Agent (or the Canadian Collateral Agent, as applicable) for purposes of perfecting the Agent’s (or the Canadian Collateral Agent’s, as applicable) Lien therein pursuant to a written waiver or subordination agreement reasonably acceptable to the Agent (or the Canadian Collateral Agent, as applicable) in all respects;

(g)           such Inventory is not in the possession of or control of any bailee (other than a warehouseman as described above) or any agent or processor for or customer of any Credit Party or any of their Subsidiaries, unless such bailee, agent or processor has executed and delivered to the Agent (or the Canadian Collateral Agent, as applicable) an access/subordination agreement in form and substance reasonably acceptable to the Agent (or the Canadian Collateral Agent, as applicable) subordinating any Lien it may claim in such Inventory and acknowledging that it holds and controls such Inventory for the benefit of the Agent (or the Canadian Collateral Agent, as applicable) for purposes of perfecting the Agent’s (or the Canadian Collateral Agent’s, as applicable) Lien therein;

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(h)           such Inventory must be adequately insured to the reasonable satisfaction of the Agent (or the Canadian Collateral Agent, as applicable) pursuant to insurance coverage required by this Agreement and the Security Documents;

(i)            such Inventory must not be on consignment;

(j)            such Inventory is not letterhead, watermarked, or styled in a manner for a particular purchaser, unless covered by a purchase order under which the purchaser has unconditionally agreed to take delivery;

(k)           such Inventory does not constitute seedlings;

(l)            such Inventory has neither been sold nor is subject to a Lien, claim or right of any person other than the Credit Parties or the Agent (or the Canadian Collateral Agent, as applicable) (except for Liens permitted under Section 7.2(e) other than contested Liens); and

(m)          the Agent has not deemed such Inventory ineligible because the Agent in its reasonable credit judgment considers such Inventory to be unmarketable or the value thereof to be impaired or its ability to realize such value to be insecure.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Inventory purchased or otherwise acquired through any acquisition or other investment permitted hereunder after the Closing Date shall be included within the Borrowing Base for purposes hereof unless and until the Agent shall have conducted a field examination (which shall be conducted within a reasonable time (in the Agent’s judgment) after Borrower’s request at the Borrowers’ cost and expense) of the applicable books, records and operations for the assets or Subsidiary so acquired in order to reasonably satisfy the Agent that the Inventory so acquired generally satisfies the above-described standards of eligibility.

“Ineligible Receivables” shall mean, as at any date of determination thereof, any Receivables of any Credit Party which do not comply with all of the following requirements:

(a)           the Receivable has been created by the applicable Credit Party in the ordinary course of business from a completed, outright and lawful sale of goods, pursuant to which ownership has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of the applicable Credit Party and is deemed “earned” under the applicable service contract or other agreement or arrangement between the applicable Credit Party and the applicable account debtor;

(b)           the Receivable is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties and is free and clear of all other Liens of any nature whatsoever (except for Liens permitted under Section 7.2(e) other than contested Liens);

(c)           the payments due on 50% or more of all billed Receivables owing to the applicable Credit Party by the applicable account debtor are less than 100 days past the date of invoice (except for Receivables fully insured or backed by a letter of credit in all respects

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acceptable to the Agent in its reasonable discretion) and less than 60 days from the due date thereof;

(d)           the Receivable constitutes an “account” within the meaning of the UCC;

(e)           the Receivable does not arise out of a bill and hold, ship-in-place, guaranteed sale, sale-and-return, consignment, progress billing, promotional (including samples), C.O.D. or cash in advance arrangement;

(f)            the Receivable is not subject to any setoff, contra, offset, deduction, dispute, charge back, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof; provided, however, that in each case regarding an undisputed liquidated sum, such Receivable is an Ineligible Receivable only to the extent of such undisputed liquidated sum, and in each case regarding a disputed sum or claim, such Receivable is an Ineligible Receivable only to the extent of the sum or amount claimed by the party adverse to the applicable Credit Parties);

(g)           the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not (i) objected to such account debtor’s liability thereon, (ii) rejected any of such services or goods or (iii) returned or repossessed any of such goods, except for goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return;

(h)           the applicable account debtor is not any Governmental Authority, unless such account debtor is the United States of America or Canada (or any agency, instrumentality, department or other political subdivision thereof) and there has been compliance satisfactory to the Agent in all respects with the U.S. Federal Assignment of Claims Act or, as applicable, the Canadian Financial Administration Act or any applicable provincial legislation;

(i)            the applicable account debtor is not an Affiliate of any Credit Party or any of their Subsidiaries;

(j)            the applicable account debtor must have its principal place of business located within the United States or Canada, except for Receivables fully insured or backed by a letter of credit in all respects acceptable to the Agent in its reasonable discretion;

(k)           the Receivable is not evidenced by a promissory note or other instrument or by chattel paper;

(l)            the Receivable complies with all material Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters);

(m)          the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof;

(n)           the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars or Canadian dollars, except for Receivables fully insured or

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backed by a letter of credit denominated in U.S. dollars or Canadian dollars and in all other respects acceptable to the Agent in its reasonable discretion;

(o)           the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP;

(p)           the Receivable is not due from an account debtor located in a jurisdiction (e.g., New Jersey, Minnesota and West Virginia or any Canadian province) which requires such Credit Party, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either to (i) receive a certificate of authority to do business and be in good standing in such jurisdiction; or (ii) file a notice of business activities report or similar report with such jurisdiction’s taxing authority, unless (x) such Credit Party has taken one of the actions described in clauses (i) or (ii); or (y) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by such Credit Party at its election; and

(q)           the credit standing of the applicable account debtor in relation to the amount of credit extended has not become unsatisfactory to the Agent in its reasonable discretion, except for Receivables fully insured or backed by a letter of credit in all respects acceptable to the Agent in its reasonable discretion.

In addition to the forgoing, the total amount of Receivables owing to the Credit Parties by an account debtor in excess of such account debtor’s Concentration Limit of the total amount of Receivables owing to the Credit Parties by all account debtors shall also constitute “Ineligible Receivables” for purposes hereof, unless such Receivables exceeding such account debtor’s Concentration Limit are fully backed or secured by a letter of credit acceptable to the Agent in its reasonable discretion.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Receivables purchased or otherwise acquired through any acquisition or other investment permitted hereunder after the Closing Date shall be deemed to constitute Eligible Receivables for purposes hereof unless and until the Agent shall have conducted a field examination (which shall be conducted within a reasonable time (in the Agent’s judgment) after Borrower’s request at the Borrowers’ cost and expense) of the applicable books, records and operations for the assets or Subsidiary so acquired in order to satisfy the Agent that the Receivables so acquired generally satisfy the above-described standards of eligibility.

“Initial Pledged Inter-Company Loan” shall mean that certain loan advance in the amount of $135,000,000 made by NP International HoldCo to FinCo, which loan advance to FinCo is evidenced by the Pledged Inter-Company Note.

“Intellectual Property” shall mean all U.S. and foreign (a) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) rights of publicity, (e) moral rights and rights of attribution and integrity, (f) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the

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foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (g) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (h) all rights in the foregoing and in other similar intangible assets, (i) all applications and registrations for the foregoing, and (j) all rights and remedies against infringement, misappropriation, or other violation thereof.

“Intellectual Property Security Agreement” shall have the meaning attributed to such term in Section 5.27 hereof.

“Interest Expense” shall mean, with respect to any Person for any period, the interest expense of such Person, on a Consolidated basis, during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (a) the amortization or write-off of debt discounts, (b) the amortization of all debt issuance costs, commissions and other fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (c) the portion of payments under Capital Lease Obligation allocable to interest expense.

“Interest Option” shall have the meaning specified in Section 2.8(a) hereof.

“Interest Payment Dates” shall mean (a) for Alternate Base Rate Borrowings (other than Swingline Loans), (i) the last Business Day of each calendar month prior to the Termination Date, and (ii) the Termination Date; (b) for LIBOR Borrowings, (i) last Business Day of each calendar month prior to the end of the applicable Interest Period and (ii) at the end of the applicable Interest Period; and (c) for Swingline Loans, (i) the last Business Day of each calendar month prior to the earlier to occur of the Termination Date or the date such Swingline Loans are required to be paid with proceeds of Revolving Loans in accordance with Section 2.11(c), and (ii) the earlier to occur of the Termination Date or the date such Swingline Loans are required to be paid with proceeds of Revolving Loans in accordance with Section 2.11(c).

“Interest Period” shall mean the period commencing on the date of the applicable LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2) or three (3) months thereafter, as the Borrower’s Agent may elect in accordance herewith; provided, however, that (a) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than the Termination Date, and (c) interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

“Inventory” shall mean all inventory, goods and merchandise now owned and hereafter acquired by any Credit Party, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or will be used or consumed in the business of any Credit Party or any of their Subsidiaries or used in connection with the packing, shipping, advertising, selling

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or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing any of them.

“Investment” shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, extension of credit or capital contribution to (or the transfer of Property having the effect of any of the foregoing), or the incurring of any Contingent Obligation in respect of the Indebtedness of, any Person (in each case other than accounts receivable arising in the ordinary course of business).

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean the Agent, in its capacity as the issuer of any Letter of Credit pursuant to this Agreement.  The terms “Agent” and “Issuing Bank” may be used interchangeably for such purpose.

“ITA” shall mean the Income Tax Act (Canada), as the same may, from time to time, be in effect.

“Joinder Agreement” shall mean any agreement, in Proper Form, executed by a Subsidiary of a Credit Party from time to time in accordance with Section 6.10 hereof, pursuant to which such Subsidiary joins in the execution and delivery of (a) this Agreement or a Guaranty, (b) the Contribution Agreement, or (c) any other Loan Document.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A., together with its successors and assigns.

“Kimberly-Clark” shall mean Kimberly-Clark Corporation, a Delaware corporation.

“LC Collateral Account” shall have the meaning specified for such term in Section 2.10(k).

“Leasehold Property” shall mean any leasehold interest of any Credit Party as lessee under any lease of a Real Property Asset.

“Legal Requirement” shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender or Lenders” shall have the meaning specified in the preamble of this Agreement.  Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender.

“Lender Party” shall mean the Agent, the Canadian Collateral Agent, any Lender, or any of their respective Affiliates or branches.

“Letters of Credit” shall mean Standby Letters of Credit and Trade Letters of Credit.  Letter of Credit shall mean any one of the Standby Letters of Credit or Trade Letters of Credit and shall include the Existing Letters of Credit.

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“Letter of Credit Advances” shall mean all sums which may from time to time be paid by any and all of the Revolving Lenders pursuant to any and all of the Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Agent or any of the Revolving Lenders pursuant to any of the Letters of Credit.

“Letter of Credit Exposure Amount” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all Letter of Credit Advances for which the Revolving Lenders have not been reimbursed and which remain unpaid at such time.  The Letter of Credit Exposure Amount of any Revolving Lender at any time shall be its Commitment Percentage of the aggregate Letter of Credit Exposure Amount at such time.

“LIBOR Borrowing” shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Adjusted LIBOR Rate as of such date and having the same Interest Period.

“LIBOR Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “LIBOR Lending Office” opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower’s Agent and the Agent.

“LIBOR Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or, if no such page exists, on any successor or substitute page providing rate quotations comparable to those currently provided on such page of the Reuters Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period as the composite offered rate for dollar deposits approximately equal in principal amount to the Agent’s portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such LIBOR Borrowing for such Interest Period shall be the average interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent’s portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered to the Agent in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset of any Person, (a) any mortgage, pledge, debenture, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor’s claim

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satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

“Loan Documents” shall mean this Agreement, the Notes, the Applications, the Security Documents, the Guaranties, the Contribution Agreement, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed and delivered to the Agent, the Canadian Collateral Agent and/or the Lenders in connection with or pursuant to any of the foregoing (including without limitation, any fee letter between the Agent, JPMorgan and/or any of its Affiliates and any Borrower relating to the transactions contemplated by this Agreement), and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

“Loans” shall mean the Term Loans, the Revolving Loans and the Swingline Loans.  Loan shall mean any one of the Term Loans, Revolving Loans or the Swingline Loans.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, prospects, operations, financial or other condition of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of this Agreement, any of the Notes or any other Loan Documents or the rights or remedies of the Agent, the Canadian Collateral Agent or the Lenders hereunder or thereunder, or (d) the validity or enforceability of the Agent’s Lien (or the Canadian Collateral Agent’s Lien, as applicable) on any material portion of the Collateral or the priority of such Lien.

“Material Lease” shall mean any lease agreement with respect to a Material Leasehold Property.

“Material Leasehold Property” shall mean (a) the Leasehold Properties listed on Schedule 1.1B and (b) a Leasehold Property of material value as Collateral or of material importance to the operations of the Credit Parties.

“Mill Properties” shall mean those Mortgaged Properties in respect of which paper mill operations are conducted or where structures are located that are integral to such operations.  Mill Property shall mean one of such Mill Properties.

“Monthly Unaudited Financial Statements” shall mean the financial statements of the Credit Parties and their Subsidiaries, including all notes thereto, which statements shall include (a) a balance sheet as of the end of the respective calendar month, (b) a statement of operations for such respective calendar month and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP and certified by a Responsible Officer of Borrower’s Agent as fairly and accurately presenting in all material respects the financial condition and results of operations of the Credit Parties and their Subsidiaries, on a Consolidated basis, at the dates and for the periods indicated therein subject to normal year-end adjustments.

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The Monthly Unaudited Financial Statements for the Credit Parties and their Subsidiaries shall be prepared on a Consolidated and consolidating basis, the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary.

“Mortgage” shall mean (a) a security instrument (whether designated as a deed of trust, an equitable mortgage, a debenture, a deed to secure debt, a mortgage, a leasehold mortgage, a leasehold deed of trust, a leasehold deed to secure debt, an assignment of leases and rents or by any similar title) executed and delivered by any Credit Party in such form as may be approved by the Agent (or the Canadian Collateral Agent, as applicable), in each case with such changes thereto as may be recommended by the Agent’s (or the Canadian Collateral Agent’s, as applicable) local counsel based on local laws or customary local practices, and (b) at the Agent’s (or the Canadian Collateral Agent, as applicable) option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Agent (or the Canadian Collateral Agent, as applicable), adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.  “Mortgages” means all such instruments, including the Closing Date Mortgages and any Additional Mortgages.

“Mortgaged Property” shall mean a Closing Date Mortgaged Property or an Additional Mortgaged Property, as the case may be.

“Neenah Germany” shall mean Neenah Germany GmbH (formerly known as FiberMark Beteiligungs GmbH) and Neenah Services GmbH & Co. KG. (formerly known as FiberMark Services GmbH & Co. KG.), collectively.

“Net Income” shall mean, with respect to any Person for any period, net income of such Person for the applicable calculation period determined in accordance with GAAP; provided, that there shall not be included in such calculation of net income (without duplication) (a) any extraordinary gains or losses (including in connection with the sale or write-up of assets), (b) any nonrecurring gains or losses, (c) any gains or losses from dispositions of property or assets, other than dispositions of Inventory and Equipment in the ordinary course of business, and the tax consequences thereof, (d) the net income or loss of any other Person that is not a Subsidiary of such Person for whom net income is being calculated (or is accounted for by such Person by the equity method of accounting), (e) the net income (or loss) of any other Person acquired by, or merged with, such Person for whom net income is being calculated or any of its Subsidiaries for any period prior to the date of such acquisition, (f) the net income of any Subsidiary of such Person for whom net income is being calculated to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument or Legal Requirement applicable to such Subsidiary, all as determined in accordance with GAAP, (g) any non-cash non-recurring impairment charges with respect to a writedown of the carrying amount of the Consolidated assets of the Credit Parties acquired after the Closing Date (either through direct asset purchase or as part of the acquisition of all or substantially all of the Stock of another Person) based on the impairment of such assets, pursuant to the provisions of Section 7.4(f) and any benefits

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(including tax benefits) resulting from such writedown, (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees, provided that such shares, options or other rights can be redeemed at the option of the holder only for capital stock of such Person, (i) with respect to the Credit Parties, to the extent deducted in the calculation of Net Income, any non-recurring charges or other expenses (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Sections 6.3(a) and 6.3(b)) related to the restructuring, permanent closure or Disposition of Neenah Paper FR, LLC’s facility in Ripon, California, which non-recurring charges or other expenses, for purposes of this definition, shall not exceed $18,000,000 in the aggregate ($10,900,000 of such amount being cash charges or expenses and $7,100,000 of such amount being non-cash charges or expenses) during the term of this Agreement; and (j) amounts actually paid in cash to the IRS by the Credit Parties during such period as a result of the Credit Parties’ repayment of tax refunds received by the Credit Parties in connection to their 2005 tax return, which amount shall not exceed $7,000,000 during the term of this Agreement.

“Net Recovery Value Percentage” shall mean the “net recovery value percentage” under an orderly liquidation scenario for the Inventory, Equipment, or Real Property Assets of any Credit Party, as specifically set forth and described in the most recent appraisal of the Inventory, Equipment, or Real Property Assets of the applicable Credit Party received by the Agent pursuant to the provisions of Section 6.4 hereof (or with regard to work-in-process Inventory, gross recovery value percentage as set forth in such an appraisal and as discounted by the Agent in its reasonable credit judgment).

“New Lender” has the meaning assigned to such term in Section 2.15(d).

“New Lender Agreement” means a New Lender Agreement entered into by a New Lender in accordance with Section 2.15(d) and accepted by the Agent in the form of Exhibit R attached hereto, or any other form approved by the Agent.

“Non-Reporting Lender Party” shall have the meaning specified for such term in the definition of “Bank Products”.

“Notes” shall mean the Revolving Credit Notes, the Term Notes and the Swingline Note.  Note shall mean any one of such promissory notes.

“Nova Scotia Woodlands” shall mean the Timberland Properties located in Nova Scotia, Canada, comprising approximately 500,000 acres.

“NP International” shall mean Neenah Paper International, LLC, a Delaware limited liability company and a wholly owned Subsidiary of NP International HoldCo.

“NP International HoldCo” shall mean Neenah Paper International Holding Company, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Parent.

“Obligations” shall mean, without duplication, all obligations, liabilities and Indebtedness of the Credit Parties with respect to (a) the Security Documents and all other Loan Documents, including without limitation, (i) the principal of and interest on the Loans and (ii)

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the payment or performance of all other obligations, liabilities and Indebtedness of the Credit Parties to the Agent, the Canadian Collateral Agent and the Lenders hereunder, under the Notes, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs, expenses and indemnity obligations hereunder and thereunder, and (b) all obligations and liabilities of the Credit Parties and/or any of their Subsidiaries now or hereafter owing to JPMorgan Chase Bank, N.A. or any other Lender Party under any Bank Product.  The Obligations include interest (including interest that accrues or that would accrue but for the filing of a bankruptcy case by a Credit Party or any of its Subsidiaries, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding) and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Credit Party or any of their Subsidiaries (or that would accrue or arise but for the commencement of any such case) or (b) the personal liability of the Credit Parties or any of their Subsidiaries for the Obligations shall be discharged or otherwise cease to exist by operation of law or for any other reason.

“Obligee” and “Obligees” shall have the meanings assigned to such terms in Section 10.22.

“Offshore Entities” shall mean FinCo, Neenah Germany, each direct or indirect subsidiary of Neenah Germany and their respective successors and assigns.

“Organizational Documents” shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited partnership, the limited partnership agreement and certificate of limited partnership of such limited partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited liability company, the articles of organization or certificate of formation and regulations or limited liability company agreement of such limited liability company;  with respect to an unlimited liability company, the memorandum of association and articles of association and the certificate of incorporation of such company; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

“Original Closing Date” shall have the meaning specified in the recitals of this Agreement.

“Other Tax” shall have the meaning attributed to such term in Section 10.17(a)(ii) hereof.

“Parent” shall have the meaning specified in the preamble to this Agreement.

“Parties” shall mean all Persons other than the Agent, the Canadian Collateral Agent and any Lender executing any Loan Documents.

“Patents” shall have the meaning specified for such term in the definition of “Intellectual Property.”

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

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“Perfection Certificate” shall mean a certificate in the form of Exhibit L attached hereto or any other form approved by the Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by each Credit Party.

“Permitted Affiliate Transactions” shall mean any of the following:  (a) transactions between Credit Parties; (b) transactions between Offshore Entities, (c) customary directors’ fees, customary directors’ indemnifications and similar arrangements for officers and directors of the Credit Parties and the Offshore Entities entered into in the ordinary course of business, together with any payments made under any such indemnification arrangements; provided, that any of the foregoing owed to directors and officers of the Offshore Entities are only payable and paid by the Offshore Entities; (d) customary and reasonable loans, advances and reimbursements to officers, directors and employees of the Credit Parties and Offshore Entities for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business provided, that any of the foregoing owed to officers, directors and employees of the Offshore Entities are only payable and paid by the Offshore Entities; (e) the incurrence of intercompany Indebtedness permitted pursuant to Sections 7.1(f) and 7.1(n) hereof and Contingent Obligations permitted pursuant to Section 7.1(g) hereof, (f) employment agreements and arrangements entered into with directors, officers and employees of the Credit Parties or the Offshore Entitles in the ordinary course of business; provided, that any obligations under any of the foregoing owed to directors, officers and employees of the Offshore Entities are only obligations of the Offshore Entities and are only paid by the Offshore Entities; and (g) other transactions, contracts or agreements existing on the Closing Date and which are set forth on Schedule 7.6 attached hereto, together with any renewals and extensions of such existing transactions, contracts or agreements, so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in such existing transactions, contracts and agreements (or otherwise no less favorable to the Credit Parties, as applicable), and such other transactions, contracts or agreements with respect to the Offshore Entities entered into after the Closing Date, which (i) either (A) contain terms and conditions substantially similar to those transactions, contracts and agreements listed on Schedule 7.6 attached hereto or (B) are transactions, contracts or agreements customarily entered into by public companies for the provision of administrative services to their related companies (including, without limitation, legal, accounting, treasury, tax, human resources, billing and collection, accounts payable, risk management, compliance and other similar administrative services), and (ii) have been approved by the Agent in its reasonable discretion.  Where any costs, expenses, fees or other payments to directors, officers or employees described herein are required to be made by, or to be obligations solely of, Offshore Entities, such amounts may be either paid directly by the Offshore Entities, or paid by any Credit Party and reimbursed in cash by Offshore Entities in the ordinary course of business which, in any event, shall not be longer than 60 days after such payment is made.  In the event such costs, expenses, fees or other payments relate both to the Credit Parties and to one or more Offshore Entities, the Parent shall be entitled to make a reasonable, good faith allocation of such amounts as between the affected Credit Parties, on the one hand, and the affected Offshore Entities on the other.

“Permitted Investment Securities” shall mean each of the following, to the extent the same is pledged as additional Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties:  (a) readily marketable, direct obligations of the United States of America or

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Canada or any agency or wholly-owned corporation thereof which are backed by the full faith and credit of the United States or Canada, maturing within one (1) year after the date of acquisition thereof, (b) certificates of deposit, commercial paper (if rated no lower than A-1/P-1) or other short-term direct obligations of (i) JPMorgan or (ii) any other domestic financial institution having capital and surplus in excess of $5,000,000,000, maturing within six months after the date of acquisition thereof, (c) money market mutual funds having aggregate assets in excess of $5,000,000,000, and (d) other Investments mutually agreed to in writing by the Borrowers’ Agent and the Agent.

“Permitted Overadvance” shall have the meaning specified in Section 2.2(h) hereof.

“Person” shall mean any individual, corporation, business trust, unincorporated organization or association, partnership, joint venture, limited liability company, unlimited liability company, Governmental Authority or any other form of entity.

“Plan” shall mean any plan subject to Title IV of ERISA and maintained by any Credit Party for employees of any Credit Party or of any member of a “controlled group of corporations”, as such term is defined in the Code, of which the Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

“Pledged Cash” shall mean, on any date, the aggregate amount of cash on deposit in the Special Cash Collateral Account on such date.

“Pledged Inter-Company Loan” shall mean, collectively, the Initial Pledged Inter-Company Loan and subsequent advances under the inter-company revolving line of credit from NP International HoldCo to FinCo, evidenced by the Pledged Inter-Company Note, which line of credit shall be used to provide FinCo with funds to finance, by means of Unpledged Inter-Company Loans, the activities of NP International and, to the extent permitted under this Agreement, any non-U.S., non-Canadian subsidiaries of NP International from time to time.

“Pledged Inter-Company Note” shall mean that certain promissory note, dated as of October 3, 2006, by FinCo to NP International HoldCo, and which evidences the Pledged Inter-Company Loan.

“PPSA (Nova Scotia)” shall mean the Personal Property Security Act (Nova Scotia), as amended from time to time.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan, or its successor financial institution, if any, at its principal office in New York City as its prime rate in effect at such time.  Without notice to any Credit Party or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate.  THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY JPMORGAN OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS.  JPMORGAN OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY

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MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

“Principal Office” shall mean the principal office in New York City of the Agent, or such other place as the Agent may from time to time by notice to the Borrowers’ Agent designate.

“Prior Term Loan Agreement” shall mean that certain Term Loan Agreement dated March 30, 2007, as amended, among Parent, certain subsidiaries of Parent and JPMorgan.

“Prohibited Transaction” shall mean any non-exempt transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Proper Form” shall mean in form and substance satisfactory to the Agent (or the Canadian Collateral Agent, as applicable) as of the time of delivery and execution.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Quarterly Equipment Component Amortization Amount” shall have the meaning specified for such term on Schedule 1.1D.

“Quarterly Real Estate Component Amortization Amount” shall have the meaning specified for such term on Schedule 1.1E.

“Quarterly Unaudited Financial Statements” shall mean the financial statements of the Credit Parties and their Subsidiaries, including all notes thereto, which statements shall include (a) a balance sheet as of the end of the respective fiscal quarter, as applicable, (b) a statement of operations for such respective fiscal quarter, as applicable, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP and certified by a Responsible Officer of Borrower’s Agent as fairly and accurately presenting in all material respects the financial condition and results of operations of the Credit Parties and their Subsidiaries, on a Consolidated basis, at the dates and for the periods indicated therein, subject to normal year-end adjustments.  The Quarterly Unaudited Financial Statements for the Credit Parties and their Subsidiaries shall be prepared on a Consolidated and consolidating basis, the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary.

“Rate Selection Date” shall mean that Business Day which is (a) in the case of an Alternate Base Rate Borrowing, the date of such borrowing, or (b) in the case of a LIBOR Borrowing, the date three (3) Business Days preceding the first day of any proposed Interest Period for such LIBOR Borrowing.

“Rate Selection Notice” shall have the meaning specified in Section 2.8(b)(i) hereof.

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“Reaffirmation Agreements” means the Second Amendment to Security Agreement (Personal Property) and Reaffirmation Agreement entered into by the Credit Parties (other than Guarantor) and the Agent, the First Amendment to Pledge Agreement and Reaffirmation Agreement entered by the Credit Parties (other than Guarantor) and the Agent, the First Amendment to Guaranty and Reaffirmation Agreement entered into by Guarantor, the First Amendment to Patent Security Agreement and Reaffirmation Agreement entered into by the Credit Parties (other than Guarantor) and the Agent, the First Amendment to Trademark Security Agreement and Reaffirmation Agreement entered into by the Credit Parties (other than Guarantor) and the Agent, and the First Amendment to Copyright Security Agreement and Reaffirmation Agreement entered into by the Credit Parties (other than Guarantor) and the Agent, in each case dated as of the date hereof.

“Real Estate Component” shall have the meaning specified for such term on Schedule 1.1F.

“Real Property Asset” shall mean, at any time of determination, any fee ownership or leasehold interest of any Credit Party in or to any real Property.

“Receivables” shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of the Credit Parties, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lender Parties.

“Refinancing Indebtedness” shall mean any Indebtedness of the Credit Parties or any of their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person, provided, that:

(a)           the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, and (ii) the reasonable and customary transactional costs and expenses incurred by the Credit Parties in connection with incurring such Refinancing Indebtedness;

(b)           the interest rate or rates to accrue under such Refinancing Indebtedness do not exceed the interest rate or rates then accruing on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

(c)           the maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (with respect to any Subordinated Indebtedness), collateral security provisions (or absence thereof) and other terms of such Refinancing Indebtedness are in each case, as determined by the Agent in its sole discretion, substantially the same as, or more favorable to the applicable Credit Party and/or Subsidiary as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

(d)           no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

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“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member Lenders of the Federal Reserve System.

“Regulatory Change” shall mean, with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any Legal Requirement applying to Agent or a class of Lenders including such Person under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Related Obligations” shall have the meaning assigned to such term in Section 10.22.

“Reportable Event” shall mean a “reportable event” as defined in Section 4043(c) of ERISA, excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation.

“Request for Extension of Credit” shall mean a written request for extension of credit substantially in the form of Exhibit E attached hereto.

“Required Lenders” shall mean Lenders having greater than 50% of the aggregate amount of the outstanding Term Loans, Revolving Loans, Letter of Credit Exposure Amount, Swingline Exposure and, prior to the termination of the Total Revolving Commitment, Unused Commitment; and provided further, however, if only two (2) Lenders are then parties to this Agreement, Required Lenders shall mean both of such Lenders.  Notwithstanding anything in this Agreement to the contrary, no Defaulting Lender shall be taken into account for any purpose in determining whether the Required Lenders have authorized or taken any action contemplated in this Agreement or any of the other Loan Documents, subject to Section 10.11 hereof.

“Requirements of Environmental Law” shall mean all requirements imposed by any Environmental Law.  Requirement of Environmental Law shall mean any one of them.

“Reserves” shall mean any and all reserves established by the Agent, in its reasonable credit judgment and without duplication, with respect to the Borrowing Base or in accordance with any express provision of this Agreement or any other Loan Document (including, without limitation, such reserves as may be necessary in any jurisdiction with respect to priming liens of any Governmental Authority or any pension authority) for purposes of reducing the Borrowers’ ability to utilize any portion of the Borrowing Base.

“Responsible Officer” shall mean, with respect to any Person, the president, chief financial officer, treasurer, controller, or general counsel of such Person.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, Permitted Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Sections 2.4 and 2.15 and (b) assignments by or to such Revolving Lender pursuant to Section 10.12.  The initial amount of each Revolving Lender’s Revolving

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Commitment is set forth on Schedule 1.1A hereto, or in the Assignment and Acceptance or New Lender Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $100,000,000.00.

“Revolving Commitment Increase Notice” shall have the meaning specified for such term in Section 2.15(a).

“Revolving Credit Alternate Base Rate Borrowing” shall mean, as of any date, that portion of the principal balance of the Revolving Loans bearing interest at the Alternate Base Rate as of such date.

“Revolving Credit LIBOR Borrowing” shall mean, as of any date, that portion of the principal balance of the Revolving Loans bearing interest at the Adjusted LIBOR Rate as of such date.

“Revolving Credit Notes” shall mean the promissory notes, each substantially in the form of Exhibit A attached hereto, of the Borrowers evidencing the Revolving Loans, payable to the order of the respective Revolving Lenders in the amount of said Revolving Lender’s Revolving Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.  Revolving Credit Note shall mean any of such promissory notes.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its Letter of Credit Exposure Amount and an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans at such time, plus an amount equal to its Commitment Percentage of the aggregate principal amount of Permitted Overadvances outstanding at such time.

“Revolving Lenders” shall mean, as of any date of determination, Lenders having a Revolving Commitment.

“Revolving Loans” shall mean the Revolving Loans made pursuant to Section 2.1 hereof, including any Permitted Overadvances.  Revolving Loan shall mean one of such Revolving Loans.

“Scheduled Principal Payments” shall mean, with respect to any Person for any period, the aggregate amount of regularly scheduled payments of principal, if any, in respect of funded Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid by such Person and its consolidated Subsidiaries during such period, excluding (i) principal payments under the Unpledged Inter-Company Loan, but solely to the extent an equal principal payment is made substantially contemporaneously thereafter by FinCo on a Pledged Inter-Company Loan, and (ii) resulting, substantially contemporaneous payments under the Pledged Inter-Company Loan.

“Security Agreements” shall mean (a) the Security Agreement (Personal Property) dated as of the Original Closing Date, between the Credit Parties (other than the Guarantor) and the

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Agent, for the ratable benefit of the Lender Parties, covering all Receivables, Inventory and all other tangible and intangible personal Property of such Credit Parties more particularly described therein, as the same may thereafter be or have been joined in by a Credit Party pursuant to a Joinder Agreement, (b) the debentures dated as of the Original Closing Date, each granted by the Guarantor in favor of the Canadian Collateral Agent, for the ratable benefit of the Lender Parties, covering the Collateral referred to therein of the Guarantor, in each case as more particularly described therein, as the same may thereafter be or have been joined in by a Credit Party pursuant to a Joinder Agreement, (c) the Pledge Agreement dated as of the Original Closing Date, between the Credit Parties named therein and the Agent, for the ratable benefit of the Lender Parties, covering (i) all issued and outstanding Stock in each of the Borrowers’ Domestic Subsidiaries and, to the extent set forth therein, Canadian Subsidiaries, and (ii) 65% of all issued and outstanding Stock in each of the Borrower’s non-Domestic Subsidiaries (other than Canadian Subsidiaries), (d) the transfer and assignment of insurance dated as of the Original Closing Date, by Neenah Paper Company of Canada in favor of the Canadian Collateral Agent, (e) any and all other security agreements, pledge agreements, collateral assignments (including without limitation assignments of insurance), assignments of contract rights or agreements, assignments or pledges of stock or partnership interests, or other similar documents now or hereafter executed in favor of the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, as security for the payment or performance of any and/or all of the Obligations, and (f) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments, including, without limitation, the Reaffirmation Agreements.

“Security Documents” shall mean the Security Agreements, all related financing statements and any and all other agreements, Intellectual Property Security Agreements, Mortgages, debentures, deeds of trust, chattel mortgages, Tri-Party Agreements, guaranties, assignments of income, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered as security for the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

“Senior Note Documents” shall mean any and all agreements, instruments and other documents pursuant to which the Senior Notes have been or will be issued or otherwise setting forth the terms of the Senior Notes, the Senior Note Indenture and the obligations with respect thereto, including any guaranty agreements, bank product agreements or hedging agreements related thereto, all ancillary agreements as to which any agent, trustee or lender is a party or a beneficiary and all other agreements, instruments, documents and certificates executed in connection with any of the foregoing, in each case as such agreement, instrument or other document may be amended, restated, supplemented, refunded, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Senior Notes” shall mean the 7-3/8% senior notes of the Parent due 2014, issued pursuant to the Senior Note Indenture.

“Senior Note Indenture” shall mean the Indenture, dated as November 30, 2004, between Parent, the subsidiaries of the Parent party thereto, and The Bank of New York Trust Company, N.A., as Trustee.

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“Settlement” shall have the meaning specified for such term in Section 2.11(f).

“Settlement Date” shall have the meaning specified for such term in Section 2.11(f).

“Special Cash Collateral Account” shall mean that certain deposit account identified as such on Schedule 5.29, established or to be established with JPMorgan Chase Bank, N.A. or one of its Affiliates, into which the Borrowers deposit certain proceeds received by them from the Disposition of Property pursuant to Section 2.7(d); provided that such deposit account is subject to an account control agreement and/or such other Security Documents required by the Agent, each in form and substance satisfactory to the Agent, pursuant to which the Agent has (i) been granted a first priority Lien on and security interest in such account and all cash held from time to time therein and (ii) sole control over the amounts held from time to time therein, and which is otherwise maintained as provided in Section 3.3.

“Standby Letters of Credit” shall mean all standby letters of credit issued by the Agent for the account or liability of any Borrower pursuant to the terms set forth in this Agreement and shall include all standby letters of credit which are Existing Letters of Credit.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Lender is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D.

“Stock” shall mean as to a Business Entity, all capital stock, partnership interests, membership interests or other indicia of equity rights issued by such Business Entity from time to time.

“Subordinated Indebtedness” shall mean, with respect to any Credit Party or any of their Subsidiaries, Indebtedness subordinated in right of payment to such Credit Party’s or such Subsidiary’s monetary Obligations on terms satisfactory to and approved in writing by the Agent and the Required Lenders, in their reasonable credit judgment, so long as all other terms thereof (including without limitation, regularly scheduled payments and financial and negative covenants) are satisfactory to and approved in writing by the Agent and the Required Lenders, in their reasonable credit judgment.

“Subsidiary” shall mean, as to a particular parent Business Entity, any Business Entity (excluding any Offshore Entity) of which more than fifty percent (50%) of the Stock issued by such Business Entity is at the time directly or indirectly owned by such parent Business Entity or by one or more of its Affiliates (other than an Offshore Entity).

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding at such time.

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“Swingline Lender” shall mean JPMorgan or any other Lender that becomes the Agent, in each case in its capacity as the Swingline Lender hereunder.

“Swingline Loans” shall mean the Swingline Loans made pursuant to Section 2.11(a) hereof.  Swingline Loan shall mean any one of such Swingline Loans.

“Swingline Note” shall mean the promissory note, substantially in the form of Exhibit B attached hereto, of the Borrowers evidencing the Swingline Loans, payable to the order of the Swingline Lenders in the original principal amount of $15,000,000, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.

“Synthetic Lease” shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

“Tax” shall have the meaning attributed to such term in Section 10.17(a)(iii) hereof.

“Term Lenders” means, as of any date of determination, Lenders having a Term Loan Commitment.

“Term Loan Alternate Base Rate Borrowing” shall mean, as of any date, that portion of the principal balance of the Term Loans bearing interest at the Alternate Base Rate as of such date.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth in Schedule 1.1A hereto or in the most recent Assignment and Assumption executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $40,000,000 on the date of this Agreement.  After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Commitment Percentage of the Term Loans.

“Term Loans” means the Term Loans extended by the Term Lenders to the Borrowers on the Closing Date pursuant to Section 2.1(2) hereof.

“Term Notes” shall mean the promissory notes, each substantially in the form of Exhibit C attached hereto, of the Borrowers evidencing the Term Loans, payable to the order of the respective Term Lenders in the amount of said Term Lender’s Term Loan Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.  Term Loan Note shall mean any of such promissory notes.

“Termination Date” shall mean the earliest of (a) November 30, 2013, (b) any date that the Total Commitment is terminated in full by the Borrowers pursuant to Section 2.4 hereof, and (c) any date the Termination Date is accelerated or the Total Commitment is terminated by the Agent pursuant to Section 8.1 hereof.

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“Timberland Properties” shall mean that portion of the Closing Date Mortgaged Properties other than the Mill Properties.

“Title Company” shall mean (a) with respect to the Mortgaged Properties located in the United States, First American Title Insurance Company and (b) with respect to the Mortgaged Properties located in Canada, First Canadian Title Insurance Company, Ltd., or in each case one or more other title insurance companies reasonably satisfactory to the Agent.

“Total Commitment” shall mean, on any day, the aggregate of all of the Lenders’ Commitments on such day.  As of the Closing Date, the Total Commitment is $140,000,000.

“Total Revolving Commitment” shall mean, on any day, the aggregate of all of the Revolving Lenders’ Revolving Commitments on such day.  As of the Closing Date, the Total Revolving Commitment is $100,000,000.

“Trade Letters of Credit” shall mean all trade or documentary letters of credit issued by the Agent for the account or liability of any Borrower pursuant to the terms set forth in this Agreement and shall include all trade or documentary letters of credit which are Existing Letters of Credit.

“Trademarks” shall have the meaning specified for such term in the definition of “Intellectual Property.”

“Tri-Party Agreements” shall collectively mean tri-party agreements, in Proper Form, to be executed and delivered by and among the Agent (or the Canadian Collateral Agent, as applicable), the Credit Parties required by the Agent (or the Canadian Collateral Agent, as applicable) and the applicable financial institutions described in Schedule 5.29 attached hereto, together with all modifications and/or replacements thereof which are approved in writing by the Agent (or the Canadian Collateral Agent, as applicable), for purposes of (a) evidencing control by the Agent (or the Canadian Collateral Agent, as applicable) in one or more deposit accounts (including Collection Accounts) maintained by the applicable Credit Parties with any such specified financial institution, in the case of the Agent, for purposes of perfection of the Agent’s Lien in such deposit accounts for the ratable benefit of the Lender Parties, and (b) with respect to deposit accounts constituting Collection Accounts, facilitating the collection of Receivables in accordance with the terms of Section 6.15 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unpledged Inter-Company Loan” shall mean the inter-company loans made from time to time by FinCo to NP International for the purpose of financing the 2006 acquisition of Neenah Germany and the activities of NP International and any non-U.S., non-Canadian subsidiaries of NP International from time to time.

“Unused Commitment” shall mean, as to a particular Revolving Lender, the daily difference of such Revolving Lender’s Revolving Commitment on such day less the Current Sum applicable to such Revolving Lender on such day.

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1.2           Accounting Terms and Determinations.  Except where specifically otherwise provided:

(a)           The symbol “$” and the word “dollars” shall mean lawful money of the United States of America, and symbol “Cdn.$” and the words “Canadian Dollars” shall mean lawful money of Canada.

(b)           Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.  If any Credit Party is required after the Closing Date to implement any change(s) in its accounting principles and practice as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or successor organization, and if such change(s) result in any material change in the method of calculation of the Fixed Charge Coverage Ratio, then for all periods after the date of implementation of such change(s) until one or more appropriate amendments of this Agreement addressing such change(s) in GAAP are negotiated, executed and delivered by the parties hereto in a form acceptable to all such parties, the Fixed Charge Coverage Ratio shall be calculated hereunder utilizing GAAP as in effect prior to such change(s).

(c)           Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication.

(d)           Wherever the term “including” or any of its correlatives appears in the Loan Documents, it shall be read as if it were written “including (by way of example and without limiting the generality of the subject or concept referred to)”.

(e)           Wherever the word “herein” or “hereof” is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

(f)            References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

(g)           References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

(h)           Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided, that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

(i)            Unless otherwise expressly stated in any Loan Document, all times of day used in the Loan Documents mean local time in New York, New York.

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(j)            Defined terms may be used in the singular or plural, as the context requires.

1.3           UCC Changes.  All terms used herein which are defined in the UCC shall, unless otherwise defined herein, have the meanings ascribed to them in the UCC both as in effect on the date of this Agreement and as hereafter amended.

1.4           Joint and Several Obligations; Borrowers’ Agent.

(a)           All obligations of the Borrowers hereunder shall be joint and several.  Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind all of the Borrowers.

(b)           Each of the Credit Parties hereby authorizes the Parent and each of the Responsible Officers of the Parent listed on Schedule 1.4 hereto or otherwise designated by the Parent from time to time as provided below, to act as agent for all of the Credit Parties, and to execute and deliver on behalf of any Credit Party such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Credit Parties hereunder. The Credit Parties may replace any of the Responsible Officers listed in Schedule 1.4 hereto or add any additional Responsible Officers by the delivery of a written notice by the Parent to the Agent specifying the names of each new Responsible Officer and the offices held by each such Person.  Each Credit Party hereby agrees that any such notices, requests, waivers, consents, certificates and other documents executed, delivered or sent by the Parent or any Responsible Officer of the Parent and any such actions taken by the Parent or any Responsible Officer of the Parent shall bind each Credit Party.

2.             Loans; Letters of Credit; Notes; Payments; Prepayments; Interest Rates.

2.1           Commitments.  Subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make (1) Revolving Loans to the Borrowers from time to time on and after the Closing Date until, but not including, the Termination Date, in an aggregate principal amount at any one time outstanding (including such Lender’s Commitment Percentage of the Letter of Credit Exposure Amount and the Swingline Exposure at such time) up to, but not exceeding, such Lender’s Revolving Commitment, and (2) a Term Loan to the Borrowers, on the Closing Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Agent’s designated account, not later than 10:00 a.m. Chicago time.  Notwithstanding the foregoing, the aggregate principal amount of the Revolving Loans outstanding at any time shall not exceed the lesser of (a) the Indenture Cap, and (b) (i) the lesser at such time of (A) the Total Revolving Commitment and (B) (1) the Borrowing Base as of such time less (2) all applicable Reserves, less (ii) the aggregate Letter of Credit Exposure Amount and Swingline Exposure at such time less (iii) the aggregate amount of the items specified in clauses (b)(ii) and (b)(iii) of the definition of “Availability.”  Subject to the conditions herein, any such Revolving Loan prepaid prior to the Termination Date may be reborrowed as an additional Revolving Loan by the Borrowers pursuant to the terms of this Agreement.  Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

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2.2           Loans.

(a)           Subject to Sections 4.1 and 4.2 hereof, (i) all Revolving Loans shall be advanced and made ratably by the Revolving Lenders in accordance with the Revolving Lenders’ respective Revolving Commitments; and (ii) the Term Loans shall be made on the Closing Date by the Lenders upon the execution of this Agreement.  The Term Loans shall amortize as set forth in Section 2.6 hereof.

(b)           When requesting a Revolving Loan hereunder, the Borrowers shall give the Agent notice of a request for a Loan in accordance with Section 4.1(a) hereof; provided, however, no notice of a request for a Revolving Loan in accordance with Section 4.1(a) hereof shall be required to be presented by the Borrowers to the Agent if a check, wire transfer request or other item issued by any Borrower shall be presented for payment against any controlled disbursement account maintained with the Agent in connection with the account or accounts established and maintained by the Agent for the purposes of deposits and collections of Receivables in accordance with Section 6.15(a) hereof, and the Agent shall then cause the Lenders (subject to the settlement delay provisions of Section 2.2(f) hereof) to make a Revolving Loan for the purpose of crediting said controlled disbursement account in an amount sufficient to permit such check, wire transfer request or other item to be honored if (i) such Revolving Loan is to be made prior to the Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan, and, if applicable, the resulting payment of any Obligations to be contemporaneously paid with the proceeds of such requested Revolving Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing.  Each such Revolving Loan advanced for the purpose of crediting any such controlled disbursement account shall be deemed to be a Revolving Credit Alternate Base Rate Borrowing until a Rate Selection Notice is otherwise properly presented for such Revolving Credit Alternate Base Rate Borrowing converting such borrowing to a Revolving Credit LIBOR Borrowing.  Notwithstanding anything to the contrary contained in Section 2.11, if any request for a Loan in accordance with Section 4.1(a) hereof requests Revolving Loans in the form of Alternate Base Rate Borrowings, the Agent may make a Swingline Loan available to the Borrowers in an aggregate amount not to exceed the amount of such requested Revolving Loans, and the aggregate amount of the corresponding requested Revolving Loans shall be reduced accordingly by the principal amount of such Swingline Loan.  Except as otherwise provided in the settlement delay provisions of Section 2.2(f) hereof, the Agent shall promptly advise the Lenders of any notice of a request for a Loan (other than a Swingline Loan) given pursuant to Section 4.1(a) or of any such Revolving Loan advanced for purposes of crediting any such controlled disbursement account and of each Lender’s portion of a requested borrowing (based on such Lender’s Commitment Percentage).

(c)           Except as otherwise provided or specified in the settlement delay provisions of Section 2.2(f) below, each Lender shall make its Revolving Loans available on the proposed dates thereof by causing its Applicable Lending Office to pay the amount required to the Agent at the Principal Office in immediately available funds not later than 1:00 p.m., and the Agent shall as soon as practicable, but in no event later than 5:00 p.m. on such date, credit the amount so received to a general deposit account designated and maintained by the applicable Borrower.  If a requested Revolving Loan shall not occur on the Closing Date or any date specified by the Borrowers as set forth in the applicable Request for Extension of Credit, as the case may be, because all of the conditions for such Revolving Loan set forth herein or in any of

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the other Loan Documents shall not have been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Revolving Loan to the applicable Lenders as soon as practicable.

(d)           The obligations of the Lenders hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary:  (i) no Revolving Lender shall be required to make Revolving Loans at any one time outstanding in excess of such Lender’s Revolving Commitment and no Term Lender shall be required to make Term Loans at any time after the Closing Date and in an amount in excess of such Term Lender’s Term Loan Commitment; (ii) if a Revolving Lender fails to make a Revolving Loan as and when required hereunder and the Borrowers subsequently make a repayment on the Revolving Loans, such repayment shall be shared among the non-defaulting Revolving Lenders in accordance with the respective Commitment Percentages until each non-defaulting Revolving Lender has received its Commitment Percentage of all of the outstanding Revolving Loans, after which the balance of such repayment shall be applied against such Defaulting Lender’s Commitment Percentage of the outstanding Revolving Loans; and (iii) the failure of any Revolving Lender to make any Revolving Loan or any payment in respect of its participation in Swingline Loans and Letter of Credit Advances shall not in itself relieve any other Revolving Lender of its obligation to lend hereunder (provided, that no Lender shall be responsible for the failure of any other Lender to make a Loan such other Lender is obligated to make hereunder).

(e)           The Revolving Loans made by the Lenders on any date and the Swing Loans made by the Swingline Lender shall be in integral multiples of $25,000; provided, however, that the LIBOR Borrowings made on any date shall be in minimum aggregate principal amounts of $3,000,000, with any increases over such minimal amount being in integral aggregate multiples of $1,000,000.

(f)            The arrangements between the Agent and the Lenders with respect to making and advancing the Revolving Loans and making payments under Letters of Credit shall be handled on the following basis:  no less than once a week, the Agent will provide each Lender with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Revolving Loans made to the Borrowers, the aggregate amount of new Letter of Credit Advances which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of the Borrowers, the aggregate principal amount of new Swingline Loans made to the Borrowers, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Revolving Loans, to reduce the outstanding principal balance of the Swingline Loans and to reimburse Letter of Credit Advances during such period and the outstanding principal balances of the Revolving Loans and the Swingline Loans and the aggregate Letter of Credit Exposure Amount outstanding at the end of such period.  If a Revolving Lender’s pro-rata share (based on such Revolving Lender’s Commitment Percentage) of the Revolving Loans and the unreimbursed Letter of Credit Advances made during such period exceeds such Revolving Lender’s pro-rata share of remittances and payments applied to reduce the Revolving Loans and reimburse Letter of Credit Advances during such period, the difference will be paid and made available in same day funds by such Revolving Lender to the Agent, and if such Revolving Lender’s pro-rata share (based on such Revolving Lender’s Commitment Percentage) of remittances and payments applied to reduce the Revolving Loans

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and reimburse Letter of Credit Advances during such period exceeds such Revolving Lender’s pro-rata share (based on such Revolving Lender’s Commitment Percentage) of the Revolving Loans and the unreimbursed Letter of Credit Advances made during such period, the difference will be paid and made available in same day funds by the Agent to such Revolving Lender.

(g)           The Agent shall render to the Borrowers’ Agent each month a statement of the Borrowers’ account of all transactions of the type described in Section 2.2(f) hereof, and all payments applied to the Term Loans, which shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers’ exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrowers’ Agent.

(h)           Notwithstanding anything to the contrary set forth in this Section 2.2 or in any other provision of this Agreement, the Agent, on its own initiative and in its sole discretion, but for the ratable benefit of the Lenders, may extend Revolving Loans or issue Letters of Credit in excess of Availability (collectively “Permitted Overadvances”) in an aggregate amount at any one time not exceeding $5,000,000 upon and subject to the following terms:  (i) no Permitted Overadvances shall be in excess of (A) the Total Revolving Commitment, less (B) the aggregate Revolving Loans, Letter of Credit Exposure Amount and Swingline Exposure at such time (excluding such Permitted Overadvances) less (C) the aggregate amount of the items specified in clauses (b)(ii) and (b)(iii) of the definition of “Availability”; (ii) no Permitted Overadvances shall be outstanding for more than thirty (30) consecutive days; and (iii) no more than two (2) Permitted Overadvances can be extended by the Agent during any 180 consecutive day period.  The extension of any Permitted Overadvance shall not operate as a waiver of any Default or Event of Default.

2.3           Commitment Fees.  In consideration of each Revolving Lender’s Revolving Commitment, the Borrowers agree to pay to the Agent for the account of each Revolving Lender a commitment fee (each a “Commitment Fee”) (computed on the basis of the actual number of days elapsed in a year composed of 360 days, subject to the terms of Section 10.6 hereof) in an amount equal to the product of (a) the Applicable Commitment Fee Percentage times (b) such Revolving Lender’s average Unused Commitment for the applicable calculation period; provided, however, that such Revolving Lender’s pro rata share of the Swingline Exposure shall be disregarded for purposes of calculating such Revolving Lender’s Unused Commitment for Commitment Fee purposes, except in respect of the Swingline Lender, whose Unused Commitment for Commitment Fee purposes shall be reduced by the Swingline Exposure.  The Commitment Fee shall be due and payable in arrears (i) on the last Business Day of each month prior to the Termination Date, and (ii) on the Termination Date, with each Commitment Fee to commence to accrue as of the date of this Agreement and to be effective as to any reduction in the Total Revolving Commitment pursuant to Section 2.4(a) below as of the date of any such decrease, and each Commitment Fee shall cease to accrue (except with respect to interest at the Default Rate on any unpaid portion thereof) on the Termination Date.  All past due Commitment Fees shall bear interest at the Default Rate and shall be payable upon demand by the Agent.

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2.4           Termination and Reductions of Revolving Commitments.

(a)           Upon at least five (5) Business Days’ prior irrevocable written notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce (except as noted below), the Total Revolving Commitment ratably among the Revolving Lenders in accordance with the amounts of their Revolving Commitments; provided, however, that the Total Revolving Commitment shall not be reduced at any time to an amount less than the aggregate of each Revolving Lender’s Current Sum outstanding at such time; provided, further, that the Borrowers shall not at any time reduce the Total Revolving Commitment pursuant to this Section 2.4(a) to an amount less than $75,000,000, except pursuant to a permanent termination in whole thereof.  Each partial reduction of the Total Revolving Commitment shall be in a minimum of $5,000,000, or an integral multiple of $1,000,000 in excess thereof.

(b)           To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of Sections 2.1 and 4.1 hereof, the Agent may, but shall not be obligated to, cause the Revolving Lenders to make a Revolving Loan or request that the Swingline Lender make a Swingline Loan if (i) such Revolving Loan or Swingline Loan, as applicable, is to be made prior to the Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan or Swingline Loan, as applicable, and the resulting payment of Commitment Fees to be contemporaneously paid with the proceeds of such Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing.  The inability of the Agent to cause the payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Credit Parties’ obligation to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

2.5           Mandatory and Voluntary Prepayments.

(a)           If the Current Sum applicable to a Revolving Lender at any time exceeds such Revolving Lender’s Revolving Commitment, the Agent shall notify the Borrowers’ Agent of such excess amount (such notice being permitted to be given orally and need not be in writing) and the Borrowers shall immediately make a prepayment on such Revolving Lender’s Revolving Credit Note or otherwise reimburse such Revolving Lender for Letter of Credit Advances or cause one or more Swingline Loans to be prepaid or one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce such Revolving Lender’s Current Sum to an amount no greater than such Revolving Lender’s Revolving Commitment.  Any prepayments required by this subparagraph (a) shall be applied to outstanding Revolving Credit Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding Revolving Credit LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

(b)           The Borrowers shall make prepayments of the Revolving Loans and the Swingline Loans from time to time so that the Availability equals or exceeds zero at all times.  Specifically, if the Availability at any time is less than zero (except for the existence of a Permitted Overadvance), the Agent shall notify the Borrowers’ Agent of the deficiency (such

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notice being permitted to be given orally and need not be in writing) and the Borrowers shall immediately make a prepayment on the Revolving Credit Notes or otherwise reimburse the Agent for Letter of Credit Advances or cause one or more Swingline Loans to be prepaid or one or more Letters of Credit to be canceled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero (except for the existence of a Permitted Overadvance).  Any prepayments required by this subparagraph (b) shall be applied to outstanding Revolving Credit Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding Revolving Credit LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).  The Borrowers shall make prepayments of the Term Loans with the proceeds from the sale of Nova Scotia Woodlands, which proceeds shall be applied in accordance with Section 2.7(d).

(c)           In addition to the mandatory prepayments required by Sections 2.5(a) and 2.5(b) above, the Borrowers shall have the right, at their option, to prepay any of the Loans in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in this Section 2.5 or of Section 2.9(a), 2.9(b) or 2.9(c) hereof.  Each prepayment of Swingline Loans, Revolving Credit Alternate Base Rate Borrowings or Term Loan Alternate Base Rate Borrowings may be made in any amount, and such prepayments shall be applied against the Revolving Credit Notes, the Swingline Note or the Term Notes, as applicable.  Prepayments under this subparagraph (c) shall be subject to the following additional conditions:

(i)            In giving notice of prepayment as hereinafter provided, the Borrowers shall specify, for the purpose of paragraphs (ii) and (iii) immediately following, the manner of application of such prepayment as between Alternate Base Rate Borrowings and LIBOR Borrowings and as between Swingline Loans, Revolving Loans and Term Loans; provided, that in no event shall any LIBOR Borrowing be partially prepaid such that less than $3,000,000 remains outstanding.

(ii)           Prepayments applied to any LIBOR Borrowing may be made on any Business Day, provided, that (A) the Borrowers shall have given the Agent at least three (3) Business Days’ prior irrevocable written or telecopied notice of such prepayment (other than automatic payments of Revolving Loans with proceeds from Receivables in accordance with the terms of Section 6.15(b), for which no prior notice of prepayment shall be required), specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (B) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrowers shall pay upon demand directly to the Agent for the account of the applicable Lenders the Consequential Loss as a result of such prepayment.

(iii)          Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided, that with respect thereto (other than automatic payments of Revolving Loans with proceeds from Receivables in accordance with the terms of Section 6.15(b), for which no prior notice of prepayment shall be required), the Borrowers shall have given the Agent prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of any such prepayment on the

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Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

(d)           If any notice of any prepayment has been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment and any resulting Consequential Loss, shall be due and payable on such prepayment date.

2.6           Notes; Payments; Accounts.

(a)           Subject to the provisions of Section 10.12 hereof relating to replacement and substitution of the Notes, (i) all Revolving Loans made by a Revolving Lender to the Borrowers shall be evidenced by a single Revolving Credit Note dated as of the Closing Date, delivered and payable to such Revolving Lender in a principal amount equal to such Revolving Lender’s Revolving Commitment as of the Closing Date, (ii) all Term Loans made by a Term Lender to the Borrowers shall be evidenced by a single Term Note dated as of the Closing Date, delivered and payable to such Term Lender in a principal amount equal to such Term Lender’s Term Loan Commitment as of the Closing Date, and (iii) all Swingline Loans made by the Swingline Lender to the Borrowers shall be evidenced by a single Swingline Note dated as of the Closing Date, delivered and payable to the Swingline Lender in a principal amount equal to $15,000,000.

(b)           The outstanding principal balance of each and every Revolving Loan, as evidenced by the Revolving Credit Notes, shall mature and be fully due and payable on the Termination Date.  The outstanding principal balance of each and every Swingline Loan, as evidenced by the Swingline Note, shall mature and be fully due and payable on the earlier to occur of the Termination Date or the date such Swingline Loans are required to be paid with proceeds of Revolving Loans in accordance with Section 2.11(c).  The Borrowers shall make installment payments of principal on the Term Loans every three months in the principal amount of $1,250,000.00 commencing on April 30, 2010, and continuing on the last Business Day of each July, October, January and April thereafter, until the Term Loans have been paid in full.  To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Termination Date.

(c)           Subject to Section 10.6 hereof, the Borrowers hereby agree to pay accrued interest on the unpaid principal balance of the Loans on the Interest Payment Dates, commencing with the first of such dates to occur after the date of this Agreement.  After the Termination Date, accrued and unpaid interest on the Term Loans, the Revolving Loans and the Swingline Loans shall be payable on demand.

(d)           To effect payment of accrued interest owing on the Loans as of the Interest Payment Dates, subject to the provisions of Sections 2.1 and 4.1 hereof, the Agent may, but shall not be obligated to, cause the Revolving Lenders to make a Revolving Loan or request that the Swingline Lender make a Swingline Loan to pay in full the amount of accrued interest owing and payable on the Loans as of the respective Interest Payment Date, if (i) such Revolving Loan or Swingline Loan, as applicable, is to be made prior to the Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan or

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Swingline Loan, as applicable, and the resulting payment of accrued interest to be contemporaneously paid with the proceeds of such Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing.  The inability of the Agent to cause a payment of any accrued interest owing on the Loans on any Interest Payment Date in accordance with the preceding sentence shall not in any way whatsoever effect the Credit Parties’ obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

(e)           The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type of each Loan made hereunder, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f)            The entries made in the accounts maintained pursuant to paragraph (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

2.7           Application of Payments and Prepayments.

(a)           Except as otherwise provided in Sections 2.5(a) and 2.5(b) hereof, prepayments on the Revolving Credit Notes shall be applied to payment of the aggregate unpaid principal amounts of the Revolving Credit Notes, with the balance of any such prepayments, if any, being applied to accrued interest.  Payments of accrued interest on each Revolving Credit Note in accordance with Section 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Revolving Credit Notes, while payment by the Borrowers of the aggregate principal amount outstanding under the Revolving Credit Notes on the Termination Date shall be applied to principal.

(b)           Except as otherwise provided in Sections 2.5(a) and 2.5(b) hereof, prepayments on the Term Notes shall be applied to payment of the aggregate unpaid principal amounts of the Term Notes in inverse order of maturity, with the balance of any such prepayments, if any, being applied to accrued interest.  Payments of accrued interest on each Term Note in accordance with Section 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Term Notes, while payment by the Borrowers of the aggregate principal amount outstanding under the Term Notes on the Termination Date shall be applied to principal.

(c)           Except as otherwise provided in Sections 2.5(a) and 2.5(b) hereof, prepayments on the Swingline Note shall be applied to payment of the aggregate unpaid principal amount of the Swingline Note, with the balance of any such prepayments, if any, being applied to accrued interest.  Payments of accrued interest on the Swingline Note in accordance with Section 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Swingline Note, while payment by the Borrowers of the aggregate principal amount outstanding under the Swingline Note on the Termination Date shall be applied to principal.

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(d)           All payments remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees or other specific Obligations, and all proceeds of Collateral received by the Agent (or the Canadian Collateral Agent, as applicable), shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Canadian Collateral Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Swingline Loans; fourth, to pay interest due in respect of all Revolving Loans and Term Loans; fifth, to pay or prepay principal of the Swingline Loans; sixth, to pay or prepay principal of the Revolving Loans, the Term Loans and unpaid reimbursement obligations in respect of Letters of Credit, and thereafter to serve as cash collateral to be held by the Agent to secure the Letter of Credit Exposure Amount; seventh, to the payment of any other Obligation due to the Agent, the Canadian Collateral Agent or any Lender (excluding any amounts relating to Obligations under any Bank Product); eighth, to the payment of any Obligations under any Bank Product (excluding any amounts relating to Obligations under any Bank Product owed to any Non-Reporting Lender Party); and ninth, to the payment of any Obligations under any Bank Product owed to any Non-Reporting Lender Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Borrowing, except (i) on the expiration date of the Interest Period applicable to any such LIBOR Borrowing, or (ii) in the event, and only to the extent, that there are no outstanding Alternate Base Rate Borrowings and the Borrowers have consented to such application.  Notwithstanding anything to the contrary contained in this Agreement, unless an Event of Default has occurred and is continuing, all proceeds from the sale of Nova Scotia Woodlands shall be applied first, to pay or prepay the outstanding principal of the Term Loans and then, to the Special Cash Collateral Account.  Notwithstanding anything to the contrary contained in this Agreement, unless an Event of Default has occurred and is continuing, all proceeds from the sale of Neenah Paper FR, LLC’s facility located in Ripon, California shall be deposited in the Special Cash Collateral Account; provided that, if such sale would result in a Borrowing Base Deficiency, then such proceeds shall be applied, first, to prepay the outstanding principal of the Revolving Loans in an amount sufficient to eliminate such Borrowing Base Deficiency, and second, as otherwise provided in this sentence.

(e)           Except for any settlement delay provided or specified in Section 2.2(f) hereof, each payment or prepayment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds.  If the Agent fails to send to any Lender the product of such Lender’s Commitment Percentage, times the aggregate amount of any such payment or prepayment received by the Agent for the account of all the Lenders by the close of business on the date such payment was deemed received by the Agent in accordance with Section 2.7(f) below, the Agent shall pay to such Lender interest on such Lender’s pro-rata portion of such payment timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Effective Rate and to be payable upon written request from such Lender.

(f)            Other than automatic payments of Obligations with proceeds from Receivables in accordance with the terms of Section 6.15(b), all sums payable by the Borrowers

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to the Agent hereunder or pursuant to the Notes or any of the other Loan Documents for its own account or the account of the Canadian Collateral Agent or the Lenders shall be payable in United States dollars in immediately available funds not later than 1:00 p.m. on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind.  Any such payment or prepayment received and accepted by the Agent after 1:00 p.m. shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day.  All such payments or prepayments shall be made at the Principal Office.  If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

(g)           If any Lender shall fail to make any payment required to be made by it hereunder, then the Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

2.8           Interest Rates for Loans.

(a)           Subject to Section 10.6 hereof, the Loans shall bear interest on their respective outstanding principal balances at the Alternate Base Rate; provided, that (i) all principal outstanding, whether then due and payable, after the occurrence of an Event of Default which has not been cured to the satisfaction of the Agent and the Required Lenders or waived in writing by the Agent and the Required Lenders shall bear interest at the Default Rate, which shall be due and payable upon demand, (ii) past due principal and interest shall bear interest at the Default Rate, which shall be payable on demand, and (iii) subject to the provisions hereof, the Borrowers shall have the option of having all or any portion of the principal balances from time to time outstanding under the Loans (other than Swingline Loans) bear interest until their respective maturities at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an “Interest Option” and collectively called “Interest Options”).  The records of the Agent, with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error.  Interest on the Loans shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

(b)           The Borrowers shall have the right to designate or convert their Interest Options in accordance with the provisions hereof.  Provided no Default or Event of Default has occurred and is continuing, and subject to the provisions of the last sentence of Subsection 2.8(a) hereinabove and the provisions of Section 2.9 hereof, the Borrowers may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balances of the Loans.  Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Loans.  The Interest Options shall be designated or converted in the manner provided below:

(i)            The Borrowers’ Agent shall give the Agent notice by telephone, promptly confirmed by written notice (the “Rate Selection Notice”) substantially in the

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form of Exhibit F hereto.  Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrowers.  Such notice by telephone shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date.  If (A) a new Revolving Loan is to be a Revolving Credit LIBOR Borrowing, (B) an existing Revolving Credit LIBOR Borrowing is maturing at the time that a new Revolving Loan is being requested and the Borrowers are electing to have such existing portion of the outstanding principal balance of the Revolving Loans going forward bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, or (C) a portion of a Revolving Credit Alternate Base Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, then the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Revolving Loan, which shall be given to the Agent no later than the applicable Rate Selection Date.

(ii)           No more than eight (8) LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time.  Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $3,000,000, with any increases over such minimum amount being in integral aggregate multiples of $1,000,000.

(iii)          Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

(iv)          Each designation or conversion shall occur on a Business Day.

(v)           Except as provided in Section 2.9 hereof, no LIBOR Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

(vi)          The Agent shall promptly advise the Lenders of any Rate Selection Notice given pursuant to this Section 2.8 and of each Lender’s pro-rata portion of such designation or conversion hereunder.

(c)           All interest and fees (including the Commitment Fee, but excluding any prepayment fee owing pursuant to Section 2.4 hereof) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(d)           For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

(i)            where interest is calculated pursuant hereto at a rate based on a 360 day or a 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 360 or 365, as the case may be; and

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(ii)           the rates of interest and the Applicable Margin and other rates specified in this Agreement are nominal rates and not effective rates or yields, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder.

(e)           No Lien under any Loan Document on any Real Property Asset in Canada of any Credit Party shall secure any interest payable at the Default Rate, provided that this Section 2.8(e) shall not affect the Lien on such Canadian Real Property Asset with respect to any other Obligation, nor shall this Section 2.8(e) affect the secured status of interest payable at the Default Rate with respect to any other Collateral.

2.9           Special Provisions Applicable to LIBOR Borrowings.

(a)           If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impracticable for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Lenders to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrowers shall forthwith, upon demand by the Agent to the Borrowers’ Agent, (i) convert the Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (ii) pay all accrued and unpaid interest to date on the amount so converted; and (iii) pay any amounts required to compensate the Agent and the Lenders for any additional cost or expense which the Agent or any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent, the Canadian Collateral Agent or any Lender may incur as a result of such conversion to the Alternate Base Rate.  If, when the Agent so notifies the Borrowers’ Agent, the Borrowers have given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

(b)           If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Loans being maintained on the basis of the Adjusted LIBOR Rate:

(i)            subject any Lender to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee, or any deduction or withholding for any tax, levy, impost, duty, charge or fee on or from the payment due under any LIBOR

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Borrowing or other amounts due hereunder, other than (A) Indemnifiable Taxes and Other Taxes (as to which Section 10.17 shall govern) or (B) income taxes and franchise taxes in lieu of income taxes imposed on the applicable Lender by the jurisdiction (or any political subdivision thereof) under which such Lender is organized or maintains a lending office; or

(ii)           change the basis of taxation of payments due from the Borrowers to the Agent or any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Agent or such Lender); or

(iii)          impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves), special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Lender, or against deposits or accounts in or for the account of the Agent or any Lender, or against loans made by the Agent or any Lender, or against any other funds, obligations or other Property owned or held by the Agent or any Lender; or

(iv)          impose on the Agent or any Lender any other materially restrictive or limiting condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Adjusted LIBOR Rate, or reduce the amount of principal or interest received by any Lender, then, upon demand by such Lender, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount.  Such Lender will promptly notify the Borrowers’ Agent in writing of any event, upon becoming actually aware of it, which will entitle any Lender to additional amounts pursuant to this paragraph.  Such Lender’s determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof and reason therefore is certified and is set forth in reasonable detail in such certification by such Lender.

The Borrowers shall have the right, if any Lender issues any notice referred to in the preceding paragraph, upon three (3) Business Days’ notice to the Agent, either (A) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (B) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing from such Lender to the Alternate Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Lender or Lenders for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.  Additionally, if any Lender issues any notice referred to in the preceding paragraph, the Borrowers shall also have the corresponding rights in Section 10.16(c).

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(c)           If for any reason with respect to any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that:  (i) the Agent is unable through its customary general practices to determine a rate at which the Agent is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market generally, the Agent is not being offered deposits for the applicable Interest Period and in an amount equal to the amount of the Agent’s pro-rata portion of any LIBOR Borrowing requested by the Borrowers, or (ii) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Agent shall give the Borrowers’ Agent notice thereof explaining in reasonable detail the circumstances giving rise to such notice, and thereupon, (A) any Rate Selection Notice previously given by the Borrowers designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrowers, upon the termination of the Interest Period then in effect to an Alternate Base Rate Borrowing.

(d)           The Borrowers hereby agree (without duplication of any other indemnity obligation hereunder) to indemnify the Agent, the Canadian Collateral Agent and each of the Lenders against and hold each of them harmless from any Consequential Loss which it may incur or sustain as a consequence of (i) any prepayment (mandatory or optional) of any LIBOR Borrowing, (ii) any acceleration of the Loans or exercise of remedies upon an Event of Default that results in the repayment or conversion of any LIBOR Borrowing, or any increase in the cost of maintaining any LIBOR Borrowing, or (iii) any failure by the Borrowers to convert or to borrow any LIBOR Borrowing on the date specified by the Borrowers.  This indemnity shall survive termination of the Commitment and this Agreement.  A certificate as to any additional amounts payable to the Agent, the Canadian Collateral Agent or any Lender pursuant to this paragraph, detailing the basis therefor and submitted by the Agent, the Canadian Collateral Agent or such Lender to the Borrowers’ Agent shall be conclusive and binding upon the Borrowers, absent manifest error, provided the calculation thereof is set forth in reasonable detail in such notice.

(e)           If the Borrowers request quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrowers, the Agent will use reasonable efforts to provide such quotes to the Borrowers promptly.  However, all such quotes provided shall be representative only and shall not be binding on the Agent or any Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will the Borrowers’ failure to receive or the Agent’s failure to provide any requested quote or quotes either (i) excuse or extend the time for performance of any obligation of the Borrowers or for the exercise of any right, option or election of the Borrowers or (ii) impose any duty or liability on the Agent or any Lender.  If the Borrowers request a list of the Business Days in any calendar month, the Agent will use reasonable efforts to provide such list promptly.  However, any such list provided shall be understood to identify only those days which the Agent believes in good faith at the time such list is prepared will be the Business Days for

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such month.  The Agent shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

(f)            With respect to any Lender having a LIBOR Lending Office which differs from its Domestic Lending Office, all Loans advanced by such Lender’s LIBOR Lending Office shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loans shall nevertheless be to such Lender and shall be deemed held by such Lender, to the extent of such portions of the Loan, for the account of such Lender’s LIBOR Lending Office.

(g)           Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if such Lender had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

(h)           The Borrowers’ obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this Section 2.9 hereof shall, in accordance with Section 10.7, survive termination of this Agreement.

2.10         Letters of Credit.

(a)           Subject to the terms and conditions contained herein, the Borrowers shall have the right to utilize a portion of the Revolving Commitment from time to time prior to the Termination Date to obtain from the Agent one or more Letters of Credit for the account of the Borrowers in such amounts and in favor of such beneficiaries as the Borrowers from time to time shall request; provided, that in no event shall the Agent have any obligation to issue any Letter of Credit if (i) the face amount of such Letter of Credit, plus the Letter of Credit Exposure Amount at such time would exceed $10,000,000, (ii) the face amount of such Letter of Credit would exceed Availability, (iii) such Letter of Credit would have an expiry date beyond the earlier to occur of (A) five (5) Business Days prior to the scheduled Termination Date (subject to Section 2.10(j)), (B) with respect to Standby Letters of Credit, one full year after the issuance date of such Standby Letter of Credit, or (C) with respect to Trade Letters of Credit, one hundred eighty (180) days after the issuance date of such Trade Letter of Credit, (iv) such Letter of Credit is not in a form and does not contain terms satisfactory to the Agent in its reasonable credit judgment, (v) the Borrowers have not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested, (vi) an Default or Event of Default has occurred and is continuing, or (vii) such Letter of Credit is not being issued or has not been issued in connection with transactions occurring in the ordinary course of business of the Credit Parties or any of their Subsidiaries.  Each Letter of Credit may be issued for the account of or used by the Borrowers or any of their Subsidiaries that are Credit Parties, but the Credit Parties shall have full liability for each Letter of Credit.  The Existing Letters of Credit, all of which are identified on Schedule 2.10(a), shall be deemed to have been issued under this Agreement.  The above limitations on the tenor of any Letter of Credit issued (or in the case of Existing Letters of Credit deemed issued) hereunder shall not be deemed to be violated by the inclusion in such Letter of Credit of an “evergreen clause”

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providing for the automatic renewal of such Letter of Credit for successive periods not exceeding one year in each instance, absent notice to the beneficiary and the account party of the Issuing Bank’s election not to renew such Letter of Credit at least thirty (30) days prior to the then effective expiry date of such Letter of Credit.

(b)           If requesting the issuance of any Letter of Credit, the Borrowers’ Agent on behalf of the Borrowers shall give at least three (3) Business Days’ prior written notice to the Agent, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Agent’s customary form.  In accordance with the provisions of Section 2.2(f) hereof, the Agent shall periodically notify each Lender that a Letter of Credit has been requested in the amount reflected in such Application and inform such Lender of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Lender’s Commitment Percentage).

(c)           Simultaneously with the Agent’s issuance and delivery of any Letter of Credit, the Agent shall be deemed, without further action, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the Agent, a participation interest (which participation shall be nonrecourse to the Agent) equal to such other Revolving Lender’s Commitment Percentage at such time in such Letter of Credit and all of the Letter of Credit Exposure Amount related to such Letter of Credit.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit, as well as its obligation to make the payments specified in this Section 2.10 and the right of the Agent to receive the same in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)           The Borrowers promise to repay, to the order of the Agent, the amount of all Letter of Credit Advances.  To effect repayment of any such Letter of Credit Advance, the Agent shall automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of Sections 2.1 and 4.1 hereof) by causing the Revolving Lenders to make a Revolving Loan or the Swingline Lender to make a Swingline Loan if (i) such Letter of Credit Advance is (and such Revolving Loan or Swingline Loan, as applicable, is to be) made prior to the Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan or Swingline Loan, as applicable, and the resulting repayment of such Letter of Credit Advance to be contemporaneously paid with the proceeds of such Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing, and any such Revolving Loan or Swingline Loan shall bear interest pursuant to Section 2.8(a) at the Alternate Base Rate.  If any Letter of Credit Advance cannot be so satisfied, such Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Borrowers to the Agent, and each such Letter of Credit Advance shall bear interest from the date thereof at the Default Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand).  The unavailability of a Revolving Loan or Swingline Loan to effect repayment of any such Letter of Credit Advance in accordance with the second sentence of this Section 2.10(d) shall not in any way whatsoever affect the Borrowers’ obligation to pay each Letter of Credit Advance on

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demand and to pay interest at the Default Rate on the amount of such unreimbursed Letter of Credit Advance.  Except for any settlement delay provided in Section 2.2(f), the Agent will pay to each Revolving Lender such Revolving Lender’s Commitment Percentage of all amounts received from the Borrowers by the Agent, if any, for application, in whole or in part, against the Letter of Credit Advances in respect to any Letter of Credit, but only to the extent such Revolving Lender has made its full pro-rata payment of each drawing under the Letter of Credit to which such Letter of Credit Advance relates.  All rights, powers, benefits and privileges of this Agreement with respect to the Revolving Loans, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrowers contained in this Agreement with respect to the Revolving Loans shall apply to such Letter of Credit Advances.

(e)           In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.10, the Borrowers agree to pay (subject to Section 10.6 hereof) to the Agent for the ratable benefit of the Revolving Lenders a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (i) the Applicable Margin in effect for Revolving Credit LIBOR Borrowings for the applicable period times (ii) the undrawn amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of the Letter of Credit).  Such letter of credit fee shall be due and payable, in arrears, on the last Business Day of each calendar month and on the Termination Date.

(f)            The Borrowers hereby agree to pay to the Agent for the Agent’s sole benefit a fronting fee equal to 0.25% on the face amount of each Letter of Credit issued hereunder.  Fronting fees shall be payable to the Agent at its Principal Office in immediately available funds on the date of issuance of such Letter of Credit.  Notwithstanding anything to the contrary contained herein, no fronting fees shall be due and payable with respect to the Existing Letters of Credit. All past due fronting fees shall bear interest at the Default Rate and shall be payable upon demand by the Agent.  The Borrowers also hereby agree to pay to the Agent for the Agent’s sole benefit any and all other issuance, administrative, amendment, negotiation, payment and other normal and customary fees which are charged by the Agent in connection with the issuance or negotiation of any of Letter of Credit and the presentation or payment of any draw under any such Letter of Credit, with all of such amounts being due and payable to the Agent upon demand.

(g)           The obligations of the Borrowers under this Agreement in respect of the Letters of Credit and all Letter of Credit Advances are absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

(i)            any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

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(ii)           any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Agent;

(iii)          the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Lenders) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

(iv)          any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided, that the Agent will examine each document presented under each Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof; and

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Revolving Lender or any Credit Party by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent or any Revolving Lender would prevent any Revolving Lender from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Borrowers’ Agent, whereupon the Agent shall have no obligation to issue any additional Letters of Credit then or at any time thereafter.  In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against any Letters of Credit issued or participated to by any Revolving Lender; (y) any fee, expense or assessment against the Letters of Credit issued by the Agent or any Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Agent or any Revolving Lender of issuing or maintaining such Letters of Credit, or reduces any amount receivable by the Agent or any Revolving Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Agent’s or such Revolving Lender’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrowers (subject to Section 10.6 hereof) shall pay to the Agent or such Revolving Lender, upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor.  Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

(h)           THE BORROWERS HEREBY INDEMNIFY AND HOLD HARMLESS EACH LENDER, THE AGENT AND THE CANADIAN COLLATERAL AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES,

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COSTS OR EXPENSES WHICH SUCH LENDER, THE AGENT OR THE CANADIAN COLLATERAL AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST SUCH LENDER, THE AGENT OR THE CANADIAN COLLATERAL AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE AGENT, THE CANADIAN COLLATERAL AGENT OR SUCH LENDER, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF, ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER LENDER (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE AGENT, THE CANADIAN COLLATERAL AGENT OR SUCH LENDER, AS THE CASE MAY BE, HEREUNDER (BUT NOTHING HEREIN CONTAINED SHALL AFFECT ANY RIGHTS THE BORROWERS MAY HAVE AGAINST SUCH DEFAULTING LENDER); PROVIDED, THAT THE BORROWERS SHALL NOT BE REQUIRED TO INDEMNIFY ANY LENDER, THE AGENT OR THE CANADIAN COLLATERAL AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT THE SAME ARE DETERMINED BY A FINAL JUDICIAL DECISION TO HAVE BEEN CAUSED BY (i) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (ii) SUCH LENDER’S, THE AGENT’S OR THE CANADIAN COLLATERAL AGENT’S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW.  NOTHING IN THIS SECTION 2.10(h) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE BORROWERS UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

(i)            Subject to the settlement delay procedures of Section 2.2(f), the Agent shall give telephonic or facsimile notice to the Revolving Lenders of the receipt and amount of any draft presented under any Letter of Credit and the date on which payment thereon will be made, and each of the Revolving Lenders shall, by 1:00 p.m. on the date such payment is to be made under such Letter of Credit, pay in immediately available funds, an amount equal to the product of (i) such Revolving Lender’s Commitment Percentage times (ii) the amount of such payment to be made by the Agent to the beneficiary under such Letter of Credit.  Any Revolving Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Revolving Lender to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period.  Each Revolving Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability and respect of, such Revolving Lender’s pro-rata share (based on such Revolving Lender’s Commitment Percentage) of any amounts owing by such Revolving Lender to the Agent in accordance with the immediately preceding sentence.  Nothing herein shall be deemed to require any Revolving Lender to pay to the Agent any amount as reimbursement for any payment made by the Agent to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

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(j)            Notwithstanding the contrary provisions of Section 2.10(a)(iii)(A), Letters of Credit may be issued with expiry dates later than the fifth Business Day prior to the scheduled Termination Date upon the terms and conditions set forth in this Section 2.10(j) (any such Letter of Credit, an “Extended Facility Letter of Credit”).  No Extended Facility Letter of Credit shall have an expiry date later than one (1) year after the scheduled Termination Date.  From the date thirty (30) days prior to the scheduled Termination Date and at all times thereafter when any Extended Facility Letters of Credit are outstanding, the Borrower shall maintain cash collateral in a special purpose collateral account in the name of the Borrower, but subject to the sole dominion and control of the Agent, in an amount not less than 110% of the aggregate Letter of Credit Exposure Amount relating to all Extended Facility Letters of Credit then outstanding.

(k)           Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers’ Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with Letter of Credit Exposure Amount representing greater than 50% of the total Letter of Credit Exposure Amount) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 110% of the Letter of Credit Exposure Amount as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (o) or (p) of Section 8.1.  Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations.  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse a Revolving Lender for Letter of Credit Advances for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Exposure Amount at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Letter of Credit Exposure Amount representing greater than 50% of the total Letter of Credit Exposure Amount), be applied to satisfy other Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived.

2.11         Swingline Loans.

(a)           Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion, make loans for the Swingline Lender’s own account (each a “Swingline Loan”) to the extent the same would otherwise have been available to the Borrowers under the Revolving Commitment in an aggregate principal amount at any one time outstanding up to, but not exceeding, $15,000,000; provided, however, that at no time shall the Swingline Lender make

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any Swingline Loan to the extent that, after giving effect to such Swingline Loan, the aggregate amount of each Lender’s Current Sum at such time would exceed the Total Revolving Commitment; and provided further, however, that the Swingline Lender shall not make any Swingline Loan if any Event of Default exists of which the Swingline Lender has actual knowledge.  Each Swingline Loan shall be a Revolving Credit Alternate Base Rate Borrowing and shall in any event mature no later than the Termination Date.  Subject to the conditions herein and within the limits set forth in the first sentence of this paragraph, any Swingline Loan prepaid prior to the Termination Date may be reborrowed as an additional Swingline Loan by the Borrowers pursuant to the terms of this Agreement; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan; and provided further that such refinance restriction shall not apply with respect to any “Swingline Loan” under the Existing Credit Agreement outstanding on the Closing Date.

(b)           To request a Swingline Loan, the Borrowers’ Agent shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Agent will promptly advise the Swingline Lender of any such notice received from the Borrowers’ Agent, and subject to the terms of this Agreement, the Swingline Lender may make a Swingline Loan available to the Borrowers by means of a credit to the general deposit account of the Borrowers specified in such request with the Swingline Lender by 5:00 p.m. on the requested date of such Swingline Loan.

(c)           The Swingline Lender may demand at any time that each Revolving Lender pay to the Agent, for the account of the Swingline Lender, in the manner provided below, such Revolving Lender’s Commitment Percentage of all or a portion of the outstanding Swingline Loans, which demand shall be made through the Agent, shall be in writing and shall specify the outstanding principal amount of Swingline Loans demanded to be paid.  The Agent shall forward notice of each such demand to each Revolving Lender on the day such demand is received by the Agent (except that any such notice or demand received by the Agent after 2:00 p.m. on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Lenders by the Agent until the next succeeding Business Day), together with a statement prepared by the Agent specifying the amount of each Revolving Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Sections 4.1 or 4.2 shall have been satisfied (which conditions precedent the Revolving Lenders hereby irrevocably waive), each Revolving Lender shall, before 11:00 a.m. on the Business Day next succeeding the date of such Revolving Lender’s receipt of such notice, make available to the Agent, in immediately available funds, for the account of the Swingline Lender, the amount specified in such statement.  Upon such payment by a Revolving Lender, such Revolving Lender shall, except as provided in Section 2.11(d) below, be deemed to have made a Revolving Loan to the Borrowers in the amount of such payment.  The Borrowers agree that all such Revolving Loans so deemed made shall be deemed to have been requested by them and direct that all proceeds thereof shall be used to repay the Swingline Loans to the Swingline Lender, and the Agent shall use such funds received from the Revolving Lenders to repay the Swingline Loans to the Swingline Lender.  To the extent that any Revolving Lender fails to make such payment

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available to the Agent for the account of the Swingline Lender, the Borrowers shall repay such Swingline Loan on demand.

(d)           Upon the occurrence of any Event of Default described in Sections 8.1(n) through 8.1(s) each Revolving Lender shall acquire, without recourse or warranty, an undivided participation in each Swingline Loan otherwise required to be repaid by such Revolving Lender pursuant to Section 2.11(c) above, which participation shall be in a principal amount equal to such Revolving Lender’s Commitment Percentage of such Swingline Loan, by paying to the Swingline Lender on the date on which such Revolving Lender would otherwise have been required to make a payment in respect of such Swingline Loan pursuant to Section 2.11(c) above, in immediately available funds, an amount equal to such Revolving Lender’s Commitment Percentage of such Swingline Loan.  If all or part of such amount is not in fact made available by such Revolving Lender to the Swingline Lender on such date, the Swingline Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Lender together with interest accrued from such date at the Federal Funds Effective Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Alternate Base Rate Borrowings.

(e)           From and after the date on which any Revolving Lender (i) is deemed to have made a Revolving Loan pursuant to Section 2.11(c) above with respect to any Swingline Loan or (ii) purchases an undivided participation interest in a Swingline Loan pursuant to Section 2.11(d) above, the Swingline Lender shall promptly distribute to such Revolving Lender such Revolving Lender’s Commitment Percentage of all payments of principal of and interest received by the Swingline Lender on account of such Swingline Loan other than those received from a Revolving Lender pursuant to Sections 2.11(c) or 2.11(d) above.

(f)            The Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon on the date of such requested Settlement (the “Settlement Date”).  Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Commitment Percentage of the outstanding principal amount of the applicable Swingline Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Administrative Agent may designate, not later than 2:00 p.m. on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.1 have then been satisfied.  Such amounts transferred to the Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Commitment Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively.  If any such amount is not transferred to the Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon as specified in Section 2.12(b).

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2.12         Pro-Rata Treatment.

(a)           Except to the extent otherwise provided herein (including without limitation, as specified in Sections 2.2(f), 2.10(b) and 2.12(c) hereof):  (i) each borrowing from the Revolving Lenders under Section 2.1 hereof shall be made, each payment of Commitment Fees shall be made and applied for the account of the Revolving Lenders, and each termination or reduction of the Revolving Commitments of the Revolving Lenders under Section 2.4 hereof shall be applied, pro-rata, according to each Revolving Lender’s Commitment Percentage; (ii) each payment or prepayment by the Borrowers of principal of or interest on Loans (other than Swingline Loans) shall be made to the Agent for the account of the Lenders pro-rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders, and amounts payable with respect to Swingline Loans shall be paid only to the Swingline Lender; (iii) the Revolving Lenders (other than the Agent in its capacity as a Revolving Lender) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages upon issuance by the Agent of each Letter of Credit as otherwise provided for herein, and (iv) the Revolving Lenders (other than the Swingline Lender) shall purchase from the Swingline Lender participations in the Swingline Loans to the extent of their respective Commitment Percentages upon request by the Swingline Lender as otherwise provided for herein.

(b)           Except for any settlement delay provided or specified in Section 2.2(f), unless the Agent shall have been notified in writing by any Revolving Lender prior to the date of a proposed Loan that such Revolving Lender will not make the amount that would constitute such Revolving Lender’s Commitment Percentage of such Revolving Loan on such date available to the Agent at the Principal Office, the Agent may assume that such Revolving Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption and subject to the terms and conditions of this Agreement, make such amount available to the Borrowers by depositing the same, in immediately available funds, in a general deposit account maintained by the Borrowers and designated by the Borrower’s Agent in the applicable Request for Extension of Credit.  Any Revolving Lender failing to timely deliver its requisite portion of such Revolving Loan shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Revolving Lender to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period.  In addition, the Borrowers hereby agree that upon demand by the Agent, the Borrowers shall reimburse the Agent for any such amount which any Revolving Lender has failed to timely deliver to the Agent, but which the Agent may have previously made available to the Borrowers in accordance with the other provisions of this Section 2.12(b).  If a requested Revolving Loan shall not occur on any date specified by the Borrowers as set forth in the applicable Request for Extension of Credit because all of the conditions for such Revolving Loan set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Revolving Lenders in respect of such requested Revolving Loan to the applicable Revolving Lenders as soon as practicable.

(c)           Notwithstanding any provision to the contrary contained in this Section 2.12 or in any other provision hereof, each Revolving Lender shall only receive interest

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upon and a portion of the Commitment Fee paid hereunder based upon the amount of funds actually advanced by such Revolving Lender to Borrowers from time to time.

2.13         Sharing of Payments, Etc.  The Credit Parties agree that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of any of the Credit Parties at any of its offices against any principal of or interest on any of such Lender’s Loans to the Borrowers hereunder, such Revolving Lender’s Commitment Percentage of the Letter of Credit Exposure Amounts or the Swingline Exposure, or any other Obligation of the Credit Parties owing to any such Lender under any of the Loan Documents regardless of whether such offset balances are then due to the Credit Parties, in which case it shall promptly notify the Borrowers’ Agent and the Agent thereof, provided, that such Lender’s failure to give such notice shall not affect the validity thereof.  If a Lender shall obtain payment (other than the Swingline Lender obtaining payment of all or any portion of a Swingline Loan) of any principal of or interest on any Loan made by it under this Agreement, any Letter of Credit Exposure Amount, any Swingline Exposure or other obligation then due to such Lender under any Loan Document, through the exercise of any right of set-off (including, without limitation, any right of set-off or lien granted under Section 10.19 hereof), banker’s lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made by, the Letter of Credit Exposure Amount or the Swingline Exposure of, or the other obligations of the Credit Parties hereunder or thereunder of, the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro-rata in accordance with their respective Commitment Percentages.  To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Credit Parties agree, to the fullest extent they may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made by, Letter of Credit Exposure Amount or the Swingline Exposure of, or other obligations hereunder of, the other Lenders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of said Loans, Letter of Credit Exposure Amount, Swingline Exposure or other obligations in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Credit Parties.

2.14         Recapture.  If on any Interest Payment Date the Agent does not receive for the account of one or more Lenders payment in full of interest computed at the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (computed without regard to any limitation by the Highest Lawful Rate), because the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (so computed), exceeds or has exceeded the Highest Lawful Rate applicable to such Lenders, the Borrowers shall pay to the Agent for the account of such Lenders, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); provided, that in no event shall the Borrowers be required to pay, for any computation period, interest at a rate exceeding the Highest Lawful Rate applicable to such Lenders during such period.  As used herein, the term “Excess Interest Amount” shall mean, on any day, the amount by which (a) the amount of all

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interest which would have accrued prior to such day on the outstanding principal of the Notes of the applicable Lender (had the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable, at all times been in effect without limitation by the Highest Lawful Rate applicable to such Lender) exceeds (b) the aggregate amount of interest actually paid to the Agent for the account of such Lender on its Notes on or prior to such day.

2.15         Increase of Revolving Commitments.

(a)           If no Default or Event of Default or Material Adverse Effect shall have occurred and be continuing, the Borrowers may at any time prior to the Termination Date request one or more increases of the Revolving Commitments by notice to the Agent in writing of the amount of such proposed increase (each such notice, a “Revolving Commitment Increase Notice”); provided, however, that, (i) the Revolving Commitment of any Revolving Lender may not be increased without such Revolving Lender’s consent, (ii) the aggregate amount of the Revolving Commitments as so increased shall not exceed $150,000,000, and (iii) the Revolving Commitments may not be increased without the consent of the Agent (which consent shall not be unreasonably withheld or delayed).  Any such Revolving Commitment Increase Notice delivered with respect to any proposed increase in the Revolving Commitments must offer each Revolving Lender an opportunity to subscribe for its Commitment Percentage (with respect to the existing Revolving Commitments (prior to such increase)) of the increased Revolving Commitments.  The Agent shall, within five (5) Business Days after receipt of a Revolving Commitment Increase Notice, notify each Lender of such request.  Each Revolving Lender desiring to increase its Revolving Commitment shall notify the Agent in writing no later than ten (10) Business Days after receipt of notice from the Agent.  Any Revolving Lender that does not notify the Agent within the time period specified above that it will increase its Revolving Commitment will be deemed to have rejected such offer.  Any agreement by a Lender to increase its Revolving Commitment shall be irrevocable.

(b)           If any proposed increase in the Revolving Commitments is not fully subscribed by the existing Revolving Lenders pursuant to the procedure outlined in clause (a) preceding, the Borrowers may, in their sole discretion, but with the consent of the Agent as to any Person that is not at such time a Revolving Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Revolving Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the Revolving Commitments, by notifying the Agent; provided, that the Revolving Commitment of any New Lender shall not be less than $15,000,000 and shall be in an integral multiple of $5,000,000.  Promptly and in any event within five (5) Business Days after receipt of notice from the Borrowers of their desire to offer such unsubscribed commitments to certain existing Revolving Lenders or to the additional banks or financial institutions identified therein, the Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of such unsubscribed portion of the increased Revolving Commitments.

(c)           Any existing Revolving Lender that accepts the Borrowers’ offer to increase its Revolving Commitment shall execute a Revolving Commitment Increase Agreement with the Borrowers, the Guarantors and the Agent, whereupon such Lender shall be bound by, and entitled to the benefits of, this Agreement with respect to the full amount of its Revolving Commitment as so increased.

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(d)           Any additional bank or financial institution which is not an existing Revolving Lender and which accepts the Borrowers’ offer to participate in the increased Revolving Commitments shall execute and deliver to the Agent, the Borrowers and the Guarantors a New Lender Agreement setting forth its Revolving Commitment (subject to the limitations on the amounts thereof set forth herein), and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a Revolving Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender.

(e)           Upon any increase in the Revolving Commitments pursuant to this Section 2.15, Schedule 1.1A shall be deemed amended to reflect the Revolving Commitment of each Revolving Lender (including any New Lender) as thereby increased.

2.16         Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           if any Swingline Exposure or Letter of Credit Exposure Amount exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Swingline Exposure and Letter of Credit Exposure Amount shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and Letter of Credit Exposure Amount does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.1 are satisfied at such time; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure Amount (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.10(k) for so long as such Letter of Credit Exposure Amount is outstanding; and

(iii)          if the Letter of Credit Exposure Amount of the non-Defaulting Lenders is reallocated pursuant to this Section 2.16(a), then the fees payable to the Revolving Lenders pursuant to Section 2.3 and Section 2.9(e) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages.

(b)           so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Agent shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash

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collateral will be provided by the Borrowers in accordance with Section 2.15(a), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.15(a)(i) (and Defaulting Lenders shall not participate therein).

(c)           In the event that the Agent, the Borrower, and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Letter of Credit Exposure Amount of the Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Commitment Percentage.

3.             Collateral.

3.1           Security Documents.  The Loans and all other Obligations shall be secured by the Collateral and the Agent (or the Canadian Collateral Agent, as applicable) and the Lenders are entitled to the benefits thereof.  The applicable Credit Parties shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby (subject only to Liens permitted under Section 7.2 hereof), and other documents, consistent with the terms of this Agreement and the other Loan Documents, as may be reasonably required by the Agent (or the Canadian Collateral Agent, as applicable) to grant to the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under Section 7.2 hereof), including without limitation, any and all original stock certificates, stock transfer powers, assignments and other documents and instruments necessary or desirable under the laws of any applicable jurisdiction with regard to the Stock covered by any Security Agreement.

3.2           Filing and Recording.  The Credit Parties shall, at their sole cost and expense, cooperate with the Agent (or the Canadian Collateral Agent, as applicable) in causing all financing statements, Intellectual Property Security Agreements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary or desirable in the Agent’s (or the Canadian Collateral Agent, as applicable) discretion to perfect the Liens of the Agent (or the Canadian Collateral Agent, as applicable), and the Credit Parties shall take such other actions as the Agent (or the Canadian Collateral Agent, as applicable) may reasonably request, in order to perfect and protect the Liens of the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, in the Collateral.  The Credit Parties, to the extent permitted by law, hereby authorize the Agent (and the Canadian Collateral Agent, as applicable) to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required to perfect such Liens or which, in the reasonable opinion of the Agent (or the Canadian Collateral Agent, as applicable), may at any time be desirable, although the same may have been executed only by the Agent (or the Canadian Collateral Agent, as applicable) or, at the option of the Agent (or the Canadian Collateral Agent, as applicable), to sign such financing statement on behalf of the applicable Credit Parties (to the extent that execution by them is necessary or desirable in the

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Agent’s (or the Canadian Collateral Agent’s, as applicable) discretion), and file the same, and the Credit Parties hereby irrevocably designate each of the Agent and the Canadian Collateral Agent, as applicable, their respective agents, representatives and designees as its agent and attorney-in-fact for this purpose.  In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Credit Parties shall, at the Credit Parties’ cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent (or the Canadian Collateral Agent, as applicable).

3.3           Special Cash Collateral Account.  All amounts on deposit from time to time in the Special Cash Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.  Any income received with respect to amounts from time to time on deposit in the Special Cash Collateral Account, including any interest, shall be deposited in the Collection Account.  The Agent shall at all times have control and complete dominion over the Special Cash Collateral Account and all amounts on deposit therein; provided, however, that the Borrowers may, upon the written request of Borrowers’ Agent delivered to the Agent, from time to time withdraw and use the requested funds (a) to pay, prepay or repay Obligations in respect of the Revolving Loans, and (b) and, subject to obtaining the Agent’s prior written consent, for any other purpose not herein prohibited.  The Agent agrees that it will not unreasonably withhold, delay or condition such consent so long as (A) Availability, as determined by the Agent, is not less than $35,000,000 at the time of and immediately after giving effect to such withdrawal and application of funds, and (B) Borrowers have not made a request (that was approved by the Agent) to withdraw Pledged Cash pursuant to clause (b) of this Section within the immediately preceding thirty (30) days.  Any use of Pledged Cash by the Borrowers other than as permitted in the foregoing provisions of this Section shall require the consent of the Required Lenders only.

4.             Conditions.

4.1           All Loans.  The obligation of each Lender to make any Loan (other than a Swingline Loan, which shall be governed exclusively by the terms of Section 2.11) and the obligation of the Agent to issue any Letter of Credit is subject to the satisfaction of the following conditions:

(a)           the Agent shall have received the following, all of which shall be duly executed and in Proper Form:  (i) in the case of a Loan, other than a Revolving Loan for the purposes described in Sections 2.2(b), 2.4(b), 2.6(d) and 2.10(d),

(A)          with respect to each Alternate Base Rate Borrowing, Agent shall have received by no later than 1:00 p.m. on the applicable Rate Selection Date, telephonic notice from the Borrowers’ Agent of the proposed date and amount of such Loan, and by no later than 2:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer or Cash Officer of the Borrowers’ Agent (or any person designated in writing by a Responsible Officer or Cash Officer of the Borrowers’ Agent), and

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(B)           with respect to each LIBOR Borrowing, Agent shall have received by no later than 12:00 noon on the applicable Rate Selection Date, telephonic notice from the Borrowers’ Agent of the proposed date and amount of such Loan, and no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer or Cash Officer of the Borrowers’ Agent (or any person designated in writing by a Responsible Officer or Cash Officer of the Borrowers’ Agent),

or (ii), in the case of issuance of a Letter of Credit (other than the Existing Letters of Credit), (A) a completed Application (as may be required by the Agent) signed by a Responsible Officer or Cash Officer of the Borrowers’ Agent (or any person designated in writing by a Responsible Officer or Cash Officer of the Borrowers’ Agent) by 12:00 noon three (3) Business Days prior to the proposed date of issuance of such Letter of Credit; (B) payment of the first letter of credit fee as and by the time required in Section 2.10 of this Agreement; and (C) such other Applications, certificates and other documents as the Agent may reasonably require;

along with, in each case, such financial information as the Agent may require to substantiate compliance with all financial covenants contained herein by the Borrowers (or, as applicable, to demonstrate that compliance with any such financial covenant is not then required) if the Agent believes at such time that any of the financial covenants contained herein are then applicable and that the Borrowers are not then in compliance therewith;

(b)           all representations and warranties of the Borrowers and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except for (i) those representations and warranties which relate to a specified date, which shall be true and correct as of such date and (ii) those changes in such representations and warranties otherwise permitted by the terms of this Agreement;

(c)           there shall have occurred no Material Adverse Effect, after giving effect to the requested Loan(s) or Letter(s) of Credit;

(d)           no Default or Event of Default shall have occurred and be continuing;

(e)           if requested by the Agent, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of each Credit Party as to the compliance with subparagraphs (b) through (d) above;

(f)            the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Agent, the Canadian Collateral Agent or any Lender to, any penalty or onerous condition under any Legal Requirement; and

(g)           the Borrowers shall have paid all legal fees and expenses of the type described in Section 10.9 hereof for which invoices have been presented through the date of such Loan or the issuance of such Letter of Credit.

4.2           First Loan or Letter of Credit.  In addition to the matters described in Section 4.1 hereof, the obligation of any Lender to make the Term Loans, the initial Revolving Loan or the

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obligation of the Agent to issue the first Letter of Credit is subject to the receipt by the Agent of each of the following, on or before November 30, 2009 (except as otherwise specifically provided in any Loan Document, including Schedule 4.3), in Proper Form:

(a)           the Notes executed by the Borrowers;

(b)           the Reaffirmation Agreements executed by the Credit Parties, as applicable;

(c)           a certificate of corporate resolutions and incumbency executed by the Secretary or an Assistant Secretary of each Borrower dated as of the date of this Agreement, authorizing (i) each Borrower’s entering into the transactions contemplated hereby and (ii) the delivery by each Borrower of the Loan Documents to be executed and delivered by such Borrower;

(d)           a certificate of corporate resolutions and incumbency executed by the Secretary or an Assistant Secretary of the Guarantor, dated as of the date of this Agreement, authorizing the Guarantor to (i) enter into the transactions contemplated hereby and (ii) deliver the Loan Documents to be executed and delivered by the Guarantor;

(e)           certified copies of the Organizational Documents of each Credit Party;

(f)            certificates from the Secretary of State or other appropriate public official as to the continued existence and good standing of each Credit Party in its applicable jurisdiction of formation, dated within thirty (30) days of the Closing Date, together, if requested by the Agent, with confirmation by telephone or telecopy (where available) on the Closing Date from such official(s) as to such matters;

(g)           certificates from the appropriate public officials of those jurisdictions where the nature of each Borrower’s business makes it necessary or desirable to be qualified to do business as a foreign corporation, which jurisdictions are set forth on Schedule 5.8, as to the good standing and qualification as a foreign corporation (as may be appropriate) of the Credit Parties, dated within sixty (60) days of the Closing Date;

(h)           the financial statements described in Section 5.2 hereof, together with any management letters, if any, received for such financial statements;

(i)            the most recent schedule and aging of Receivables of the Credit Parties (dated within thirty (30) days of the Closing Date);

(j)            a copy of the Agent’s field examination of the books and records of the Credit Parties and their Subsidiaries and the results of such field examination;

(k)           favorable legal opinions (i) from Bryan Cave LLP, outside counsel for the Credit Parties, (ii) McInnes Cooper, special Nova Scotia counsel to the Credit Parties, (iii) Foley & Lardner LLP, special Michigan and Wisconsin counsel to the Credit Parties, (iv) Bryan Cave LLP, special California counsel to the Credit Parties, (v) Bryan Cave LLP, special German counsel to the Credit Parties in connection with the pledge of certain Stock in Neenah Germany,

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(vi) Houthoff Buruma London B.V., special Dutch counsel to the Credit Parties in connection with the pledge of certain Stock in FinCo, and (vii) internal counsel to the Credit Parties, each dated the Closing Date, each addressed to the Agent, the Canadian Collateral Agent and the Lenders and acceptable in all respects to the Agent in its reasonable credit judgment;

(l)            certificates of insurance satisfactory to the Agent in all respects evidencing the existence of all insurance required to be maintained by the Credit Parties pursuant to Section 6.7 of this Agreement and all other terms of the Security Documents;

(m)          the applicable Credit Parties, JPMorgan and the applicable financial institutions listed in Schedule 5.29 attached hereto shall have entered into the Tri-Party Agreements;

(n)           access agreements and waivers or subordinations of landlord and warehouseman’s liens (whether statutory or contractual) held by any owner of each real property location leased and any operator of each public warehouse location utilized by any Credit Party set forth on Schedule 4.2(n), in each case reasonably satisfactory to the Agent;

(o)           evidence satisfactory to the Agent that no Material Adverse Effect shall have occurred since December 31, 2008;

(p)           a certificate of a Responsible Officer of the Credit Parties in the form of Exhibit J annexed hereto certifying on behalf of the Credit Parties as to the solvency of the Credit Parties and their Subsidiaries after giving effect to the funding of the Term Loans and any initial Revolving Loans and related matters set forth in Section 5.19;

(q)           the Perfection Certificate, dated the Closing Date, substantially in the form of Exhibit L hereto, duly executed by each Credit Party;

(r)            (i) a fully executed (and, where required, notarized) Mortgage or amendment to Mortgage (each a “Closing Date Mortgage” and, collectively, the “Closing Date Mortgages”), in proper form for recording in the applicable jurisdiction, encumbering each Real Property Asset owned in fee as of the Closing Date and listed on Schedule 4.2(r)-1 (each such Real Property Asset, a “Closing Date Mortgaged Property”); (ii) with respect to each Closing Date Mortgaged Property located in the United States, such surveys or surveyor or owner certificates as the Agent may reasonably require; (iii) in the case of each Material Leasehold Property existing as of the Closing Date copies of all leases between any Credit Party and any landlord or tenant, and any modifications, supplements or amendments thereto; (iv) (A) evidence reasonably acceptable to the Agent as to whether any Closing Date Mortgaged Property that is a Mill Property owned by the Credit Parties is a Flood Hazard Property, and (B) if there are any such Flood Hazard Properties, evidence that the applicable Credit Party has obtained flood hazard insurance as required by law with respect to each Flood Hazard Property in reasonable amounts approved by the Agent, or evidence reasonably acceptable to the Agent that such insurance is not available; (v) (A) an ALTA loan title insurance policy (or the Canadian equivalent or an endorsement in Proper Form to any existing ALTA loan title insurance policy issued by the Title Company in favor of the Agent) or unconditional commitment therefor (a “Closing Date Mortgage Policy”) issued by the Title Company with respect to each Closing

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Date Mortgaged Property owned by any Credit Party, in an amount not less than the appraised fair market value of such Closing Date Mortgaged Property, insuring fee simple title to the Closing Date Mortgaged Property vested in such Credit Party and assuring the Agent (or the Canadian Collateral Agent, as applicable) that the Closing Date Mortgage creates a valid and enforceable first priority Lien on such Closing Date Mortgaged Property, subject only to any standard or other exceptions as may be reasonably acceptable to the Agent and which appear as exceptions on Schedule B to the applicable Closing Date Mortgage Policy, which Closing Date Mortgage Policy (1) shall include endorsements (to the extent available) for customary matters reasonably requested by the Agent (or the Canadian Collateral Agent, as applicable), including, but not limited to, those endorsements listed on Schedule 4.2(r)-2 and (2) shall provide for affirmative insurance and such reinsurance as may be reasonable and customary and as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; and (B) evidence satisfactory to the Agent that such Credit Party has (1) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policy and (2) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policy and all recording and stamp taxes (including mortgage recording taxes, fees and other charges and intangible taxes) payable in connection with recording the Closing Date Mortgage in the appropriate real estate records; (vi) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policy and any other such documents as Agent shall reasonably request; (vii) appraisals, together with reliance letters where applicable, concerning each Closing Date Mortgaged Property owned by the Credit Parties from one or more independent real estate appraisers reasonably satisfactory to the Agent, which appraisals shall set forth the Net Recovery Value Percentage of such Closing Date Mortgaged Property and be in form, scope and substance reasonably satisfactory to the Agent and shall satisfy the requirements of any applicable laws and regulation; and (viii) evidence reasonably satisfactory to the Agent that there are no material taxes, levies, duties, imposts, deductions, charges (including water and sewer charges), withholdings, assessments or impositions of any kind which have been due and payable for more than thirty (30) days with respect to such Closing Date Mortgaged Property (to the extent the same are not addressed by endorsements provided under a Closing Date Mortgage Policy), except those for which extensions have been obtained and except for those which have been disclosed to the Agent and which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

(s)           a copy of the Credit Parties’ hedging policies for protection against fluctuations in the value of dollars relative to Canadian Dollars, which hedging policies shall be reasonably satisfactory to the Agent;

(t)            Availability as of the Closing Date, as determined by the Agent, shall not be less than $35,000,000 after giving effect to the Term Loans and the application of the proceeds thereof, the initial Revolving Loan made or to be made, and the Existing Letters of Credit and after payment of fees and expenses for such transactions; and

(u)           all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby

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as the Agent may reasonably request, executed by the applicable Credit Parties or any other Person required by the Agent;

and subject to the further conditions that, at the time of the Term Loan and the initial Revolving Loan, (i) the ownership, corporate structure, solvency and capitalization of the Credit Parties and their Subsidiaries shall be satisfactory to the Lenders in all respects; (ii) the Agent, the Canadian Collateral Agent and the Lenders shall have had the opportunity, if they elect, to examine the books of account and other records and files of the Credit Parties and their Subsidiaries and to make copies thereof, and to conduct a preclosing audit which shall include, without limitation, verification of Eligible Receivables, Eligible Inventory, Eligible Equipment and Eligible Real Estate, verification of satisfactory status of customer and supplier accounts, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base as of the Closing Date (with the results of such examination and audits to have been satisfactory to the Agent, the Canadian Collateral Agent and the Lenders in all respects); (iii) all such actions as the Agent or the Canadian Collateral Agent shall reasonably require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, (A) the delivery to the Agent (or the Canadian Collateral Agent, as applicable) of all Property with respect to which possession is necessary or desirable for the purpose of perfecting such Liens, (B) with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed Uniform Commercial Code, PPSA (Nova Scotia) or other applicable financing statements, (C) with respect to all Collateral constituting Stock in any Credit Party or any of their Subsidiaries, delivery to the Agent (or the Canadian Collateral Agent, as applicable) of original stock certificates and stock transfer powers with regard to all of the applicable Stock, and (D) with respect to all Collateral consisting of Intellectual Property, the recording of appropriate documents in the U.S. Patent and Trademark Office, the U.S. Library of Congress, the United States Copyright Office, the Canadian Intellectual Property Office, and any domain name registry, as applicable; (iv) the Agent (or the Canadian Collateral Agent, as applicable) shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute first priority Liens (except for any Liens expressly provided for in Sections 7.2(a), 7.2(c), 7.2(d), 7.2(e) and 7.2(f) below), including without limitation, satisfactory Uniform Commercial Code, PPSA (Nova Scotia) or other applicable search reports and satisfactory authorizations to file releases of Liens or termination statements with respect to any existing prior Liens to be released; (v) the terms, conditions and amount of all Indebtedness of each Credit Party shall be acceptable to the Agent; (vi) the Borrowers shall contemporaneously pay on the Closing Date all fees owed to the Agent, the Canadian Collateral Agent and the Lenders by the Borrowers under this Agreement or under any commitment letters or fee letters entered into between the Borrowers or any of its Affiliates and JPMorgan or any of its Affiliates, including without limitation, reasonable legal fees and expenses described in Section 10.9 or otherwise for which invoices have been presented; and (vii) all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel (including Canadian counsel) for the Agent and the Canadian Collateral Agent and respective counsel for each of the Lenders.

4.3           Post-Closing Deliveries.  Borrowers shall deliver or cause to be delivered to the Agent each of the items set forth on Schedule 4.3, in each case on or before the date specified in such Schedule for such item or prior to such later date as the Agent may determine and agree to in writing in its sole discretion.  Borrowers’ failure to deliver each such item on or before the

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date specified (as such date may be extended by the Agent in writing in its sole discretion) shall constitute an immediate Event of Default.

5.             Representations and Warranties.

To induce the Agent, the Canadian Collateral Agent and the Lenders to enter into this Agreement, the Credit Parties represent and warrant to the Agent, the Canadian Collateral Agent and the Lenders, as of the date of this Agreement and as of the date any Loan is made hereunder or any Letter of Credit is issued hereunder, as follows:

5.1           Organization.  Each Credit Party and each of their then existing Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; has all power and authority to own its respective Property and assets and to conduct its respective businesses as presently conducted; and is duly qualified to do business and in good standing in each and every state or provincial jurisdiction where its respective business requires such qualification, except for those jurisdictions in which the failure to qualify and/or be in good standing does not cause a Material Adverse Effect to occur.

5.2           Financial Statements.

(a)           The Consolidated financial statements of the Credit Parties and their Subsidiaries delivered to the Agent and the Lenders in connection with this Agreement, including without limitation, the monthly unaudited financial statements dated as of August 31, 2009, fairly present, in accordance with GAAP, the Consolidated financial condition and the results of operations of the Credit Parties and their Subsidiaries as of the dates and for the periods indicated, subject to the qualifications with respect to the pro forma financial statements of the Credit Parties and their Subsidiaries set forth therein.  No Material Adverse Effect has occurred since December 31, 2008.

(b)           The Credit Parties have heretofore furnished to the Agent, for each month from the projected Closing Date through December 31, 2010, and thereafter for each calendar year through the term of this Agreement, projected income statements, balance sheets and cash flows of the Credit Parties and their Subsidiaries, on a Consolidated basis, together with one or more schedules demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Credit Parties in formulating such projections.  The projections are based upon estimates and assumptions which the Credit Parties believe are reasonable in light of the conditions which existed as of the time the projections were made, have been prepared on the basis of the material assumptions stated therein and reflect as of the date of this Agreement and the Closing Date an estimate believed reasonable by the Credit Parties as to the results of operations and other information projected therein.

5.3           Enforceable Obligations; Authorization.  The Loan Documents are legal, valid and binding obligations of the Credit Parties to the extent they are party thereto, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general equitable principles including remedies of specific performance and injunction.  The

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execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary corporate, and if necessary shareholder or member, action; are within the power and authority of the applicable Credit Parties; do not and will not contravene or violate any material Legal Requirement or the Organizational Documents of any Credit Party; do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Credit Party or any material portion of its Property is bound or affected; and do not and will not result in the creation of any Lien upon any Property of any Credit Party except as expressly contemplated herein or therein, and do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the operations or any of the Property of any Credit Party that could reasonably be expected to have a Material Adverse Effect.  Except as otherwise set forth on Schedule 5.3, all necessary consents and approvals of any Governmental Authority and all other requisite material permits, registrations and consents have been obtained for the delivery and performance of the Loan Documents.

5.4           Other Debt.  Neither any Credit Party nor any Offshore Entity is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, or could reasonably be expected to have, a Material Adverse Effect.

5.5           Litigation.  Except as set forth on Schedule 5.5 attached hereto, there is no litigation, administrative proceeding or investigation pending or, to the knowledge of any Credit Party, threatened against, nor any outstanding judgment, order or decree affecting, any Credit Party or any Offshore Entity before or by any Governmental Authority or arbitral body which individually or in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect.  No Credit Party is knowingly in material default with respect to any material judgment, writ, rule, regulation, order or decree of any Governmental Authority binding on it or its Property.  No Offshore Entity is knowingly in material violation with respect to any material judgment, writ, rule, regulation, order or decree of any Governmental Authority binding on it or its Property, which violation individually or in the aggregate with all other such violations have, or could reasonably be expected to have, a Material Adverse Effect.

5.6           Taxes.  Each Credit Party and each Offshore Entity has filed all federal, provincial, state, local or foreign income, franchise and other material tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP.  No federal income tax returns of any Credit Party or Offshore Entity have been audited by the Internal Revenue Service, the Canada Revenue Agency, the Netherlands national tax authority (Belastingdienst) or the German national tax authority (Bundesfinanzhof), the determination under which could reasonably be expected to have a Material Adverse Effect.  No Credit Party or Offshore Entity, as of the Closing Date, requested or been granted any extension of time to file any federal tax return.  No Credit Party or Offshore Entity has, as of the Closing Date, requested or been granted any extension of time to file any state, provincial, local or foreign tax return, other than extensions with respect to tax liabilities where such Credit Party’s or Offshore Entity’s failure to pay such tax liabilities would not have a Material Adverse Effect.  Except for any tax sharing agreement entered into and delivered to the Agent pursuant to the

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terms hereof, no Credit Party or Offshore Entity is a party to, or has any material obligation under, any tax sharing arrangement with any Person.  Each Guarantor is, and has been at all times since its creation or organization, classified as a disregarded entity for United States federal tax purposes.

5.7           No Material Misstatements; Full Disclosure.  No report, financial statement, exhibit, schedule or other written information prepared and furnished by or on behalf of any Credit Party to the Agent, the Canadian Collateral Agent or any Lender in connection with this Agreement or any other Loan Documents contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the Closing Date, each Credit Party has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been specifically set forth in the Parent’s public filings with the Securities and Exchange Commission filed on or prior to the Closing Date, or in a schedule hereto.

5.8           Subsidiaries and Offshore Entities.  As of the Closing Date, no Credit Party has any Subsidiaries or any other majority, or material minority ownership interests in any other Person other than as listed on Schedule 5.8 attached hereto.  Except as expressly indicated on Schedule 5.8 attached hereto, as of the Closing Date, each of the Subsidiaries and Offshore Entities listed on Schedule 5.8 is wholly-owned by the Credit Party or other Person indicated on such schedule.  As of the Closing Date, respectively, of Schedule 5.8 set forth (a) the jurisdiction of incorporation or organization of each Subsidiary of any Credit Party and each Offshore Entity, and (b) the percentage of each Credit Party’s, any of its Subsidiaries’ or such other Person’s (as indicated thereon) ownership of the Stock of each Subsidiary of any Credit Party and each Offshore Entity.

5.9           Representations by Others.  All representations and warranties made by or on behalf of any Credit Party or any of its Subsidiaries in any Loan Document shall constitute representations and warranties of each Credit Party hereunder.

5.10         Permits, Licenses, Etc.  (a) Neenah Paper Company of Canada owns, possesses or has the benefit of all licenses and permits from Governmental Authorities required in order to conduct its business or operations in Canada, the failure of which to have would have a material adverse effect on its ability to conduct such business or operations in Canada (each, a “Canadian License” and collectively, the “Canadian Licenses”), and (b) each Credit Party owns, possesses or has the benefit of all other material permits, licenses (including Intellectual Property licenses) and Intellectual Property rights which are required (i) to conduct its respective business or (ii) for the operation and use of each Real Property Asset owned in fee and each Material Leasehold Property; provided, that if Neenah Paper Company of Canada is not operating or has disposed of (in accordance with the terms of this Agreement) the Property with respect to which a Canadian License was obtained, it shall not be required to own, possess or have the benefit of such Canadian License, nor shall it be required to own, possess or have the benefit of any other permits, licenses and Intellectual Property rights which would otherwise be required to own or operate such facility or other Property; provided, further that the Credit Parties shall be required

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to comply in all material respects with all Legal Requirements (including, without limitation, Environmental Laws) related to the continued ownership (but not the operation) of any Property located in Canada so long as such Property is owned by a Credit Party.  Except as set forth in Schedule 5.10, there are no material permits and licenses or agreements held by or issued to any Credit Party pertaining to or in connection with any part of the business or operations in Canada of such Credit Party; provided that such schedule may be updated by the Credit Parties from time to time to reflect the changes not otherwise prohibited by the Loan Documents, so long as any permit, license or agreement added thereto is subject to the Lien of the Agent (or the Canadian Collateral Agent, as applicable), if such Lien can be obtained using commercially reasonable efforts, pursuant to the Loan Documents.

5.11         ERISA.  No Reportable Event has occurred with respect to any Plan which could reasonably be expected to result in any material liability.  Each Plan complies in all material respects with all applicable provisions of ERISA, and each Credit Party or each ERISA Affiliate have filed all reports required by ERISA and the Code to be filed with respect to each Plan.  The Credit Parties do not have any knowledge of any event which could reasonably be expected to result in a liability of any Credit Party or any ERISA Affiliate to the PBGC other than for applicable premiums.  No failure to meet the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.  No event has occurred and no condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Credit Party or any ERISA Affiliate.  No event has occurred and no condition exists that could reasonably be expected to cause the Lien provided under Section 303 of ERISA or Section 430 of the Code to attach to any Property of any Credit Party or any ERISA Affiliate.

5.12         Title to Properties; Possession Under Leases.

(a)           The Credit Parties have good and insurable (or, with respect to Real Property Assets owned in fee and located in Canada, marketable) title to or, in the case of the Nova Scotia Woodlands Trust Lands (if any), beneficial title to, or a valid leasehold interest in, all of their respective material Property shown on the balance sheet referred to in Section 5.2(b) for the Credit Parties and their Subsidiaries or, if applicable, the most recent Consolidated balance sheet for the Credit Parties and their Subsidiaries provided under the terms of Section 6.3(a), 6.3(b) or 6.3(c) and all material Property acquired since the date of such respective balance sheets, except for such Property as is no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business or otherwise in accordance with this Agreement, and except for minor defects in title that do not interfere with the ability of any Credit Party or any of their Subsidiaries to conduct their respective businesses as now conducted.  All such assets and Property are free and clear of all Liens other than those permitted by Section 7.2 hereof.

(b)           The Credit Parties (and to the knowledge of the Credit Parties, each of the Credit Parties’ predecessors in interest under said leases) have complied in all material respects with all obligations under all Material Leases to which any of them is a party and under which any of them is in occupancy, except where non-compliance does not affect such Credit Party’s use or occupancy thereof, as applicable, and all Material Leases are in full force and effect, and

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each of the Credit Parties, as applicable, enjoy peaceful and undisturbed possession under all such Material Leases.  Schedule 5.12(b) attached hereto sets forth each lease in existence as of the date of this Agreement and the Closing Date of real Property of any Credit Party, and upon the request of the Agent, the Credit Parties will provide the Agent with complete and correct copies of all of such leases of real Property then in effect.  As of the date of this Agreement and the Closing Date, there are no Material Leasehold Properties other than those in clause (a) of the definition thereof.

5.13         Assumed Names.  As of the date of this Agreement and the Closing Date, no Credit Party is currently conducting its business under any assumed name or names, except as set forth on Schedule 5.13 attached hereto.

5.14         Investment Company Act.  No Credit Party, nor any of its Subsidiaries, is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

5.15         Public Utility Holding Company Act.  No Credit Party, nor any of its Subsidiaries, is a “public utility company,” or an “affiliate” or a “subsidiary company” of a “public utility company,” or a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended (“PUHCA”).  No Credit Party, nor any of its Subsidiaries, is an “affiliate” or a “subsidiary company” of an unregistered, non-exempt “holding company” as such terms are defined in PUHCA.

5.16         Agreements.  Schedule 5.16 attached hereto is a complete and correct list, as of the date of this Agreement and the Closing Date, of (a) other than the Loan Documents, all credit agreements or indentures for borrowed money and capitalized leases to which any Credit Party is a party and all Property of the Credit Parties subject to any Lien securing such Indebtedness or capitalized lease obligation, (b) each letter of credit and guaranty to which any Credit Party is a party, (c) all other material instruments in effect as of the date of this Agreement providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of any Credit Party (other than the Indebtedness hereunder), and (d) all obligations of any Credit Party to issuers of appeal bonds issued for account of any Credit Party, in each case other than the Loan Documents.  The Borrowers shall, upon, request by the Agent, deliver to the Agent and the Lenders a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments described in Schedule 5.16 or arising after the date of this Agreement, including any modifications or supplements thereto, as in effect on the date of this Agreement.

5.17         Environmental Matters.

(a)           No material aspect of the business of any Credit Party or any of their Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect.

(b)           Except as described in Schedule 5.17(b), each Credit Party and each of their Subsidiaries is in material compliance with all limitations, restrictions, conditions,

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standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit reasonably necessary to the conduct of any material aspect of the business of any Credit Party or any of their Subsidiaries.

(c)           Each Credit Party and each of their Subsidiaries (i) has obtained and maintained in effect all Environmental Permits, (ii) along with their respective Properties (whether leased or owned) has been and is in material compliance with all applicable Requirements of Environmental Law and Environmental Permits except as described in Schedule 5.17(c)(ii), (iii) along with their respective Properties (whether leased or owned) is not subject to any material (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date of this Agreement, except as set forth in any of the environmental assessments or studies described on Schedule 5.17(c)(iii), or as disclosed on Schedule 5.17(c)(iii), and (iv) except as described in Schedule 5.17(c)(iv), has not received individually or collectively any written notice from any Governmental Authority of any material violation or alleged material violation of any Requirements of Environmental Law or Environmental Permit or any written notice of any material Environmental Claim in connection with their respective Properties.

(d)           Except as described in Schedule 5.17(d), no Credit Party nor any of their Subsidiaries has actual knowledge of any material violation of any applicable Requirements of Environmental Law and Environmental Permits by, or of any material Environmental Claims or Environmental Liabilities arising against, any of the prior owners or operators and predecessors in interest with respect to any of the Credit Parties’ or any of their Subsidiaries’ respective Property.

(e)           Except as described in Schedule 5.17(e), no Credit Party nor any of their Subsidiaries has any actual knowledge of the presence or release of any Hazardous Substance at any of their respective Properties in quantities or under circumstances that under applicable Requirements of Environmental Law could require remedial action having a Material Adverse Effect.

(f)            Except as described in Schedule 5.17(f), no Credit Party nor any of their Subsidiaries has any actual knowledge of any facts or circumstances, including proposed or anticipated changes in applicable Requirements of Environmental Law that would materially increase the cost of maintaining compliance or otherwise result in a Material Adverse Effect.

(g)           The matters disclosed in Schedule 5.17 (other than those described in Schedule 5.17(f)) could not reasonably be expected to result in a Material Adverse Effect.

5.18         No Change in Credit Criteria or Collection Policies.  There has been no material adverse change in credit criteria or collection policies concerning Receivables of any Credit Party since July 31, 2004, which has had or which is likely to have a Material Adverse Effect.

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5.19         Solvency.

(a)           The value of the assets of each Credit Party (including contribution rights from other Credit Parties), based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Credit Party, as they are expected to become absolute and mature.  The value of the assets of each of the Subsidiaries of the Credit Parties (including contribution rights from other Credit Parties), based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of each such Subsidiary, as they are expected to become absolute and mature.

(b)           The assets of each Credit Party do not constitute unreasonably small capital for such Credit Party to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Credit Party, taking into account (i) the nature of the business conducted by such Credit Party, (ii) the particular capital requirements of the business conducted by such Credit Party, (iii) the anticipated nature of the business to be conducted by such Credit Party in the future, and (iv) the projected capital requirements and capital availability of such current and anticipated business.  The assets of each of the Subsidiaries of each Credit Party do not constitute unreasonably small capital for such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such Subsidiary, taking into account (A) the nature of the business conducted by such Subsidiary, (B) the particular capital requirements of the business conducted by such Subsidiary, (C) the anticipated nature of the business to be conducted by such Subsidiary in the future, and (D) the projected capital requirements and capital availability of such current and anticipated business.

(c)           No Credit Party, nor any of their Subsidiaries, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by each such Credit Party and Subsidiary and the timing and amounts to be payable on or in respect of debt of each such Credit Party and Subsidiary, as applicable).  The cash flow of each such Credit Party and Subsidiary, after taking into account all anticipated uses of the cash of each such Credit Party and Subsidiary, should at all times be sufficient to pay all such amounts on or in respect of debt of each such Credit Party and Subsidiary when such amounts are anticipated to be required to be paid.

(d)           The Credit Parties do not believe that final judgments against any of them or any of their Subsidiaries in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, the applicable Credit Party or Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).  The cash flow of each such Credit Party and Subsidiary, as applicable, after taking into account all other anticipated uses of the cash of each such Credit Party and Subsidiary, as applicable (including the payments on or in respect of debt referred to in subparagraph (c) of this Section 5.19), should at all times be sufficient to pay all such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

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5.20         Status of Receivables and Other Collateral.  Each Credit Party represents and warrants that (a) each Credit Party is and shall be the sole owner, free and clear of all Liens except in favor of the Agent (or the Canadian Collateral Agent, as applicable) or otherwise permitted under Section 7.2 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in all of the Collateral (other than Excluded Collateral, as defined in the applicable Security Documents) owned by such Credit Party, and (b) each Receivable reported by the Credit Parties as an Eligible Receivable meets the requirements of the definition of Eligible Receivable, each item of Inventory reported by the Credit Parties as Eligible Inventory meets the requirements of the definition of Eligible Inventory, each item of Eligible Equipment reported by the Credit Parties as Eligible Equipment meets the requirements of the definition of Eligible Equipment, each Real Property Asset reported by the Credit Parties as Eligible Real Estate meets the requirements of the definition of Eligible Real Estate.

5.21         Transactions with Related Parties.  Any and all transactions, contracts, licenses, or other agreements existing on the date of this Agreement and the Closing Date which have been entered into by and among any Credit Party and any Affiliate, officer, or director of any Credit Party (other than Permitted Affiliate Transactions), have been entered into and made upon terms and conditions not less favorable to the applicable Credit Parties than those terms which could have been obtained from wholly independent and unrelated sources.

5.22         Intellectual Property.  Schedule 5.22 hereto sets forth a true, accurate and complete listing, as of the date of this Agreement, of all Patents, Trademarks and Copyrights that are the subject of registrations or applications in any state, federal, or foreign Intellectual Property registry or any domain name registry and all Intellectual Property licenses thereof, of the Credit Parties as of the date of this Agreement and the Closing Date, showing as of the date of this Agreement and the Closing Date the owner, the jurisdiction of registry, the registration or application number, and the date of registry thereof.  The Credit Parties are the sole and exclusive owners of (and the current record owners of) all the registrations and applications listed on Schedule 5.22.  Except as set forth on Schedule 5.22, the conduct of the respective businesses (including the products and services) of the Credit Parties as currently conducted does not, in any material respect, infringe, misappropriate, or otherwise violate any person’s Intellectual Property rights, and there has been no such claim asserted or threatened in the past three (3) years against any of the Credit Parties.  To the knowledge of the Credit Parties, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Credit Parties in the conduct of their respective businesses, and no such claims have been asserted or threatened against any Person by the Credit Parties in the past three (3) years.  Except as created or permitted under the Loan Documents, no Lien exists with respect to the interest of any Credit Party in any such Intellectual Property or licenses to Intellectual Property, and no Credit Party has transferred or subordinated any interest it may have in such Intellectual Property or licenses to Intellectual Property.  The Credit Parties shall, from time to time as necessary to keep such schedule updated in all material respects (but no more often than quarterly, except in the event that the Credit Parties acquire material Intellectual Property through the acquisition of, or merger or consolidation with, any Person, or acquisition of material assets of any Person), deliver to the Agent an updated Schedule 5.22 to this Agreement, together with a certificate of an authorized officer of the Borrowers’ Agent certifying that the information set forth on such schedule is true, correct and complete as of such date.  The execution and delivery of this Agreement and the other Loan Documents, and the

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consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Credit Parties’ rights to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use in the conduct of the business as currently conducted.

5.23         [RESERVED]

5.24         Canadian Pension and Benefit Plan Matters.  No Credit Party (a) has a Canadian Pension Plan or Canadian Benefit Plan or (b) any material obligations or liabilities under a Canadian Pension Plan or Canadian Benefit Plan.

5.25         Related Businesses.  As of the date of this Agreement and the Closing Date, the Credit Parties are engaged in the businesses of producing and selling paper products.  These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers, as required for the continued successful operation of Borrowers and the other Credit Parties taken as a whole.  Borrowers have requested the Lenders to make credit available hereunder for the purposes set forth in Section 6.9 and generally for the purposes of financing the operations of Borrowers and the other Credit Parties.  Each Borrower and each other Credit Party expects to derive benefit (and the board of directors of each Borrower and other Credit Party has determined that such Borrower or other Credit Party may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of each Borrower and each other Credit Party is dependent on the continued successful performance of the functions of the group as a whole.  Each Credit Party acknowledges that, but for the agreement of each of the other Credit Parties to execute and deliver this Agreement, the Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

5.26         Material Leasehold Properties.  No Credit Party is in default in any material respect under any lease with respect to any Material Leasehold Property, and to the knowledge of any Credit Party, no other party thereto is in default under any such lease.

5.27         Security Interests.  Each of the Security Documents creates in favor of the Agent (or the Canadian Collateral Agent, as applicable), for the benefit of the Agent (or the Canadian Collateral Agent, as applicable) and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby.  Upon the filing of the Uniform Commercial Code financing statements and the other personal property security financing statements described in Schedule 5.27 and, to the extent governed by United States or Canadian federal law, as applicable, upon the recording of a patent security agreement in the form of Exhibit M hereto, a trademark security agreement in the form of Exhibit N hereto and a copyright security agreement in the form of Exhibit O hereto (the “Intellectual Property Security Agreements”), in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, such security interests in and Liens on the Collateral granted thereby that may be perfected by such aforementioned filings or recordings shall be perfected, first priority security interests (subject, as to priority, only to Liens permitted under Section 7.2 that, as a matter of law (including, without limitation, the priority rules of the

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Uniform Commercial Code and the applicable personal property security legislation), would be prior to the Liens of the Collateral Agent (or the Canadian Collateral Agent, as applicable), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements or financing change statements in accordance with applicable law, (b) the recording of the Intellectual Property Security Agreements in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, with respect to after-acquired U.S. Patent, Trademark and Copyright applications and registrations and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign Intellectual Property.

5.28         [RESERVED]

5.29         Deposit Accounts.  Each deposit account of the Credit Parties (including each Collection Account) is listed on Schedule 5.29 attached hereto, and each Collection Account is specified as such on such Schedule; provided that such schedule may be updated by the Credit Parties from time to time when the Credit Parties add or remove deposit accounts in accordance with this Agreement.  Each deposit account of the Credit Parties (including each Collection Account), including each deposit account listed on Schedule 5.29 or established pursuant to Section 7.18, is a Controlled Account (except with respect to the accounts referred to in Section 7.18(c) to the extent provided therein).

6.             Affirmative Covenants.

Each Credit Party covenants and agrees with the Agent, the Canadian Collateral Agent and the Lenders that prior to the termination of this Agreement, each Credit Party will perform and observe each and all of the following covenants:

6.1           Businesses and Properties.  At all times:  (a) do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated, with such changes as such Credit Party deems prudent or as otherwise permitted by this Agreement; (c) comply in all material respects with all material Legal Requirements applicable to such businesses and the operation thereof, whether now in effect or hereafter enacted (including without limitation, all material Legal Requirements relating to public and employee health and safety and all Environmental Laws); and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times.  Notwithstanding the foregoing provisions of this Section 6.1, the Credit Parties shall not be required to comply with the requirements of clauses (a), (b) or (d) of this Section 6.1 with respect to any Properties (whether or not Mortgaged Properties) (i) at which operations shall have been permanently discontinued and (ii) to the extent the Board of Directors of the Parent shall have determined that the preservation and maintenance of such Properties and the rights, licenses and permits related to such Properties, as applicable, are no

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longer desirable in the conduct of the business of the Credit Parties and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders, or that the preservation or maintenance thereof is not necessary in connection with any transaction permitted under the Loan Documents. With respect to any Properties at which operations are permanently discontinued, the Credit Parties will take customary and prudent steps to secure such Properties from unauthorized Persons and to make or cause to be made repairs and replacements necessary to prevent the development of hazardous safety conditions at such Properties.

6.2           Taxes.  Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such Property or any part thereof (except as otherwise permitted by Section 7.2 hereof), unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; provided, however, that such contested amounts giving rise to such Liens shall be immediately paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Agent (or the Canadian Collateral Agent, as applicable), is delivered to the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties in an amount no less than such contested amounts.  The Guarantors shall make or obtain records or documents that meet the requirement of paragraphs 274(4)(a) to (c) of the ITA with respect to all such transactions and arrangements.

6.3           Financial Statements and Information.  Furnish to the Agent each of the following, which may be furnished via electronic means acceptable to the Agent and, in the case of the materials described in clause (h)(ii) of this Section, by first class U.S. mail:

(a)           as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Credit Parties, Annual Audited Financial Statements of the Credit Parties and their Subsidiaries;

(b)           as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (that is not also the end of a fiscal year) of the Credit Parties, Quarterly Unaudited Financial Statements of the Credit Parties and their Subsidiaries;

(c)           as soon as available and in any event within thirty (30) days after the end of the month, Monthly Unaudited Financial Statements of the Credit Parties and their Subsidiaries;

(d)           concurrently with the financial statements provided for in Subsections 6.3(a), 6.3(b) and 6.3(c) hereof, (i) a Compliance Certificate, signed by a Responsible Officer of the Borrowers’ Agent setting forth, among other things, in the case of a Compliance Certificate delivered in connection with Subsections 6.3(a) and 6.3(b), reasonably detailed calculations of the Fixed Charge Coverage Ratio calculated as of the end of such fiscal year or fiscal quarter, as applicable; provided, that if the Fixed Charge Coverage Ratio is not

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being tested as of such fiscal quarter or fiscal year end date pursuant to Section 7.12, such calculation of the Fixed Charge Coverage Ratio shall still be delivered, but may be delivered in a separate certificate, which certificate shall be delivered as soon as available and in any event within fifteen (15) days after the delivery of the Compliance Certificate delivered pursuant to this Subsection 6.3(d) for the end of such fiscal year or fiscal quarter end, and provided, further, that, (A) in no event shall the delivery of a Fixed Change Coverage Ratio calculation be deemed to imply that Section 7.12 is then being tested, such testing to be determined strictly in accordance with the express terms of Section 7.12, and (B) failure to provide a calculation of the Fixed Charge Coverage Ratio at times and for periods when the Fixed Charge Coverage Ratio is not being tested pursuant to Section 7.12 shall not, in and of itself, constitute a Default or an Event of Default, and (ii) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 6.10 hereof to become a Guarantor at the request of the Agent, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrowers’ Agent;

(e)           as soon as available and in any event within five (5) Business Days after the date of issuance thereof (if any such management letter is ever issued), any management letter prepared by the independent public accountants who reported on the financial statements provided for in Subsection 6.3(a) above, with respect to the internal audit and financial controls of the Credit Parties and their Subsidiaries;

(f)            from any date when Availability is less than $25,000,000 (and until such time thereafter when Availability has exceeded $35,000,000 for sixty (60) consecutive days) or upon the occurrence and during the continuation of a Default or Event of Default, within two (2) Business Days after the end of each week, a Receivables report in the form of Exhibit H setting forth the sales, collections and total customer debits and credits for the Credit Parties, on a Consolidated basis, for such week, certified by a Responsible Officer of the Borrowers’ Agent; provided, however, from any date when Availability is less than $25,000,000 (and until such time when Availability has exceeded $35,000,000 for sixty (60) consecutive days) or upon the occurrence and during the continuation of a Default or Event of Default, Agent may, in its discretion, require such reports on a basis more frequently than weekly;

(g)           from any date when Availability is less than $25,000,000 (and until such time thereafter when Availability has exceeded $35,000,000 for sixty (60) consecutive days) or upon the occurrence and during the continuation of a Default or Event of Default, within two (2) Business Days after the end of each week, an Inventory designation report in the form of Exhibit I, certified by a Responsible Officer of the Borrowers’ Agent; provided, however, from any date when Availability is less than $25,000,000 (and until such time when Availability has exceeded $35,000,000 for sixty (60) consecutive days) or upon the occurrence and during the continuation of a Default or Event of Default, Agent may, in its discretion, require such reports on a basis more frequently than weekly;

(h)           as soon as available, and in any event postmarked (in the case of (ii) below) within fifteen (15) days after the end of each calendar month, (i) Receivable agings and reconciliations, accounts payable agings and reconciliations, lockbox statements and all other schedules, computations and other information, all in reasonable detail, as may be reasonably

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required or requested by the Agent with regard to the Credit Parties and their Subsidiaries, all certified by a Responsible Officer of the Borrowers’ Agent, and (ii) copies of all monthly accounts statements for each deposit account covered by a Tri-Party Agreement;

(i)            as soon as available and in any event within fifteen (15) Business Days after the end of each calendar month, (A) a certificate setting forth the calculation of the Indenture Cap as of the end of such calendar month (in form and substance reasonably acceptable to the Agent), and (B) a Borrowing Base Compliance Certificate;

(j)            as soon as available and in any event within thirty (30) days prior to the commencement of each fiscal year of the Credit Parties, management-prepared Consolidated and consolidating financial projections of the Credit Parties and their Subsidiaries for the immediately following three (3) fiscal years (setting forth such projections on both an annual basis and on a monthly basis for the upcoming fiscal year and on an annual basis only for the two (2) fiscal years thereafter), such projections to be prepared and submitted in such format and detail as reasonably requested by the Agent; and

(k)           such other information relating to the financial condition, operations and business affairs of the Credit Parties or any of their Subsidiaries as from time to time may be reasonably requested by the Agent.

Notwithstanding the delineation of specified time periods above in this Section 6.3 for the applicable information, the Agent reserves the right to require the applicable information be furnished to the Agent, the Canadian Collateral Agent and the Lenders on a more frequent basis, as determined by the Agent in its discretion.  All collateral reports of each Credit Party, including each Guarantor, shall be prepared in a manner compatible with the Borrowers’ reporting procedures.

6.4           Inspections; Field Examinations; Inventory Appraisals and Physical Counts.

(a)           Upon reasonable notice (which may be telephonic notice), at all reasonable times during (so long as no Default or Event of Default has occurred and is continuing) regular business hours and as often as the Agent (or the Canadian Collateral Agent, as applicable) may reasonably request, permit any authorized representative designated by the Agent (or the Canadian Collateral Agent, as applicable), including, without limitation any consultant engaged by the Agent (or the Canadian Collateral Agent, as applicable), together with any authorized representatives of any Lender desiring to accompany the Agent (or the Canadian Collateral Agent, as applicable), to visit and inspect the Properties and records of the Credit Parties and their Subsidiaries and to make copies of, and extracts from, such records and permit any authorized representative designated by the Agent (or the Canadian Collateral Agent, as applicable) (together with any accompanying representatives of any Lender) to discuss the affairs, finances and condition of the Credit Parties and their Subsidiaries with the appropriate Financial Officer and such other officers as the Credit Parties shall deem appropriate and the Credit Parties’ independent public accountants, as applicable.

(b)           The Agent (or the Canadian Collateral Agent, as applicable) and any consultant of the Agent (or the Canadian Collateral Agent, as applicable) shall each have the

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right to examine (and any authorized representatives of any Lender shall have the right to accompany the Agent (or the Canadian Collateral Agent, as applicable) during any such examination), as often as the Agent (or the Canadian Collateral Agent, as applicable) may request, the existence and condition of the Receivables, books and records of the Credit Parties and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements.  The Agent (or the Canadian Collateral Agent, as applicable) shall also have the right to verify with any and all customers of the Credit Parties the existence and condition of the Receivables, as often as the Agent (or the Canadian Collateral Agent, as applicable) may require, without prior notice to or consent of any Credit Party.  Without in any way limiting the foregoing, the Agent (or the Canadian Collateral Agent, as applicable) shall have the right to (i) conduct field examinations of the Credit Parties’ operations at the Borrowers’ expense as often as the Agent (or the Canadian Collateral Agent, as applicable) may request and (ii) to order and obtain an appraisal of the Inventory, Equipment and Real Property Assets of the Credit Parties by an appraisal firm satisfactory to the Agent (or the Canadian Collateral Agent, as applicable) as often as the Agent (or the Canadian Collateral Agent, as applicable) may request (subject to the proviso at the end of this clause (b)).  Without in any way limiting the foregoing, the Credit Parties agree to cooperate and to cause their Subsidiaries to cooperate in all respects with the Agent (or the Canadian Collateral Agent, as applicable) and its representatives and consultants in connection with any and all inspections, examinations and other actions taken by the Agent or any of its representatives or consultants pursuant to this Section 6.4.  The Credit Parties hereby agree to promptly pay, upon demand by the Agent (or the Canadian Collateral Agent, as applicable, or the applicable Lender, if appropriate), any and all reasonable fees and expenses incurred by the Agent (or the Canadian Collateral Agent, as applicable) or, during the continuance of any Default or Event of Default, any Lender, in connection with any inspection, examination or review permitted by the terms of this Section 6.4 (including without limitation the fees of third party appraisers, accountants, attorneys and consultants); provided, however, that so long as no Default or Event of Default is continuing, the Borrowers shall only be obligated to pay for (x) two (2) field examinations per each twelve (12)-month period following the Closing Date, (y) two (2) appraisals of Inventory during each twelve (12)-month period after the Closing Date, and (z) at Agent’s discretion, up to one (1) appraisal of Equipment and Real Property Assets during each twelve (12)-month period after the Closing Date (other than the initial field examinations and appraisals for any Receivables, Inventory, Equipment and/or Real Property Assets acquired through an acquisition or other Investment permitted under the terms of this Agreement, it being agreed that the Borrowers shall be obligated to pay for each such initial field examination and/or appraisal, as applicable, conducted with respect to each such acquisition or Investment).  For avoidance of doubt, the Property inspection rights granted to the Agent and the Lenders in this Section 6.4, do not include the Property of the Offshore Entities.

(c)           At the Agent’s (or the Canadian Collateral Agent’s, as applicable) request, not more frequently than once during any consecutive twelve month period if no Default or Event of Default then exists at the time of such request by the Agent (or the Canadian Collateral Agent, as applicable), and as frequently as requested by the Agent (or the Canadian Collateral Agent, as applicable) after the occurrence of any Default or Event of Default which has not been cured or waived in writing by the Agent and the Required Lenders, the Credit Parties shall conduct, at their own expense, a physical count of their Inventory and promptly supply the Agent (or the Canadian Collateral Agent, as applicable) with a copy of such counts accompanied by a

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report of the value (based on the lower of cost or market value) of such Inventory.  Additionally, the Credit Parties shall promptly provide the Agent (or the Canadian Collateral Agent, as applicable) with copies of any other physical counts of the Credit Parties’ Inventory which are conducted by the Credit Parties after the Closing Date.

6.5           Further Assurances.  Upon request by the Agent (or the Canadian Collateral Agent, as applicable), promptly execute and deliver any and all other and further agreements and instruments and take such further action as may be reasonably requested by the Agent (or the Canadian Collateral Agent, as applicable) to (a) cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Credit Parties’ or any of their Subsidiaries’ agreements set forth in the Loan Documents or so intended to be, (b) to carry out the provisions and purposes of this Agreement and the other Loan Documents, and (c) grant, preserve, protect and perfect the first priority Liens created or intended to be created by the Security Documents in the Collateral.  Upon written request of the Agent, promptly cause a first priority perfected security interest or pledge to be granted to the Canadian Collateral Agent, for the ratable benefit of the Lender Parties, in all of the Stock of Neenah Paper Company of Canada, together with such related certificates, legal opinions and documents as the Agent may reasonably require, each in Proper Form.  Upon written request by the Agent, promptly furnish the Agent with a then current listing of all assumed names that any Credit Party is then utilizing in conducting their respective businesses.  Promptly furnish the Agent with notice of any transfer of Intellectual Property to another Credit Party and promptly execute and deliver any and all other and further agreements and instruments as may be reasonably requested by the Agent in connection therewith.

6.6           Books and Records.  Maintain financial records and books in accordance with accepted financial practice and GAAP.

6.7           Insurance.

(a)           Maintain the insurance required by this Section 6.7 at all times by financially sound and reputable insurers (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Agent, such approval not to be unreasonably withheld).

(b)           Maintain insurance, to such extent, on such of its Properties and against such liabilities, casualties, risks and contingencies, including fire and other risks insured against by extended coverage, employee liability and business interruption, at least as is customary with companies similarly situated and in the same or similar businesses, and subject to deductibles that are no greater than are customary with such companies, provided, however, that such insurance shall insure the Property of the Credit Parties and each of their Subsidiaries against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral; provided, further, that from and after the permanent cessation of operations at any of their facilities (whether or not they are Mortgaged Properties) in accordance with Section 6.1, the Credit Parties will not be required to maintain property insurance with respect to the fixed assets comprising such facility unless such facilities are located on Eligible Real Property used in the computation of the Borrowing Base or

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such insurance is required by law, as determined by the Agent (the Credit Parties agreeing to provide not less than five (5) Business Days’ advance notice to Administrative Agent prior to the effective date of any cancellation or non-renewal of such insurance).

(c)           Maintain in full force and effect worker’s compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by any Credit Party or any of their Subsidiaries, in such amounts as the Agent shall reasonably deem necessary.

(d)           Maintain such other insurance as may be required by applicable law and furnish to the Agent, upon written request, full information as to the insurance carried.

(e)           All insurance covering Property subject to a Lien in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent (or the Canadian Collateral Agent, as applicable), and all liability insurance maintained by the Credit Parties shall name the Agent and the Canadian Collateral Agent as additional insured.  All such property and liability insurance shall further provide for at least thirty (30) days’ (ten (10) days’ with respect to cancellation for non-payment of premium or at the request of the insured) prior written notice to the Agent (and/or the Canadian Collateral Agent, as applicable) of the cancellation or substantial modification thereof.  If any Credit Party fails to maintain such insurance, the Agent (or the Canadian Collateral Agent, as applicable) may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Agent’s (or the Canadian Collateral Agent’s) part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Agent (or the Canadian Collateral Agent, as applicable) shall have the sole right, in the name of the Lenders, any Credit Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  The Credit Parties shall deliver certificates evidencing renewal of the insurance required hereunder and evidence that the premiums have been paid before termination of any insurance policies required hereunder.  Upon request, Debtors shall deliver certificates evidencing the insurance required hereunder and copies of the underlying policies as they are available.

6.8           ERISA.  At all times:  (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan or (ii) any “prohibited transaction”, as such term is defined in Section 4975 of the Code, in connection with any Plan, that could reasonably be expected to result in the imposition of material damages or a material excise tax on any Credit Party or any Subsidiary thereof, furnish the Agent a statement executed by a Responsible Officer of such Credit Party or Subsidiary setting forth the details thereof and the action which such Credit Party or Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or

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Department of Labor with respect thereto; (c) notify the Agent promptly upon receipt by any Credit Party or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which could reasonably be expected to result in the termination of any Plan by the PBGC and furnish the Agent with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 302 and 304 of ERISA or Sections 412 and 431 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 303 of ERISA or Section 430 of the Code or within 10 days of a failure to make any such required contributions when due furnish the Agent with written notice of such failure.

6.9           Use of Proceeds.  Subject to the terms and conditions contained herein, use the proceeds of the Loans (a) to finance ongoing working capital needs of the Credit Parties not otherwise prohibited herein; (b) for the issuance of Letters of Credit for the account of the Credit Parties in accordance with and subject to the terms of this Agreement; and (c) for general corporate purposes of the Credit Parties in the ordinary course of business and to finance acquisitions permitted under Section 7.4; provided, that no proceeds of any Loan shall be used (w) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U (“Reg U”) of the Board of Governors of the Federal Reserve System, (x) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (y) for any other purpose which would cause such Loan to be a “purpose credit” within the meaning of Reg U and (z) for any purpose which would constitute a violation of Reg U or of Regulations T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.  Following this transaction, no more than twenty-five percent (25%) (or such lesser percentage as may be established from time to time under Reg U or any successor statute) of the assets, of Borrowers and their Subsidiaries, subject to any restriction on sale or pledge, will consist of, or be represented by margin stock.

6.10         Borrowers; Guarantors; Joinder Agreements.  Promptly inform the Agent of the creation or acquisition of any Subsidiary of any Credit Party after the Closing Date and, within thirty (30) days after the written request of the Agent (or the Required Lenders in the case of clause (b) below) delivered in accordance with Section 10.2 below, cause:

(a)           each such Subsidiary (i) that is a Domestic Subsidiary to become a Borrower by execution and delivery to the Agent, for the ratable benefit of the Lender Parties, of a Joinder Agreement, and (ii) that is not a Domestic Subsidiary (other than an Excluded Foreign Subsidiary) to become a Guarantor by execution and delivery to the Agent, for the ratable benefit of the Lender Parties, of a Guaranty and/or a Joinder Agreement, as applicable;

(b)           a first priority perfected security interest to be granted to the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, in all of the Stock of such Subsidiary owned by the Credit Parties or any of their other Subsidiaries if such newly acquired or created Subsidiary is a Domestic Subsidiary or is treated, for U.S. federal

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tax purposes, as an entity that is disregarded as an entity separate from its owner within the meaning of Treas. Reg. § 301.7701-1, or if such newly acquired or created Subsidiary is a foreign Subsidiary that is not disregarded as an entity separate from its owner within the meaning of Treas. Reg. § 301.7701-1 (an “Excluded Foreign Subsidiary”), then cause not more than sixty-five percent (65%) of all issued and outstanding Stock of such Excluded Subsidiary to be pledged as Collateral pursuant to the foregoing Stock pledge requirement;

(c)           each such Subsidiary (other than an Excluded Foreign Subsidiary) to grant to the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, a security interest (subject only to (i) Liens permitted under Section 7.2(e) as to Receivables, Inventory and Permitted Investment Securities, and (ii) Liens permitted under Section 7.2 as to all other Collateral existing as of the date of acquisition by any Credit Party or any other Subsidiary thereof of such newly acquired Subsidiary, if applicable) in all accounts, inventory, equipment, furniture, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal Property and all real Property owned at any time by such Subsidiary and all products and proceeds thereof (subject to similar exceptions as set forth in the Security Documents); and

(d)           cause such Subsidiary to deliver to the Agent (or the Canadian Collateral Agent, as applicable) such other Joinder Agreements, guaranties, contribution and set-off agreements, security agreements, pledge agreements, Tri-Party Agreements and other Loan Documents and such related certificates, Uniform Commercial Code, PPSA (Nova Scotia) and other customary lien search reports, legal opinions and other documents (including Organizational Documents) as the Agent (or the Canadian Collateral Agent, as applicable) may reasonably require, each in form and substance reasonably satisfactory to the Agent (or the Canadian Collateral Agent, as applicable), and to submit to a collateral audit conducted by an independent audit firm designated by Agent (or the Canadian Collateral Agent, as applicable) and satisfactory to the Agent (or the Canadian Collateral Agent, as applicable) in its reasonable discretion;

provided, however, that any such Subsidiary that is an Excluded Foreign Subsidiary shall not be required to become a Guarantor or grant any Liens hereunder; provided, further, that until such Subsidiary becomes a Guarantor or a Borrower pursuant to the terms of this Agreement it shall not become a Credit Party.  To the extent reasonably feasible, all of the foregoing requirements shall be affected by the execution and delivery of a Joinder Agreement.

6.11         Notice of Events.  Notify the Agent within two (2) Business Days after any Responsible Officer of any Credit Party or any of their Subsidiaries acquires knowledge of the occurrence of, or if any Credit Party or any of their Subsidiaries causes or intends to cause, as the case may be, any of the following:  (a) the institution of any lawsuit, administrative proceeding or investigation affecting any Credit Party or any of their Subsidiaries, including without limitation any examination or audit by the IRS or the Canada Revenue Agency, the adverse determination under which could reasonably be expected to be material; (b) any development or change in the business or affairs of any Credit Party or any of their Subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the applicable Credit Parties, a Material Adverse Effect; (c) any Event of Default or Default, together with a reasonably detailed statement by a Responsible Officer on behalf of the Borrowers’ Agent of the

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steps being taken to cure the effect of such Event of Default or Default; (d) the occurrence of a default or event of default by any Credit Party or any of their Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; (e) any written notice of any material violation by, or investigation of any Credit Party or any of their Subsidiaries in connection with any actual or alleged material violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have, in the reasonable judgment of any Responsible Officer of the applicable Credit Parties, a Material Adverse Effect; and (f) any significant change in the accuracy of any material representations and warranties of the Credit Parties or any of their Subsidiaries in this Agreement or any other Loan Document (including without limitation, the representations and warranties in Section 5.20(b)).

6.12         Environmental Matters.  Without limiting the generality of Section 6.1(c) hereof, (a) comply in all material respects with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law, or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect.  In the event that any Credit Party or any of their Subsidiaries receives any such written demand or claim from any Person with respect to any such Environmental Liabilities, the Credit Parties agree to promptly take action and thereafter diligently pursue the same to completion in a manner necessary to cause the applicable Environmental Liabilities to be remediated as soon as reasonably possible in accordance with all applicable Requirements of Environmental Law.  EACH OF THE CREDIT PARTIES HEREBY INDEMNIFIES AND AGREES TO HOLD THE AGENT, THE CANADIAN COLLATERAL AGENT AND THE LENDERS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING ARISING OUT OF THEIR RESPECTIVE BUSINESSES OR THE BUSINESSES OF ANY OF THE OTHER CREDIT PARTIES OR ANY SUBSIDIARIES OF ANY OF THEM, PERTAINING TO ANY ENVIRONMENTAL LIABILITIES, INCLUDING WITHOUT LIMITATION, CLAIMS OF ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON ARISING UNDER ANY REQUIREMENT OF ENVIRONMENTAL LAW OR UNDER TORT, CONTRACT OR COMMON LAW; PROVIDED, THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, THE APPLICABLE LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING IS DETERMINED BY A FINAL JUDICIAL DECISION TO HAVE BEEN CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION.

6.13         End of Fiscal Year.  Cause each of its fiscal years and the fiscal years of each of its Subsidiaries to end on December 31st of the applicable year.

6.14         Pay Obligations and Perform Other Covenants.  Make full and timely payment of the Obligations, whether now existing or hereafter arising, as and when due and payable, duly comply, and cause each of its Subsidiaries to duly comply, with all of the terms and covenants

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contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation and renewal statements and the making of other filings by the Agent (or the Canadian Collateral Agent, as applicable) as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by Section 7.2 hereof) and supply all information to the Agent (or the Canadian Collateral Agent, as applicable) necessary for such maintenance.

6.15         Collection of Receivables; Application of Receivables Proceeds.

(a)           At all times after (i) Availability is less than $25,000,000, or (ii) the occurrence of a Default or an Event of Default (any such time, until the occurrence of a Dominion Termination Event, a “Dominion Event”), and until such time when Availability has exceeded $35,000,000 for sixty (60) consecutive days and no Default or Event of Default is continuing (a “Dominion Termination Event”), the Borrowers shall cause all payments received by any Borrowers or any of their Subsidiaries (other than any Guarantor, except as provided below) on account of Receivables of the Borrowers (whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise) to be promptly deposited in the form received (but with any endorsements of the applicable Borrower or Subsidiary necessary for deposit or collection, and if received in funds other than U.S. dollars, with such arrangements for conversion to U.S. dollars as may be acceptable to the Agent) into one or more Collection Accounts of the Borrowers designated by the Agent.  Funds received in a Collection Account of a Borrower shall be subject to daily wire transfer to an account designated by the Agent pursuant to arrangements with the applicable depository that are acceptable to the Agent, and in connection therewith, the Agent (or the Canadian Collateral Agent, as applicable) and JPMorgan are irrevocably authorized to cause all collected funds on all Receivables received by the Agent (or the Canadian Collateral Agent, as applicable) or JPMorgan from whatever means, whether pursuant to any Tri-Party Agreement or otherwise, to be applied by the Agent to reduce the outstanding balance of the Revolving Loans.  Upon the occurrence of a Dominion Event, and from time to time thereafter until a Dominion Termination Event as the Agent may require, funds held in any other deposit account of any Borrower shall be remitted to the Agent, except as the Agent may permit to fund outstanding drafts or transfers or otherwise in its discretion; and until the occurrence of a Dominion Termination Event, funds contained in any account of any Borrower shall be subject to withdrawal by the Agent only, as hereinafter provided, except as otherwise expressly authorized by the Agent.  Upon the occurrence of a Dominion Event, the Borrowers shall, at any time and from time to time upon request of the Agent, liquidate any Permitted Investment Securities held by them and remit the proceeds to the Agent.  Prior to the occurrence of a Default or Event of Default, all remittances and payments that are deposited with the Agent in accordance with this Section 6.15(a) will be applied by the Agent on the same day received (or on the next Business Day in the case of remittances and payments received after 11:00 a.m.) to reduce the outstanding balance of the Revolving Loans, subject to final collection in cash of the item deposited.  After the occurrence of a Default or Event of Default, all remittances and payments that are deposited with the Agent in accordance with this Section 6.15(a) will be applied by the Agent in accordance with Section 2.7.  Upon the occurrence of a Dominion Event, and until the occurrence of a Dominion Termination Event, each Guarantor shall be subject to cash management arrangements (including with respect to

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payments received on account of Receivables, short term investments and intercompany transfers of funds) pursuant to which funds in each such Guarantor’s accounts may be applied to reduce the outstanding balance of the Revolving Loans acceptable to the Agent and the Canadian Collateral Agent, whether or not demand has been made under the relevant Guaranty.  Upon the occurrence of a Dominion Event, if any Credit Party, or any other Person acting for or in concert with the Credit Parties, receives any monies, checks, notes, drafts or other payments relating to or as proceeds of Receivables or other Collateral except as contemplated by this Section 6.15(a), the Credit Parties shall, or shall cause such Person to, receive and hold such items in trust for, and as the sole and exclusive property of, the Agent and the Canadian Collateral Agent (for the benefit of the Lender Parties) and, immediately upon receipt thereof, remit the same (or cause the same to be remitted) in hand to or as directed by the Agent.

(b)           Until the occurrence of a Dominion Event, the Credit Parties shall be required, and hereby agree, to promptly deposit Receivable payments when received into any Controlled Account maintained by the Credit Parties pursuant to the terms hereof and designated to the Agent as a Collection Account.  The Agent shall not deliver any “sole control” activation notices under any Tri-Party Agreement until the occurrence of a Dominion Event.  Upon the occurrence of a Dominion Event, all amounts in each Controlled Account shall be subject to the provisions of Section 6.15(a), and none of such Controlled Accounts shall be utilized for disbursement purposes, except as otherwise consented to by the Agent (or the Canadian Collateral Agent, as applicable).

6.16         Receivables and Other Collateral Matters.  The Credit Parties shall maintain books and records pertaining to the respective Collateral owned by each of them in detail, form and scope as the Agent shall reasonably require, and concurrently with the delivery by any Credit Party to the Agent (or the Canadian Collateral Agent, as applicable) of any accounts receivable aging or any sales report summary hereunder, the Credit Parties will disclose to the Agent (or the Canadian Collateral Agent, as applicable) which Receivables, if any, arise out of contracts with the United States or Canada or any department, agency or instrumentality thereof, and will, upon request from the Agent (or the Canadian Collateral Agent, as applicable), use commercially reasonable efforts to execute or cause to be executed any instruments and take any steps required by the Agent (or the Canadian Collateral Agent, as applicable) in order that all monies due or to become due under any such contract shall be assigned to the Agent (or the Canadian Collateral Agent, as applicable) and notice thereof given under the Federal Assignment of Claims Act or any equivalent Canadian statute.  The Credit Parties will, promptly after any Responsible Officer of any of them learns thereof, report to the Agent any material loss or destruction of, or substantial damage to, any portion or component of the Collateral with fair market value in excess of $500,000, and any other matters materially affecting the value, enforceability or collectability of any of the Collateral with fair market value in excess of $500,000.  If any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code (or, where applicable, or the PPSA (Nova Scotia)), such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Agent (or the Canadian Collateral Agent, as applicable) as additional Collateral.  The Credit Parties shall not redate, nor allow any of their Subsidiaries to redate, any invoice or sale, or without written notice to the Agent, make or allow to be made sales on extended dating beyond that customary in the industry. Finally, neither any

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Credit Party, nor any of their Subsidiaries, shall be entitled to pledge the Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever.

6.17         Agreements.  The Credit Parties shall deliver or cause to be delivered to the Agent copies of all tax sharing agreements and all material employment agreements, management fee agreements, loan agreements, notes and other documentation evidencing any Indebtedness of the Borrower or any Subsidiary not delivered or provided prior to the Closing Date.

6.18         Hedging Strategy.  The Credit Parties will enter into and maintain Hedging Obligations permitted hereunder in accordance with and as determined by the hedging policies referred to in Section 4.2(s), with such changes thereto as may be reasonably acceptable from time to time to the Agent.

6.19         Canadian Pension Plans; Canadian Benefit Plans.

(a)           For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, the Credit Parties shall operate and administer, in all respects, such plans in compliance with applicable laws and the terms of such plans and shall maintain all necessary governmental approvals which are material in respect of the operation of the Canadian Pension Plans or Canadian Benefit Plans and in a timely fashion comply with and perform in all material respects all of their obligations under and in respect of such Canadian Pension Plans or Canadian Benefit Plans, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(b)           All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be remitted or paid by the Credit Parties in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(c)           The Credit Parties shall deliver to the Lenders (i) if requested by the Lenders, copies of each annual return and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that the Credit Parties may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; (iii) notification within thirty (30) days of any increases having a cost to the Credit Parties in excess of $1,000,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which the Credit Parties were not previously contributing; (iv) promptly after the occurrence thereof, notice of any default or violation under any Canadian Pension Plan or Canadian Benefit Plan or applicable law or any suit, action, claim or proceeding commenced or threatened in respect of any Canadian Pension Plan or Canadian Benefit Plan or the assets of either that might result in any liability, payment or tax, fine or penalty; (v) promptly after the occurrence thereof, notice of any change in the funding or contribution requirements for any Canadian Pension Plan or Canadian Benefit Plan from that disclosed in Schedule 5.24, which could reasonably be expected, whether taken individually or in the aggregate, to have a Material Adverse Effect; and (vi) any notice or proposal to terminate or wind up, in whole or in part, any Canadian Pension Plan that could result in any increase in costs or contributions, liability,

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payment, fine or penalty or which could reasonably be expected to have a Material Adverse Effect.

6.20         Conforming Leasehold Interests; Matters Relating to Additional Real Property Collateral.

(a)           If any Credit Party acquires any Material Leasehold Property after the Closing Date, the Credit Party shall use commercially reasonable efforts to cause the landlord with respect to such Material Leasehold Property to execute and deliver to the Agent waivers or subordinations of any and all landlord rights (whether statutory or contractual) held by such landlord with respect to any Collateral located on such Material Leasehold Property.

(b)           From and after the Closing Date, in the event that (i) any Credit Party acquires any Material Leasehold Property or any fee interest in any Real Property Asset, or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Borrower or Guarantor), such Person owns or holds any fee interest in any Real Property Asset, excluding any such Real Property Asset the encumbering of which requires the consent of any then-existing senior lienholder, where the Credit Parties are unable to obtain such senior lienholder’s consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), such Credit Party shall deliver to the Agent (or the Canadian Collateral Agent, as applicable), as soon as reasonably practicable after such Person acquires such Additional Mortgaged Property, the following (subject to Section 6.20(c)):

(A)          Additional Mortgages.  A fully executed (and where required, notarized) Mortgage (or, in the discretion of the Agent (or the Canadian Collateral Agent, as applicable), an amendment to an existing Mortgage) (each an “Additional Mortgage” and, collectively, the “Additional Mortgages”), in proper form for recording in the applicable jurisdiction, encumbering the interest of such Credit Party in such Additional Mortgaged Property, and the Agent (or the Canadian Collateral Agent, as applicable) shall have the right in its sole discretion to record such Additional Mortgage;

(B)           Surveys.  With respect to each Additional Mortgaged Property located in the United States or constituting a Mill Property, such surveys or surveyor certificates as the Agent may reasonably require;

(C)           Deeds.  Copies of all deeds by which such Credit Party received title with respect to each Additional Mortgaged Property that is a fee interest in a Real Property Asset;

(D)          Leases.  Copies of all leases between any Credit Party and any landlord or tenant with respect to any Material Leasehold Property, including any and all modifications, supplements, and amendments thereto.

(E)           Matters Relating to Flood Hazard Properties.  (1) Evidence as to whether any Additional Mortgaged Property that is located in the United States or is a Mill Property is a Flood Hazard Property and (2) if any such

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Additional Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance as required by law with respect to each such Flood Hazard Property in amounts reasonably approved by the Agent, or evidence reasonably acceptable to the Agent that such insurance is not available;

(F)           Title Insurance.  (1) If required by the Agent, ALTA mortgagee title insurance policies (or the Canadian equivalent, as applicable) or unconditional commitments therefor (the “Additional Mortgage Policies”) issued by the Title Company with respect to the Additional Mortgaged Property, in an amount not less than the fair market value of the Additional Mortgaged Property, or such lesser amount as may be reasonably satisfactory to the Agent, insuring fee simple title or leasehold title, as applicable, to each such Additional Mortgaged Property vested in such Credit Party and assuring the Agent that such Additional Mortgage creates a valid and enforceable first priority Lien on such Additional Mortgaged Property, subject only to any standard or other exceptions as may be reasonably acceptable to the Agent and which appear as exceptions on Schedule B to the applicable Additional Mortgage Policy, which Additional Mortgage Policy (a) shall include endorsements (to the extent available) for customary matters reasonably requested by the Agent, including, but not limited to, those endorsements listed on Schedule 4.2(r) and (b) shall provide for affirmative insurance and such reinsurance as may be reasonable and customary and as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; and (2) evidence reasonably satisfactory to the Agent that such Credit Party has (a) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (b) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording taxes, fees and other charges and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

(G)           Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in each Additional Mortgage Policy;

(H)          Opinions of Counsel.  (1) A favorable opinion of counsel (which counsel shall be reasonably satisfactory to the Agent), as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Agent may reasonably request, and (2) an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in the state or province in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgages to be recorded in such state or province and such other reasonable and customary matters (including without limitation any matters governed by the laws of such

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state regarding personal property security interests in respect of any Collateral) as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent;

(I)            Environmental Audit.  If required by the Agent, reports and other information in form, scope and substance reasonably satisfactory to the Agent and prepared by environmental consultants reasonably satisfactory to the Agent and accompanied by reliance letters where applicable, concerning any Environmental Claims or Environmental Liabilities to which any Credit Party may be subject with respect to such Additional Mortgaged Property; and

(J)            Taxes.  Evidence reasonably satisfactory to the Agent (or the Canadian Collateral Agent, as applicable) that there are no outstanding material taxes, levies, duties, imposts, deductions, charges (including water and sewer charges), withholdings, assessments or impositions of any kind which have been due and payable for more than thirty (30) days with respect to such Additional Mortgaged Property, except to the extent that any such matters are being contested in accordance with the terms of Section 6.2.

(c)           In the case of the acquisition in any transaction or series of related transactions by any Credit Party of one or more Additional Mortgaged Properties having an acquisition price of $250,000 or less in the aggregate, the applicable Credit Party shall not be required to deliver the items set forth in Section 6.20(b)(ii)(I) with respect to such Additional Mortgaged Properties, and the remaining items required to be delivered for such Additional Mortgaged Properties pursuant to  Section 6.20(b) shall be delivered quarterly, thirty (30) days after the end of each fiscal quarter for all such Additional Mortgaged Properties acquired during such fiscal quarter; provided, however, that in the event that the Credit Parties acquire (i) any such properties in any quarter having an acquisition price in excess of $2,000,000 in the aggregate, or (ii) any such property that is or is expected to be material to its operations, the applicable Credit Parties shall deliver such remaining items to the Agent (or the Canadian Collateral Agent, as applicable) as soon as reasonably practicable thereafter.

7.             Negative Covenants.

The Credit Parties covenant and agree with the Agent and the Lenders that prior to the termination of this Agreement, the Credit Parties will not do any of the following:

7.1           Indebtedness.  Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent, or otherwise, except the following:

(a)           Indebtedness to the Lenders and the Agent pursuant hereto;

(b)           Indebtedness secured by Liens permitted by Section 7.2 hereof;

(c)           Purchase money Indebtedness (including the amount of any Capital Lease Obligations required to be capitalized and included as a liability on the consolidated balance sheet of the Credit Parties and their Subsidiaries incurred to finance Capital Expenditures)

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including under conditional sales agreements and other title retention arrangements but excluding purchase money Indebtedness incurred in respect of Inventory; provided that the aggregate amount of such purchase money Indebtedness incurred during any fiscal year of the Credit Parties shall not exceed $5,000,000;

(d)           Other liabilities existing on the date of this Agreement and set forth on Schedule 5.16 attached hereto, with no renewals, extensions, modifications or increases thereof being permitted, unless the same constitutes Refinancing Indebtedness;

(e)           Current accounts payable and unsecured current liabilities (including current accrued expenses), not the result of borrowings, to vendors, suppliers, landlords, lessors and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Credit Parties or any of their Subsidiaries in the ordinary course of business;

(f)            (i) Indebtedness of any Credit Party to any other Credit Party, and (ii) the Unpledged Inter-Company Loans, but only to the extent that there are corresponding Pledged Inter-Company Loans then outstanding with at least an equal aggregate outstanding balance, provided, that, in case of both clause (i) and (ii), no such Indebtedness may be cancelled, compromised or otherwise discounted in any respect without the written consent of the Required Lenders;

(g)           Contingent Obligations of a Credit Party with respect to (i) Indebtedness of another Credit Party that is permitted hereunder or (ii) Indebtedness of an Offshore Entity that is permitted under  Section 7.20;

(h)           Current and deferred taxes and other assessments and governmental charges (to the extent permitted by  Section 7.2(e) hereof);

(i)            Customary and prudent Hedging Obligations entered into in the ordinary course of business with the Agent, any Lender or any of their respective Affiliates for the sole purpose of protecting the Credit Parties and their Subsidiaries against fluctuations in interest rates, currency exchange rates, commodity (including pulp) prices and similar risks, so long as such Hedging Obligations are not speculative in nature and are incurred in the normal course of business and consistent with industry practices, and, with respect to Hedging Obligations constituting Bank Products;

(j)            Refinancing Indebtedness, to the extent the same relates to any Indebtedness permitted by Sections 7.1(c) and 7.1(d) hereof;

(k)           Indebtedness incurred in connection with the financing of environmental remediation or Capital Expenditures made to acquire, develop, construct, install, equip or replace existing Equipment, in each case only to the extent (i) such Equipment is primarily intended to establish, maintain or improve the compliance by such Credit Party with applicable Environmental Law (including, as is necessary to maintain certain licenses or permits held by the Credit Parties and required in the conduct of their businesses), (ii) such Indebtedness does not exceed $30,000,000 in the aggregate at any time outstanding, (iii) such Indebtedness (A) is loaned by or guaranteed by a Governmental Authority or government-sponsored entity and is

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interest-free or at a below-market interest rate, (B) is subject to customary intercreditor arrangements acceptable to the Agent in its sole discretion, and (C) is secured only by Liens permitted by Section 7.2(l);

(l)            unsecured letters of credit issued by any third party for the account of any Credit Party, provided that at no time shall the sum of the Letter of Credit Exposure Amount plus the outstanding face amount of all letters of credit issued pursuant to this Section 7.1(l) plus the drawn and unreimbursed amount of such letters of credit exceed $20,000,000;

(m)          Senior unsecured Indebtedness, and/or senior subordinated unsecured Indebtedness, evidenced by Additional Senior Notes, provided, that (i) the sum of the outstanding principal amount of all Additional Senior Notes and the Senior Notes shall not exceed $375,000,000, and (ii) upon the incurrence of any Additional Senior Notes, the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to the incurrence of the Additional Senior Notes) shall be greater than 1.15 to 1.00 for the most recently completed four quarter period, assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner reasonably acceptable to the Agent) such Indebtedness was incurred on the first day of such applicable period;

(n)           other Indebtedness in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

provided, however, that notwithstanding the foregoing, in no event shall the Credit Parties enter into any Hedging Obligation constituting Bank Products at any time when the Hedging Obligations Aggregate Amount exceeds $20,000,000, or which would cause the Hedging Obligations Aggregate Amount to exceed $20,000,000 immediately after the incurrence thereof.

The Credit Parties, the Agent, the Canadian Collateral Agent and the Lenders agree that, notwithstanding anything contained in Section 7.1(f) or in any other provision contained in this Agreement which may appear to be to the contrary, any and all Indebtedness permitted by Section 7.1(f) hereof (together with any and all Liens from time to time securing the same as permitted by Section 7.2 hereof) is hereby made and at all times hereafter shall be inferior and subordinate in all respects to the Obligations from time to time owing to the Agent or any Lender pursuant hereto and to any Lien against any Collateral from time to time now or hereafter securing any of such Obligations pursuant to the terms hereof and the Security Documents.  Additionally, the Credit Parties, the Agent, the Canadian Collateral Agent and the Lenders agree that, notwithstanding anything contained in any provision of this Agreement, any and all contractual, statutory or constitutional Liens which may now or hereafter held by any Credit Party against any Property of any other Credit Party or any of their Subsidiaries as a result of any intercompany lease or sublease by such Credit Party to such other Credit Party or Subsidiary of any real Property owned or leased by the lessor or sublessor Credit Party are, and at all times hereafter shall be, inferior and subordinate in all respects to any Lien now or hereafter held by the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, against any Collateral as security for any of the Obligations pursuant to the terms hereof and the Security Documents.  The Credit Parties

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agree to execute and deliver on their own behalf, and to cause to be executed and delivered by and on behalf of their Subsidiaries, any and all subordination agreements, in form and content reasonably acceptable to the Agent, which the Agent may hereafter require to further evidence the subordination of the Indebtedness permitted by Section 7.1(f) above, the Liens permitted by Section 7.2 and any such contractual, statutory or constitutional landlord’s Liens held by any Credit Party.

7.2           Liens.  Create or suffer to exist any Lien upon any of its Property (including without limitation, real property assets and personal property assets, including Stock in its Subsidiaries) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Credit Parties may create or suffer to exist:

(a)           Liens in effect on the date of this Agreement and which are described on Schedule 7.2 attached hereto, provided, that the Property covered thereby does not increase in scope and such Liens may not be renewed and extended (other than continuation filings or similar filings to maintain the effectiveness of any such Lien), unless such renewal and extension is with respect to Refinancing Indebtedness permitted by Section 7.1(j) above;

(b)           Liens against the Collateral in favor of the Agent (or the Canadian Collateral Agent, as applicable) as security for the Obligations;

(c)           Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 430(k) of the Code);

(d)           Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, processors’ and vendors’ liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are incurred in the ordinary course of business and are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate, diligently pursued proceedings as to which the Credit Parties or any of their Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books adequate reserves;

(e)           Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent, are permitted by Section 6.2 hereof, or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that a Reserve against Availability will be established in an amount equal to the aggregate amount of any and all such federal, state, provincial or local taxes which are being diligently contested;

(f)            Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the

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aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(g)           Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, including without limitation security given in the ordinary course of business to a public utility, a municipality, or a governmental or other public authority where required by such utility, municipality or governmental or public authority in connection with the operations of any Credit Party, in each case in an amount not to exceed $5,000,000 and not secured by Inventory or Receivables;

(h)           Purchase money Liens securing the Indebtedness permitted by Section 7.1(c) above, provided, as a result of the creation of any such Lien, (i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price of the asset acquired with such permitted Indebtedness plus accrued interest on such Indebtedness plus protective advances made by the holder of such permitted Indebtedness, and (iii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness;

(i)            Liens in favor of any Credit Party securing any Indebtedness permitted pursuant to Section 7.1(f)(i) hereof;

(j)            Liens arising from judgments, orders, or other awards not constituting an Event of Default;

(k)           Liens upon Property (i) acquired by the Credit Parties after the Closing Date, (ii) purchased in whole or in substantial part (in no event less than 75% of the aggregate purchase price) with proceeds of Indebtedness permitted pursuant to Section 7.1(k) hereof, which Liens secure only such Indebtedness, and (iii) which Property, in the reasonable discretion of the Agent, can be readily removed from the facility on which it is located at a commercially reasonable cost and without any damage (other than de minimus damage) or impairment (other than de minimus impairment) of the use, functionality or value of such facility;

(l)            all rights reserved to or vested in any Governmental Authority by the terms of any lease, franchise, grant or permit held by any Credit Party or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuation thereof, or to distrain against or to obtain a Lien on any Property of any Credit Party in the event of failure to make such annual or other periodic payments;

(m)          Liens upon cash in an amount not to exceed $5,000,000 at any time to secure Hedging Obligations;

(n)           rights of tenants, subtenants, licensees or other parties in possession, if any, but only (i) as tenants or licensees or otherwise to the extent of their possessory rights or interests and (ii) so long as such rights do not, in the aggregate, materially detract from the value

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of the Properties of the Credit Parties or materially impair the use thereof in the operation of the business of the Credit Parties;

(o)           with respect to any lease of any Leasehold Property entered into in accordance with the terms hereof, the rights of the landlord to such leased property and the terms and conditions contained in the corresponding lease, but only so long as such Credit Party is current with respect to payment of all rent and other amounts due to such landlord under such lease;

(p)           any encumbrance for which adequate title insurance is provided against losses that may be suffered by the Agent (or the Canadian Collateral Agent, as applicable) and the Lenders, which insurance is reasonably acceptable to the Agent (or the Canadian Collateral Agent, as applicable); and

(q)           other Liens securing the payment of obligations, other than Indebtedness or Hedging Obligations, in an amount not to exceed $5,000,000 at any time outstanding; provided, that such Liens are not upon Inventory, Receivables, Eligible Equipment, Eligible Real Estate, Timberland Properties or Deposit Accounts;

Provided, however, notwithstanding anything contained above in this Section 7.2 to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to the Credit Parties, the Indebtedness giving rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond or title insurance with respect thereto (which is reasonably satisfactory in all respects to the Agent), is posted.

7.3           Contingent Liabilities.  Create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, other than:

(a)           The Obligations of each Guarantor to the Agent, the Canadian Collateral Agent and the Lenders under the terms of any Guaranty;

(b)           Any Contingent Obligations of the Credit Parties under any Hedging Obligations permitted by Section 7.1(i) above;

(c)           The guarantees by the Credit Parties of any obligations of any other Credit Party that are not prohibited by this Agreement or of any Indebtedness of any other Credit Party if such Indebtedness so guaranteed is permitted under the terms of Section 7.1 above; and

(d)           The guarantees by any Credit Party of Indebtedness created, incurred or existing pursuant to the terms of Section 7.20 hereof, provided, that, at all times any such guaranty is in effect the maximum amount of such guaranteed Indebtedness shall be deemed to be an Investment in an Offshore Entity on the date such guaranty is entered into, and any such Investment must be permitted under Section 7.7 hereof (whether through one or a combination of the clauses thereof so long as such amounts aggregate to such maximum amount).

7.4           Mergers, Consolidations and Dispositions and Acquisitions of Assets.  In any single transaction or series of related transactions, directly or indirectly:

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(a)           Wind up its affairs, liquidate or dissolve;

(b)           Be a party to any merger or consolidation;

(c)           (i) Sell, convey, lease, transfer or otherwise dispose of all or any portion of the Property (except for the sale of Inventory in the ordinary course of business) of any Credit Party, or agree to take any such action, or (ii) permit any Offshore Entity to sell, convey, lease, transfer or otherwise dispose of all or any substantial portion of the Property (except for the sale of Inventory in the ordinary course of business) of such Offshore Entity, or permit any Offshore Entity to agree to take any such action;

(d)           Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or of any Offshore Entity or any Indebtedness or obligations of any character of any of its Subsidiaries or of any Offshore Entity, or permit any such Subsidiary or Offshore Entity to do so with respect to any Stock of any other subsidiary or any Indebtedness or obligations of any character of any Credit Party, any of their Subsidiaries or any Offshore Entity, or permit any of their Subsidiaries or any of the Offshore Entities to dissolve or liquidate, or to issue any additional Stock other than to the Credit Parties or, solely with respect to Neenah Germany’s subsidiaries, to Neenah Germany or one of its directly or indirectly wholly owned subsidiaries;

(e)           Take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

(f)            Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person;

provided, however that notwithstanding the foregoing, any of the following described actions may be undertaken, so long as no Default or Event of Default then exists or would exist immediately after giving effect to the applicable event:

(1)           any Subsidiary of any Credit Party may merge or consolidate with any Credit Party or any other Subsidiary of any Credit Party, provided, that if (i) one or more of the entities so merging or consolidating was a Borrower, and if the surviving entity is not yet a Borrower, such surviving entity must be a wholly-owned Domestic Subsidiary and such surviving entity shall simultaneously with such merger, execute and deliver to the Agent a Joinder Agreement with respect to this Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) one or more of the entities so merging or consolidating was a Guarantor (and so long as none of the entities was a Borrower, in which event clause (i) shall apply), and if the surviving entity is not yet a Guarantor, such surviving entity must be a wholly-owned Canadian Subsidiary and such surviving entity shall simultaneously with such merger, execute and deliver to the Agent a Guaranty or a Joinder

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Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form;

(2)           any of the Credit Parties’ Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party or any other wholly-owned Subsidiary of the Borrower, provided, that if (i) the entity selling, leasing, transferring or otherwise disposing of its assets is a Borrower, and if the entity to whom the sale, lease, transfer or other disposition was made is not a Borrower, such entity must be a wholly-owned Domestic Subsidiary and such entity shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) the entity selling, leasing, transferring or otherwise disposing of its assets is a Guarantor, and if the entity to whom the sale, lease, transfer or other disposition was made is not a Borrower or a Guarantor, such entity must be a wholly-owned Canadian Subsidiary and such entity shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent a Guaranty or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form;

(3)           any Subsidiary may be dissolved or liquidated, so long as such dissolution or liquidation results in all assets of such Subsidiary being owned by a Credit Party or a wholly-owned Subsidiary; provided, that if (i) the entity dissolving or liquidating is a Borrower, and if the entity to whom all assets of such dissolving or liquidating entity are transferred is not yet a Borrower, such entity must be a wholly-owned Domestic Subsidiary and such entity shall simultaneously with such transfer execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) the entity dissolving or liquidating is a Guarantor, and if the entity to whom all assets of such dissolving or liquidating entity are transferred is not yet a Borrower or a Guarantor, such entity must be a wholly-owned Canadian Subsidiary and such entity shall simultaneously with such transfer execute and deliver to the Agent a Guaranty or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form;

(4)           (A) any of the Credit Parties may (ii) sell Inventory in the ordinary course of business, (iii) sell, exchange or otherwise dispose of Permitted Investment Securities in the ordinary course of business; (iv) terminate, surrender or sublease a lease of real Property in the ordinary course of business; (v) sell or otherwise dispose of equipment and fixtures that are obsolete, worn out or no longer needed in the business of the Credit Parties; (vi) sell, exchange, lease, transfer or otherwise dispose of

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(in each case for reasonably equivalent value) Neenah Paper FR, LLC’s facility located in Ripon, California;  (vii) sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value) Nova Scotia Woodlands so long as the net cash proceeds (i.e., gross proceeds net of reasonable and customary out-of-pocket transaction costs and expenses incurred by the Credit Parties in connection with such transaction) received in readily available funds by the Credit Parties upon the consummation of such disposition are not less than $65,000,000; provided, that the net cash proceeds received in connection therewith at any time are contemporaneously applied in accordance with Section 2.7(c); (viii) sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value) real Property having a fair market value not to exceed the sum of (1) $2,000,000 for all such transactions in the aggregate in any calendar year; plus (2) the excess (if any) of $2,000,000 over the amount of dispositions pursuant to this clause (A) (viii) consummated in the immediately preceding calendar year; and (ix) sell or otherwise dispose of, for fair and adequate consideration any other equipment and fixtures having a fair market value not to exceed $1,000,000 in the aggregate during the period from the Closing Date through the Termination Date; provided that, upon the occurrence and during the continuation of a Dominion Event, all net proceeds of any and all of the foregoing shall be paid to the Agent for application in accordance with Section 2.7; and (B) any of the Offshore Entities may (i) sell, exchange or otherwise dispose of marketable investments in which their cash is invested in the ordinary course of business; (ii) terminate, surrender or sublease a lease of real Property in the ordinary course of business; (iii) sell or otherwise dispose of equipment and fixtures that are obsolete, worn out or no longer needed in the business of the Offshore Entities; (iv) in the case of Neenah Germany and its subsidiaries, assign their accounts receivable, or any portion thereof, to secure a line of credit in the maximum principal amount of €15,000,000; and (v) sell or otherwise dispose of, for fair and adequate consideration, any other equipment and fixtures having a fair market value not to exceed €1,500,000 in the aggregate during the period from the Closing Date through the Termination Date;

(5)           (i)  to the extent any Collateral is sold or otherwise permanently disposed of as permitted by this Section 7.4, such Collateral shall be sold or otherwise disposed of free and clear of the Liens of the Security Documents and the Agent (or the Canadian Collateral Agent, as applicable) shall take such actions, including executing and filing appropriate releases, as are appropriate in connection therewith, and no approval of any of Lenders shall be required therefor, and (ii) to the extent any Collateral is leased as permitted by this Section 7.4, the Parent or the applicable Credit Party may request that the Agent (or the Canadian Collateral Agent, as applicable) enter into a subordination, non-disturbance and attornment agreement in form and substance acceptable to

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the related lessee and to the Agent or the Canadian Collateral Agent, as applicable (and no approval of any of the Lenders shall be required therefor) and the Agent or the Canadian Collateral Agent may require the delivery of Security Documents, including without limitation, a collateral assignment of lease, in form and substance reasonably acceptable to it; and

(6)  the Credit Parties may purchase or otherwise acquire all or a substantial portion of the assets of one or more Persons, or any shares of Stock of, or similar interest in, any Person; provided, that, (i) such transaction or series of transactions is not otherwise prohibited hereunder, (ii) the Credit Parties comply with the requirements hereof, including without limitation Section 6.19 and Section 6.20, in connection with such transaction or series of transactions, (iii) the aggregate purchase price (including merger consideration, if applicable) paid by the Credit Parties in such transaction or series of transactions does not exceed $80,000,000 in any twelve month period or $150,000,000 in the aggregate, (iv) the Availability immediately after giving effect to the completion of any such transaction and any series of transactions shall not be less than $45,000,000 on a pro forma basis (and the Borrowers shall provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) which includes all consideration given in connection with such transaction or series of transactions as  having been paid in cash at the time of the initial completion of any such transaction or series of transactions, and (vi) the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to such transaction or series of transactions) shall be greater than 1.15 to 1.00 for the most recently completed four quarter period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Agent) such transaction or series of transactions occurred on the first day of such applicable period.

7.5           Nature of Business.  Materially change the nature of its business or enter into any business which is substantially different from the business in which it is engaged as of the Closing Date, except for entry into related businesses that do not in the aggregate substantially change the overall composition of the Credit Parties’ or the Offshore Entities respective businesses; provided that the Credit Parties shall not be required to remain in the timber or pulp business.

7.6           Transactions with Related Parties.  Except for any Permitted Affiliate Transactions and other transactions specifically permitted by Section 7.4 or 7.7, enter into any other transaction, contract, license or agreement of any kind with any Affiliate, officer or director of any Credit Party or any of their Subsidiaries, unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated third parties.

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7.7           Investments, Loans.  Make, directly or indirectly, any Investment in or loan or advance to any Person, or make any commitment to make such loan, advance or Investment, except:

(a)           Stock of any Domestic Subsidiary or any Guarantor acquired or issued in accordance with the other provisions of this Agreement, including without limitation, the provisions of Section 6.10 above, or Stock of any other Subsidiary with the prior written consent of the Agent;

(b)           Permitted Investment Securities;

(c)           loans otherwise permitted by the provisions of Section 7.1(f) above;

(d)           loans to employees of any Credit Party made in the ordinary course of business, so long as the aggregate amount of all such loans outstanding at any time does not exceed $500,000;

(e)           loans or advances to, or Investments in, any Credit Party;

(f)            loans or capital contributions to Neenah Menasha Water and Power Company not to exceed $500,000 in any twelve (12)-month period;

(g)           loans, advances or Investments in FinCo in an aggregate amount not to exceed €250,000 at any time outstanding;

(h)           Pledged Inter-Company Loans, but solely to the extent an Unpledged Inter-Company Loan in an equal amount is made promptly thereafter and remains outstanding unless reduced in connection with a substantially contemporaneous reduction of the Pledged Inter-Company Loans;

(i)            guarantees by one or more Credit Parties of Indebtedness of an Offshore Entity that is permitted under Section 7.20 and for which Reserves equal to the amount of such guaranteed Indebtedness have been established and are being maintained with respect to Availability; and

(j)            Other loans, advances or Investments not covered by clauses (a) through (i) above, in any aggregate amount not to exceed $15,000,000 at any time outstanding.

7.8           ERISA Compliance.

(a)           At any time engage in any Prohibited Transaction with respect to a Plan which could reasonably be expected to result in a material liability; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of any Credit Party or any of their Subsidiaries pursuant to ERISA.

(b)           Engage in any transaction in connection with which any Credit Party or any Subsidiary thereof would or could reasonably be expected to be subject to either a material

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civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

(c)           Terminate any Plan in a “distress termination” under Section 4041 of ERISA, or take any other action which could reasonably be expected to result in a material liability of any Credit Party or any Subsidiary thereof to the PBGC.

(d)           Fail to make payment when due of all amounts which, under the provisions of any Plan, any Credit Party or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, fail to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code, whether or not waived, with respect thereto.

(e)           Adopt an amendment to any Plan restricted by Section 436 of the Code.

7.9           Trade Credit Extensions.  Extend credit to customers other than normal and prudent extensions of trade credit for goods and services in the ordinary course of business.

7.10         Change in Accounting Method.  Make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

7.11         Redemption, Dividends, Stock Issuance, Distributions and Payments.  At any time:

(a)           Redeem (whether as a result of mandatory or optional redemption obligations or rights), purchase, retire or otherwise acquire, directly or indirectly, any shares of its Stock, any warrants or other similar instruments issued by any Credit Party or any Subsidiary thereof or set aside any amount for any such purpose;

(b)           Declare or pay, directly or indirectly,  any dividend, except (i) dividends paid to a Credit Party which is a direct parent of the Credit Party paying a dividend, (ii) non-cash dividends paid to the holders of any Stock of the Parent in the form of additional Stock of the Parent, and (iii) Cash Dividends to the holders of any Stock of the Parent, so long as (A) no Default or Event of Default exists on the date that the applicable Cash Dividend is declared or paid, or would result from the payment thereof, (B) the aggregate amount of such Cash Dividends paid during any twelve (12)-month period does not exceed $10,000,000 in the aggregate, (C) such Cash Dividend is legally declared and payable, (D) the Borrowers shall have pro forma Availability of at least $25,000,000 on the date of such payment and, on an average basis, for the sixty (60)-day period before the payment of such dividends, in each case after giving effect to such payment, and (E) Borrower’s Agent shall have (x) given the Agent at least five (5) Business Days prior written notice specifying the amount and date of such proposed Cash Dividend and, (y) if required by the Agent, submitted a certificate of a Responsible Officer setting forth reasonably detailed calculations demonstrating compliance with the required Availability test described above and certifying that the other conditions set forth in this clause (b) have been satisfied;

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(c)           Make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its Stock except as permitted in Section 7.11(b) above;

(d)           Set apart any money for a sinking fund or other analogous fund for any dividend or other distribution on its Stock or for any redemption, purchase, retirement, or other acquisition of any of its Stock; or

(e)           Redeem (whether as a result of mandatory or optional redemption obligations or rights), purchase, defease or retire for value, or make any principal payment on, any Subordinated Indebtedness, prior to the Termination Date (other than any non-cash conversion to equity and any principal payments on Indebtedness permitted under Section 7.1(f)); provided, that each principal payment made with respect to an Unpledged Inter-Company Loan must substantially coincide with a principal payment in the same amount under a Pledged Inter-Company Loan, such that, after the initial advance on the Unpledged Inter-Company Loan, the outstanding balance of the Pledged Inter-Company Loans and the Unpledged Inter-Company Loans remain equal at all times (after giving effect to any such substantially contemporaneous principal payment).

7.12         Fixed Charge Coverage Ratio.

Permit the Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries to be less than 1.1 to 1.0 as of the last day of any fiscal quarter for the four quarter period ending on such day, such ratio to be tested with respect to the most recently ended fiscal quarter on any date from time to time on which Availability falls below $20,000,000, and on the last day of each fiscal quarter ending thereafter, in each case until such time when Availability has exceeded $35,000,000 for sixty (60) consecutive days and no Default or Event of Default is continuing.

7.13         Sale of  Receivables.  Sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse.

7.14         Sale and Lease-Back Transactions.  (a) Enter into any arrangement, directly or indirectly, with any Person whereby any Credit Party shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which such Credit Party intends to use for substantially the same purpose or purposes as the Property being sold or transferred, except for the sale of Property, the aggregate value of which does not exceed $5,000,000 during the term of this Agreement, so long as (i) no Default or Event of Default then exists or would exist immediately after giving effect to such sale, and (ii) upon the occurrence and during the continuation of a Dominion Event, the net proceeds of such sale are used to prepay Revolving Loans pursuant to Section 2.5, or (b) cause any Offshore Entity to enter into any arrangement, directly or indirectly, with any Person whereby any Offshore Entity shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which such Offshore Entity intends to use for substantially the same purpose or purposes as the Property being sold or transferred, except for the sale of Property, the aggregate value of which does not,

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during the term of this Agreement, when added to the aggregate amount of all Indebtedness of the Offshore Entities (other than FinCo) at any time outstanding, exceed €50,000,000.

7.15         Change of Name or Place of Business.  Permit any Credit Party to change its address, name, identity, type of organization, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), jurisdiction of organization, location of its chief executive office or principal place of business or the place it keeps its material books and records, unless the Borrowers’ Agent has (a) notified the Agent and the Canadian Collateral Agent of such change in writing at least ten (10) Business Days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Agent (or the Canadian Collateral Agent, as applicable), to have caused the Liens against all Collateral in favor of the Agent (or the Canadian Collateral Agent, as applicable) for the ratable benefit of the Lender Parties to be at all times fully perfected and in full force and effect and (c) delivered such certificates of Governmental Authorities as the Agent (or the Canadian Collateral Agent, as applicable) may require substantiating such change.

7.16         Restrictive Agreements.  Other than as provided in this Agreement, the Senior Note Documents and the Additional Senior Note Documents (but only to the extent the conditions and restrictions in the Additional Senior Note Documents are no more restrictive than those restrictions and conditions in the Senior Note Documents), directly or indirectly (a) agree to restrict or condition (i) the payment of any dividends or other distributions to any Credit Party; (ii) the payment of any Indebtedness owed to any Credit Party; (iii) the making of any loans or advances to any Credit Party; or (iv) the transfer of any of its properties or assets to any Credit Party, or (b) cause any Offshore Entity to agree to restrict or condition the payment of any dividends or other distributions to any Offshore Entity or to any Credit Party to the extent such condition or restrictions would prohibit the distribution of amounts necessary to pay the interest accruing on the Unpledged Inter-Company Loans.

7.17         Tax Classification.  Elect, without the prior consent of the Agent, a different classification for United States federal tax purposes than the classification that such Credit Party, or such Subsidiary, as the case may be, had when such Person became a party to this Agreement or any other Loan Document.

7.18         Deposit Accounts.  (a) Establish any additional deposit accounts for any purpose (i) which are not listed on Schedule 5.29 (as updated from time to time pursuant to the terms hereof) and (ii) unless such additional deposit accounts are Controlled Accounts; (b) allow any of Parent’s foreign exchange accounts identified in Schedule 5.29, each with Bank of America, N.A., to remain open or to be reopened, or to hold any funds of any Credit Party, unless such foreign exchange accounts are covered by a Tri-Party Agreement containing arrangements satisfactory to the Agent with respect to such accounts, or (c) allow (i) the aggregate balance of one or more accounts heretofore or hereafter established in the ordinary course of business as part of the administration of employee benefits or other corporate-related service matters and not subject to a Tri-Party Agreement to exceed $100,000 or (ii) allow any account referred to as a “Disbursement/Pass-Through Account” on Schedule 5.29 (as in effect on the Closing Date) to have a positive balance of funds of any Credit Party (except as specifically provided in such Schedule as in effect on the Closing Date) unless such account is subject to a Tri-Party Agreement.

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7.19         Organizational Documents; Tax Sharing Agreements.  Modify any of their Organizational Documents in a manner that is adverse to the Lenders; or enter into any tax sharing agreement that is, or modify any tax sharing agreement in a manner that is, adverse to the Lenders.

7.20         Limitation on Indebtedness of Offshore Entities.  Permit (a) FinCo to create, incur, assume or suffer to exist Indebtedness other than the Pledged Inter-Company Loans, and (b) the Offshore Entities (other than FinCo) to create, incur, assume or suffer to exist Indebtedness in excess of €50,000,000 at any time outstanding.

8.             Events of Default and Remedies.

8.1           Events of Default.  If any of the following events shall occur and be continuing, then the Agent (or the Canadian Collateral Agent, as applicable) may (and, if directed by the Required Lenders, shall), by written notice (or facsimile notice) to the Borrowers’ Agent, take any or all of the following actions at the same or different times:  (i) accelerate the Termination Date and declare the Loans, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Loans, said Letter of Credit Advances, the Commitment Fees and all other Obligations shall forthwith become, immediately due and payable, without further notice of any kind, notice of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly waived by each Credit Party; (ii) terminate all or any portion of the Commitments and any obligation to issue any additional Letters of Credit; (iii) demand that the Credit Parties provide the Agent, for the ratable benefit of the Lender Parties, and the Credit Parties jointly and severally agree upon such demand to, provide cash collateral in an amount equal to 110% of the aggregate Letter of Credit Exposure Amount then outstanding, pursuant to Section 2.10(k); and (iv) exercise any and all other rights pursuant to the Loan Documents or available under applicable law:

(a)           The Credit Parties or any of their Subsidiaries shall fail to pay or prepay (i) any Obligation (other than Related Obligations) constituting principal, as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at any date fixed for prepayment thereof in accordance with the other provisions of the Loan Documents, (ii) any Obligation (other than Related Obligations) constituting interest or fees within two Business Days of the time such amount is due as and when due and payable, or (iii) any other Obligations (other than Related Obligations) within five (5) Business Days of the time such amount is due and payable; or

(b)           Any Credit Party or any Offshore Entity (i) shall fail to pay when due, or within any applicable period of grace, any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $5,000,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (ii) shall default (beyond any applicable grace and curative periods) in any other manner with respect to any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $5,000,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to permit the holder of any such other Indebtedness, at its option, to accelerate the maturity of such Indebtedness prior to the stated maturity thereof; or

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(c)           Any representation or warranty made or deemed made by any Credit Party in connection with any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect when made or deemed to have been made; or

(d)           Except as provided in Section 8.1(e) or 8.1(f) below, Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of any Credit Party or any of their Subsidiaries pursuant to the terms of any provision of this Agreement or any other Loan Document, and such Default remains uncured fifteen (15) Business Days after the earlier to occur of (i) the Agent giving written notice of such Default to the Borrowers’ Agent or (ii) any Responsible Officer of any Credit Party or any of their Subsidiaries acquired actual knowledge of the existence of such Default; or

(e)           Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of any Credit Party or any of their Subsidiaries pursuant to the terms of Section 6.3 or 6.11 hereof (other than Sections 6.3(f) through Section 6.3(i) and such Default remains uncured for two (2) Business Days; or

(f)            Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of any Credit Party or any of their Subsidiaries pursuant to the terms of Section 6.2, Sections 6.3(f) through 6.3(i), Section 6.9, Sections 7.1 through Section 7.20 hereof; or

(g)           Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $2,000,000 in the aggregate shall be rendered against any Credit Party or any Offshore Entity and the same shall remain undischarged and unpaid for a period of thirty (30) days during which execution shall not be effectively stayed or bonded; or

(h)           Any Credit Party or any of their Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which is or could reasonably be expected to be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(i)            Any of the following shall occur where such occurrence could reasonably be expected to result in any material liability:  (i) a Reportable Event shall have occurred with respect to a Plan; (ii) the filing by any Credit Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan under the provisions of Section 4041 of ERISA; (iii) the receipt of notice by any Credit Party, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (v) a Plan shall fail to maintain a minimum funding standard required by Section 412 of the Code for any plan year or a waiver of

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standard is sought or granted under the provisions of Section 412(c) of the Code; (vi) any Credit Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (vii) any Credit Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 430(j) of the Code; or (viii) any Prohibited Transaction involving any Plan; or

(j)            This Agreement, any Note, any of the Security Documents or any other Loan Document, or any material provision thereof, shall for any reason cease to be, or shall be asserted by any Credit Party not to be, a legal, valid and binding obligation of any Credit Party, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Credit Party not to be, a valid, first priority perfected Lien against any material portion of the Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

(k)           Any Credit Party or any of its Subsidiaries which is a party to any Tri-Party Agreement fails to perform and observe, and/or cause to be performed and observed, all material covenants, provisions and conditions to be performed, discharged and observed by such Credit Party or Subsidiary under the terms of any Tri-Party Agreement; or

(l)            Any financial institution (other than JPMorgan) which is a party to any Tri-Party Agreement fails to perform and observe, and/or cause to be performed and observed, all material covenants, provisions and conditions to be performed, discharged and observed by such financial institution under the terms of any Tri-Party Agreement and such failure remains uncured (or such defaulting financial institution and applicable Tri-Party Agreement is not replaced by the Credit Parties with a substitute financial institution and replacement Tri-Party Agreement both reasonably acceptable to the Agent) five (5) Business Days after the Agent gives written notice of such failure to the Borrowers’ Agent; or

(m)          A Change of Control shall occur.

In addition, if any of the following events shall occur, then (i) the Loans, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly waived by each Credit Party, become immediately due and payable and (ii) all Commitments and further obligations to issue any additional Letters of Credit shall be immediately and automatically terminated:

(n)           Any Credit Party or any of their Subsidiaries or any Offshore Entity shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing; or

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(o)           An involuntary proceeding shall be commenced against any Credit Party or any of their Subsidiaries or any Offshore Entity seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days; or

(p)           Any involuntary order shall be entered in any proceeding against any Credit Party or any of their Subsidiaries or any Offshore Entity decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for sixty (60) days; or

(q)           Any Credit Party or any of their Subsidiaries or any Offshore Entity shall admit in writing its inability to pay its debts as they become due; or

(r)            Any Credit Party or any of their Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

(s)           Any court shall order a meeting of the creditors, or any class of creditors that includes any of the Lender Parties on account of any of the Obligations, of any Credit Party or any of their Subsidiaries, or any Credit Party or any of their Subsidiaries shall request or apply for any such order, or take any corporate action to authorize any such request or application.

8.2           Remedies Cumulative.  No remedy, right or power conferred upon the Agent, the Canadian Collateral Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

9.             The Agent; the Canadian Collateral Agent.

9.1           Appointment, Powers and Immunities.  Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  Each Lender hereby irrevocably appoints and authorizes the Canadian Collateral Agent to act as its agent hereunder and the other Loan Documents with such powers as are specifically delegated to the Canadian Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under the Letters of Credit which the Agent has issued with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  The Agent or the Canadian Collateral Agent may each perform any and all of their respective duties and exercise their respective rights and powers by or through any one or more sub-agents appointed by either the Agent or the Canadian Collateral Agent in its reasonable credit judgment.  The exculpatory, indemnity, and expense reimbursement provisions of the Loan Documents shall apply to any such sub-agent in such capacity.  The Agent (which such term as used in this Section 9, shall, in each case, (a) include

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references to the Canadian Collateral Agent, mutatis mutandis, and (b) include reference to its (and the Canadian Collateral Agent’s) Affiliates and its own (and the Canadian Collateral Agent’s) and its (and the Canadian Collateral Agent’s) Affiliates’ officers, directors, employees’ and agents (including any sub-agents)) (i) shall not have duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit or any other Loan Document or any other certificate or document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Required Lenders, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Documents or applicable law, and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Letters of Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING PURSUANT TO ITS OWN NEGLIGENCE, except to the extent it is determined by a final judicial decision that such act or omission constituted its own gross negligence or willful misconduct.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care.  Without in any way limiting any of the foregoing, each Lender acknowledges that the Agent shall not have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500 or any successor publication).  In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or the Notes of the other Lenders, instead such holder must bid in cash only.  However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Notes of all of the Lenders, and the Agent or its designee may (but shall not be obligated to), with the consent of the Required Lenders, accept title to such collateral for and on behalf of all Lenders.  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent in its reasonable credit judgment.

9.2           Reliance.  The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Credit Parties), independent accountants and other experts selected by the Agent.  As to any matters not expressly provided for by this Agreement, the Letters of Credit or any other Loan Document, the

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Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

9.3           Defaults.  The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless it has received notice from a Lender or the Borrowers’ Agent specifying such Default or Event of Default and stating that such notice is a “Notice of Default.”  In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment).  The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted or within its rights under any of the Loan Documents or under applicable law with respect to such Default or Event of Default.

9.4           Rights as a Lender.  With respect to its Commitment, the Loans and any Letter of Credit Exposure Amount, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with any Credit Party (and any of their Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Credit Party (in addition to the fees heretofore agreed to between the applicable Credit Parties and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

9.5           Indemnification.  The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 2.9(d), Section 2.10(h), Section 6.12, Section 10.9 or Section 10.10 hereof, but without limiting the obligations of the applicable Credit Parties under said Section 2.9(d), Section 2.10(h), Section 6.12, Section 10.9 or Section 10.10), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but excluding any act or omission to the extent the same is determined by a final judicial decision to have been caused by or resulted from the gross negligence or willful misconduct of such indemnified person) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the applicable Credit Parties are obligated to pay under Section 2.9(d), Section 2.10(h), Section 6.12, Section 10.9 or Section 10.10 hereof but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof

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or thereof or of any such other documents, INCLUDING THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but excluding any act or omission to the extent the same is determined by a final judicial decision to have been caused by or resulted from the gross negligence or willful misconduct of such indemnified person.  The obligations of the Lenders under this Section 9.5 shall survive the termination of this Agreement and the repayment of the Indebtedness arising in connection with this Agreement.

9.6           Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has received current financial information with respect to the Credit Parties and the other Parties and that it has  independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and the other Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents.  The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Credit Parties or any Party.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Credit Parties or any other Party (or any of their Affiliates) which may come into the possession of the Agent.

9.7           Failure to Act.  Except for action expressly required of the Agent hereunder, under the Letters of Credit and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 9.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.8           Resignation or Removal of Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers’ Agent, and the Agent may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrowers.  If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrowers; provided, however, that if an Event of Default has occurred which has not been waived or cured to the satisfaction of the Agent and the Required Lenders, the Borrowers’ approval of a successor Agent shall not be required.  Any successor Agent shall be a Lender which has an office in the United States with a combined capital and surplus of at least $2,000,000,000, and any successor Canadian Collateral Agent shall be an Affiliate of such a Lender.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent,

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such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  Such successor Agent shall promptly specify by notice to the Borrowers’ Agent and the Lenders its office for the purpose of any notices and payments hereunder.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

9.9           Syndication Agent; Joint Lead Arrangers; Joint Bookrunners.  Any syndication agent, joint lead arranger or joint bookrunner appointed in connection with the Loan Documents or the transactions contemplated thereby, in its capacity as such, shall have no rights, powers, duties or responsibilities, and no rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against any such syndication agent, joint lead arranger or joint bookrunner, in its capacity as such (in each case without prejudice to the rights, powers, duties or responsibilities of any such Person in its capacity as a Lender, Agent, Canadian Collateral Agent, or otherwise as a Party to any Loan Document, other than in its capacity as syndication agent, joint lead arranger or joint bookrunner).  If any such syndication agent, joint lead arranger or joint bookrunner resigns from such capacity, no successor syndication agent, joint lead arranger or joint bookrunner, as applicable, shall be appointed.

10.           Miscellaneous.

10.1         No Waiver.  No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default.  No failure to exercise and no delay on the part of the Agent, the Canadian Collateral Agent or any Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power.  No course of dealing between the Credit Parties and the Agent or any Lender shall operate as a waiver of any right or power of the Agent or any Lender.  No notice to or demand on any Credit Party or any other Person shall entitle the Credit Parties or any other Person to any other or further notice or demand in similar or other circumstances.

10.2         Notices.  Except as otherwise expressly permitted hereunder or under any other Loan Document, all notices under the Loan Documents shall be in writing and either (a) delivered to the intended recipient, (b) sent via overnight courier, or (c) sent by facsimile (promptly confirmed by mail, except for any notice pursuant to Section 4.1(a) hereof which need not be confirmed by mail), in each case to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any Lender who is a signatory hereto, at such other address as shall be designated by such Lender in a notice to the Borrowers’ Agent and the Agent given in accordance with this Section 10.2 or to such other address as a party may designate in a notice given in accordance with the provisions of this Section 10.2.  The Borrowers’ Agent may change its address for purposes hereof by providing written notice of such address change to the Lenders and the Agent in accordance with the provisions of this Section 10.2, with any such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof.

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Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if sent via overnight courier, on the next Business Day after the date sent); provided, however, that the notices required or permitted by Sections 2.2(b) and 4.1(a) hereof shall be effective only when actually received by the Agent.

10.3         Governing Law.  UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.4         Survival; Parties Bound.  All representations, warranties, covenants and agreements made by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of the Loan Documents and shall not be affected by any investigation made by any Person.  The term of this Agreement shall be until the termination or lapse of all Commitments, the final maturity of each Note, the payment of all amounts due under the Loan Documents, and the return of all outstanding Letters of Credit (or the cash collateralization of all outstanding Letters of Credit in an amount equal to 110% of the aggregate Letter of Credit Exposure Amount then outstanding).

10.5         Counterparts.  This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

10.6         Limitation of Interest.  The Credit Parties and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws, if any.  Accordingly, the provisions of this Section 10.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls.  As used in this Section, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided, that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal or in unequal parts during the full term of the Loans and the Commitments so that interest for the entire term does not exceed the Highest Lawful Rate.  In no event shall the Borrowers or any other Person be obligated to pay, or the Agent or any Lender have any right or privilege to reserve, receive or retain, (y) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the United States or of any state, if any, which are applicable to the Agent or such Lender, respectively, or (z) total interest in excess of the amount which the Agent or such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate, if any, applicable to the Agent or such Lender.  None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 10.6, or be construed to create a contract to pay any Lender for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate applicable to such Lender.  If the term of

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any Loans or the Notes is shortened by reason of acceleration of maturity as a result of any Default or Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Lender at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate applicable to the Agent or such Lender, then and in any such event all of any such excess interest owed to or received by the Agent or such Lender shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers’ obligations to the Agent or such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

10.7         Survival.  The obligations of the Borrower under Sections 2.3, 2.9, 2.10(h), 10.9, 10.10 and 10.17 hereof shall survive the repayment of the Loans and all other Obligations, the termination of the Commitments and the cancellation or expiration of the Letters of Credit.

10.8         Captions.  The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

10.9         Expenses, Etc.  The Borrowers agree to pay or reimburse on demand of the Agent the following:  (a) the reasonable fees and expenses of Vinson & Elkins LLP, counsel to the Agent, or any other legal counsel (including Canadian counsel) engaged by the Agent or the Canadian Collateral Agent in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) all out-of-pocket costs and expenses (including attorneys’ fees) of the Lenders, the Agent and the Canadian Collateral Agent, or any of them, in connection with any Default or Event of Default or the enforcement of this Agreement, the Letters of Credit or any other Loan Documents; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all out-of-pocket costs, expenses, taxes, assessments and other charges incurred by the Agent or the Canadian Collateral Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein, and the cost of title insurance; and (e) reasonable expenses of due diligence incurred by the Agent prior to or as of the Closing Date.

10.10       Indemnification.  The Borrowers agree to indemnify the Agent, the Canadian Collateral Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees, partners and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims, costs (including Environmental Claims) or damages to which any of them may become subject, insofar as such losses, liabilities, claims, costs or damages arise out of or result from any (a) actual or proposed use by any Credit Party of the proceeds of any extension of credit (whether a

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Loan or a Letter of Credit) by any Lender hereunder, (b) breach by any Credit Party of this Agreement or any other Loan Document, (c) violation by any Credit Party or any of their Subsidiaries of any law, rule, regulation or order including any Requirements of Environmental Law, (d) Liens or security interests granted on any Property pursuant to or under the Loan Documents, to the extent resulting from any Hazardous Substance located in, on or under any such Property, (e) ownership by the Lenders, the Agent or the Canadian Collateral Agent of any Property following foreclosure under the Loan Documents, to the extent such losses, liabilities, claims, costs or damages arise out of or result from any Hazardous Substance, located in, on or under such Property prior to or at the time of such foreclosure, including losses, liabilities, claims, costs or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances, solely by virtue of ownership, (f) any Lender, the Agent or the Canadian Collateral Agent being deemed an operator of any such Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims, costs or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such Property at or prior to any foreclosure thereon under the Loan Document, or (g) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Borrowers agree to reimburse the Agent, the Canadian Collateral Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees, partners, counsel and agents, upon demand for any out-of-pocket expenses (including reasonable legal fees) and costs incurred in connection with any such investigation or proceeding, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; but excluding any such losses, liabilities, claims, costs, damages or expenses incurred by a Person or any Affiliate thereof or their respective directors, officers, employees, partners, counsel or agents to the extent the same is determined by a final judicial decision to have been caused by or resulted from the gross negligence or willful misconduct of such Person, Affiliate, director, officer, employee, partner, counsel or agent.  No party hereto, nor any other Person indemnified hereunder, shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Loan Documents or the transaction contemplated thereby.

10.11       Amendments, Waivers, Etc.  No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Credit Parties or any of their Subsidiaries, nor by the Agent, the Canadian Collateral Agent or any Lenders therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Required Lenders and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall, unless consented to in writing by each affected Lender (excluding a Defaulting Lender except with respect to clause (a)), do any of the following:  (a) increase the Total Commitment or any Commitment of any such Lender  or subject the Agent, the Canadian Collateral Agent or any such Lender to any additional obligations; (b) reduce the principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee hereunder (provided, that any waiver of Default Rate interest shall

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not be considered a reduction of interest); (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, any Letter of Credit Exposure Amount, or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) increase any of the applicable Borrowing Base advance rates or sublimits; (f) change any provision contained in Sections 2.2(d), 2.2(e), 2.7, 2.11, 10.9(b) or 10.10 hereof or this Section 10.11 or Section 10.16 hereof; (g) release the Borrowers from liability for any of the Obligations; (h) release any Guarantor from any Guaranty; (i) other than as expressly permitted by this Agreement, release any Collateral for any of the Obligations if the value of such Collateral (excluding the value of all other Collateral released pursuant to  Section 7.4(f)(4) or 10.21(f) hereof) exceeds $2,000,000 in the aggregate, as reasonably determined by the Agent; (j) change any of the definitions of “Obligations” or “Required Lenders” contained herein; or (k) change any of the definitions of “Eligible Equipment,” “Eligible Inventory,” “Eligible Real Estate,” “Eligible Receivables,” “Ineligible Receivables,” or “Ineligible Inventory” contained herein, if the effect of any such change would be to materially increase the Borrowing Base, and provided further that nothing in this Section 10.11 shall affect, limit or restrict the Agent’s right to establish, fix, reduce, increase or otherwise revise any standards of eligibility for any items included within the Borrowing Base or any Reserves, from time to time in accordance with other provisions of this Agreement and subject to the limitations set forth herein.  Anything in this Section 10.11 to the contrary notwithstanding, no amendment, waiver or consent shall be made with respect to Section 9 without the written consent of the Agent and the Canadian Collateral Agent, and no amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties of the Swingline Lender hereunder without the prior written consent of the Swingline Lender.  Notwithstanding any contrary provision hereof, if any Lender (a) fails to consent to any of the above-described items requiring the unanimous consent of the Lenders when such consent has been agreed to by the Agent and the Required Lenders, (b) is a Defaulting Lender hereunder, or (c) requests compensation under Section 2.9(d) and/or Section 10.16, the Agent or the Borrowers shall be entitled to cause such non-consenting Lender to be replaced hereunder by an Eligible Assignee in compliance with all relevant provisions of Section 10.12 hereof without payment of any prepayment or termination fee. In such event, such non-consenting Lender agrees to abide by the relevant provisions of Section 10.12 hereof in connection with the replacement of such non-consenting Lender by the Eligible Assignee secured by the Agent or the Borrowers.  Notwithstanding the foregoing right of the Borrowers to replace a Lender that requests compensation under Section 2.9(d) and/or Section 10.16, the Borrowers shall continue to be obligated to pay such Lender all amounts owing under Section 2.9(d) and/or Section 10.16 for the period such Lender remains a Lender hereunder.  Notwithstanding the foregoing right of the Borrowers to replace any such non-consenting Lender, neither the Agent nor any Lender shall have any obligation to the Borrowers to find or locate any substitute lender or lenders to replace any such non-consenting Lender.

10.12       Successors and Assigns.

(a)           This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agent, the Canadian Collateral Agent and the Lenders and their respective successors and permitted assigns, provided that the undertaking of the Lenders hereunder to

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make Loans to the Borrowers and to issue Letters of Credit for the account of the Borrowers shall not inure to the benefit of any successor of the Borrowers, other than a successor expressly permitted by the terms of this Agreement. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void), and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.12.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than (i) the parties hereto, their respective successors and assigns permitted hereby, (ii) any participant of a Lender (to the extent provided in subparagraph (b) below), and (iii) to the extent expressly set forth herein, the Affiliates of the Agent and each of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, the Letter of Credit Exposure Amount, the Swingline Exposure or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 10.10 and Section 10.16 shall inure to the benefit of each purchaser of a participation and the pro-rata treatment of payments, as described in Section 2.12, shall be determined as if such Lender had not sold such participation.  In the event any Lender shall sell any participation:  (i) the Borrowers, the Agent, the Canadian Collateral Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under the Loan Documents (including the Note(s) held by such selling Lender), (ii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Loans, Letter of Credit Exposure Amount and Swingline Exposure, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (1) any reduction of fees payable hereunder to the Lender, (2) any reduction of the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Lenders hereunder, and (3) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender, and (iii) the Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any participant of a Lender may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Lender has previously given notice of such participation to the Borrowers.

(c)           Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Loans at the time owing to it, the related Note or Notes held by it and its Letter of Credit Exposure Amount); provided, however, that, (i) the Agent and the Borrowers must give their respective prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (except that the Borrowers’ consent to any such assignment shall not be required if (A) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (B) an Event of Default has occurred which has not been waived or cured to the satisfaction of the Agent and the Required Lenders), (ii) the aggregate amount of the applicable Commitment, Loans, Letter of Credit Exposure Amount and

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Swingline Exposure (without duplication) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (except for certain exceptions approved by the Borrowers and the Agent) and shall be in an amount that is an integral multiple of $1,000,000 (unless all of the assigning Lender’s applicable Commitment, Loans, Letter of Credit Exposure Amount and Swingline Exposure is being assigned); (iii) the aggregate amount of the applicable Commitment and/or Loans of the assigning Lender immediately after each partial assignment must be at least $5,000,000 (except for certain exceptions approved by the Borrowers and the Agent) and shall be in an amount which is an integral multiple of $1,000,000; provided, however, that upon the occurrence and during the continuance of any Event of Default, any Lender shall be entitled to assign to one or more Lenders or Eligible Assignees all of such assigning Lender’s Commitment, Loans, Letter of Credit Exposure Amount and Swingline Exposure in accordance with the other terms of this Section 10.12; and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, and to the Borrowers’ Agent, for its acceptance on behalf of the Borrowers if the Borrowers’ approval of such assignment is otherwise required under the terms of this Section 10.12, an Assignment and Acceptance in substantially the form of Exhibit P annexed hereto, or in such other form as may be approved by the Agent (each an “Assignment and Acceptance”) with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability).  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent in its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d)           By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or any of their Subsidiaries or the performance or observance by the Credit Parties of any of their obligations under any of the Loan Documents; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Credit Parties previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee confirms that it will keep confidential all information with

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respect to the Credit Parties furnished to it by the Credit Parties, such assignor Lender, the Agent or the Canadian Collateral Agent (other than information generally available to the public or otherwise available to the Agent on a non-confidential basis or otherwise permitted pursuant to the terms of this Agreement); (v) such assignee will, independently and without reliance upon the Agent, the Canadian Collateral Agent, such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

(e)           The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register containing the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and the Letter of Credit Exposure Amount and Swingline Exposure of, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent, the Canadian Collateral Agent and the Lenders shall treat each person the name of which is recorded therein as a Lender hereunder for all purposes of the Loan Documents.  Such records shall be available for inspection by the Borrowers, the Canadian Collateral Agent or any Lender at any reasonable time and from time to the upon reasonable prior notice.

(f)            Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the Note(s) subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the Lenders.  Contemporaneously with the receipt by the Borrowers of such Assignment and Acceptance and the surrendered Note(s), the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s), a new Note or Notes payable to the order of such assignee in an amount equal to the applicable Commitment, Loans, Letter of Credit Exposure Amount and Swingline Exposure (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments, Loans, Letter of Credit Exposure Amount and/or Swingline Exposure hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the applicable Commitment, Loans, Letter of Credit Exposure Amount and/or Swingline Exposure retained by it hereunder.  Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note(s).  Such surrendered Note shall be marked canceled and returned to the Borrowers’ Agent.

(g)           Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.12, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Credit Parties

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and/or any Subsidiary of the Credit Parties furnished to such Lender by or on behalf of the Credit Parties or such applicable Subsidiary, so long as such assignee or participant or proposed assignee or participant confirms that it will keep confidential all information with respect to the Credit Parties furnished to it by the Credit Parties, such assignor Lender, the Agent or the Canadian Collateral Agent (other than information generally available to the public or otherwise available to the Agent on a non-confidential basis or otherwise permitted pursuant to the terms of this Agreement).

(h)           Notwithstanding anything herein to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.13       Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding among the Credit Parties, the Agent, the Canadian Collateral Agent and the Lenders relating to the subject matter hereof and supersede all prior proposals, agreements and understandings relating to the subject matter hereof.  Any conflict between the provisions of this Agreement and the provisions of any other Loan Documents shall be governed by the provisions of this Agreement.  The Credit Parties certify that they are relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

10.14       Severability.  If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

10.15       Disclosures.  Every reference in the Loan Documents to disclosures of the Borrower or other Credit Parties to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner prior to or concurrently with the execution hereof.

10.16       Capital Adequacy.  Without duplication of the provisions of Section 2.9:

(a)           If after the date of this Agreement, any Lender shall have determined that the adoption or effectiveness (regardless of whether previously announced) after the date of this Agreement of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein after the date of this Agreement, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof after the date of this Agreement, or compliance by any Lender with any request or directive regarding capital adequacy made or adopted after the date of this Agreement (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Lender (or any holding company of which such Lender is a part) as a consequence of its

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obligations hereunder or under any Letter of Credit or its Note to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Lender to be material, then from time to time, upon demand by such Lender (with a copy to the Agent) in the form of a certificate stating the cause of such demand and reasonably detailed calculations therefor, the Borrowers (subject to Section 10.6 hereof) agree to pay to such Lender such additional amount or amounts as will compensate such Lender or holding company for such reduction.

(b)           The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in Section 10.16(a) above (and setting forth the calculation thereof in reasonable detail) shall be conclusive and binding, absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within five (5) Business Days after such Lender delivers such certificate.  In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

(c)           If any Lender requests compensation from the Borrowers under this Section 10.16 or under Sections 2.9(b) or 10.17, then at any time within 120 days after receipt by the Borrowers’ Agent of the certificate from such Lender regarding the circumstances and calculation of the applicable compensation so requested, the Borrowers shall have the right to seek and obtain one or more substitute lenders approved by the Agent (which approval shall not be unreasonably withheld so long as each such substitute lender is an Eligible Assignee) to replace such Lender hereunder in compliance with all relevant provisions of Section 10.12 hereof.  In such event, the Agent or the Borrowers shall be entitled to cause such Lender so requesting compensation to be replaced hereunder by an Eligible Assignee in compliance with all relevant provisions of Section 10.12 hereof without payment of any prepayment or termination fee, and, any such Lender so requesting compensation agrees to abide by the relevant provisions of Section 10.12 hereof in connection with the replacement of such non-consenting Lender by the Eligible Assignee secured by the Agent or the Borrowers.  Contemporaneously with the replacement of such Lender hereunder with one or more such substitute lenders, the Borrowers shall cause such substitute lender(s) to pay in full, as the purchase price for such assignment, the Obligations owed to such replaced Lender, including all accrued, unpaid interest thereon and any Consequential Loss owing by the Borrowers to such replaced Lender as a result of such payment.  Notwithstanding the foregoing terms and provisions of this Section 10.16, (i) the Borrowers shall remain obligated to make timely payment of the additional compensation set forth in the certificate presented to the Borrowers by such replaced Lender under the terms of Section 10.16(b) above for the periods prior to the applicable replacement date, and (ii) neither the Agent nor any Lender shall have any obligation to the Borrowers to find or locate any substitute lender or lenders to replace any Lender requesting compensation from the Borrowers under this Section 10.16.

(d)           Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section 10.16 or under Sections 2.9(b) or 10.17 shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender Party pursuant to any such section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender

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Party (or the Agent on behalf of such Lender Party) notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions arises with retroactive effect, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

10.17       Taxes.

(a)           As used in this Section 10.17, the following terms shall have the following meanings:

(i)            “Indemnifiable Tax” means any Tax, but excluding, in any case, any Tax that (A) would not be imposed in respect of a payment to a Lender or a holder of any of the Notes under this Agreement, under the Notes held by such holder, under any Letter of Credit or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder’s (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such Lender or holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder, any Letter of Credit or any other Loan Documents, or (B) is an income or franchise tax imposed on net income, net profits or gross receipts by any Governmental Authority of a jurisdiction with respect to which any Lender, a holder of any of the Notes, an issuer of any Letter of Credit or a recipient of any payment under this Agreement or any of the other Loan Documents has a present or former connection, including a connection arising from such holder’s, issuer’s or recipient’s, as the case may be (or a shareholder or other Person with an interest in such holder, issuer or recipient, as the case may be), being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such Lender, holder, issuer, or recipient, as the case may be, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder, any Letter of Credit or any other Loan Documents.

(ii)           “Other Tax” means any present or future recording, stamp, documentary, excise, transfer, sales, property or similar tax, levy, impost, duty, charge, assessment or fee arising from any payment made under this Agreement, any Note, any Letter of Credit or any other Loan Document or from the execution, delivery or enforcement of any Loan Document.

(iii)          “Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a

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holder of any of the Notes under this Agreement, under the Notes or under any of the other Loan Documents.

(b)           If any Credit Party is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Notes, under any Letter of Credit or under any other Loan Documents, then the Credit Party shall (A) promptly notify the applicable Lender, the holder of Notes or other relevant Persons hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (B) pay to the relevant Governmental Authorities the full amount required to be so deducted or withheld, (C) promptly forward to such Lender, holder or other relevant Person an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder or other relevant Person, evidencing such payment to such Governmental Authorities and (D) if such Tax is an Indemnifiable Tax, pay to such Lender, holder or other relevant Person, in addition to whatever net amount of such payment is paid to such holder or other relevant Person, such additional amount as is necessary to ensure that the total amount actually received by such holder or other relevant Person (free and clear of Indemnifiable Tax imposed on or with respect to such additional amount) will equal the full amount of the payment such holder or other relevant Person would have received had no such deduction or withholding been required.

(c)           In addition, the relevant Credit Party or Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)           Without duplication of the Credit Parties’ obligations on account of Indemnifiable Taxes and Other Taxes pursuant to Sections 10.17(b) and 10.17(c), the Credit Parties shall indemnify the Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnifiable Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Credit Parties under this Agreement, any Note, any Letter of Credit or any other Loan Document (including Indemnifiable Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 10.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability, describing the requested amounts in reasonable detail, delivered to the Credit Parties by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Each Lender or holder of a Note shall, upon request by the Credit Parties, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Credit Parties under this Agreement, under the Notes or under any other Loan Documents if such measures can, in the sole and absolute opinion of such Lender or holder, be taken without such Person suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Person shall be required to designate a funding office that is not located in the United States of America).

(f)            Any Foreign Lender that is entitled to an exemption from or reduction of the deduction, withholding or payment of an Indemnifiable Tax or Other Tax under the law of

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the United States or the jurisdictions in which the Credit Parties are located (or any political subdivision thereof), or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement, under any Note, under any Letter of Credit or under any other Loan Document shall deliver to the Credit Parties and the Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Credit Parties as will permit such payments to be made without deduction or withholding or at a reduced rate.  Without limiting the generality of the foregoing, in the event that the relevant Credit Party is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Credit Party and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Credit Parties or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of IRS Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Credit Party within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from U.S. federal income tax withholding duly completed together with such supplementary documentation as may be prescribed by applicable law, in all cases properly completed and duly executed by such Foreign Lender claiming complete exemption from withholding of U.S. federal income tax on all payments by the Credit Parties under this Agreement, under any Note, under any Letter of Credit or under any other Loan Document.  The Credit Parties shall not be required to pay additional amounts to any Foreign Lender pursuant to this Section 10.17 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Foreign Lender to comply with this clause (f) (unless such failure is due to a change in treaty, law or regulation, or any interpretation or administration thereof by any Governmental Authority, occurring after the date on which a form, certificate or other document originally was required to be provided).

(g)           Each Lender and each Note holder agrees that if, in its good faith opinion, it has subsequently recovered or received a permanent net tax benefit with respect to any amounts of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrowers or (ii) previously deducted by the Credit Parties (including, without limitation, any Indemnifiable Taxes deducted from any additional amounts paid under clause (b) above), the relevant Lender or Note holder, as the case may be, shall reimburse the Credit Parties

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to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of any indemnity payments made, or additional amounts paid, by or on behalf of the Credit Parties under this Section 10.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Credit Parties, upon the request of the Lender or Note holder, as the case may be, agree to repay to such Lender or Note holder, as the case may be, the amount paid over to the Credit Parties (together with penalties, interest or other charges), in the event such Lender or Note holder is required to repay such amount to the relevant Governmental Authority.

10.18       Waiver of Claim.  Each Borrower hereby waives and releases the Agent, the Canadian Collateral Agent and all Lenders from any and all claims or causes of action which the Borrowers or any of them may own, hold or claim in respect of any of the Agent, the Canadian Collateral Agent or any Lenders as of the date of this Agreement.

10.19       Right of Setoff.  The Lender Parties each are hereby authorized at any time and from time to time during the existence of an Event of Default or a Dominion Event, without notice to any Credit Party (any such notice being expressly waived by the Credit Parties by their execution of the applicable Loan Documents), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by the Agent, the Canadian Collateral Agent or such other Lender Party to or for the credit or the account of any such Credit Party against any and all of the Obligations irrespective of whether or not Agent, the Canadian Collateral Agent or such other Lender Party shall have made any demand under this Agreement, the Notes or any other Loan Document.  Each Credit Party (by their execution of the applicable Loan Documents) also hereby grants to Agent, the Canadian Collateral Agent and each of the other Lender Parties a security interest in and hereby transfers, assigns, sets over, and conveys to the Agent, the Canadian Collateral Agent and to each of the other Lender Parties, as security for payment of all Obligations, all such deposits, funds or property of such Credit Party or Indebtedness of the Agent, the Canadian Collateral Agent or any other Lender Party to any such Credit Party.  Should the right of the Agent, the Canadian Collateral Agent or any other Lender Party to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the applicable Credit Parties pro rata in accordance with their respective Commitment Percentages.  Each Lender agrees to promptly notify the Borrowers’ Agent and the Agent after any such setoff and application by it or any of its Affiliates, provided that the failure to give such notice will not affect the validity of such setoff and application.  The rights of the Agent, the Canadian Collateral Agent and the other Lender Parties under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent, the Canadian Collateral Agent or the other Lender Parties may have.  This Section is subject to the terms and provisions of Section 2.12 hereof.

10.20       Waiver of Right to Jury Trial.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE

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NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

10.21       Additional Provisions Regarding Collection of Receivables and other Collateral.

(a)           Each Credit Party (by its execution of the applicable Loan Documents) hereby designates and constitutes the Agent or the Agent’s designee (or the Canadian Collateral Agent or its designee, as applicable) as each Credit Party’s attorney-in-fact with power to endorse each such Credit Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; to sign or endorse such Credit Party’s name on any invoice, bill of lading or other title or ownership documents relating to any Receivables or Inventory, drafts against any customers of any Credit Party, assignments and verifications of Receivables and, upon the occurrence and during the continuance of any Event of Default, notices to customers of any Credit Party; to send verifications of Receivables; and to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to any Credit Party to such address as the Agent (or the Canadian Collateral Agent, as applicable) may designate at any time after the occurrence of any Event of Default which is continuing.  All acts of said attorney or designee are hereby ratified and approved by each Credit Party (by its execution of the applicable Loan Documents), and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee (or the Canadian Collateral Agent or its designee, as applicable) shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct.  The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Commitments are terminated.

(b)           The Agent (or the Canadian Collateral Agent, as applicable), without notice to or consent of any Credit Party, at any time after the occurrence and during the continuation of an Event of Default:  (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of Inventory and accept the return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party (by its execution of the applicable Loan Documents) hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

(c)           Nothing herein contained shall be construed to constitute any Credit Party as agent of the Agent or the Canadian Collateral Agent for any purpose whatsoever, and neither the Agent nor the Canadian Collateral Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent’s or a Lender’s act or omission constituted gross negligence of willful conduct).  The Agent, the Canadian Collateral Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of

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any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent’s or such Lender’s error, omission or delay constituted gross negligence or willful misconduct).  The Agent, the Canadian Collateral Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of any Credit Party’s obligations under any contract or agreement assigned to the Agent, the Canadian Collateral Agent or the Lender, and the Agent, the Canadian Collateral Agent and the Lenders shall not be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

(d)           Upon the occurrence and during the continuation of any Event of Default:  (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent (or the Canadian Collateral Agent, as applicable) is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of any Credit Party and to charge any Credit Party’s account therefor; and (ii) the Borrowers shall notify the Agent (or the Canadian Collateral Agent, as applicable) if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent (or the Canadian Collateral Agent, as applicable) shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Credit Party by reason of the sale and delivery creating such Receivables.

(e)           Upon the occurrence and continuation of any Event of Default, the Agent (or the Canadian Collateral Agent, as applicable) may at any time and from time to time employ and maintain in the premises of any Credit Party a custodian selected by the Agent (or the Canadian Collateral Agent, as applicable) who shall have full authority to do all acts necessary to protect the Agent’s, the Canadian Collateral Agent’s and the Lenders’ interests and to report to the Agent (or the Canadian Collateral Agent, as applicable) thereon.  Each Credit Party (by its execution of the applicable Loan Documents) hereby agrees to cooperate with any such custodian and to do so whatever the Agent (or the Canadian Collateral Agent, as applicable) may reasonably request to preserve the Collateral.  All costs and expenses incurred by the Agent (or the Canadian Collateral Agent, as applicable) by reason of the employment of the custodian shall be added to the Obligations and may be charged to any Credit Party’s account.

(f)            The Lenders hereby irrevocably authorize the Agent (or the Canadian Collateral Agent, as applicable), at its option and in its discretion, to release any Lien granted to or held by the Agent (or the Canadian Collateral Agent, as applicable) upon any Collateral (i) upon termination of the Total Commitment and payment in full in cash and satisfaction (or cash collateralization pursuant to the terms of the Loan Documents) of all Loans, any Letter of Credit Exposure Amount, and all other Obligations which have matured and which the Agent (or the Canadian Collateral Agent, as applicable) has been notified in writing are then due and payable; or (ii) constituting property being sold or disposed of in the ordinary course of any Credit Party’s business and in compliance with the terms of this Agreement and the other Loan Documents (with respect to which the Agent (or the Canadian Collateral Agent, as applicable) may rely conclusively on any certificate of any Credit Party, without further inquiry); or (iii) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by the Lenders.  Upon request by the Agent (or the Canadian Collateral Agent, as applicable) at any time, the Lenders

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will confirm in writing the Agent’s (or the Canadian Collateral Agent’s, as applicable) authority to release particular types or items of Collateral pursuant to this Section 10.21(f).

(g)           Without in any manner limiting the Agent’s (or the Canadian Collateral Agent’s, as applicable) authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.21(f)), each Lender agrees to confirm in writing, upon request by the Agent (or the Canadian Collateral Agent, as applicable), the authority to release Collateral conferred upon the Agent (or the Canadian Collateral Agent, as applicable) under Section 10.21(f).  Upon receipt by the Agent (or the Canadian Collateral Agent, as applicable) of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Credit Party, the Agent (or the Canadian Collateral Agent, as applicable) shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent (or the Canadian Collateral Agent, as applicable) for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent (or the Canadian Collateral Agent, as applicable) shall not be required to execute any such document on terms which, in the Agent’s (or the Canadian Collateral Agent’s, as applicable) opinion, would expose the Agent (or the Canadian Collateral Agent, as applicable) to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Credit Party in respect of) all interests in the Collateral retained by any Credit Party.

(h)           So long as Neenah Paper Company of Canada owns the Nova Scotia Woodlands or other Timberland Properties located in Canada which are pledged as Collateral from time to time hereunder, the Canadian Collateral Agent may from time to time appoint a sub-agent pursuant to Section 9.1 (the “Designated Timber Agent”) for the purpose of facilitating sales, exchanges or other dispositions of Timberland Properties permitted by Section 7.4(f)(4)(vi) and not otherwise prohibited hereby.  Any such Designated Timber Agent shall have the authority to act on behalf of (and subject to the control of), the Canadian Collateral Agent pursuant to the terms and conditions of Sections 10.21(f) and 10.21(g) to release any Lien granted to or held by the Canadian Collateral Agent upon any Collateral sold, exchanged, or otherwise disposed of pursuant to Section 7.4(f)(4)(vi).  Subject to the terms and conditions of Sections 10.21(f) and 10.21(g) and the other applicable terms and conditions of the Loan Documents, the Agent, the Canadian Collateral Agent, and any Designated Timber Agent shall act promptly upon any request from the Borrowers’ Agent (accompanied by a certificate referred to in Section 10.21(f)(ii) and such information and documentation as may be reasonably necessary to effect such release) to execute such documents as may be reasonably necessary to release any Lien granted to or held by the Agent (or the Canadian Collateral Agent, as applicable) upon any such Collateral pursuant to any such sale, exchange, or disposition.

10.22       Bank Product Obligations.

(a)           The term “Obligations,” as defined and used in this Agreement, includes all Obligations under all Bank Products of any Credit Party or any of their Subsidiaries (collectively, “Related Obligations”) to the Agent, JPMorgan, the Canadian Collateral Agent, or any other Lender Party (each an “Obligee” and, collectively, the “Obligees”).  Accordingly, the

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benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of the Related Obligations solely on the condition and understanding, as among the Agent and all Obligees, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Agent (or the Canadian Collateral Agent, as applicable) shall hold, and have the right and power to act with respect to, any Guaranty and the Collateral on behalf of and as agent for the Obligees, but the Agent and the Canadian Collateral Agent are otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any Obligee, (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Obligee under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Obligee shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Agent, the Canadian Collateral Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Obligee or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) no Obligee (except the Agents, the Canadian Collateral Agent and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (v) no Obligee shall exercise any right of setoff, banker’s lien or similar right except to the extent such right is exercised in compliance with Section 2.13.

(b)           The Borrowers hereby irrevocably and unconditionally guarantee to each of the Obligees the full and prompt payment and performance of any and all Related Obligations to each Obligee.  Such guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and the Borrowers shall remain liable on its obligations hereunder until the payment and performance in full of the Related Obligations.  No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which any Credit Party or any of their Subsidiaries may have against any Obligee or any other party shall be available to, or shall be asserted by, any Credit Party against any Obligee or any subsequent holder of the Related Obligations or any part thereof or against payment of the Related Obligations or any part thereof.

(c)           If any Credit Party becomes liable for any obligations or indebtedness owing by any Subsidiary of any Credit Party to any Obligee by endorsement or otherwise, other than under this Section 10.22, such liability shall not be in any manner impaired or affected hereby, and the rights of each Obligee shall be cumulative of any and all other rights that any Obligee may ever have against the Borrower.

(d)           In the event of default by any Subsidiary of any Credit Party in payment or performance of any of the Related Obligations, or any part thereof, when any part of the Related

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Obligations becomes due, whether by its terms, by acceleration, upon demand or otherwise, the Borrowers shall promptly pay the amount due thereon to the applicable Obligee without notice or demand in dollars and it shall not be necessary for any Obligee, in order to enforce such payment by the Borrowers, first to institute suit or exhaust its remedies against any Subsidiary of any Credit Party or any others liable on such Related Obligations, or to enforce any rights against any collateral which shall ever have been given to secure such Related Obligations.  Notwithstanding anything to the contrary contained in this Section 10.22, the Credit Parties hereby irrevocably subordinate to the prior and defeasible payment in full of the Related Obligations, any and all rights the Borrowers may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Borrowers to the rights of any of the Obligees) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Subsidiary of any Credit Party or any other party liable for payment of any or all of the Related Obligations for any payment made by any Borrower under or in connection with this Section 10.22 or otherwise.

(e)           The Borrowers hereby agree that their obligations under this Section 10.22 shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Borrower:  (i) the taking or accepting of collateral as security for any or all of the Related Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Related Obligations; (ii) any partial release of the liability of any Borrower hereunder or any other Credit Party under the Loan Documents, or the full or partial release of any other guarantor from liability for any or all of the Related Obligations; (iii) any disability of any Credit Party or any of their Subsidiaries, or the dissolution, insolvency, or bankruptcy of any Credit Party, any of their Subsidiaries, any guarantor or any other party at any time liable for the payment of any or all of the Related Obligations; (iv) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Related Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Related Obligations; (v) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Obligee to any Credit Party, any of their Subsidiaries, or any other party ever liable for any or all of the Related Obligations; (vi) any neglect, delay, omission, failure, or refusal of any Obligee to take or prosecute any action for the collection of any of the Related Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Related Obligations; (vii) the unenforceability or invalidity of any or all of the Related Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Related Obligations; (viii) any payment by any Credit Party, any Subsidiary of any Credit Party or any other party to any Obligee is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any Obligee is required to refund any payment or pay the amount thereof to someone else; (ix) the settlement or compromise of any of the Related Obligations; (x) the non-perfection of any security interest or lien securing any or all of the Related Obligations; (xi) any impairment of any collateral securing any or all of the Related Obligations; (xii) the failure of any Obligee to sell any collateral securing any or all of the Related Obligations in a commercially reasonable manner or as otherwise required by law; (xiii) any change in the corporate existence, structure, or ownership of any Credit Party or any of their Subsidiaries; or

139

(xiv) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Credit Party or any of their Subsidiaries.

(f)            The Borrowers hereby waive promptness, diligence, notice of any default under the Related Obligations, demand of payment, notice of acceptance of this Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by any Subsidiary of any Credit Party of additional obligations or indebtedness, and all other notices and demands with respect to the Related Obligations and this Agreement.

10.23       Construction.  The Borrowers, each other Credit Party, the Agent, the Canadian Collateral Agent and each Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

10.24       Joint and Several Obligations.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents (but giving effect to Section 1.4(a)), the Borrowers acknowledge that they and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which the applicable Party is a party.

10.25       USA Patriot Act.  Each Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the Act.

10.26       Judgment.  The specification under the Loan Documents of Dollars and payment in New York City is of the essence.  The Credit Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Lender Parties of the full amount of the Obligation Currency expressed to be payable to the Lender Parties under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the rate of exchange used shall be that at which the Lender Parties could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given.  The obligation of the Credit Parties in respect of any such sum due from it to the Lender Parties hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lender Parties receive any sum adjudged to be so due in the Judgment Currency, the Lender Parties may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency.  If the Dollars so purchased are less than the sum originally due to the Lender Parties in Dollars, the Credit

140

Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender Parties in Dollars, the Lender Parties agree to remit to the Credit Parties such excess.

10.27       Jurisdiction; Service of Process.  Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.  Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.28       Confidentiality.  Each of the Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent requested by any rating agency or market data collector (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep it confidential), (d) to the extent required by law or by any subpoena or similar legal process, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (h) with the consent of the Borrowers or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Credit Parties relating to any

141

of the Credit Parties, the Offshore Entities, their respective subsidiaries or their respective businesses, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 10.28 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE CREDIT PARTIES AND  THEIR RELATED PARTIES AND AFFILIATES, OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS, CONSENTS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES, THE AGENT OR THEIR RESPECTIVE RELATED PARTIES AND AFFILIATES, PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES AND AFFILIATES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

10.29       No Fiduciary Duty/Conflicts.  The Lender Parties may have economic interests that conflict with those of Borrowers, their stockholders and/or their Affiliates.  Borrowers agree that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and Borrowers, their stockholders or their affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders Parties, on the one hand, and Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrowers except the obligations expressly set forth in

142

the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person.  Each Borrower acknowledges and agrees that each Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.

(Signature Pages Follow)

143

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

NEENAH PAPER, INC.,
as a Borrower

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

Address for Notices:
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia 30005
Attention: General Counsel
Facsimile: 678-518-3283

With a copy to:
Bryan Cave LLP
One Atlantic Center — Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
Attention: Robert C. Lewinson
Facsimile: 404-420-0623

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

NPCC HOLDING COMPANY, LLC
as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

Signature Page to Amended and Restated Credit Agreement

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC, as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

NEENAH PAPER INTERNATIONAL, LLC, as a Borrower

By:	Neenah Paper International Holding Company, LLC, as its sole member

	By:	Neenah Paper, Inc., as its sole member

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

NEENAH PAPER FVC, INC, as a Borrower

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

NEENAH PAPER FR, LLC, as a Borrower

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

NEENAH PAPER COMPANY OF CANADA, as a Guarantor

By:	/s/ BONNIE C. LIND
Name:	Bonnie C. Lind
Title:	Sr. Vice President, CFO and Treasurer

Signature Page to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender, as Agent and as Swingline Lender

By:	/s/ JEFF A. TOMPKINS
Name:	Jeff A. Tompkins
Title:	Vice President

Address for Notices:
2200 Ross Avenue, 9th Floor TX 2921
Dallas, Texas 75201
Attention: Jeff A. Tompkins
Facsimile: 214-965-2594

With a copy to:
Vinson & Elkins LLP
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention: Erec R. Winandy
Facsimile: 214-999-7756

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Canadian Collateral Agent

By:	/s/ DAN C. HOWAT
Name:	Dan C. Howat
Title:	Senior Vice President

Address for Notices:
c/o JPMorgan Chase Bank, N.A., as Agent
2200 Ross Avenue, 9th Floor TX 2921
Dallas, Texas 75201
Attention: Jeff A. Tompkins
Facsimile: 214-965-2594

With a copy to:
Vinson & Elkins, L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention: Erec R. Winandy
Facsimile: 214-999-7756

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ DENNIS LOSIN
Name:	Dennis Losin
Title:	Senior Vice President

Address for Notices:
Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, GA 30339
Attention:	Senior Portfolio Manager
Facsimile:	404-607-3277

Signature Page to Amended and Restated Credit Agreement

UBS AG, Stamford Branch,
as a Lender

By:	/s/ MARY E. EVANS
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ IRJA R. OTSA
Name:	Irja R. Otsa
Title:	Associate Director

Address for Notices:
677 Washington Blvd.
Stamford, CT 06901
Attention:	Daniel Goldenberg
Facsimile:	203-719-3888

Signature Page to Amended and Restated Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ DENIS P. COLEMAN III
Name:	Denis P. Coleman III
Title:	Authorized Signatory

Address for Notices:
6032 Connection Drive
Dallas, TX 75062
Attention:	Ray Garcia
Facsimile:	212-357-4597

Signature Page to Amended and Restated Credit Agreement

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

$[ ]	November , 2009

Neenah Paper, Inc., a Delaware corporation (“Neenah Paper”) and the subsidiaries of Neenah Paper signatory hereto (collectively with Neenah Paper, the “Borrowers”), for value received, hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the “Lender”) the principal sum of [AMOUNT] ($[-]) or, if less, the amount of Revolving Loans loaned by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement.  The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the principal office of the Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in the Credit Agreement.

This Revolving Credit Note is issued pursuant to, and is entitled to the benefits of, that certain Amended and Restated Credit Agreement, dated as of November 5, 2009, by and among the Borrowers, the Guarantors from time to time party thereto, the financial institutions from time to time party thereto as “Lenders”, JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and evidences the Revolving Loans made by the Lender to the Borrowers thereunder.  All capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified therein.

The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to the enforcement of this Revolving Credit Note, except any notices required under the terms of the Credit Agreement.

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(Signature Page Follows)

A-1

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.

[Signature Page Follows]

A-2

BORROWERS:

NEENAH PAPER, INC.

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL
HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page to Revolving Credit Note]

NEENAH PAPER INTERNATIONAL, LLC

By: Neenah Paper International Holding Company, LLC, as its sole member

	By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC.

By:
Name:
Title:

NEENAH PAPER FR, LLC

By:
Name:
Title:

[Signature Page to Revolving Credit Note]

EXHIBIT B

FORM OF SWINGLINE NOTE

$[ ]	November , 2009

Neenah Paper, Inc., a Delaware corporation (“Neenah Paper”) and the subsidiaries of Neenah Paper signatory hereto (collectively with Neenah Paper, the “Borrowers”), for value received, hereby jointly and severally promise to pay to the order of [NAME OF SWINGLINE LENDER] (the “Swingline Lender”) the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the amount of Swingline Loans loaned by the Swingline Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement.  The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the principal office of the Swingline Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in the Credit Agreement.

This Swingline Note is issued pursuant to, and is entitled to the benefits of, that certain Amended and Restated Credit Agreement, dated as of November 5, 2009, by and among the Borrowers, the Guarantors from time to time party thereto, the financial institutions from time to time party thereto as “Lenders”, JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and evidences the Swingline Loans made by the Swingline Lender to the Borrowers thereunder.  All capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified therein.

The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to the enforcement of this Swingline Note, except any notices required under the terms of the Credit Agreement.

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Swingline Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(Signature Page Follows)

B-1

THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.

[Signature Page Follows]

B-2

BORROWERS:

NEENAH PAPER, INC.

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page to Swingline Note]

NEENAH PAPER INTERNATIONAL, LLC

By: Neenah Paper International Holding Company, LLC, as its sole member

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC.

By:
Name:
Title:

NEENAH PAPER FR, LLC

By:
Name:
Title:

[Signature Page to Swingline Note]

EXHIBIT C

FORM OF TERM NOTE

$[ ]	November , 2009

Neenah Paper, Inc., a Delaware corporation (“Neenah Paper”) and the subsidiaries of Neenah Paper signatory hereto (collectively with Neenah Paper, the “Borrowers”), for value received, hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the “Lender”) the principal sum of [AMOUNT] ($[-]) or, if less, the amount of Term Loans loaned by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement.  The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the principal office of the Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in the Credit Agreement.

This Term Note is issued pursuant to, and is entitled to the benefits of, that certain Amended and Restated Credit Agreement, dated as of November 5, 2009, by and among the Borrowers, the Guarantors from time to time party thereto, the financial institutions from time to time party thereto as “Lenders”, JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and evidences the Term Loan made by the Lender to the Borrowers thereunder.  All capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified therein.

The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to the enforcement of this Term Note, except any notices required under the terms of the Credit Agreement.

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(Signature Page Follows)

C-1

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.

[Signature Page Follows]

C-2

BORROWERS:

NEENAH PAPER, INC.

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page to Term Note]

NEENAH PAPER INTERNATIONAL, LLC

By: Neenah Paper International Holding Company, LLC, as its sole member

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC.

By:
Name:
Title:

NEENAH PAPER FR, LLC

By:
Name:
Title:

[Signature Page to Term Note]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[Letterhead of Company]

                   , 200

JPMorgan Chase Bank, N.A., as Agent

2200 Ross Avenue, 9th Floor TX 2921

Dallas, Texas 75201

Attention: Jeff A. Tompkins

Telecopy No.: 214-965-2594

Ladies and Gentlemen:

I hereby certify to you as follows:

(a)           I am the duly elected [Title] of NEENAH PAPER, INC., a Delaware corporation (the “Company”).  All capitalized terms used but not defined herein shall have the meanings specified in the Amended and Restated Credit Agreement dated as of November 5, 2009 (together with all amendments, restatements, modifications or renewals, the “Credit Agreement”), among the Company, certain subsidiaries of Company (together with Company, each a “Borrower” and collectively, the “Borrowers”),  the Guarantors from time to time party thereto, each of the financial institutions which may from time to time become a party thereto (individually, a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), a New York banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders.

(b)           I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Credit Parties during the immediately preceding [applicable time period].

(c)           Except as disclosed on Annex A attached hereto, the review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default.  Provided in Annex B to this Certificate are the financial statements and information required to be furnished to the Agent pursuant to Section 6.3 of the Credit Agreement.

I further certify that, based on the review described in paragraph (b) above, no Credit Party has at any time during or at the end of such period, except as (i) specifically described in paragraph (p) below or (ii) permitted by the Credit Agreement, done any of the following:

(d)           Changed its respective address, name, identity, type of organization, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), jurisdiction of organization, location of its chief executive office or principal place of business or the place it keeps its material books and records, or established any trade names;

(e)           Permitted any of its Subsidiaries to issue any equity or securities or otherwise change its capital structure;

(f)            Permitted the Fixed Charge Coverage Ratio of the Credit Parties and their Subsidiaries, on a Consolidated basis, to be less than 1.1 to 1.0 as of the last day of any fiscal quarter for the four quarter period ending on such day, such ratio to be tested with respect to the most recently ended fiscal quarter on any date from time to time on which Availability falls below $20,000,000, and on the last day of each fiscal quarter ending thereafter, in each case until such time when Availability has exceeded $40,000,000 for sixty (60) consecutive days and no Default or Event of Default is continuing;

(g)           Become aware of, obtained knowledge of, or received notification of, the institution of any lawsuit, administrative proceeding or investigation affecting any Credit Party or any of their Subsidiaries (other than the litigation described in Schedule 5.5 of the Credit Agreement), including without limitation any examination or audit by the IRS or the Canada Revenue Agency which individually or in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect;

(h)           Become aware of, obtained knowledge of, or received notification of any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed by the Borrower or any of the Subsidiaries that would permit or result in the acceleration of any Indebtedness that would have a Material Adverse Effect;

(i)            Become aware of, obtained knowledge of, or received notification of any development or change in the business or affairs of any Credit Party or any of their Subsidiaries which has had or which is likely to have a Material Adverse Effect;

(j)            Become aware of, obtained knowledge of, or received notification of the occurrence of a default or event of default by any Credit Party or any of their Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect;

(k)           Become aware of, obtained knowledge of, or received notification of any material violation in connection with any actual or alleged material violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority, which has or is likely to have a Material Adverse Effect;

(l)            Become aware of, obtained knowledge of, or received notification of any significant change in the accuracy of any material representations and warranties of any Loan Document;

(m)          Received any material notices or other communications in respect of the Canadian Licenses;

(n)           Incurred any material loss or destruction of, or substantial damage to, any portion or component of the Collateral with fair market value in excess of $500,000 and no other matters occurred that materially affected the value, enforceability or collectibility of any of the Collateral with fair market value in excess of $500,000, unless a notice of such loss, destruction or damage has previously been provided to the Agent;

(o)           Acquired any Additional Mortgaged Property, unless a notice of such acquisition has previously been provided to the Agent;

(p)           [List exceptions, if any, to paragraphs (d) through (o) above.]

The foregoing certifications are made and delivered this          day of                       , 20    .

Very truly yours,

NEENAH PAPER, INC.

By:
Name:
Title:

Annex A

Disclosure of Known Defaults and Events of Default

[If none, insert “NONE”.]

Annex B

Financial Statements and Information

EXHIBIT E

FORM OF REQUEST FOR EXTENSION OF CREDIT

Neenah Paper, Inc.

3460 Preston Ridge Road, Suite 600

Alpharetta, GA 30005

[  ], 20[     ]

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, 9th Floor TX 2921

Dallas, Texas 75201

Attention: Jeff A. Tompkins

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of November 5, 2009, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Neenah Paper, Inc. (“Parent”), each subsidiary of Parent listed as a “Borrower” on the signature pages thereto (together with Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Parent party thereto as a “Guarantor”, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, together with any successors and assigns, the “Agent”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders (in such capacity, together with any successors and assigns, the “Canadian Collateral Agent” and, together with the Agent, the “Agents”).  All capitalized terms used but not defined herein have the same meanings specified in the Credit Agreement.  The Borrowers’ Agent hereby gives you notice pursuant to Section 4.1(a) of the Credit Agreement of the following request for a Loan (the “Proposed Loan”) under the Credit Agreement:

(i)                                     The aggregate principal amount of the Proposed Loan is $                        .(1)

(ii)                                  The Proposed Loan will be a [Alternate Base Rate Borrowing] [LIBOR Borrowing, with an initial Interest Period of [one] [two] [three] month[s]].

(iii)                               The borrowing date of the Proposed Loan is                         .(2)

(1)  In the case of a LIBOR Borrowing, the Proposed Loan must be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000.

(2)  This date must be a Business Day.

(iv)                              The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.

The undersigned certifies that (i) the representations and warranties contained in Article 5 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agents or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except for any representation and warranty made as of a specific date which was true and correct as of such specific date, and except for changes in representations and warranties otherwise permitted by the terms of the Credit Agreement), (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Proposed Loan, (iii) there shall have occurred no Material Adverse Effect after giving effect to the Proposed Loan and (iv) all applicable conditions set forth in Article 4 of the Credit Agreement have been satisfied as of the date hereof or shall have been waived in writing by the requisite Lender Parties.

Very truly yours,

NEENAH PAPER, INC.,
as Borrowers’ Agent

By:
Name:
Title:

EXHIBIT A

Payment Instructions

EXHIBIT F

FORM OF RATE SELECTION NOTICE

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 5, 2009, by and among the undersigned (“Borrowers’ Agent”), the other Persons defined therein as Credit Parties, JPMorgan Chase Bank, N.A., as agent for the Lenders, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used but not defined herein shall have the meaning specified in the Credit Agreement.

Borrowers’ Agent hereby gives irrevocable notice, pursuant to Section 2.8(b)(i) of the Credit Agreement, of its request to:

(a)                                  on [date] convert [                ] dollars of the aggregate outstanding principal amount of the [Term Loans][Revolving Loans] constituting a [              ] Borrowing, bearing interest at the [                ] Rate, into a(n) [                ] Borrowing [and, in the case of a LIBOR Borrowing, having an Interest Period of [          ] month(s)];

[(b)                        on [date] continue [                ] dollars of the aggregate outstanding principal amount of the [Term Loans][Revolving Loans] constituting a LIBOR Borrowing, bearing interest at the Adjusted LIBOR Rate, as a LIBOR Borrowing having an Interest Period of [          ] month(s)].

[Borrowers’ Agent hereby certifies that no Event of Default or Default has occurred and is continuing on the date hereof.](1)

NEENAH PAPER, INC.,
as Borrowers’ Agent

By:
Name:
Title:

(1)  This bracketed sentence is to be used only if a LIBOR Borrowing is being continued as such or if an Alternate Base Rate Borrowing is being converted into a LIBOR Borrowing.

F-1

EXHIBIT G

FORM OF BORROWING BASE COMPLIANCE CERTIFICATE

G-1

EXHIBIT H

FORM OF RECEIVABLES REPORT

JPMORGAN CHASE BANK, N.A., AGENT

ASSET BASED OPERATIONS

2200 Ross Avenue, 9th Floor TX 2921

Dallas, Texas 75201

ATTN:  Jeff A. Tompkins

RE:                            Amended and Restated Credit Agreement, dated as of November 5, 2009 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Neenah Paper, Inc. (“Parent”), a Delaware corporation, each subsidiary of Parent party thereto as a “Borrower” (together with Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Parent party thereto as a “Guarantor”, certain financial institutions now or hereafter parties thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders.

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized terms used  but not defined herein shall have the meanings specified in the Credit Agreement.

The Person executing this Receivables Report, which is being delivered pursuant to Section 6.3(f) of the Credit Agreement on behalf of the Credit Parties, hereby certifies that (a) he/she is a Responsible Officer of the Borrowers’ Agent, and in that capacity such Person is authorized to execute this Receivables Report on behalf of the Credit Parties, and (b) the following information is accurate, complete and correct as of  [              ].

1.                                       Credit Parties’ Receivables Information:

Total Receivables as of [ ]	$

Plus gross sales other than sales giving rise to bill and hold Receivables	$

Less gross collections on Receivables	$

Less credits to Receivables	$

Plus/Minus adjustments to Receivables	$

Less Receivables not constituting Eligible Receivables	$

Eligible Receivables as of [ ]	$

H-1

2.                                       Information.  Such figures are taken from the Credit Parties’ Receivables records, kept in accordance with GAAP and used in the Credit Parties’ business.  In determining Ineligible Receivables for purposes hereof, the standards set forth in the Credit Agreement were utilized and correctly and consistently applied.  This certificate and agreement is delivered to the Agent upon the understanding that the Agent and the Lenders will rely upon it in making or continuing Revolving Loans to the Borrowers under the Credit Agreement.

3.                                       Representations and Warranties.  The Person executing this Receivables Report on behalf of the Credit Parties hereby confirms that the agreements, warranties and representations contained in the Loan Documents apply to all such Receivables.  The Credit Parties ratify and confirm the continuing general and first priority Lien against all Receivables of the Credit Parties and confirm any Security Documents in favor of the Loan Parties.

[ ]

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF INVENTORY DESIGNATION REPORT

JPMORGAN CHASE BANK, N.A., AGENT

ASSET BASED OPERATIONS

2200 Ross Avenue, 9th Floor TX 2921

Dallas, Texas 75201

ATTN:  Jeff A. Tompkins

RE:                            Amended and Restated Credit Agreement, dated as of November 5, 2009 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Neenah Paper, Inc. (“Parent”), a Delaware corporation, each subsidiary of Parent party thereto as a “Borrower” (together with Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Parent party thereto as a “Guarantor”, certain financial institutions now or hereafter parties thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders.

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

The Person executing this Inventory Designation Report, which is being delivered pursuant to Section 6.3(g) of the Credit Agreement on behalf of the Credit Parties, hereby certifies that (a) he/she is a Responsible Officer of the Borrowers’ Agent, and in that capacity such Person is authorized to execute this Inventory Designation Report on behalf of the Credit Parties, and (b) the following information is accurate, complete and correct as of [              ].

1.                                       Credit Parties’ Inventory:

A.	Credit Parties’ total Inventory:	$

B.	Inventory not constituting Eligible Inventory	$

C.	Credit Parties’ Eligible Inventory (A minus B)	$

D.	Net Recovery Value Percentage of the Credit Parties’ Eligible Inventory	$

I-1

E.	.75 multiplied by C	$

F.	.85 multiplied by D	$

G.	Credit Parties’ Inventory (Lesser of E or F)	$

2.                                       Information.  Such figures are taken from the Credit Parties’ inventory records, kept in accordance with GAAP and used in the Credit Parties’ business or, if so indicated, taken from a physical inventory.  Unless otherwise indicated, such figures are at the lower of cost (determined on a [              ] basis) or market value, with appropriate allowances for Ineligible Inventory.  Title to all Inventory listed hereon is owned by and recorded on the books and records of the applicable Credit Party in the ordinary course of business.  In determining Ineligible Inventory for purposes hereof, the standards set forth in the Credit Agreement were utilized and correctly and consistently applied.  This certificate and agreement is delivered to the Agent upon the understanding that the Agent and the Lenders will rely upon it in making or continuing Revolving Loans to the Borrowers under the Credit Agreement.

3.                                       Representations and Warranties.  The Person executing this Inventory Designation Report on behalf of the Credit Parties hereby confirms that the agreements, warranties and representations contained in the Loan Documents apply to all such inventories.  The Credit Parties ratify and confirm the continuing general and first priority Lien against all inventories of the Credit Parties and confirm any Security Documents in favor of the Loan Parties.

4.                                       Inventory Locations.  Except as described in Annex I hereto, all Inventory of the Credit Parties is kept at the locations specified in the Perfection Certificate as updated in any Perfection Certificate update previously delivered to the Agent.

[ ]

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

The undersigned [TITLE] of Neenah Paper, Inc., a Delaware corporation (“Neenah Paper”), hereby certifies that [he/she] is duly authorized to execute this Certificate on behalf of Neenah Paper and each of the Credit Parties under the Amended and Restated Credit Agreement (as each such term is defined below).

WITNESSETH

WHEREAS, Neenah Paper and its subsidiaries, Neenah Paper Michigan, Inc., Neenah Paper International, LLC, NPCC Holding Company, LLC, Neenah Paper International Holding Company, LLC, Neenah Paper FR, LLC and Neenah Paper FVC, Inc., as co-borrower (each a “Borrower” and collectively with Neenah Paper, the “Borrowers”), and Neenah Paper’s subsidiary, Neenah Paper Company of Canada, as guarantor (the “Guarantor”; and together with the Borrowers, the “Credit Parties”), have entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings specified in the Amended and Restated Credit Agreement), by and among the Credit Parties, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent, pursuant to which the Lenders have established a $110,000,00 revolving credit facility and a $40,000,000 term loan facility (collectively, the “Credit Facilities”) in favor of the Borrowers;

WHEREAS, to secure their respective obligations under and relating to the Credit Facilities the Credit Parties have executed and delivered to the Agent (or the Canadian Collateral Agent, as the case may be) the other Loan Documents referenced in the Amended and Restated Credit Agreement (the grant of security interests, transfers, incurrence of obligations and other transactions relating to the execution, delivery and performance of the obligations under the Loan Documents, and any other transactions and transfers related thereto, being referred to herein collectively as the “Transactions”);

WHEREAS, the undersigned has carefully reviewed the Amended and Restated Credit Agreement and the various other Loan Documents, and also the contents of this Certificate, and in connection herewith has made such investigations and inquiries as he or she has deemed necessary and prudent therefor, including those described below, and further acknowledges that the Agent and the Lenders are relying on this Certificate in connection with the establishment of the Credit Facilities;

NOW, THEREFORE, ON THE BASIS OF THE FOREGOING, and the inquiries and considerations set forth below, the undersigned hereby certifies to the best of such person’s knowledge and belief, and in his or her representative capacity that after giving effect to the funding of the initial Loans and the consummation of the Transactions:

1.             I am, and at all pertinent times mentioned herein, have been the duly qualified and acting [TITLE] of Neenah Paper and have responsibility for the overall management of the financial affairs of the Credit Parties and the preparation of the financial statements of the Credit Parties.

2.             The financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable under the circumstances in which they were made and were made in good faith and continue to be reasonable as of the date hereof.

3.             The value of the assets of each Credit Party (including contribution rights from other Credit Parties), based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Credit Party, as they are expected to become absolute and mature.

4.             The value of the assets of each of the Subsidiaries of the Credit Parties (including contribution rights from other Credit Parties), based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of each such Subsidiary, as they are expected to become absolute and mature.

5.             The assets of each Credit Party do not constitute unreasonably small capital for such Credit Party to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Credit Party, taking into account (i) the nature of the business conducted by such Credit Party, (ii) the particular capital requirements of the business conducted by such Credit Party, (iii) the anticipated nature of the business to be conducted by such Credit Party in the future, and (iv) the projected capital requirements and capital availability of such current and anticipated business.

6.             The assets of each of the Subsidiaries of each Credit Party do not constitute unreasonably small capital for such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such Subsidiary, taking into account (i) the nature of the business conducted by such Subsidiary, (ii) the particular capital requirements of the business conducted by such Subsidiary, (iii) the anticipated nature of the business to be conducted by such Subsidiary in the future, and (iv) the projected capital requirements and capital availability of such current and anticipated business.

7.             No Credit Party, nor any of their Subsidiaries, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by each such Credit Party and Subsidiary and the timing and amounts to be payable on or in respect of debt of each such Credit Party and Subsidiary, as applicable).  The cash flow of each such Credit Party and Subsidiary, after taking into account all anticipated uses of the cash of each such Credit Party and Subsidiary, should at all times be sufficient to pay all such amounts on or in respect of debt of each such Credit Party and Subsidiary when such amounts are anticipated to be required to be paid.

8.             The Credit Parties do not believe that final judgments against any of them or any of their Subsidiaries in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, the applicable Credit Party or Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).  The cash flow of each such Credit Party and Subsidiary, as applicable, after taking into account all other anticipated uses of the cash of each such Credit Party and Subsidiary, as applicable (including the payments on or in respect of debt referred to in paragraph 7 herein), should at all times be sufficient to pay all such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                        , 200  , on behalf of Neenah Paper.

NEENAH PAPER, INC.

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT K

FORM OF CANADIAN GUARANTY

GUARANTY

GUARANTY, dated as of [                                        ], made by Neenah Paper Company of Canada, a Nova Scotia unlimited liability company (the “Guarantor”), in favor of each of the Lender Parties, JPMorgan Chase Bank, N.A., in its capacity as agent for the Lenders (as hereinafter defined) (in such capacity, together with its successors in such capacity, the “Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian collateral agent (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent” and, together with the Agent, the “Agents”) pursuant to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Neenah Paper, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”, each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto, each of the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and the Agents are parties to an Amended and Restated Credit Agreement, dated as of November 5, 2009 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Amended and Restated Credit Agreement”);

WHEREAS, the Parent directly or indirectly owns all of the issued and outstanding shares of Stock (as defined in the Amended and Restated Credit Agreement) of the Guarantor;

WHEREAS, pursuant to the Amended and Restated Credit Agreement, the Guarantor is required to execute and deliver to the Agents a guaranty guaranteeing all Obligations of the Credit Parties (as each such term is defined in the Credit Agreement) under the Amended and Restated Credit Agreement; and

WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefits, and are within the corporate purposes and in the best interests of, the Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders and the Agents to make and maintain the Loans, the Letters of Credit and the other financial accommodations pursuant to the Amended and Restated Credit Agreement, the Guarantor hereby agrees with the Agents and the Lender Parties as follows:

SECTION 1.           Definitions.  Reference is hereby made to the Amended and Restated Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Amended and Restated Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2.           Guaranty.  The Guarantor hereby (i) unconditionally and irrevocably guarantees, the punctual payment, when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, of all Obligations of each of the other Credit Parties (and any one or more of them) from time to time owing by each of them under any Loan Document or pursuant to any Bank Product, whether for principal, interest (including, without limitation, interest that accrues or that would accrue but for the filing of a bankruptcy case or other similar proceeding by a Credit Party or any of its Subsidiaries, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding (an “Insolvency Proceeding”), whether or not a claim for post-filing interest is allowed in such proceeding) and any other obligations, liabilities and Indebtedness of the Credit Parties under or pursuant to the Amended and Restated Credit Agreement or any Loan Document or Bank Product, including all fees, costs, expenses, commissions, indemnifications or otherwise (such obligations being the “Guaranteed Obligations”), and (ii) agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees on a full indemnity basis and expenses) incurred by the Lender Parties in protecting or enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Credit Parties to the Lender Parties under any Loan Document or pursuant to any Bank Product but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Credit Party.

SECTION 3.           Guaranty Absolute; Continuing Guaranty; Assignments.

(a)           The Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender Parties with respect thereto. The Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Lender Party to any other Credit Party or any Collateral. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any other Credit Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)            any lack of validity or enforceability of the Guaranteed Obligations or any Loan Document or any agreement or instrument relating thereto in whole or in part;

(ii)           any other guarantee given by any Person in favour of any Lender or Lenders or either or both of the Agents from time to time in connection with or relating to the Guaranteed Obligations;

(iii)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(iv)          any taking, exchange, release or non-perfection of any Collateral or any security interest therein, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v)           the existence of any claim, set-off, defense or other right that the Guarantor may have at any time against any Person, including, without limitation, any Lender Party;

(vi)          any change, restructuring or termination of the corporate, limited liability company, unlimited liability company or partnership structure or existence of any Credit Party or control of any Credit Party;

(vii)         any change in the name, objects, capital stock, constating documents or by-laws of any Credit Party; or the dissolution, winding-up, liquidation or other distribution of the assets of any Credit Party, whether voluntary or otherwise;

(viii)        any Credit Party’s becoming insolvent or bankrupt or subject to any proceeding under the provisions of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or either Agent’s or any Lender’s voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;

(ix)           the failure or neglect of either Agent or any Lender to demand payment of Guaranteed Obligations by any Credit Party, any guarantor of Guaranteed Obligations or any other Person;

(x)            the valuation by either Agent or any Lender of any security held in respect of the Guaranteed Obligations, which shall not be considered as a purchase of such security or as payment on account of the Guaranteed Obligations;

(xi)           any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a legal or equitable defense available to, or a discharge or partial discharge of, any Credit Party or any other guarantor or surety.

(b)           The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by either or both of the Agents or any Lender or Lenders in connection with any Credit Party or any Guaranteed Obligations. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor hereunder, and without notice to or the consent of the Guarantor, either or both of the Agents or any Lender or Lenders may from time to time:

(i)            make advances and extend credit to any Borrower (including new loans and credit facilities, whether in addition to or in replacement for other loans and credit facilities previously established for any Borrower), convert revolving lines of credit to non-revolving lines of credit or vice versa, increase or decrease the amount of credit available to any Borrower and receive payments in respect of the Guaranteed Obligations;

(ii)           increase the interest rates, fees and charges applicable to all or any portion of the Guaranteed Obligations from time to time;

(iii)          amend, renew, waive, release or terminate the Amended and Restated Credit Agreement or any of the other Loan Documents or any provisions thereof in whole or in part from time to time (including, without limitation, any provisions relating to interest rates, fees, margin requirements, conditions for the extension of credit and the determination of the amount of credit available, positive and negative covenants, payment provisions, the application of payments received by or on behalf of the Debtor, and events of default);

(iv)          extend, renew, settle, compromise, waive, release or terminate the Guaranteed Obligations in whole or in part from time to time;

(v)           grant time, renewals, extensions, indulgences, releases and discharges to any Credit Party;

(vi)          take, refrain from taking or release guarantees from other Persons in respect of Guaranteed Obligations;

(vii)         accept compromises or arrangements from any Credit Party, any guarantor of Guaranteed Obligations or any other Person;

(viii)        refrain from demanding payment from or exercising any rights or remedies in respect of any Credit Party or any guarantor of Guaranteed Obligations;

(ix)           apply all monies received from any Credit Party, any guarantor of the Borrowers or any other Person or from the proceeds of any security to pay such part of the Guaranteed Obligations as the Agents and Lenders may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by any Credit Party, any guarantor of the Borrower or any other Person; and

(x)            otherwise deal with any Credit Party, any guarantor of Guaranteed Obligations or any other Person and any security held by the Agents or any Lender or Lenders in respect of Guaranteed Obligations, as the Agents or such Lender or Lenders may see fit in its or their absolute discretion.

(c)           This Guaranty shall continue to be effective or be reinstated, as the case may be, if and to the extent that, for any reason any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person whether as a result of the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

(d)           Subject to Section 12 hereof, this Guaranty is a continuing guaranty and shall remain in full force and effect until the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments have been terminated.

SECTION 4.           Waivers.  The Guarantor hereby waives (i) promptness, diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party pursue, resort to or exhaust any right or take any action against any Credit Party or any other Person or any Collateral, (iii) any right to compel or direct any Lender Party to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source or to pursue, resort to or exhaust any right or take any action against any other Credit Party or any other Person or any Collateral, (iv) any requirement that any Lender Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto or pursue, resort to or exhaust any right or take any action against any Credit Party or any other Person or any Collateral and (v) any other defense available to the Guarantor. The Guarantor agrees that the Lender Parties shall have no obligation to marshall any assets in favor of or for the benefit of the Guarantor or against, or in payment of, any or all of the Obligations. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the Amended and Restated Credit Agreement and that the waivers set forth in Section 3 and Section 4 are knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5.           Subrogation.  The Guarantor will not exercise any rights that it may now or hereafter acquire against any other Credit Party or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against any other Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments have been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments have been terminated, such amount shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Lender Parties, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Amended and Restated Credit Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Lender Party of all of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Commitments have been terminated, such Lender Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from the payment by the Guarantor.

SECTION 6.           Representations, Warranties and Covenants.  The Guarantor hereby represents and warrants to the Lender Parties as follows:

(a)           The Guarantor (i) has read and understands the terms and conditions of the Amended and Restated Credit Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Credit Parties, and has no need of, or right to obtain from any Lender Party, any credit or other information concerning the affairs, financial condition or business of the Credit Parties that may come under the control of any Lender Party.

(b)           The Guarantor acknowledges and agrees that by its execution and delivery of this Guaranty (i) it shall be bound, as a Guarantor, by all the provisions of the Amended and Restated Credit Agreement and the other Loan Documents and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the Guarantors (including, without limitation, each of the covenants that are set forth in Section 1.4(b), Section 6 and Section 7 of the Amended and Restated Credit Agreement) and (ii) from and after the date hereof, each reference to a “Guarantor”, the “Guarantors”, a “Credit Party” or the “Credit Parties” in the Amended and Restated Credit Agreement and each other Loan Document shall include the Guarantor. The Guarantor further acknowledges and agrees that it has received a copy of the Amended and Restated Credit Agreement and each other Loan Document.

SECTION 7.           Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, any Lender Party may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender Party to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each Lender Party agrees to notify the Guarantor promptly after any such set-off and application made by such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender Parties under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender Parties may have under this Guaranty or any other Loan Document, in law or otherwise.

SECTION 8.           Notices, Etc.  Except as otherwise expressly permitted hereunder, all notices shall be in writing and either (i) delivered to the intended recipient, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by facsimile (promptly confirmed by mail), in each case to the intended recipient at the “Address for Notices” specified in the Amended and Restated Credit Agreement; or, as to any Lender who is a signatory thereto, at such other address as shall be designated by such Lender.

SECTION 9.           CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF NOVA SCOTIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, CARE OF THE BORROWER’S AGENT AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE AMENDED AND RESTATED CREDIT AGREEMENT AND TO CT CORPORATION SYSTEM, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER PARTIES TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

SECTION 10.         Taxes.

(a)           Any and all payments by the Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes. If the Guarantor is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Guaranty, then the Guarantor shall (i) promptly notify the applicable Lender, the holder of Notes or other relevant Persons that are entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant Governmental Authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such Lender, holder or other relevant Person an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder or other relevant Person, evidencing such payment to such * Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay to such Lender, holder or other relevant Person, in addition to whatever net amount of such payment is paid to such holder or other relevant Person, such additional amount as is necessary to ensure that the total amount actually received by such holder or other relevant Person (free and clear of Indemnifiable Tax imposed on or with respect to such additional amount) will equal the full amount of the payment such holder or other relevant Person would have received had no such deduction or withholding been required.

(b)           In addition, the Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Without duplication of the Guarantor’s obligations on account of Indemnifiable Taxes and Other Taxes pursuant to Sections 10(a) and 10(b), the Guarantor shall indemnify the Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnifiable Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Guarantor under this Guaranty (including Indemnifiable Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, describing the requested amounts in reasonable detail, delivered to the Guarantor by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Each Lender or holder of a Note shall, upon request by the Guarantor, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Guarantor hereunder, if such measures can, in the sole and absolute opinion of such Lender or holder, be taken without such Person suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Person shall be required to designate a funding office that is not located in the United States of America).

(e)           Subject to the terms of Section 10.17 of the Amended and Restated Credit Agreement, any Foreign Lender that is entitled to an exemption from or reduction of the deduction, withholding or payment of an Indemnifiable Tax or Other Tax under the law of the United States or the jurisdictions in which the Guarantor is located (or any political subdivision thereof), or any treaty to which any such jurisdiction is a party, with respect to payments hereunder, shall deliver to the Guarantor and the Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Guarantor as will permit such payments to be made without deduction or withholding or at a reduced rate.

(f)            Each Lender and each Note holder shall if, in its good faith opinion, it has subsequently recovered or received a permanent net tax benefit with respect to any amounts of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Guarantor or (ii) previously deducted by the Guarantor (including, without limitation, any Indemnifiable Taxes deducted from any additional amounts paid under clause (a) above), the relevant Lender or Note holder, as the case may be, shall reimburse the Guarantor to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of any indemnity payments made, or additional amounts paid, by or on behalf of the Guarantor under this Section 10 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Guarantor, upon the request of the Lender or Note holder, as the case may be, agree to repay to such Lender or Note holder, as the case may be, the amount paid over to the Guarantor (together with penalties, interest or other charges), in the event such Lender or Note holder is required to repay such amount to the relevant Governmental Authority.

(g)           The obligations of the Guarantor under this Section 10 shall survive the termination of this Guaranty and the payment of the Guaranteed Obligations and all other amounts payable hereunder.

SECTION 11.         Miscellaneous.

(a)           The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Agent, for the benefit of the Lender Parties, at such address specified by the Agent from time to time by notice to the Guarantor.

(b)           No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender Parties to exercise any of their rights under any other Loan Document against such party or against any other Person.

(d)           Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)           This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Lender Parties and the Agents hereunder, to the benefit of the Lender Parties, the Agents and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 10.12 of the Amended and Restated Credit Agreement, any Lender may assign or otherwise transfer its rights and obligations under the Amended and Restated Credit Agreement or any other Loan Document (including, without limitation, all or a portion of its Commitment, its Loans, the Note or Notes held by it, and obligations owing to it with respect to Letters of Credit) to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. The Guarantor agrees that each participant shall be entitled to the benefits of this Section 11 with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

(f)            This Guaranty and the other Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(g)           Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)           THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF NOVA SCOTIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(i)            In the event of a conflict between the provisions contained in this Agreement and the provisions contained in the Amended and Restated Credit Agreement, the provisions of the Amended and Restated Credit Agreement shall control and govern.

SECTION 12.         Termination or Release.

(a)           Notwithstanding the foregoing, a Guarantor shall automatically be released from its obligations hereunder upon the Guarantor ceasing to be a Subsidiary of the Parent in accordance with the terms of the Amended and Restated Credit Agreement.

(b)           In connection with any termination or release pursuant to paragraph (a) of this Section, the Agent shall, upon the Guarantor’s written request and at the Guarantor’s expense, without any representation, warranty or recourse whatsoever, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination or release.

(c)           Judgment. The specification under the Loan Documents of Dollars and payment in New York City is of the essence. The Guarantor’s obligations hereunder to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the

Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Lender Parties of the full amount of the Obligation Currency expressed to be payable to the Lender Parties under this Guaranty. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the rate(s) of exchange used shall be that at which the Lender Parties could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Lender Parties hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lender Parties receive any sum adjudged to be so due in the Judgment Currency, the Lender Parties may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency. If the Dollars so purchased are less than the sum originally due to the Lender Parties in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender Parties in Dollars, the Lender Parties agree to remit to the Guarantor such excess.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

NEENAH PAPER COMPANY OF CANADA
By:
Name:
Title:

[Signature Page to Guaranty]

EXHIBIT L

FORM OF PERFECTION CERTIFICATE

November [   ], 2009

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of November 5, 2009 (the “Credit Agreement”), among Neenah Paper, Inc., as a borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent. Terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

As used herein, the following terms shall have the following meanings:

“Neenah Entities” shall include Neenah Paper, Inc. and each Subsidiary thereof.

I.              CURRENT INFORMATION

1.             Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers.  The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of the Neenah Entities are as follows:

Name of Entity	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

2.             Chief Executive Offices and Mailing Addresses. Set forth below are the chief executive office address and the preferred mailing address (if different than chief executive office or residence) of each Neenah Entity:

Name of Entity	Address of Chief Executive Office	Mailing Address (if different than CEO)

3.             Changes in Names, Jurisdiction of Organization or Corporate Structure.  Except as set forth below, no Neenah Entity has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Entity	Date of Change	Description of Change

4.             Prior Addresses.  Except as set forth below, no Neenah Entity has changed its chief executive office within the past five (5) years:

Entity	Former chief executive office

5.             Acquisitions of Equity Interests or Assets.

Except as set forth below, no Neenah Entity has acquired the equity interests of another entity within the past five (5) years or any material amount (fair market value of $1,000,000 or more) of assets of another entity outside of the ordinary course of business within the past five (5) years.

Acquiring Entity	Date of Acquisition	Description of Acquisition

II.            INVESTMENT RELATED PROPERTY

1.             Securities.  Set forth below is a list of all equity interests owned or to be owned by the Neenah Entities together with the type of organization which issued such equity interests (e.g., corporation, limited liability company, partnership or trust):

Entity	Issuer	Type of Organization and Jurisdiction of Organization of Issuer	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

2.             Securities Accounts.  Set forth below is a list of all equity interests owned or to be owned by the Neenah Entities together with the type of organization which issued such equity interests (e.g., corporation, limited liability company, partnership or trust):

3.             Deposit Accounts.  Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which any Neenah Entity customarily maintains or will maintain in excess of $10,000:

Entity	Type of Account	Name & Address of Financial Institutions

4.             Instruments.  Set forth below is a list of all instruments owed or to be owed to any Neenah Entity in the principal amount of greater than $10,000:

III.           INTELLECTUAL PROPERTY

1.             Set forth below is a list of all copyrights, patents and trademarks and other intellectual property owned or used, or hereafter to be adopted, held or used, by any Neenah Entity:

A.            Copyrights.

B.            Patents and other intellectual property.

C.            Trademarks.

IV.           INVENTORY AND EQUIPMENT

1.             Inventory and Equipment.  Set forth below in this Section 1 and in Section 2 are all the locations where any Neenah Entity currently maintains (or will maintain) any material amount (aggregate fair market value of $250,000 or more) of inventory and equipment (whether or not in the possession of such entity):

Property	Entity	Address— City/State/Zip Code	County	Description of Assets and Value

2.             Warehousemen and bailees.  Except as set forth below, no persons (including warehousemen and bailees) other than a Neenah Entity have or will have possession of any material amount (fair market value of $250,000 or more) of assets of a Neenah Entity:

Entity	Address/City/ State/Zip Code	County	Description of Assets and Value

V.            REAL ESTATE RELATED UCC COLLATERAL

1.             Fixtures. Set forth below are all the locations where any Neenah Entity owns or leases (or will own or lease) any real property:

2.             Timber to be Cut.  Set forth below are all locations where any Neenah Entity owns or has rights (or will own or have rights) in goods that are timber to be cut:

VI.           SPECIAL DEBTORS

1.             Trade Names.

A.            Current Names.  Set forth below is each trade name or assumed name currently used or to be used by a Neenah Entity or by which a Neenah Entity is or will be known or is or will be transacting any business:

Entity	Trade Name

B.            Past Names.  Set forth below is each trade name or assumed name used by any Neenah Entity during the past five (5) years or by which such entity has been known or has transacted any business during the past five (5) years other than the names identified in Section I.A. and VI.1. of this Perfection Certificate:

[Signature Page Follows.]

In connection with the Credit Agreement, the Borrowers and each other Credit Party each hereby certify that the information set forth herein is true and correct in all material respects as of the date first set forth above.

NEENAH PAPER, INC.

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL
HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE.]

[Signature Page to Perfection Certificate]

NEENAH PAPER INTERNATIONAL, LLC

By:	Neenah Paper International Holding
Company, LLC, as its sole member

	By:	Neenah Paper, Inc., as its sole
member

By:
Name:
Title:

NEENAH PAPER FVC, INC.

By:
Name:
Title:

NEENAH PAPER FR, LLC

By:
Name:
Title:

NEENAH PAPER COMPANY OF CANADA

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Schedule 1
to
Perfection Certificate

INTELLECTUAL PROPERTY

Schedule 2
to
Perfection Certificate

REAL PROPERTY LOCATIONS

EXHIBIT M

FORM OF PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT (“Agreement”), dated                [  ], 200 , is made by [Neenah Paper, Inc.], a Delaware corporation, located at 3460 Preston Ridge Road, Suite 600, Alpharetta, GA 30005 (“Assignor”), in favor of JPMorgan Chase Bank, N.A., a New York banking corporation, located at 2200 Ross Avenue, Ninth Floor Texas 2921, Dallas, Texas 75201, Attention: Jeff A. Tompkins, as agent for certain lenders (in such capacity, together with any permitted successors and assigns, “Assignee”).  Capitalized terms used in this Agreement and not defined herein have the meanings set forth for such terms in the Security Agreement (as hereinafter defined).

WHEREAS, Assignor is the patentee or applicant for the utility patents, design patents and patent applications listed on the annexed Schedule 1, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”);

WHEREAS, the Assignor has entered into a Security Agreement (Personal Property), dated as of November 30, 2004, among Assignor and the other grantors signatory thereto, and Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, as collateral security for all of the Obligations, Assignor has pledged and assigned to Assignee, and granted to Assignor, for the benefit of the Lender Parties (as such terms are defined in the Security Agreement) a continuing security interest in the Patents and the applications and registrations thereof, and all proceeds thereof (the “Collateral”);

NOW, THEREFORE, in consideration of the premises and agreements made herein and in the Security Agreement, as collateral security for all of the Obligations, Assignor hereby pledges and assigns to the Assignee, and grants to the Assignee, for the benefit of the Agents and the Lender Parties, a continuing security interest in the Collateral.

Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.

Upon full satisfaction of the Obligations, complete performance of all of the obligations of the Credit Parties under the Loan Documents and final termination of each Lender’s obligations — if any — to make any further advances under any Note or to provide any other financial accommodations to any Credit Party, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Assignor such security interest shall be released by Assignee in due form and at Assignor’s cost; provided, however, that this Agreement shall be reinstated if at any time any payment of any of the obligations under the Loan Documents is rescinded or must otherwise be returned by the Assignee, the Lenders, or any of their respective affiliates or branches on the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though the payment had not been made.

(Signature Pages Follow)

IN WITNESS WHEREOF, Assignor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date above first written.

[NEENAH PAPER, INC.],
as Assignor

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

STATE OF

ss.:

COUNTY OF

On this          day of              , 200 , before me personally came                                 , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                  of                                                                               , a                                         , and that s/he executed the foregoing instrument in the name of                                                                               , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said entity for the uses and purposes therein mentioned.

Notary Public

[Notary Page to Patent Security Agreement]

SCHEDULE 1 TO PATENT SECURITY AGREEMENT

[Patents and Patent Applications]

EXHIBIT N

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT (“Agreement”), dated               , [  ] 200 , is made by [Neenah Paper, Inc.], a Delaware corporation, located at 3460 Preston Ridge Road, Suite 600, Alpharetta, GA 30005 (“Assignor”), in favor of JPMorgan Chase Bank, N.A., a New York banking corporation, located at 2200 Ross Avenue, Ninth Floor Texas 2921, Dallas, Texas 75201, Attention: Jeff A. Tompkins, as agent for certain lenders (in such capacity, together with any permitted successors and assigns, “Assignee”). Capitalized terms used in this Agreement and not defined herein have the meanings set forth for such terms in the Security Agreement (as hereinafter defined).

WHEREAS, Assignor is the applicant or registrant for the trademarks and service marks listed on the annexed Schedule 1 hereto, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

WHEREAS, the Assignor has entered into a Security Agreement (Personal Property), dated as of November 30, 2004,  among Assignor and the other grantors signatory thereto, and Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, as collateral security for all of the Obligations, Assignor has pledged and assigned to Assignee, and granted to Assignor, for the benefit of the Lender Parties (as such terms are defined in the Security Agreement) a continuing security interest in the Trademarks, together with, among other things, the goodwill of the business symbolized by and associated with the Trademarks and the applications and registrations thereof, and all proceeds thereof (the “Collateral”);

NOW, THEREFORE, in consideration of the premises and agreements made herein and in the Security Agreement, as collateral security for all of the Obligations, Assignor hereby pledges and assigns to the Assignee, and grants to the Assignee, for the benefit of the Agents and the Lender Parties, a continuing security interest in the Collateral.

Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.

Upon full satisfaction of the Obligations, complete performance of all of the obligations of the Credit Parties under the Loan Documents and final termination of each Lender’s obligations — if any — to make any further advances under any Note or to provide any other financial accommodations to any Credit Party, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Assignor such security interest shall be released by Assignee in due form and at Assignor’s cost; provided, however, that this Agreement shall be reinstated if at any time any payment of any of the obligations under the Loan Documents is rescinded or must otherwise be returned by the Assignee, the Lenders, or any of their respective affiliates or branches on the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though the payment had not been made.

(Signature Pages Follow)

IN WITNESS WHEREOF, Assignor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date above first written.

[NEENAH PAPER, INC.],
as Assignor

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

STATE OF

ss.:

COUNTY OF

On this          day of              , 200 , before me personally came                                 , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                  of                                                                               , a                                         , and that s/he executed the foregoing instrument in the name of                                                                               , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said entity for the uses and purposes therein mentioned.

Notary Public

[Notary Page to Trademark Security Agreement]

SCHEDULE 1 TO TRADEMARK SECURITY AGREEMENT

[Trademark Registrations and Trademark Applications]

EXHIBIT O

FORM OF COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT (“Agreement”), dated                          [  ], 200  , is made by [Neenah Paper, Inc.], a Delaware corporation, located at 3460 Preston Ridge Road, Suite 600, Alpharetta, GA 30005 (“Assignor”), in favor of JPMorgan Chase Bank, N.A., a New York banking corporation, located at 2200 Ross Avenue, Ninth Floor TX 2921, Dallas, Texas 75201, Attention: Jeff A. Tompkins, as agent for certain lenders (in such capacity, together with any permitted successors and assigns, “Assignee”).  Capitalized terms used in this Agreement and not defined herein have the meanings set forth for such terms in the Security Agreement (as hereinafter defined).

WHEREAS, Assignor is the applicant or registrant for the copyrights listed on the annexed Schedule 1, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, the Assignor has entered into a Security Agreement (Personal Property), dated as of November 30, 2004, among Assignor and the other grantors signatory thereto, and Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement (Personal Property), as collateral security for all of the Obligations, Assignor has pledged and assigned to Assignee, and granted to Assignor, for the benefit of the Lender Parties (as such terms are defined in the Security Agreement) a continuing security interest in the Copyrights and the applications and registrations thereof, and all proceeds thereof (the “Collateral”);

NOW, THEREFORE, in consideration of the premises and agreements made herein and in the Security Agreement, as collateral security for all of the Obligations, Assignor hereby pledges and assigns to the Assignee, and grants to the Assignee, for the benefit of the Agents and the Lender Parties, a continuing security interest in the Collateral.

Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.

Upon full satisfaction of the Obligations, complete performance of all of the obligations of the Credit Parties under the Loan Documents and final termination of each Lender’s obligations — if any — to make any further advances under any Note or to provide any other financial accommodations to any Credit Party, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Assignor such security interest shall be released by Assignee in due form and at Assignor’s cost; provided, however, that this Agreement shall be reinstated if at any time any payment of any of the obligations under the Loan Documents is rescinded or must otherwise be returned by the Assignee, the Lenders, or any of their respective affiliates or branches on the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though the payment had not been made.

(Signature Pages Follow)

IN WITNESS WHEREOF, Assignor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date above first written.

[NEENAH PAPER, INC.],
as Assignor

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

STATE OF

ss.:

COUNTY OF

On this          day of              , 200  , before me personally came                                 , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                  of                                                                               , a                                         , and that s/he executed the foregoing instrument in the name of                                                                               , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said entity for the uses and purposes therein mentioned.

Notary Public

[Notary Page to Copyright Security Agreement]

SCHEDULE 1 TO COPYRIGHT SECURITY AGREEMENT

[Copyright Registrations and Copyright Applications]

EXHIBIT P

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  All capitalized terms used but not defined herein shall have the meanings specified in the Amended and Restated Credit Agreement identified below (as amended, the “Amended and Restated Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Amended and Restated Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Amended and Restated Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):	Neenah Paper, Inc. and certain subsidiaries of Neenah Paper, Inc. signatories to the Amended and Restated Credit Agreement as a “Borrower”

(1) Select as applicable.

4.	Agent:	JPMorgan Chase Bank, N.A., as agent for the Lenders under the Amended and Restated Credit Agreement

5.	Credit Agreement:

That certain Amended and Restated Credit Agreement, dated as of November 5, 2009, among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent.

6.	Assigned Interest:

Aggregate Amount of Revolving Commitment/Revolving Loans for all Lenders	Amount of Revolving Commitment/Revolving Loans Assigned	Percentage Assigned of Revolving Commitment/Revolving Loans(2)
$	$

Aggregate Amount of Term Commitment/Term Loans for all Lenders	Amount of Term Commitment/Term Loans Assigned	Percentage Assigned of Term Commitment/Term Loans(3)
$	$

Aggregate Amount of Total Commitment/Loans for all Lenders	Amount of Total Commitment/Loans Assigned	Percentage Assigned of Total Commitment/Loans(4)
$	$

Effective Date:                                    , 20       [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of Page Intentionally Left Blank]

(2) Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Revolving Loans of all Lenders thereunder.

(3) Set forth, to at least 9 decimals, as a percentage of the Term Commitment/Term Loans of all Lenders thereunder.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](5)  Accepted:

JPMorgan Chase Bank, N.A., as Agent

By:
Title:

[Consented to:](6)

[NAME OF RELEVANT PARTY]

By:
Title:

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Amended and Restated Credit Agreement.

(6) To be added only if the consent of the Borrowers’ Agent and/or other parties is required by the terms of the Amended and Restated Credit Agreement.

[Signature Page to Assignment and Acceptance]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto or any collateral thereunder, (iii) the financial condition of any Credit Party or any Subsidiary or Affiliate thereof or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Credit Party or any Subsidiary or Affiliate thereof or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms of the Amended and Restated Credit Agreement, together with such powers as are reasonably incidental thereto, (b) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Amended and Restated Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended and Restated Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Amended and Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent, the Canadian Collateral Agent, the Assignor or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Credit Agreement, duly completed and executed by the Assignee; and (c) agrees that (i) it will, independently and without reliance on the Agent, the

Canadian Collateral Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will keep confidential all information with respect to the Credit Parties furnished to it by the Credit Parties, the Assignor, the Agent or the Canadian Collateral Agent (other than information generally available to the public or otherwise available to the Agent on a non-confidential basis or otherwise permitted pursuant to the terms of the Amended and Restated Credit Agreement), and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.

EXHIBIT Q

FORM OF COMMITMENT INCREASE AGREEMENT

THIS COMMITMENT INCREASE AGREEMENT is made and entered into as of                     ,            (this “Agreement”) to be effective as of the Effective Date (as defined herein), by and among NEENAH PAPER, INC., a Delaware corporation (the “Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages hereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), JPMORGAN CHASE BANK, N.A., as Agent, JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Collateral Agent under the Amended and Restated Credit Agreement (as hereinafter defined), and                                (“Increasing Lender”).

RECITALS:

WHEREAS, the Borrowers, the Guarantors, JPMorgan Chase Bank, N.A., individually as a Lender and as the Agent, and the other financial institutions parties thereto as Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 5, 2009 (as amended through the date hereof, the “Amended and Restated Credit Agreement”).  Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

WHEREAS, the Borrowers have requested that Increasing Lender agree to increase its Revolving Commitment pursuant to, and as contemplated by, Section 2.15 of the Amended and Restated Credit Agreement.

AGREEMENTS:

1.             Increase in Commitment.  Increasing Lender and the Borrowers agree that, subject to the satisfaction of each condition precedent set forth in Section 5 hereof, from and after the Effective Date inserted by the Agent as contemplated below, (a) Increasing Lender’s Revolving Commitment shall be increased from $                             to $                        , (b) Schedule 1.1A to the Amended and Restated Credit Agreement shall be deemed to be amended to reflect such Revolving Commitment, and (c) to the extent permitted under applicable law, Increasing Lender shall be entitled to the benefits of, and shall be deemed to have assumed, to the extent of its Commitment Percentage (as increased pursuant to such increase in its Revolving Commitment, all claims, suits, causes of action and any other right of a Lender against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing.

2.             Disbursement.  Subject to the satisfaction of each condition precedent set forth in Section 5 hereof, on the Effective Date, Increasing Lender shall fund additional Revolving Loans in an amount equal to the difference between its Commitment Percentage (as increased pursuant to the increase in its Revolving Commitment pursuant hereto) of the principal amount outstanding of all outstanding Revolving Loans and the principal amount of all outstanding

Revolving Loans held by Increasing Lender prior to giving effect to such funding.  Increasing Lender shall make such amount available to the Agent at its payment office set forth in Section 2.7 of the Amended and Restated Credit Agreement or at such other office as agreed to by the Agent, in immediately available funds, and the Agent shall disburse such amounts to each Lender in such amounts as are necessary to cause each Lender to hold its Commitment Percentage of all outstanding Revolving Loans after giving effect thereto.  All such amounts funded by Increasing Lender shall be Alternate Base Rate Borrowings.  The Borrowers shall be required to pay to the existing Lenders any amounts required by Section 2.9 of the Amended and Restated Credit Agreement as a result of the pre-payment made pursuant to this Section 2 of any existing LIBOR Borrowings prior to the last day of the Interest Period applicable thereto.

3.             Promissory Note.  On the Effective Date, to the extent requested by Increasing Lender, the Borrowers shall issue to Increasing Lender a promissory note to evidence the Loans made by Increasing Lender in accordance with Section 2.6 of the Amended and Restated Credit Agreement (the “Increasing Lender Note”).

4.             Certain Agreements of Increasing Lender.  Increasing Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Credit Agreement, and (b) it has received a copy of the most recent financial statements delivered pursuant to Section 6.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender.

5.             Conditions Precedent.  The obligation of Increasing Lender to increase its Revolving Commitment pursuant hereto and to provide extensions of credit to the Borrowers thereunder is subject to the satisfaction of each of the following conditions precedent on or before the Effective Date:

(a)           To the extent requested by Increasing Lender, the Borrowers shall have executed and delivered to Increasing Lender an Increasing Lender Note;

(b)           The Borrowers shall have delivered to Increasing Lender and the Agent certified copies of the resolutions of the Board of Directors, sole member or other appropriate authority of each Borrower dated on or prior to the Effective Date and approving this Agreement, and all other documents, if any, to which each Borrower is required to enter pursuant to this Agreement and evidencing corporate authorization with respect to such documents;

(c)           The Borrowers shall have delivered to Increasing Lender and the Agent a certificate of the Secretary or an Assistant Secretary of each Borrower dated as of the Effective Date and certifying (i) the name, title and true signature of each officer of such Person authorized to execute this Agreement, (ii) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, and (iii) that attached thereto is a true and complete copy of the certificate of incorporation, formation or organization, as applicable, certified by the appropriate Governmental Authority of the jurisdiction of incorporation, formation or organization of each Borrower and the bylaws or other applicable organizational documents of each Borrower, each as amended to date, recent good standing certificates and/or certificates of existence for each Borrower and certificates of foreign qualification for each Borrower in such jurisdictions as Increasing Lender or the Agent shall require;

(d)           The Borrowers shall have delivered to Increasing Lender and the Agent an opinion of                                 , counsel to each Borrower dated as of the Effective Date addressed to Increasing Lender and the Agent and covering such matters as Increasing Lender or the Agent may reasonably request;

(e)           The Borrowers shall have delivered to Increasing Lender and the Agent a certificate of a Financial Officer of each of the Borrowers dated as of the Effective Date and certifying, before and after giving effect to the making of the Revolving Loans being requested hereunder, that (i) each Borrower is Solvent, (ii) no Default then or immediately thereafter would, exist, (iii) each of the conditions required by this Section 5 have been satisfied or waived in writing by Agent and Increasing Lender, and (iv) each representation and warranty of the Borrowers contained herein and in the Amended and Restated Credit Agreement is true and correct in all material respects, except for (i) those representations and warranties which relate to a specified date, which were true and correct in all material respects as of such date, and (ii) those changes in representations and warranties otherwise permitted by the terms of the Amended and Restated Credit Agreement;

(f)            The applicable Borrowers shall have paid or reimbursed (i) the Agent’s counsels’ fees and expenses incurred in connection with this Agreement through the Effective Date, to the extent invoiced, (ii) the Agent’s other expenses incurred through the Effective Date in connection with this Agreement, and (iii) any fees or expenses then required to be paid to (A) JPMorgan Chase Bank, N.A. (or its Affiliates) pursuant to the Fee Letter, and (B) Increasing Lender pursuant to any fee letter between the Borrowers, the Agent and Increasing Lender;

(g)           All representations and warranties contained herein, in the Amended and Restated Credit Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date, except for (i) those representations and warranties which relate to a specified date, which were true and correct in all material respects as of such date, and (ii) those changes in representations and warranties otherwise permitted by the terms of the Amended and Restated Credit Agreement and the other Loan Documents; and

(h)           There shall not exist a Default or Event of Default.

6.             Certain Representations and Warranties.  In order to induce the Agent and Increasing Lender to enter into this Agreement, each Borrower hereby represents and warrants to the Agent and Increasing Lender that each statement set forth in this Section 6 is true and correct on the date hereof and will be true and correct on the Effective Date.  Each such representation and warranty shall survive the execution and delivery of this Agreement and shall not be qualified or limited by any investigation undertaken by the Agent or Increasing Lender or any actual or constructive knowledge the Agent or Increasing Lender may have or be charged with indicating that any such representation or warranty is inaccurate or incomplete in any respect.

(a)           Each Borrower is duly authorized and empowered to execute, deliver and perform this Agreement; and all corporate, partnership or other action on any Borrower’s part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken;

(b)           This Agreement constitutes the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies);

(c)           The execution, delivery and performance of this Agreement do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, formation or organization, as applicable, bylaws, partnership agreement or other organizational documents of any Borrower, or any contract, agreement, instrument or requirements of any Governmental Authority to which any Borrower is subject which violation or default could have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any Properties of any Borrower;

(d)           Each Borrower’s execution, delivery and performance of this Agreement do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made; and

(e)           No Default or Event of Default has occurred which is continuing.

7.             Notice.  All notices, requests and other communications to any party hereunder shall be given in the manner set forth in Section 10.2 of the Amended and Restated Credit Agreement.

8.             Benefit of Agreement.  This Agreement and the other documents that may be required pursuant hereto shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Agent and Increasing Lender.

9.             Amendment and Waiver.  Neither this Agreement nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of Section 10.11 of the Amended and Restated Credit Agreement.

10.           Loan Document.  This Agreement and the Increasing Lender Note (if delivered pursuant hereto) are Loan Documents for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents.

11.           Entire Agreement.  The Increasing Lender Note, this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents embody the entire agreement and understanding between the Agent and Increasing Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties.  There are no unwritten oral agreements between the parties.

12.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

13.           Further Assurances.  The Borrowers and Increasing Lender agree to execute, acknowledge, deliver, file and record such further certificated, instruments and documents, and to do all other acts and things as may be requested by the Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

14.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the Increasing Lender Note shall be construed in accordance with and be governed by the laws of the State of New York, but giving effect to federal laws of the United States of America applicable to national banks.

15.           Consent of Guarantors.  The Guarantors hereby consent to this Agreement.

16.           Effective Date.  This Agreement shall be effective upon the date (the “Effective Date”) specified by the Agent below its signature below.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

NEENAH PAPER, INC.,
as a Borrower

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC,
as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC, as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page to Commitment Increase Agreement]

NEENAH PAPER INTERNATIONAL, LLC, as a Borrower

By: Neenah Paper International Holding Company, LLC, as its sole member

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC., as a Borrower

By:
Name:
Title:

NEENAH PAPER FR, LLC,
as a Borrower

By:
Name:
Title:

[FUTURE BORROWERS]

By:
Name
Title:

[Signature Page to Commitment Increase Agreement]

NEENAH PAPER COMPANY OF CANADA,
as a Guarantor

By:
Name:
Title:

[FUTURE GUARANTORS]

By:
Name:
Title:

[Signature Page to Commitment Increase Agreement]

[INCREASING LENDER]

By:
Name
Title:

JPMORGAN CHASE BANK, N.A.,
as the Agent

By:
Name:
Title:

[Signature Page to Commitment Increase Agreement]

EXHIBIT R

FORM OF NEW LENDER AGREEMENT

THIS NEW LENDER AGREEMENT is made and entered into as of                           ,            (this “Agreement”) to be effective as of the Effective Date (as defined herein), by and NEENAH PAPER, INC., a Delaware corporation (the “Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages hereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), JPMORGAN CHASE BANK, N.A., as Agent, JPMORGAN CHASE BANK, N.A., Toronto Branch as Canadian Collateral Agent under the Amended and Restated Credit Agreement (as hereinafter defined), and                                                                    (“New Lender”).

RECITALS:

WHEREAS, the Borrowers, the Guarantors, JPMorgan Chase Bank, N.A., individually as a Lender and as the Agent, and the other financial institutions parties thereto as Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 5, 2009 (as amended through the date hereof, the “Amended and Restated Credit Agreement”).  Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

WHEREAS, the Borrowers have requested that New Lender become a party to the Amended and Restated Credit Agreement as a Lender and provide a Revolving Commitment thereunder pursuant to, and as contemplated by, Section 2.15 of the Amended and Restated Credit Agreement.

AGREEMENTS:

1.                                       Joinder/Commitment.  New Lender and the Borrowers agree that, subject to the satisfaction of each condition precedent set forth in Section 5 hereof, from and after the Effective Date inserted by the Agent as contemplated below New Lender (a) shall be a party to the Amended and Restated Credit Agreement as a Lender and is subject to all rights and obligations of a Lender under the Amended and Restated Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent of its Commitment Percentage, (b) New Lender’s Revolving Commitment is in the amount of $                        , (c) Schedule 1.1A to the Amended and Restated Credit Agreement shall be deemed to be amended to reflect such Revolving Commitment, and (d) to the extent permitted under applicable law, New Lender shall be entitled to the benefits of, and shall be deemed to have assumed, to the extent of its Commitment Percentage, all claims, suits, causes of action and any other right of a Lender against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing.

2.                                       Disbursement.  Subject to the satisfaction of each condition precedent set forth in Section 5 hereof, on the Effective Date, New Lender shall fund its Commitment Percentage of the Revolving Loans outstanding as of such date by making such amount available to the Agent at its payment office set forth in Section 2.7 of the Amended and Restated Credit Agreement or at such other office as agreed to by the Agent, in immediately available funds, and the Agent shall disburse such amounts to each Lender in such amounts as are necessary to cause each Lender to hold its Commitment Percentage of all outstanding Revolving Loans after giving effect thereto.  All such amounts funded by New Lender shall be Alternate Base Rate Borrowings.  The Borrowers shall be required to pay to the existing Lenders any amounts required by Section 2.9 of the Amended and Restated Credit Agreement as a result of the pre-payment made pursuant to this Section 2 of any existing LIBOR Borrowings prior to the last day of the Interest Period applicable thereto.

3.                                       Promissory Note.  On the Effective Date, to the extent requested by New Lender, the Borrowers shall issue to New Lender a promissory note to evidence the Revolving Loans made by New Lender in accordance with Section 2.6 of the Amended and Restated Credit Agreement (the “New Lender Note”).

4.                                       Certain Agreements of New Lender.  New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Amended and Restated Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended and Restated Credit Agreement as a Lender thereunder and, to the extent of its Commitment Percentage, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Amended and Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Agreement is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Credit Agreement, duly completed and executed by New Lender; and (b) agrees that (i) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5.                                       Conditions Precedent.  The obligation of New Lender to become a party to the Amended and Restated Credit Agreement as a Lender thereunder, to issue its Revolving Commitment[s] pursuant thereto and hereto and to provide extensions of credit to Borrowers thereunder is subject to the satisfaction of each of the following conditions precedent on or before the Effective Date:

(a)                                  To the extent requested by New Lender, the Borrowers shall have executed and delivered to New Lender a New Lender Note;

(b)                                 The Borrowers shall have delivered to New Lender and the Agent certified copies of the resolutions of the Board of Directors, the sole member or other appropriate authority of each Borrower dated on or prior to the Effective Date and approving this Agreement, and all other documents, if any, to which each Borrower is required to enter pursuant to this Agreement and evidencing corporate authorization with respect to such documents;

(c)                                  The Borrowers shall have delivered to New Lender and the Agent a certificate of the Secretary or an Assistant Secretary of each Borrower dated as of the Effective Date and certifying (i) the name, title and true signature of each officer of such Person authorized to execute this Agreement, (ii) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, and (iii) that attached thereto is a true and complete copy of the certificate of incorporation, formation or organization, as applicable, certified by the appropriate Governmental Authority of the jurisdiction of incorporation, formation or organization of each Borrower and the bylaws or other applicable organizational documents of each Borrower, each as amended to date, recent good standing certificates and/or certificates of existence for each Borrower and certificates of foreign qualification for each Borrower in such jurisdictions as New Lender or the Agent shall require;

(d)                                 The Borrowers shall have delivered to New Lender and the Agent an opinion of                                 , counsel to each Borrower dated as of the Effective Date addressed to New Lender and the Agent and covering such matters as New Lender or the Agent may reasonably request;

(e)                                  The Borrowers shall have delivered to New Lender and the Agent a certificate of a Financial Officer of each of the Borrowers dated as of the Effective Date and certifying, before and after giving effect to the making of the Revolving Loans being requested hereunder, that (i) each Borrower is Solvent, (ii) no Default then or immediately thereafter would, exist, (iii) each of the conditions required by this Section 5 have been satisfied or waived in writing by Agent and New Lender, and (iv) each representation and warranty of the Borrowers contained herein and in the Amended and Restated Credit Agreement is true and correct in all material respects except for (i) those representations and warranties which relate to a specified date, which were true and correct in all material respects as of such date, and (ii) those changes in representations and warranties otherwise permitted by the terms of the Amended and Restated Credit Agreement;

(f)                                    The applicable Borrowers shall have paid or reimbursed (i) the Agent’s counsels’ fees and expenses incurred in connection with this Agreement through the Effective Date, to the extent invoiced, (ii) the Agent’s other expenses incurred through the Effective Date in connection with this Agreement, and (iii) any fees or expenses then required to be paid to (A) JPMorgan Chase Bank, N.A. (or its Affiliates) pursuant to the Fee Letter, and (B) New Lender pursuant to any fee letter between the Borrowers, the Agent and New Lender;

(g)                                 All representations and warranties contained herein, in the Amended and Restated Credit Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date, except for (i) those representations and warranties which relate to a specified date, which were true and correct in all material respects as of such date, and (ii) those changes in representations and warranties otherwise permitted by the terms of the Amended and Restated Credit Agreement and the other Loan Documents; and

(h)                                 There shall not exist a Default or Event of Default.

6.                                       Certain Representations and Warranties.  In order to induce the Agent and New Lender to enter into this Agreement, each Borrower hereby represents and warrants to the Agent and New Lender that each statement set forth in this Section 6 is true and correct on the date hereof and will be true and correct on the Effective Date.  Each such representation and warranty shall survive the execution and delivery of this Agreement and shall not be qualified or limited by any investigation undertaken by the Agent or New Lender or any actual or constructive knowledge the Agent or New Lender may have or be charged with indicating that any such representation or warranty is inaccurate or incomplete in any respect.

(a)                                  Each Borrower is duly authorized and empowered to execute, deliver and perform this Agreement; and all corporate, partnership or other action on any Borrower’s part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken;

(b)                                 This Agreement constitutes the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies);

(c)                                  The execution, delivery and performance of this Agreement do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, formation or organization, as applicable, bylaws, partnership agreement or other organizational documents of any Borrower, or any contract, agreement, instrument or requirements of any Governmental Authority to which any Borrower is subject which violation or default could have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any Properties of any Borrower;

(d)                                 Each Borrower’s execution, delivery and performance of this Agreement do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made; and

(e)                                  No Default or Event of Default has occurred which is continuing.

7.                                       Notice.  All notices, requests and other communications to any party hereunder shall be given in the manner set forth in Section 10.2 of the Amended and Restated Credit Agreement.  The initial notice address for New Lender shall be                                                           .

8.                                       Benefit of Agreement.  This Agreement and the other documents that may be required pursuant hereto shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Agent and New Lender.

9.                                       Amendment and Waiver.  Neither this Agreement nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of Section 10.11 of the Amended and Restated Credit Agreement.

10.                                 Loan Document.  This Agreement and the New Lender Note (if delivered pursuant hereto) are Loan Documents for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents.

11.                                 Entire Agreement.  The New Lender Note, this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents embody the entire agreement and understanding between the Agent and New Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties.  There are no unwritten oral agreements between the parties.

12.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

13.                                 Further Assurances.  Borrowers and New Lender agree to execute, acknowledge, deliver, file and record such further certificated, instruments and documents, and to do all other acts and things as may be requested by the Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

14.                                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the New Lender Note shall be construed in accordance with and be governed by the laws of the State of New York, but giving effect to federal laws of the United States of America applicable to national banks.

15.                                 Consent of Guarantors.  The Guarantors hereby consent to this Agreement.

16.                                 Effective Date.  This Agreement shall be effective upon the date (the “Effective Date”) specified by the Agent below its signature below.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

NEENAH PAPER, INC.,
as a Borrower

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC,
as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC, as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page to New Lender Agreement]

NEENAH PAPER INTERNATIONAL, LLC, as a Borrower

By: Neenah Paper International Holding Company, LLC, as its sole member

By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC.,
as a Borrower

By:
Name:
Title:

NEENAH PAPER FR, LLC,
as a Borrower

By:
Name:
Title:

[FUTURE BORROWERS]

By:
Name
Title:

[Signature Page to New Lender Agreement]

NEENAH PAPER COMPANY OF CANADA,
as a Guarantor

By:
Name:
Title:

[FUTURE GUARANTORS]

By:
Name:
Title:

[Signature Page to New Lender Agreement]

[NEW LENDER]

By:
Name
Title:

JPMORGAN CHASE BANK, N.A.,
as the Agent

By:
Name:
Title:

Effective Date:
, 20 .

[Signature Page to New Lender Agreement]

SCHEDULE 1.1A

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Commitments

Lender	Revolving Note Commitment Amount	Term Loan Commitment Amount	Total Commitment: Revolver & Term Loan	Swingline Note Commitment Amount
JPMorgan Chase Bank, N.A.	$39,285,714	$15,714,286	$55,000,000	$15,000,000
Bank of America, N.A.	35,714,286	14,285,714	50,000,000	N/A
UBS AG, Stamford Branch	17,857,143	7,142,857	25,000,000	N/A
Goldman Sachs Lending Partners LLC	7,142,857	2,857,143	10,000,000	N/A
Total Commitments	$100,000,000	$40,000,000	$140,000,000	$15,000,000

SCHEDULE 1.1B

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Material Leasehold Properties

1.                                       Industrial Lease Agreement between First Industrial Realty Trust, Inc. and Neenah Paper, Inc. — Suite B of the Building located at 655 Hembree Park Drive, Roswell, Georgia

2.                                       Lease between Germania Property Investors XXXIV, L.P. and Neenah Paper, Inc. dated June 29, 2004, as amended by that First Amendment to Lease, dated October 10, 2006 and Second Amendment to Lease, dated April 10, 2007 — 5th and 6th Floor Office Space, 3460 Preston Ridge Road, Alpharetta, Georgia.

SCHEDULE 1.1C

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Equipment Component

“Equipment Component” shall mean $7,138,500; provided, that, the Equipment Component shall reduce (a) by the Quarterly Equipment Component Amortization Amount, commencing on January 31, 2010, and continuing on the last Business Day of each April, July, October and January thereafter, and (b) (i) upon the consummation of Dispositions of Eligible Equipment owned by the Borrowers on the Closing Date, or (ii) at such time as any Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Equipment which has ceased to be Eligible Equipment hereunder, as applicable.

SCHEDULE 1.1D

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Quarterly Equipment Component Amortization Amount

“Quarterly Equipment Component Amortization Amount” shall mean $356,925, as such amount shall be adjusted by Agent (a) upon the consummation of Dispositions of Eligible Equipment owned by the Borrowers on the Closing Date and (b) at such time as any Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Equipment which has ceased to be Eligible Equipment hereunder, as applicable.

1.1D-1

SCHEDULE 1.1E

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Quarterly Real Estate Component Amortization Amount

“Quarterly Real Estate Component Amortization Amount” shall mean $1,142,375, as such amount shall be adjusted by Agent (a) upon the consummation of Dispositions of Closing Date Mortgaged Properties consisting of Eligible Real Estate owned by the Borrowers on the Closing Date and (b) at such time as any Real Property Asset which was previously Eligible Real Estate ceases to be Eligible Real Estate hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Real Property Asset which has ceased to be Eligible Real Estate hereunder, as applicable.

1.1E-1

SCHEDULE 1.1F

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Real Estate Component

“Real Estate Component” shall mean $22,847,500; provided, that, the Real Estate Component shall reduce (a) by the Quarterly Real Estate Component Amortization Amount commencing on January 31, 2010, and continuing on the last Business Day of each April, July, October and January thereafter, and (b) (i) upon the consummation of Dispositions of Closing Date Mortgaged Properties consisting of Eligible Real Estate owned by the Borrowers on the Closing Date, or (ii) at such time as any Real Property Asset which was previously Eligible Real Estate ceases to be Eligible Real Estate hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Real Property Asset which has ceased to be Eligible Real Estate hereunder, as applicable.

SCHEDULE 1.4

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Responsible Officers of the Parent

Sean T. Erwin

Bonnie C. Lind

Steven S. Heinrichs

Larry N. Brownlee

SCHEDULE 2.10(a)

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Existing Letters of Credit

1.               Standby letter of credit issued under the Original Credit Agreement — Sentry Insurance A Mutual Company - $800,000 USD

2.               Standby letter of credit issued under the Original Credit Agreement — Employers Insurance Company of Wausau - $175,000 USD

SCHEDULE 4.2(n)

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Access Agreements and Waivers, Subordinations or Landlord and Warehouse Waivers

Entity	Address/City/ State/Zip Code	County	Description of Assets and Value
WOW Logistics Company	923 Valley Road Menasha, WI 54952	Winnebago	Paper, $32,000,000
Xpedx	7500 Amigos Ave Downey, California 90242	Los Angeles	Inventory, $250,000-$350,000
First Industrial Realty Trust, Inc.	655 Hembree Park Drive, Roswell, Georgia 30076	Fulton	R&D and office equipment
Germania Property Investors XXXIV, L.P.	3460 Preston Ridge Road, Alpharetta, Georgia 30005	Fulton	Office equipment
Norka Company, Inc.	3001 E Newberry Street, Appleton, WI 54915	Outagamie	Inventory - $300,000

SCHEDULE 4.2(r)-1

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Closing Date Mortgaged Properties

New Mortgages

Real Property Asset	Address
Ripon Mill and Excess Land	Ripon Mill 942 South Stockton Avenue Ripon, CA 95366-2784
Appleton Mill	430 East South Island Street Appleton, WI 54912-2215

Amendments to Mortgages

Real Property Asset	Address
Munising Mill	501 E. Munising Avenue Munising, MI 49862-7490
Neenah Mill	133/135 North Commercial Street Neenah, WI 54956
Neenah Distribution Center	1300 Kimberly Drive Neenah, WI 54956
Whiting Mill	3243 Whiting Avenue Stevens Point, WI 54481

Other - Timberlands

Real Property Asset	Description
Nova Scotia Woodlands	See applicable Mortgage

SCHEDULE 4.2(r)-2

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

List of Endorsements

1.	ALTA 9;
2.	Access;
3.	Contiguity (where applicable);
4.	First Loss;
5.	Last Dollar;
6.	Tie-In or Aggregate;
7.	Variable Rate;
8.	Revolving Credit Loan;
9.	Zoning 3.1 w/parking;
10.	Same as Survey;
11.	Deletion of Arbitration;
12.	Creditor’s Rights;
13.	Lender Group Variations;
14.	Going Concern;
15.	Address;
16.	Letter of Credit;
17.	Gap;
18.	Usury;
19.	Separate Tax Lot;
20.	Doing Business;
21.	Environmental Protection Lien;
22.	Subdivision; and
23.	Utility Facility.

SCHEDULE 5.3

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Governmental Authorization

None

SCHEDULE 5.5

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Material Litigation

None

SCHEDULE 5.8

TO

AMENDED AND RESTATED CREDIT AGREEMENT

SUBSIDIARIES; JURISDICTIONS OF FOREIGN QUALIFICATION; CAPITALIZATION

Subsidiary	Credit Party	Jurisdiction of Incorporation	Percentage of Credit Party’s Ownership
Neenah Paper Michigan, Inc.	Neenah Paper, Inc.	Delaware	100%
Neenah Paper FVC, Inc.	Neenah Paper, Inc.	Delaware	100%
Neenah Paper FR, LLC	Neenah Paper FVC, Inc.	Delaware	100%
Neenah Paper International Holding Company, LLC	Neenah Paper, Inc.	Delaware	100%
Neenah Paper International, LLC	Neenah Paper International Holding Company, LLC	Delaware	100%
NPCC Holding Company, LLC	Neenah Paper, Inc.	Delaware	100%
Neenah Paper Company of Canada	NPCC Holding Company, LLC	Nova Scotia, Canada	100%
Neenah and Menasha Water Power Company	Neenah Paper, Inc.	Wisconsin	80.4%

OFFSHORE ENTITIES

Offshore Entity	Jurisdiction of Creation	Neenah Party	Percentage of Neenah Party’s Ownership of Stock
Neenah Paper International Finance Company B.V.	Netherlands	Neenah Paper, Inc.	100%
Neenah Germany GmbH	Germany	Neenah Paper International, LLC	100%

Offshore Entity	Jurisdiction of Creation	Neenah Party	Percentage of Neenah Party’s Ownership of Stock
Neenah Services GmbH & Co. KG	Germany	Neenah Paper International, LLC (limited partner)	99.4%
Neenah Services GmbH & Co. KG	Germany	Neenah Germany GmbH (general partner)	0.6%
Neenah Gessner GmbH	Germany	Neenah Services GmbH & Co. KG	100%
Neenah Lahnstein GmbH	Germany	Neenah Services GmbH & Co. KG	100%
Neenah Lahnstein Grundstücksverwaltungsgesellschaft mbH & Co. KG	Germany	Neenah Lahnstein GmbH (limited partner)	94.4%
Neenah Lahnstein Grundstücksverwaltungsgesellschaft mbH & Co. KG	Germany	Neenah Germany GmbH (general partner)	5.6%
Leiss GmbH & Co. KG	Germany	Neenah Gessner GmbH	100%
Neenah Gessner Unterstützungskasse GmbH	Germany	Neenah Gessner GmbH	100%
Neenah Gessner Grunstüchsverwaltungs mbH & Co. KG	Germany	Neenah Gessner GmbH (limited partner)	94.4%
Neenah Gessner Grunstüchsverwaltungs mbH & Co. KG	Germany	Neenah Germany GmbH (general partner)	5.6%

FOREIGN QUALIFICATIONS

Credit Party	Foreign Qualifications
Neenah Paper, Inc.	California Florida Georgia Illinois Maryland Massachusetts Michigan Minnesota

Credit Party	Foreign Qualifications
Missouri New Hampshire New Jersey North Carolina Ohio Pennsylvania Texas Virginia Washington Wisconsin
Neenah Paper Michigan, Inc.	Florida Michigan
Neenah Paper FVC, Inc.	North Carolina Wisconsin
Neenah Paper FR, LLC	California Georgia Massachusetts Michigan Ohio North Carolina Pennsylvania Wisconsin
Neenah Paper International Holding Company, LLC	None
Neenah Paper International, LLC	Connecticut Georgia Illinois Michigan North Carolina Tennessee
NPCC Holding Company, LLC	None

SCHEDULE 5.10

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Permits, Licenses, Etc.

None

SCHEDULE 5.12(b)

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Real Property Leases

United States Leases

1.                                       Lease between Germania Property Investors XXXIV, L.P. and Neenah Paper, Inc. dated June 29, 2004, as amended by that First Amendment to Lease, dated October 10, 2006 and Second Amendment to Lease, dated April 10, 2007 — 5th and 6th Floor Office Space, 3460 Preston Ridge Road, Alpharetta, Georgia

2.                                       Industrial Lease Agreement between First Industrial Realty Trust, Inc. and Neenah Paper, Inc. — Suite B of the Building located at 655 Hembree Park Drive, Roswell, Georgia

3.                                       Revised Sublease Agreement between 508 East Boulevard Associates and Neenah Paper, Inc., dated September 30, 2003 — Back Office on First Floor, 508 East Boulevard, Charlotte, North Carolina

4.                                       Lease Agreement between Spring Park Shopping Center, LP d/b/a Josey Lane Offices and Neenah Paper, Inc., dated effective as of September 13, 2006 — Parkhill/Rosemeade Office Building, 3740 N. Josey Lane, Suite 116, Carrollton, Texas

5.                                       Lease Agreement between LaSalle National Bank of Chicago, as Trustee under Trust Agreement dated April 1, 1979, and known as Trust No. 101123, c/o Gottlieb Properties, Inc. and Neenah Paper, Inc., dated September 26, 2003 — Woodland Corporate Center, 1315 Butterfield Road, Unit 220, Downers Grove, IL

6.                                       Tenancy Agreement between 1144 Properties, LLC and Neenah Paper, Inc. dated November 10, 2004 — 31 Schoosett Street, Suite 501, Pembroke, Massachusetts, on a month-to-month term

7.                                       Offer to Lease between FRVR Corporation and Kimberly-Clark Corporation, Ref. 86206 — Neenah, WI, corporate records document #P-137, dated February 28, 1977, for Truck dock and Power House on Chicago and North Western Right of Way on a month-to-month term

8.                                       Lease between Chicago and North Western Transportation Company and Kimberly-Clark Corporation, for strip of railroad land and right of way in Neenah, WI, dated February 28, 1978 — corporate records document #244C

9.                                       Water Rights Lease by and between Neenah and Menasha Water Power Company, as Lessor, and Kimberly-Clark Corporation, dated July 24, 2000, assigned to Neenah Paper, Inc. November 30, 2004

10.                                 Lease between the Lake Superior & Ishpeming Railroad Company and Atlas Plywood Corporation, dated October 10, 1940(1)

11.                                 Lease between the Lake Superior & Ishpeming Railroad Company and Munising Paper Company, dated May 28, 1957(2)

12.                                 Agreement between Kimberly-Clark Corporation of Munising, Michigan and Lake Superior & Ishpeming Railroad Company, dated January 1, 1968(3)

13.                                 Lease and Indemnity Agreement between Lake Superior & Ishpeming Railroad Company and Kimberly-Clark Corporation dated January 12, 1982(4)

14.                                 Any additional unidentified leases or agreements related to the operation of the United States properties assigned to the Credit Parties pursuant to the Distribution Agreement

United States Leases [As Lessor]

1.                                       Indenture of Lease by and between Kimberly-Clark Corporation and the State of Michigan, Department of Natural Resources, dated June 28, 1982

2.                                       Lease between Portage County, Wisconsin (Lessee) and Kimberly-Clark Corporation (Lessor), dated July 1, 2000

3.                                       Lease between Kimberly-Clark and Alger Chamber of Commerce, dated June 14, 1991(5)

4.                                       Green Circle Trail Agreement between Kimberly-Clark Corporation and Portage County Park Commission, dated January 15, 1998

5.                                       Agreement between the Munising Paper Company and the Munising Coal Company, dated March 4, 1937(6)

6.                                       Gratuitous Agreement No. 062KWC04040 by and between Kimberly-Clark Corporation and The United States of America, through the Department of Commerce, NOAA/NWS, dated September 1, 2004

(1)   Believed to have lapsed.

(2)   Believed to have lapsed.

(3)   Believed to have lapsed.

(4)   Believed to have lapsed.

(5)   Believed to have lapsed or been suspended.

(6)   Believed to have lapsed or been suspended.

Canadian Leases [As Lessor]

1.                                       Antenna Site Lease between Kimberly-Clark Forest Products Inc. and Central Gas, dated October 1, 1993

2.                                       Rogers Cantel, Inc. and Kimberly-Clark Inc., dated March, 2004

3.                                       Lease between Kimberly-Clark Inc. and Aliant Telecom Inc., dated July 21, 2004

4.                                       Camp Site Leases for camp sites in Nova Scotia woodlands (nominal amounts)

5.                                       Gravel Leases for removal of gravel in Nova Scotia woodlands (nominal amounts)

6.                                       List of Christmas Tree Leases for the lease of land for growing Christmas trees in Nova Scotia woodlands (nominal amounts)

7.                                       Other ancillary leases of Nova Scotia Woodlands

SCHEDULE 5.13

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Assumed Names

Neenah Paper

Fox River Paper Company

SCHEDULE 5.16

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Indebtedness

1.               Indebtedness under the Senior Note Documents in the initial principal amount of $225,000,000.

2.               Standby Letters of Credit in effect as of the date of this agreement and in accordance with the terms of the Credit Facility:

a.               Sentry Insurance A Mutual Company - $800,000 USD

b.              Employers Insurance Company of Wausau - $175,000 USD.

3.               Loan Agreement between Neenah Paper International Holding Company, LLC and Neenah Paper International Finance Company BV ($500,000,000 intercompany line of credit note, with $119,742,483.66 principal amount outstanding as of the September 30, 2009).

SCHEDULE 5.17

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

ENVIRONMENTAL MATTERS

5.17(c)(iii):  Environmental Claims and Liabilities:

1.                                       Environmental Claims:

Claims (United States):

a.                                       Request for Information from the U.S. Environmental Protection Agency, dated October 27, 1994 (re the Manistique River Harbor Area, related to Munising Mill).

b.                                      Munising RCRA matter, U.S. Forest Service Landfill in Munising, MI.  Active Site, Groundwater Monitoring, Cap Maintenance.

c.                                       Clean Air Act Matter — MUNISING — Notice of Violation for Opacity Monitoring; Reporting and Record keeping issues.

d.                                      Housatonic:  The Massachusetts DEP is aware of the presence of historic solid waste disposed of on property adjacent to the Housatonic mill owned by Neenah Paper FR, LLC (“Neenah FR”).  Based on this, the Massachusetts DEP required Neenah FR to prepare and submit an Initial Site Assessment (ISA) as described in Chapter 5 Appendix C of Massachusetts DEP’s Landfill Technical Guidance Manual.  Neenah FR submitted the ISA including a Comprehensive Site Assessment (“CSA”) Scope of Work, which was subsequently approved by the Massachusetts DEP.  The CSA, which includes soil and groundwater monitoring, will be completed in 4th quarter 2010.  Further remediation action will be determined based on the CSA finding.  Neenah FR currently has an escrow liability claim and environmental liability insurance which it believes will cover costs associated with remediation.

2.                                       Environmental Claims/Environmental Liabilities: those matters set forth in the following studies and assessments:

a.                                       InteGreyted International Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluation - Munising Mill, April 2004;

b.                                      InteGreyted International Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluation - Whiting Mill, April 2004;

c.               InteGreyted International Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluation - Neenah Mill, April 2004;

d.              InteGreyted International Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluation - Neenah Distribution and Finishing Center, April 2004;

e.               InteGreyted International Phase I Environmental Site Assessment and Environmental, Health and Safety Compliance Evaluation - Pictou Fixed-Base Operations and Woodlands, April 2004;

f.                 Phase I Environmental Site Assessment — Ripon Mill, 942 South Stockton Avenue Ripon, California — Delta Project No. HS06-018-1.0004, prepared for: Neenah Paper, Inc., 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, prepared by: Delta Environmental Consultants, Inc., 3701 Briarpark Drive, Suite 300, Houston, Texas 77042, February 12, 2007;

g.              Phase I Environmental Site Assessment — Vicksburg, Michigan, Delta Project No. HS06-018-1.0006, prepared for: Neenah Paper, Inc., 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, prepared by: Delta Environmental Consultants, Inc., 3701 Briarpark Drive, Suite 300, Houston, Texas 77042, February 12, 2007;

h.              Phase I Environmental Site Assessment — Kalamazoo Valley Group Landfill, 2042 South 40th Street, Galesburg, Michigan, Delta Project No. HS06-018-1.0008, prepared for: Neenah Paper, Inc., 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, prepared by: Delta Environmental Consultants, Inc., 3701 Briarpark Drive, Suite 300, Houston, Texas 77042, February 12, 2007; and

i.                  Phase I Environmental Site Assessment — Appleton Mill, 430 East South Island Street, Appleton, Wisconsin, Delta Project No. HS06-018-1.0002, prepared for: Neenah Paper, Inc., 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, prepared by: Delta Environmental Consultants, Inc., 3701 Briarpark Drive, Suite 300, Houston, Texas 77042, February 12, 2007.

5.17(c)(iv): Notices of Violation:

1.                                       Vicksburg:  Ongoing ground water monitoring at the Sludge Impoundment Area (SIA)  in Vicksburg, MI owned by Neenah FR. Vicksburg property monitoring indicated exceedance of Generic GSI criterion for TDS in the May 29, 2009, samples.  Previous reports have indicated occasional exceedance of barium concentrations.  The MI Department of Environmental Quality is aware that the closure of the site and installation of a landfill cap has reduced impact on ground water and is expected to mitigate any potential deleterious impact on ground water with time.  These exceedances are not considered significant in nature.

2.                                       Ripon:  The California Regional Water Quality Control Board (RWQCB), Central Valley Region has notified Neenah FR that it considers the Ripon mill operations to be in violation of its Waste Discharge Requirements no. 5-01-148 due to TDS groundwater levels in the semi perched and intermediate aquifers being above the established water quality objectives.  Neenah FR submitted correction plans that were approved by the RWQCB.  With the closure of the mill, groundwater

TDS levels are expected to return to background levels and any future impact is not expected to be related to mill operations.

5.17(d): Predecessors In Interest:

1.                                       The matters otherwise described in this Schedule 5.17 relate to the period prior to the Credit Parties’ ownership and operation, and are therefore matters relating to a predecessor in interest.

5.17(1): Pending/Anticipated Changes in Law:

1.                                       Munising Mill Boiler, MACT Standards Phase-In - the U.S. Environmental Protection Agency recently promulgated national emission standards limiting hazardous air pollutant emissions from industrial boilers, Existing sources, such as the Munising Mill’s boiler, have three years from promulgation to demonstrate compliance, The Munising Mill has yet to determine its boiler’s compliance status with respect to these new regulations.  Compliance may require installation of a scrubber.  Costs for such a scrubber have been included in the company’s environmental capital budget in the event such scrubber is required.

SCHEDULE 5.22

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Intellectual Property

Copyrights:

There are no registered copyrights.  Common law copyrights exist in creative materials used in packaging, labeling, advertising, promotion, on web sites and in technical information about the products, whether verbiage, charts and the like.

Trademarks (Neenah Paper, Inc.):

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Canada	1126786	12/27/2001	TMA592090	10/9/2003	A and circle design
United States	76/342780	11/29/2001	2642609	10/29/2002	A and circle design
United States	71/045585	10/28/1909	90952	4/8/1913	A and Eagle design
United States	71/125687	12/8/1919	131697	5/25/1920	ACCPETANCE BOND
United States	72/447757	2/5/1973	980666	3/19/1974	ARROWHEAD and design
Canada	547861	8/19/1985	TMA328816	6/12/1987	ARTONE
Malaysia	90-001741	3/14/1990	90-001741	3/14/1990	ARTONE
United States	72/393188	5/26/1971	946349	10/31/1972	ARTONE
United States	75/507608	5/8/1998	2264919	7/27/1999	BE GREAT
Taiwan	81020049	4/27/1992	583160	1/16/1993	BUCKSKIN
United States	73/334318	10/26/1981	1238266	5/17/1983	BUCKSKIN
United States	73/081903	3/22/1976	1103401	10/3/1978	CAPITOL BOND
United States	73/382328	8/27/1982	1272643	4/3/1984	Capitol design
United States	74/035772	3/7/1990	1669929	12/24/1991	CHADWICK
United States	73/410838	1/24/1983	1272675	4/3/1984	CHELTENHAM
Canada	498720	2/11/1983	284434	10/28/1983	CHEMSECURE
United States	73/234808	4/11/1979	1164620	8/11/1981	CIRCA SELECT
Japan	44-039341	3/21/1972	955358-2	3/21/1972	CLASS (KATAKANA)
Australia			59182		CLASSIC
Bahamas	11364	8/15/1984	11364	6/5/1985	CLASSIC
Benelux			413199		CLASSIC
Canada	328699	12/18/1969	TMA176942	7/16/1971	CLASSIC
China P.R.	4346	2/3/1986	317806	6/30/1988	CLASSIC
Colombia	236054	8/22/1984	296453	9/19/1989	CLASSIC
El Salvador	need no	1/24/1987	47/115	2/26/1988	CLASSIC
Guatemala	2929	10/3/1984	51330/209/114	2/12/1987	CLASSIC
India			1696834		CLASSIC
Indonesia			328220		CLASSIC

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Indonesia	HC.01.01-10157/91	8/22/1991	472236	1/6/1995	CLASSIC
Israel	86022	1/13/1993	86022	4/6/1995	CLASSIC
Japan	44-058422	7/20/1972	972495-2	7/20/1972	CLASSIC
Kuwait			28992		CLASSIC
Netherlands Antilles	13429	10/17/1984	2714	12/27/1984	CLASSIC
Panama	36946	10/12/1984	36946	11/12/1985	CLASSIC
Puerto Rico	26092	8/28/1984	26092	1/9/1985	CLASSIC
South Korea	87-14373	7/23/1987	165365	12/27/1988	CLASSIC
Taiwan	83003231	1/24/1994	709718	3/1/1996	CLASSIC
United States	71/207652	1/5/1925	215037	7/6/1926	CLASSIC
United States	72/466075	8/20/1973	991394	8/20/1974	CLASSIC
Venezuela	8230-1984	8/30/1984	F125210	5/27/1986	CLASSIC
Canada	786236	6/28/1995	TMA468055	12/30/1996	CLASSIC COLUMNS
Taiwan	84052819	10/23/1995	766059	7/1/1997	CLASSIC COLUMNS
United States	74/420471	8/5/1993	1874659	1/17/1995	CLASSIC COLUMNS
Canada	1026036	8/17/1999	TMA548368	7/19/2001	CLASSIC COTTON
United States	75/712059	5/21/1999	2468331	7/10/2001	CLASSIC COTTON
Australia					CLASSIC CREST
Canada	430443	10/2/1978	TMA235756	9/7/1979	CLASSIC CREST
Community Trademark					CLASSIC CREST
Japan	9-106826	4/15/1997	4260745	4/9/1999	CLASSIC CREST
Taiwan	84052188	10/23/1995	766058	7/1/1997	CLASSIC CREST
United States	73/090315	6/14/1976	1060300	3/1/1977	CLASSIC CREST
Hong Kong			2699/83		CLASSIC crest design

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Kenya			27608		CLASSIC crest design
Portugal			227057		CLASSIC crest design
South Africa			84/4937		CLASSIC crest design
United Kingdom			1121887		CLASSIC crest design
Argentina			2337864		CLASSIC CURTIS FINE PAPERS
European Community			73932		CLASSIC CURTIS FINE PAPERS
Hungary			149814		CLASSIC CURTIS FINE PAPERS
International (Madrid)			729987		CLASSIC CURTIS FINE PAPERS
United Kingdom			2224434		CLASSIC CURTIS FINE PAPERS

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Canada	1083015	11/17/2000	608073	4/20/2004	CLEARFOLD
Mexico	460006	11/27/2000	690019	2/28/2001	CLEARFOLD
United States	75/545538	8/31/1998	2476180	8/7/2001	CLEARFOLD
Canada	1205933	2/10/2004	TMA633820	2/25/2005	columns design
United States	78/340278	12/12/2003	2913245	12/21/2004	columns design
Community Trademark	536623	2/27/1997	536623	3/31/1999	CONFETTI
India			1666864		CONSERVATION
United States					CONSERVATION
United States	77/611284	11/10/2008			CONSERVATION
Argentina	2658541	6/21/1995	2118550	4/23/1996	CORONADO
Chile	299176	2/9/1995	454269	12/15/1995	CORONADO
Colombia	95015519	4/17/1995	179033	8/31/1995	CORONADO
Peru	260909	2/13/1995	15883	6/6/1995	CORONADO
United States	76/225461	3/14/2001	2542864	2/26/2002	CORONADO
Uruguay	275647	2/9/1995	275647	9/9/1999	CORONADO
United States	74/221233	11/12/1991	1832152	4/19/1994	CORRESPOND
Canada	1205931	2/10/2004	TMA633821	2/25/2005	cotton design
United States	78/340280	12/12/2003	2913246	12/21/2004	cotton design
United States	75/661639	3/16/1999	2343114	4/18/2000	CRUSHED LEAF
Chile			616253		CURTIS FINE PAPERS CLASSIC
Benelux	500754	1/4/1971	360	3/18/1971	CUSTOMARK
Canada	256455	4/13/1960	TMA122026	4/28/1961	CUSTOMARK
Community Trademark	4651568	9/26/2005	4651568	8/9/2006	CUSTOMARK
France	198917	9/25/1965	1323761	10/29/1965	CUSTOMARK

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Great Britain	877172	3/19/1965	877172	10/25/1966	CUSTOMARK
Ireland	455/65	3/22/1965	69499B	2/27/1967	CUSTOMARK
Morocco	18962	11/2/1965	36752	11/2/1965	CUSTOMARK
United States	72/079983	8/21/1959	696091	4/12/1960	CUSTOMARK
Canada	1205925	2/10/2004	TMA633234	2/21/2005	design - uv
United States	78/340283	12/12/2003	2987282	8/23/2005	design - uv
Canada	1205921	2/10/2004	TMA628813	12/21/2004	design - woman at loom
United States	78/340274	12/12/2003	2913244	12/21/2004	design - woman at loom
Argentina	2520962	6/11/2004	2083015	5/3/2006	design block N
Australia	1006392	6/11/2004	1006392	8/16/2005	design block N
Bahamas	26817	6/29/2004	26817	10/30/2007	design block N
Bahrain	41583	6/16/2004	41583	6/16/2004	design block N
Bolivia	SM-1807-2004	6/18/2004	100419-C	8/24/2005	design block N
Brazil	826428886	6/16/2004			design block N
Chile	649542	6/10/2004	730388	8/3/2005	design block N
China P.R.	4131094	6/22/2004	4131094	6/28/2007	design block N
Colombia	454684	6/10/2004	292395	1/26/2005	design block N
Community Trademark	3879277	6/10/2004	3879277	10/10/2005	design block N
Community Trademark	3879277	6/10/2004	3879277	10/10/2005	design block N
Costa Rica	need no	6/14/2004	152610	6/2/2005	design block N
Dominican Republic	2004-47106	6/15/2004	143245	8/30/2004	design block N
Ecuador	145645	7/17/2004	32989	10/26/2004	design block N
El Salvador	20050059767	1/13/2005	39 Book 67	8/7/2006	design block N
El Salvador	5045937	1/13/2005	39 Book 67	8/7/2006	design block N
Ghana	34817	6/21/2004	34817	12/12/2005	design block N
Guatemala	M-4370-2004	6/11/2004	133593	1/6/2005	design block N
Hong Kong	300231245	6/11/2004	300231245	11/15/2005	design block N
India	1289520	6/11/2004	1289520	11/1/2006	design block N

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Indonesia	D00.2004.18773.18916	7/2/2004			design block N
Israel	172697	6/10/2004	172697	8/4/2004	design block N
Japan	2004-054848	6/14/2004	4831749	1/7/2005	design block N
Kuwait					design block N
Malaysia	2004-08162	6/15/2004	2004-08162	9/13/2006	design block N
Mexico	661031	6/10/2004	842888	7/19/2004	design block N
Morocco	405	7/21/2004	92928	7/21/2004	design block N
New Zealand	713824	6/14/2004	713824	12/16/2004	design block N
Nicaragua	2004-01838	6/11/2004	81359/181/219	2/3/2005	design block N
Oman	33539	6/14/2004	33539	5/16/2006	design block N
Panama	135705	6/14/2004	135705	1/7/2005	design block N
Peru	212506	6/11/2004	99967	9/15/2004	design block N
Saudi Arabia	90310	6/15/2004	806/86	10/9/2005	design block N
South Africa	2004/09453	6/10/2004			design block N
South Korea	40-2004-26659	6/11/2004	619280	5/26/2005	design block N
Switzerland	02070/2004	6/10/2004	524664	8/11/2004	design block N
Taiwan	93027741	6/16/2004	1161291	7/1/2005	design block N
Thailand	556167	6/17/2004	TM212195	2/4/2005	design block N
Trinidad & Tobago	35102	6/22/2004	35102	8/25/2005	design block N
Turkey	2004/19483	6/28/2004	2004/19483	6/28/2004	design block N
United Arab Emirates	62015	6/30/2004	52489	4/26/2005	design block N
United States	78/432533	6/9/2004	3261979	7/10/2007	design block N
Uruguay	355289	6/16/2004	355289	12/20/2004	design block N
Venezuela	9203-2004	6/16/2004			design block N
Vietnam	4-2004-05704	6/11/2004			design block N
Canada	1205928	2/10/2004	TMA633822	2/25/2005	design of man at press
United States	78/340282	12/12/2003	2913247	12/21/2004	design of man at press
United States	74/097980	9/17/1990	1735678	11/24/1992	design of sun
United States	73/840011	11/15/1989	1603743	6/26/1990	diamond design

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Canada	1205929	2/10/2004	TMA633235	2/21/2005	double C design
United States	74/455454	11/8/1993	1901217	6/20/1995	double C design
Canada	844773	5/12/1997	TMA526124	3/30/2000	DURAFLEX
United States	78/287965	8/15/2003	2871774	8/10/2004	DURAFLEX
Taiwan	81020047	4/27/1992	574570	11/1/1992	DURAFORM
United States	73/521209	2/7/1985	1352782	8/6/1985	DURAFORM
Taiwan	81020048	4/27/1992	574571	11/1/1992	DURAWEB
Canada	1202762	1/5/2004	TMA626294	11/23/2004	ENVIRONMENT
Saudi Arabia	36396	11/13/1996	424/41	7/1/1998	ENVIRONMENT
Taiwan	81059967	12/3/1992	605102	7/16/1993	ENVIRONMENT
Thailand	315220	8/19/1996	TM65112	11/11/1997	ENVIRONMENT
United States	74/090779	8/24/1990	1652385	7/30/1991	ENVIRONMENT
Austria	AM 6396/98	10/14/1998	179358	12/7/1998	ENVIRONMENT with swirled sun logo
China P.R.	9800088704	8/5/1998	1372942	3/14/2000	ENVIRONMENT with swirled sun logo
Germany	39841248	7/22/1998	39841248	9/2/1998	ENVIRONMENT with swirled sun logo
Hong Kong	98/09258	7/14/1998	200216161	12/20/2002	ENVIRONMENT with swirled sun logo
Malaysia	98-08897	7/30/1998	98-08897	9/12/2003	ENVIRONMENT with swirled sun logo
Switzerland	06507/1998	8/7/1998	458672	3/11/1999	ENVIRONMENT with swirled sun logo
Canada	1188368	8/26/2003	TMA627726	12/7/2004	EPIC II
United States	78/287958	8/15/2003	2871772	8/10/2004	EPIC II
Argentina	2057607	11/6/1997	1802575	8/17/2000	ESSE
Australia	541011	9/18/1990	541011	8/13/1993	ESSE
Brazil	819944688	6/11/1997	819944688	10/26/1999	ESSE
Canada	639140	8/23/1989	TMA380820	3/1/1991	ESSE
Chile	490767	10/30/1996	797589	7/30/2007	ESSE
Community Trademark	358010	8/7/1996	358010	6/6/2001	ESSE
Ecuador	178076	11/23/2006	7201-07	8/24/2007	ESSE
France	239828	9/27/1990	1617799	2/28/1991	ESSE
Germany	M68414/16WZ	10/16/1990	2001900	6/19/1991	ESSE
Great Britain	1438614	8/30/1990	1438614	3/20/1992	ESSE

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Hong Kong	8599/90	10/22/1990	3956/92	10/2/1992	ESSE
Italy	42347c/90	11/7/1990	601950	7/14/1993	ESSE
Mexico	96124	9/13/1990	520546	4/19/1996	ESSE
New Zealand	204459	8/29/1990	204459	6/16/1995	ESSE
Puerto Rico	38751	8/15/1996	38751	8/15/1996	ESSE
Singapore	6798/90	10/1/1990	6798/90	4/30/1993	ESSE
United States	74/007675	12/4/1989	1656765	9/10/1991	ESSE
United States	74/184802	7/15/1991	1756752	3/9/1993	ESSE
Argentina	2693720	8/7/2006	2191064	10/26/2007	ESTATE LABEL
Australia	1128403	8/7/2006	1128403	8/7/2006	ESTATE LABEL
Brazil	828612986	8/7/2006			ESTATE LABEL
Chile	739642	8/9/2006	777453	1/15/2007	ESTATE LABEL
United States	72/462559	7/10/1973	992007	8/27/1974	ESTATE LABEL
United States	78/951714	8/14/2006	3260828	7/10/2007	ESTATE LABEL
Brazil	818307528	1/30/1995	818307528	12/3/1996	EVERGREEN
Colombia	95015521	4/17/1995	177330	7/27/1995	EVERGREEN
New Zealand	299281	10/6/1998	299281	2/5/2002	EVERGREEN
Peru	260912	2/2/1995	15619	5/23/1995	EVERGREEN
United States	74/048193	4/11/1990	1920846	9/19/1995	EVERGREEN
Uruguay	275656	2/9/1995	275656	1/15/1997	EVERGREEN
Argentina	2695205	10/19/1995	2158447	9/3/1996	FILARE
Brazil	818307552	1/30/1995	818307552	12/3/1996	FILARE
Chile	299178	2/9/1995	454271	12/15/1995	FILARE
Colombia	95016898	4/24/1995	177810	7/31/1995	FILARE
Peru	260913	2/2/1995	15618	5/23/1995	FILARE
United States	73/379510	8/10/1982	1268606	2/28/1984	FILARE
Uruguay	275655	2/9/1995	275655	1/15/1997	FILARE
United States	72/262277	1/10/1967	894613	7/14/1970	FINE WEAVE
Ecuador	178071	11/23/2006	7191-07	8/24/2007	FOX RIVER
United States	75/318724	7/2/1997	2257787	6/29/1999	FOX RIVER SELECT
United States	71/551630	3/10/1948	533584	11/21/1950	FOX RIVER stylized

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
United States	72/056953	8/11/1958	686653	10/13/1959	FOXLINE
Argentina	2695206	10/19/1995	2158445	9/3/1996	GAINSBOROUGH
Brazil	818307480	1/30/1995	818307480	12/3/1996	GAINSBOROUGH
Chile	710022	2/9/1995	751332	12/15/1995	GAINSBOROUGH
Colombia	95015531	4/17/1995	177327	7/27/1995	GAINSBOROUGH
Japan	03-048611	5/10/1991	2571245	8/31/1993	GAINSBOROUGH
Peru	260914	2/2/1995	15882	6/7/1995	GAINSBOROUGH
United States	73/286430	11/18/1980	1258510	11/22/1983	GAINSBOROUGH
Uruguay	275654	2/9/1995	275654	1/15/1997	GAINSBOROUGH
China P.R.	5580705	9/1/2006	5580705	6/28/2009	GESSNER
China P.R.	5580706	9/1/2006	558078	6/28/2009	GESSNER
China P.R.	5588234	9/5/2006			GESSNER
Germany	302009031770	5/28/2009	302009031776	9/24/2009	GESSNER
Argentina	2012751	7/12/1995	1700693	11/4/1998	GILBERT
Australia	677659	11/9/1995	677659	10/12/1998	GILBERT
Canada	498721	2/11/1983	TMA284603	11/4/1983	GILBERT
Community Trademark	334326	8/8/1996	334326	3/1/1999	GILBERT
Ecuador	178073	11/23/2006	7189-07	8/24/2007	GILBERT
Japan	532/1983	1/7/1983	1799684	8/29/1985	GILBERT
Mexico	238091	8/31/1984	305593	2/25/1985	GILBERT
New Zealand	255642	11/9/1995	255642	1/11/1999	GILBERT
Philippines	50655	3/16/1983	38160	2/12/1988	GILBERT
Puerto Rico	38750	8/15/1996	38750	8/15/1996	GILBERT
Taiwan	71002386	1/20/1983	222066	9/16/1983	GILBERT
United States	71/583340	8/11/1949	532195	10/17/1950	GILBERT
Great Britain	1220123	6/5/1984	1220123	4/19/1991	Gilbert & Oxford Weave design
Argentina	2142824	4/6/1998	1861692	2/26/2002	GILBERT OXFORD
Australia	536625	6/22/1990	536625	10/1/1993	GILBERT OXFORD
Australia	679483	11/29/1995	679483	8/24/1999	GILBERT OXFORD
Brazil	819650455	11/14/1996	819650455	3/6/2001	GILBERT OXFORD

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Community Trademark	350330	8/6/1996	350330	2/28/2000	GILBERT OXFORD
Mexico	269411	7/26/1996	529278	8/26/1996	GILBERT OXFORD
New Zealand	256450	12/1/1995	256450	1/12/2000	GILBERT OXFORD
Australia	677661	11/9/1995	677661	3/18/1997	GILCLEAR
Canada	498722	2/11/1983	TMA284435	10/28/1983	GILCLEAR
Canada	1008139	3/10/1999	TMA532981	9/20/2000	GILCLEAR
Community Trademark	333971	8/8/1996	333971	8/31/1998	GILCLEAR
Great Britain	1414965	2/16/1990	1414965	5/12/1995	GILCLEAR
Hong Kong	445A/83	2/18/1983	19831890	8/25/1983	GILCLEAR
Mexico	270842	8/12/1996	531165	9/17/1996	GILCLEAR
New Zealand	255641	11/9/1995	255641	3/18/1997	GILCLEAR
United States	73/094223	7/22/1976	1066724	5/31/1977	GILCLEAR
United States	75/656490	3/9/1999	2397113	10/24/2000	GILCLEAR
Australia	677660	11/9/1995	677660	3/18/1997	GILCREST
Canada	498719	2/11/1983	TMA284602	11/4/1983	GILCREST
Canada	881089	6/12/1998	TMA512107	5/20/1999	GILCREST
Great Britain	1188406	1/11/1983	1188406	9/25/1985	GILCREST
Japan	S58-000533	1/7/1983	1799685	8/29/1985	GILCREST
New Zealand	255643	11/9/1995	255643	3/18/1997	GILCREST
Taiwan	71002387	1/20/1983	222067	9/16/1983	GILCREST
United States	73/035747	10/29/1974	1032981	2/10/1976	GILCREST
Japan	H01-121798	10/25/1989	2405792	4/30/1992	GILTECH
United States	76/144229	10/11/2000	2492534	9/25/2001	GREATPRINT
Canada	1095629	3/12/2001	TMA581489	5/13/2003	HEIRLOOM
Community Trademark	2302057	7/13/2001	2302057	5/27/2003	HEIRLOOM
Community Trademark	2302057	7/13/2001	2302057	5/27/2003	HEIRLOOM
Community	2302057	7/13/2001	2302057	5/27/2003	HEIRLOOM

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Trademark
United States	76/223506	3/12/2001	2737924	7/15/2003	HEIRLOOM
United States	76/223505	3/12/2001	2748031	8/5/2003	HEIRLOOM
United States	76/223431	3/12/2001	2722154	6/3/2003	HEIRLOOM
United States	73/444076	9/16/1983	1292226	8/28/1984	HILLSDALE
Canada	207917	6/30/1950	UCA38394	6/30/1950	HOWARD
Ecuador	178074	11/23/2006	7190-07	8/24/2007	HOWARD
United States	77/662966	2/4/2009	3666680	8/11/2009	HOWARD
United States	71/530001	7/30/1947	506862	2/22/1949	HOWARD stylized
United States	77/369402	1/11/2008	3565700	1/20/2009	IMAGE CLIP
Community Trademark	6590459	1/17/2008			IMAGECLIP
Mexico	907499	1/16/2008			IMAGECLIP
Community Trademark	2384246	9/21/2001	2384246	3/27/2003	IMPERVON
United States	76/151975	10/23/2000	2767331	9/23/2003	IMPERVON
United States	75/515599	7/8/1998	2279233	9/21/1999	JET TRANS
United States	76/308557	9/4/2001	2653942	11/26/2002	JET-OPAQUE
United States	75/717890	6/1/1999	2447431	5/1/2001	JET-PRO
China P.R.	5580707	9/1/2006			jia si na
China P.R.	5580708	9/1/2006	558078	6/28/2009	jia si na
China P.R.	5588233	9/5/2009			jia si na
China P.R.	5588238	9/5/2009			jia si na
China P.R.	5588239	9/5/2009			jia si na
Canada	323927	7/4/1969	TMA201420	8/30/1974	KIMBERLY
Japan	02-010575	2/2/1990	2418224	5/29/1992	KIMBERLY
Malaysia	90-01742	3/14/1990	90-01742	6/2/1994	KIMBERLY
Taiwan	81059969	12/3/1992	605104	7/16/1993	KIMBERLY
United States	72/331045	6/26/1969	921952	10/12/1971	KIMBERLY
Argentina	2483253	12/12/2003	2058429	12/19/2005	KIMDURA
Australia	955934	5/29/2003	955934	1/15/2004	KIMDURA

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Brazil	811092208	2/18/1983	811092208	4/10/1984	KIMDURA
Canada	365706	6/22/1973	TMA201940	9/20/1974	KIMDURA
Chile	454161	1/17/1989	549703	10/6/1999	KIMDURA
China P.R.	3590218	6/11/2003	3590218	6/28/2005	KIMDURA
Community Trademark	263822	6/7/1996	263822	8/24/1998	KIMDURA
Ecuador	14473	1/12/1989	1231-90	5/7/1990	KIMDURA
Great Britain	1105614	12/1/1978	1105614	6/5/1980	KIMDURA
Guatemala	need no	6/13/1989	61703/65/135	7/18/1990	KIMDURA
Hong Kong	300025767	5/29/2003	300025767	10/23/2003	KIMDURA
India	1202397	5/29/2003	1202397	3/20/2006	KIMDURA
Indonesia	D00.2003.16504.16653	6/30/2003	IDM000016189	9/15/2004	KIMDURA
Ireland	3121/78	12/19/1978	94210	4/7/1982	KIMDURA
Japan	2003-044578	5/30/2003	4726912	11/14/2003	KIMDURA
Malaysia	2003-06506	5/30/2003	2003-06506	5/30/2003	KIMDURA
Mexico	56470	2/1/1989	364269	7/17/1989	KIMDURA
New Zealand	679828	6/3/2003	679828	12/4/2003	KIMDURA
Peru	64810	2/9/1983	48831	5/30/1983	KIMDURA
Singapore	T03/08186C	5/30/2003	T03/08186C	5/30/2003	KIMDURA
South Korea	40-2003-24651	5/31/2003	607175	1/27/2005	KIMDURA
Taiwan	92035529	6/3/1993	1088708	3/1/1994	KIMDURA
Thailand	520046	6/4/2003	TM192797	2/20/2004	KIMDURA
United States	72/457637	5/16/1973	990912	8/13/1974	KIMDURA
Venezuela	1045-1983	2/16/1983	F114727	9/30/1985	KIMDURA
Venezuela	3016-1989	2/24/1989	F152846	2/16/1994	KIMDURA
Canada	1188367	8/26/2003	TMA626045	11/19/2004	KIMLON
Japan	2003-069393	8/14/2003	4753990	3/5/2004	KIMLON
United States	78/287947	8/15/2003	2871771	8/10/2004	KIMLON
International (Madrid?)	913682				LAHNIT
United States	73/799987	5/15/1989	1573343	12/26/1989	MAXOPAQUE

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Germany	39514646	4/4/95	39514646	8/3/95	MICROMELT
Great Britain	2021852	4/26/95	2021852	11/15/96	MICROMELT
International (WIPO)	641702	9/8/95	641702	9/8/95	MICROMELT
United States	73/237754	11/2/1979	1160918	7/14/1981	MIRAGE
United States					miscellaneous logo
Japan	58-26413	3/25/1983	2170437	9/29/1989	MUNISING
Taiwan	72-10105	3/18/1983	222065	9/16/1983	MUNISING
United States	72/415935	2/17/1972	957317	4/17/1973	MUNISING
Benelux	713291	3/23/1988	442367	11/7/1988	MUNISING LP
Canada	544738	6/26/1985	314201	5/16/1986	MUNISING LP
Denmark	2130/1988	3/24/1988	6436/1989	11/3/1989	MUNISING LP
France	923282	4/27/1988	1462495	5/18/1998	MUNISING LP
Germany	K52561/16 Wz	3/24/1988	1128881	10/12/1988	MUNISING LP
Great Britain	1340720	4/8/1988	1340720	3/15/1991	MUNISING LP
Ireland	1387/88	4/12/1988	126969	9/7/1989	MUNISING LP
Italy	RM98C/002046	4/19/1988	838996	3/8/2001	MUNISING LP
Norway	881321	3/23/1988	138829	10/5/1989	MUNISING LP
Sweden	88-02753	3/28/1988	220879	2/8/1991	MUNISING LP
Switzerland	01969/1988	3/22/1988	361100	4/22/1988	MUNISING LP
Taiwan	75-18746	4/22/1986	340806	9/16/1993	MUNISING LP
United States	73/441206	8/26/1983	1291004	8/21/1984	MUNISING LP
Community Trademark	8141756	3/6/2009			N NEENAH PAPER CLASSIC
EU (HBA)	4665378	10/4/05	4665378	10/6/06	NANOSPIN
Canada	1131713	2/19/2002	TMA591762	10/7/2003	NB and design
United States	76/371622	2/19/2002	2662947	12/17/2002	NB and design
Australia	646614	11/23/1994	646614	11/23/1994	NEENAH
Brazil					NEENAH
Brazil	826886264	12/8/2004			NEENAH
Canada					NEENAH
Canada	323930	7/4/1969	201421	8/30/1974	NEENAH

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Canada	323930	7/4/1969	201421	8/30/1974	NEENAH
Canada	201421	10/15/2008			NEENAH
China P.R.	4428283	12/22/2004	4428283	3/14/2008	NEENAH
Colombia	08-110054	10/15/2008			NEENAH
Community Trademark	4181591	8/12/2004			NEENAH
Community Trademark	4181591	12/8/2004	4181591	2/14/2006	NEENAH
Costa Rica	2008-17737	11/6/2008	188254	1/28/2009	NEENAH
Costa Rica	8010917	11/6/2008	188254	1/28/2009	NEENAH
Hong Kong	4980/95	4/28/1995	B07527/1997	7/25/1997	NEENAH
India	1324634	12/8/2004	1324634	3/27/2007	NEENAH
Japan	2005-000318	1/5/2005	5011476	12/15/2006	NEENAH
Malaysia	4019205	12/8/2004			NEENAH
Mexico					NEENAH
Mexico	691686	12/6/2004	887687		NEENAH
Singapore	T04/21944C	12/13/2004	T0421944C	4/9/2008	NEENAH
South Korea	5000279	7/23/1967	159885	9/23/1988	NEENAH
South Korea	87-14372	7/23/1987	159885	9/23/1988	NEENAH
South Korea	87-14372	7/23/1987	159885	9/23/1988	NEENAH
South Korea	87-14374	7/23/1987	159623	9/19/1988	NEENAH
Thailand	315219	8/19/1996	TM65301	8/19/1996	NEENAH
United States	71/542863	12/1/1947	518352	12/6/1949	NEENAH
United States	76/129023	9/18/2000	2546554	3/12/2002	NEENAH
United States	77/455475	4/23/2008	3637664	6/16/2009	NEENAH
Venezuela	8020723	10/22/2008	Pub. Term Ended 2/7/2009	N/A	NEENAH
Austria	AM 1869/97	4/7/1997	170159	6/18/1997	NEENAH COLUMNS
Benelux	862951	1/9/1996	596315	6/2/1997	NEENAH COLUMNS
Germany	39708856.6	2/27/1997	39708856	8/18/1997	NEENAH COLUMNS

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Great Britain	2013154	3/6/1995	2013154	9/20/1996	NEENAH COLUMNS
Hong Kong	4981/95	4/28/1995	B7528/97	7/25/1997	NEENAH COLUMNS
Malaysia	96-06544	6/18/1996	96-06544	9/20/2005	NEENAH COLUMNS
Singapore	S/1442/96	2/8/1996	T96/01442H	10/1/1999	NEENAH COLUMNS
Switzerland	01678/1997	2/28/1997	444696	9/11/1997	NEENAH COLUMNS
Benelux	862952	1/9/1996	596316	6/2/1997	NEENAH CREST
Hong Kong	30021103	5/19/2003	30021103	7/25/2003	NEENAH CREST
Kuwait	40471	7/21/1998	36211	7/27/2002	NEENAH CREST
Germany	K55002/16 Wz	9/11/1989	1187522	4/20/1993	NEENAH N.P.
Spain	1262326	11/20/1989	1262326	11/20/1989	NEENAH N.P.
Community Trademark					NEENAH PAPER N CLASSIC LAID
Community Trademark					NEENAH PAPER N CLASSIC LINEN
Canada	1313410	8/17/2006	TMA702739	12/10/2007	NEUTECH
Hong Kong	92/15393	9/3/1992	B01096/95	2/13/1995	NEUTECH
Japan	70763/2006	7/28/2006	5044130	4/27/2007	NEUTECH
Mexico	800888	8/16/2006	951410	8/30/2006	NEUTECH
New Zealand	752025	7/26/2006	752025	2/1/2007	NEUTECH
United States	73/591409	4/3/1986	1411306	9/30/1986	NEUTECH
Australia	472183	8/25/1987	A472183	9/3/1987	NEU-TECH
Canada	573124	11/19/1986	TMA334616	11/27/1987	NEU-TECH
Japan	100388/1987	9/4/1987	2249308	7/30/1990	NEU-TECH
Mexico	270844	8/12/1996	567189	12/16/1997	NEU-TECH
New Zealand	255644	11/9/1995	255644	3/18/1997	NEU-TECH
United States	71/542865	12/1/1947	507009	2/22/1949	OLD COUNCIL TREE
United States	75/585191	11/6/1998	2279529	9/21/1999	OUR GOAL IS TO MAKE YOU LOOK GREAT
Argentina	2719999	12/18/2006			OXFORD
Brazil	828895210	12/14/2006			OXFORD
Ecuador	178072	11/23/2006			OXFORD
Mexico	927229	4/16/2008			OXFORD

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
New Zealand	760693	12/14/2006	760693	1/8/2009	OXFORD
United States	72/088797	1/11/1960	735671	8/7/1962	OXFORD
United States	73/228220	8/20/1979	1183712	12/29/1981	OXFORD
Canada	521510	4/6/1984	TMA322680	1/9/1987	Oxford Weave design
New Zealand	256165	11/22/1995	256165	5/19/1999	Oxford Weave design
United States	74/187999	7/24/1991	1792536	9/14/1993	Oxford Weave design
United States					PAPER DOCTOR
United States	72/105313	9/27/1960	714413	4/25/1961	PERMALIFE
United States					Petal design
United States	74/134400	1/28/1991	1768042	4/27/1993	PHOTO-TRANS
Taiwan	81020050	4/27/1992	583161	1/16/1993	PREVAIL
United States	73/690418	10/19/1987	1491134	6/7/1988	PREVAIL
Uruguay	275653	2/9/1995	275653	9/21/2000	PROTOCOL
Australia	417868	11/7/1984	417868	1/12/1988	R RISING logo
Great Britain	1229775	11/7/1984	1229775	11/7/1986	R RISING logo
United States	78/180924	11/1/2002	2836413	4/27/2004	R stylized/logo
Community Trademark	1263524	8/2/1999	1263524	5/7/2004	REALM
United States	75/467461	4/17/1998	2286689	10/12/1999	REALM
International (WIPO)	632228	1/26/95	632228	1/26/95	RECYCOTAPE
Australia	A417869	11/7/1984	417869	8/11/1987	RISING
Canada	158850	8/22/1932	TMA055888	12/7/1932	RISING
Great Britain	1229774	11/7/1984	1229774	4/25/1986	RISING
United States	71/656110	11/9/1953	594892	9/7/1954	RISING
Canada	840967	4/2/1997	TMA492256	4/2/1998	RUBICON
New Zealand	274807	4/2/1997	274807	10/24/1997	RUBICON
United Kingdom			1482561		SCOTIA ORIGINAL CONSERVATION COTTON
Italy			676283		SCOTIA WEAVE CONSERVATION
Spain			1780684		SCOTIA WEAVE CONSERVATION
United			1532326		SCOTIA WEAVE CONSERVATION

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Kingdom
Germany	302009038819	7/2/09	302009038319		SMOOTH’n
Argentina	2380082	7/2/2002	1924914	4/30/2003	STARWHITE
Brazil	824683943	6/28/2002	824683943	4/24/2007	STARWHITE
Chile	579.329	8/27/2002	649.574	11/21/2002	STARWHITE
Peru	155935	7/3/2002	83235	9/16/2002	STARWHITE
United States	72/272436	5/25/1967	849409	5/21/1968	STARWHITE
Uruguay	342.344	7/10/2002	342344	4/11/2003	STARWHITE
United States	73/362549	5/3/1982	1242065	6/14/1983	STONEHENGE
Australia	666827	7/13/1995	666827	10/11/1996	sun swirl design
Argentina	2695207	10/19/1995	2158446	9/3/1996	SUNDANCE
Brazil	818307544	1/30/1995	818307544	12/3/1996	SUNDANCE
Chile	637954	8/2/1993	691353	3/29/1994	SUNDANCE
Colombia	95015522	4/17/1995	177329	7/27/1995	SUNDANCE
Ecuador	178075	11/23/2006	7208-07	8/24/2007	SUNDANCE
Peru	260918	2/2/1995	15923	6/9/1995	SUNDANCE
United States	73/167636	4/24/1978	1123694	8/7/1979	SUNDANCE
Uruguay	275651	2/9/1995	275651	1/15/1997	SUNDANCE
United States	74/102716	10/3/1990	1658202	9/24/1991	TECHNACLEAR
United States	76/308556	9/4/2001	2624535	9/24/2002	TECHNI-PRINT
Argentina	2658542	3/22/2006	2118551	10/4/2006	TETON
Brazil	818307501	1/30/1995	818307501	12/3/1996	TETON
Chile	463380	8/2/1993	766920	7/1/1996	TETON
Colombia	95016899	4/24/1995	177811	7/31/1995	TETON
Japan	03-048612	5/10/1991	2571246	8/31/1993	TETON
Peru	260919	2/2/1995	15924	6/8/1995	TETON
South Korea	2006-11013	4/24/1995	346590	9/10/1996	TETON
United States	72/420342	4/4/1972	960919	6/12/1973	TETON
Uruguay	275650	2/9/1995	275650	1/15/1997	TETON
Canada	321166	3/31/1969	TMA167640	1/30/1970	TEXOPRINT
Denmark	01012/1969	3/13/1969	02674/1970	8/28/1970	TEXOPRINT

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Denmark	01012/1969	3/13/1969	02674/1970	8/28/1970	TEXOPRINT
Denmark	01012/1969	3/13/1969	02674/1970	8/28/1970	TEXOPRINT
Hong Kong	837/77	5/27/1977	221/1978	2/25/1978	TEXOPRINT
New Zealand	126021	11/28/1978	126021	9/24/1981	TEXOPRINT
United States	71/631301	6/17/1952	578822	8/18/1953	TEXOPRINT
Venezuela	10130-1990	6/19/1990	F156337	3/18/1994	TEXOPRINT
United States	78/173690	10/11/2002	2777955	10/28/2003	THE WORKHORSE
United States	75/806006	9/22/1999	2460402	6/12/2001	THEMEMARKS
United States	71/209327	2/9/1925	207551	1/5/1926	TROJAN
Kuwait	43631	7/17/1999	40517	7/14/2003	UV ULTRA II
Benelux	740207	1/22/1990	475810	11/5/1990	UV/ULTRA
Canada	291561	8/27/1965	TMA148417	12/9/1966	UV/ULTRA
Great Britain	1411978	1/25/1990	1411978	7/17/1992	UV/ULTRA
Taiwan	81059968	12/3/1992	605103	7/16/1993	UV/ULTRA
United States	72/224214	7/26/1965	813471	8/23/1966	UV/ULTRA
Australia	705804	4/3/1996	705804	5/22/1997	UV/ULTRA II
United States	73/349008	2/5/1982	1268603	2/28/1984	VALLEY FORGE
Argentina	2695208	10/19/1995	2158448	9/3/1996	VALLEY FORGE PARCHMENT
Brazil	818307536	1/31/1995	818307536	12/3/1996	VALLEY FORGE PARCHMENT
Chile	710023	2/9/1995	751331	2/21/2006	VALLEY FORGE PARCHMENT
Colombia	95015527	4/17/1995	177338	7/27/1995	VALLEY FORGE PARCHMENT
Peru	260920	2/9/1995	16053	6/9/1995	VALLEY FORGE PARCHMENT
Uruguay	275649	2/9/1995	275649	1/15/1997	VALLEY FORGE PARCHMENT
United States	79/006428	9/16/2004	3109447	6/27/2006	Varitess (stylized)
Community Trademark	1262740	8/2/1999	1262740	7/24/2001	VOICE
United States	75/087302	4/12/1996	2100309	9/23/1997	VOICE
Canada	233248	11/15/1955	TMA108013	9/20/1957	WINSTED
United States	71/649049	6/15/1953	595557	9/21/1954	WINSTED
United States	73/798266	5/8/1989	1569692	12/5/1989	WORKWELL

Trademarks (Neenah Paper FR, LLC):

Country	Application No.	Filing Date	Registration No.	Registration Date	Mark
Canada	498720	2/11/1983	284434	10/28/1983	CHEMSECURE
Canada	1083015	11/17/2000	608073	4/20/2004	CLEARFOLD
Canada	256455	4/13/1960	TMA122026	4/28/1961	CUSTOMARK
Canada	639140	8/23/1989	TMA380820	3/1/1991	ESSE
United States	74/184802	7/15/1991	1756752	3/9/1993	ESSE
Canada	498721	2/11/1983	TMA284603	11/4/1983	GILBERT
Canada	498722	2/11/1983	TMA284435	10/28/1983	GILCLEAR
Canada	1008139	3/10/1999	TMA532981	9/20/2000	GILCLEAR
Canada	498719	2/11/1983	TMA284602	11/4/1983	GILCREST
Canada	881089	6/12/1998	TMA512107	5/20/1999	GILCREST
Canada	207917	6/30/1950	UCA038394	6/30/1950	HOWARD
Canada	573124	11/19/1986	TMA334616	11/27/1987	NEU-TECH
Canada	521510	4/6/1984	TMA322680	1/9/1987	Oxford Weave design
Canada	158850	8/22/1932	TMDA55888	12/7/1932	RISING
Canada	233248	11/15/1955	TMA108013	9/20/1957	WINSTED
United States	73/081903	3/22/1976	1103401	10/3/1978	CAPITOL BOND

Patents (Neenah Paper, Inc.):

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
United States	10/335133	12/31/2002			Amino-Functionalized Pulp Fibers

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
Canada	2321601	3/17/1999			Cellulose-Based Medical Packaging Material Sterilizable by Oxidizing Gas Plasma
United States	09/047559	3/25/1998			Cellulose-Based Medical Packaging Material Sterilizable by Oxidizing Gas Plasma
Canada	2116371	2/24/1994	2116371	10/14/2003	Coated Fabric Suitable for Preparing Releasably Attachable Abrasive Sheet Material
United States	12/411770	3/26/2009			Coated Label Substrates
Canada	2277348	7/14/1999			Curl-Resistant, Antislip Abrasive Backing and Paper
Mexico	PA/a/2001/001942	8/27/1999			Curl-Resistant, Antislip Abrasive Backing and Paper
United States	09/141052	8/27/1998			Curl-Resistant, Antislip Abrasive Backing and Paper
United States	07/758381	9/3/1991			Densified Tactile Imaging Paper
European Patent Convention	2006-0818381	11/6/2006	Published EP 1866052 A1		Dust Filter Bag
Canada	2305004	4/11/2000	2305004	11/8/2005	Dust Filter Bag Containing Nano Non-Woven Tissue
United States	09/564379	4/28/2000	6395046	5/28/2002	Dust Filter Bag Containing Nano Non-Woven Tissue
United States	09/978888	10/16/2001	6706086	3/16/2004	Dust Filter Bag Including a Highly Porous Backing Material Ply
United States	09/942468	8/29/2001	6635146	10/21/2003	Enzamatic Treatment of Pulp to Increase Strength
Australia	2005323144	12/21/2005			Fine Abrasive Paper Backing Material and Method of Making Thereof
Brazil	PI0518525-4	12/21/2005			Fine Abrasive Paper Backing Material and Method of Making Thereof
Canada	2587102	12/21/2005			Fine Abrasive Paper Backing Material and Method of Making Thereof
Costa Rica	PCT/US2005/046076	12/21/2005			Fine Abrasive Paper Backing Material and Method of Making Thereof
European Patent Convention	5854737.3	12/21/2005			Fine Abrasive Paper Backing Material and Method of Making Thereof
Mexico	MX/a/2007/005943	12/31/2002			Fine Abrasive Paper Backing Material and Method of Making Thereof
Patent	PCT/US2005/046076	12/21/2005	N/A	N/A	Fine Abrasive Paper Backing Material and Method of Making

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
Cooperation Treaty					Thereof
South Korea	10-2007-7014933				Fine Abrasive Paper Backing Material and Method of Making Thereof
United States	11/027241				Fine Abrasive Paper Backing Material and Method of Making Thereof
Canada	2655671				Formaldehyde Free Paper Backed Veneer Products and Methods of Making the Same
China P.R.	2.01E+11	7/17/2007			Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
European Patent Convention	7813002.8				Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
Mexico	MX/a/2008/015878	7/17/2007			Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
Patent Cooperation Treaty	PCT/US2007/073664	6/17/2007	N/A	N/A	Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
Patent Cooperation Treaty	PCT/US2007/073664	7/17/2007	N/A	N/A	Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
United States	11/490536				Formaldehyde Free Paper Backed Veneer Products And Methods Of Making The Same
Vietnam	1-2008-03004	7/17/2007			Formaldehyde Free Paper Backed Veneer Products and Methods of Making the Same
United States	08/954440	10/20/1997			Fusible Printable Coating for Durable Images
United States	08/954565	10/20/1997			Fusible Printable Coating for Durable Images
United States	09/285958	4/5/1999			Fusible Printable Coating for Durable Images
Canada	2587066	3/30/2005			Heat Transfer Masking Sheet Materials and Methods for Use Thereof
European Patent	5742025.9	3/30/2005			Heat Transfer Masking Sheet Materials and Methods for Use Thereof

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
Convention
Patent Cooperation Treaty	PCT/US2005/010770	3/30/2005	N/A	N/A	Heat Transfer Masking Sheet Materials and Methods for Use Thereof
United States	11/026408	12/30/2004			Heat Transfer Masking Sheet Materials and Methods for Use Thereof
United States	12/267133	11/7/2008			Heat Transfer Masking Sheet Materials and Methods for Use Thereof
European Patent Convention	4812494	11/30/2004			Heat Transfer Material
Patent Cooperation Treaty	PCT/US/039984	11/30/2004			Heat Transfer Material
Canada	2217120	4/19/1996	2217120	10/18/2005	Heat Transfer Material for Dye Diffusion Thermal Transfer Printing
Mexico	PA/a/1997/008464	4/19/1996	237091		Heat Transfer Material for Dye Diffusion Thermal Transfer Printing
United States	08/432290	5/1/1995	5716900	2/10/1998	Heat Transfer Material for Dye Diffusion Thermal Transfer Printing
Canada	2368181	3/17/2000			Heat Transfer Material Having a Fusible Coating Containing cyclohexane Dimethonol Dibenzoate Thereon
European Patent Convention	921399.2	3/17/2000			Heat Transfer Material Having a Fusible Coating Containing cyclohexane Dimethonol Dibenzoate Thereon
Mexico	PA/a/2001/009341	3/17/2000	247655		Heat Transfer Material Having a Fusible Coating Containing cyclohexane Dimethonol Dibenzoate Thereon
United States	09/271645	3/18/1999	6428878		Heat Transfer Material Having a Fusible Coating Containing cyclohexane Dimethonol Dibenzoate Thereon
Mexico	PA/a/2002/000367	7/12/2000	252001		Heat Transfer Material Having Meltable Layers Separated by a

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
					Release Coating Layer
United States	09/614829	7/12/2000	6916751		Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer
European Patent Convention	958010.1	7/12/2000	6916751	7/12/2005	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer
France	958010.1	7/12/2000	EP1198354	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
Germany	EP1198354	7/12/2000	EP1198354	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
Great Britain	958010.1	7/12/2000	60039985	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
Italy	958010.1	7/12/2000	EP1198354	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
Spain	958010.1	7/12/2000	EP1198354	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
Canada	2574441	7/12/2000	EP1198354	8/20/2008	Heat Transfer Material Having Meltable Layers Separated by a Release Coating Layer - GB, DE, FR, IT,
European Patent Convention	5732738.9	3/29/2005			Heat Transfer Materials and Method of Use Thereof
Mexico	MX/a/2007/000752	3/29/2005			Heat Transfer Materials and Method of Use Thereof
Patent Cooperation Treaty	PCT/US2005/010495	3/29/2005	N/A	N/A	Heat Transfer Materials and Method of Use Thereof
Taiwan	94117773	5/31/2005	I2722194	2/1/2007	Heat Transfer Materials and Method of Use Thereof
United States	10/894841	7/20/2004			Heat Transfer Materials and Method of Use Thereof
United States	11/334812	1/18/2006			Heat Transfer Materials and Method of Use Thereof
United States	12/117386	5/8/2008			Heat Transfer Materials and Methods of Making and Using the Same

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
United States	12/250975	10/14/2008			Heat Transfer Methods and Sheets for Applying an Image to a Colored Substrate
Patent Cooperation Treaty	PCT/US2008/076359	9/15/2008			Heat Transfer Methods of Applying a Coated Image on a Substrate Where the Unimaged Areas are Uncoate
United States	11/923795	10/25/2007			Heat Transfer Methods of Applying a Coated Image on a Substrate Where the Unimaged Areas are Uncoated
Canada	2425327	10/31/2001			Heat Transfer Paper with Peelable Film and Crosslinked Coatings
European Patent Convention	1984976.9	10/31/2001	EP1330570	6/14/2006	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
France	1984976.9	10/31/2001	EP1330570	6/14/2006	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Germany	EP1330570	10/31/2001	60120735.1	6/14/2006	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Great Britain	1984976.9	10/31/2001	EP1330570	6/14/2006	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Italy	1984976.9	10/31/2001	EP1330570	6/14/2006	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Japan	2002-539141	10/31/2001	4328091	6/19/2009	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Mexico	PA/a/2003/003641	10/31/2001	252374	12/10/2007	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Spain	20010984976T	10/31/2001			Heat Transfer Paper with Peelable Film and Crosslinked Coatings
United States	10/003697	10/31/2001	7364636	4/29/2008	Heat Transfer Paper with Peelable Film and Crosslinked Coatings
Canada	2426133	10/31/2001			Heat Transfer Paper with Peelable Film and Discontinuous Coatings
European Patent Convention	1993199.7	10/31/2001	EP1330365	10/11/2006	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
France	1993199.7	10/31/2001	EP1330365	10/11/2006	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Germany	EP1330365	10/31/2001	60123820.6-08	10/11/2006	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Great Britain	1993199.7	10/31/2001	EP1330365	10/11/2006	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Italy	EP1330365	10/31/2001	74397BE/2006	10/11/2006	Heat Transfer Paper with Peelable Film and Discontinuous

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
					Coatings
Japan	2002-556017	10/31/2001	4033771	11/2/2007	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Mexico	PA/a/2003/003643	10/31/2001			Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Mexico	MX/a/2009/004037	10/31/2001			Heat Transfer Paper with Peelable Film and Discontinuous Coatings
United States	10/003698	10/31/2001	7238410	7/3/2007	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
United States	11/755427	5/30/2007	7604856	10/20/2009	Heat Transfer Paper with Peelable Film and Discontinuous Coatings
Canada	2070730	6/8/1992	2070730	11/20/2001	Image Receptive Heat Transfer Paper
Canada	2235385	10/11/1996	2235385	8/31/2004	Image-Receptive Coating
Germany	EP0861154	10/11/1996	69620782.6	4/17/2002	Image-Receptive Coating
Great Britain	96936371.2	10/11/1996	EP0861154	4/17/2002	Image-Receptive Coating
Italy	EP0861154	10/11/1996	22465/BE/2002	4/17/2002	Image-Receptive Coating
Mexico	PA/a/1998/003788	10/11/1996	213946	4/28/2003	Image-Receptive Coating
United States	09/272866	3/19/1999	6450633	9/17/2002	Image-Receptive Coating
Canada	2070731	6/8/1992	2070731	11/20/2001	Image-Receptive Heat Transfer Paper
United States	07/782685	10/25/1991	5242739	9/7/1993	Image-Receptive Heat Transfer Paper
United States	07/783437	10/23/1991	5271990	12/21/1993	Image-Receptive Heat Transfer Paper
United States	08/885653	6/30/1997	6120888	9/19/2000	Ink Jet Printable, Saturated Hydroentangled Cellulosic Subastrate
Canada	2288008	6/5/1998	2288008	11/27/2007	Ink Jet Printable, Washable Saturated Cellulosic Substrate
Mexico	PA/a/2000/000518	6/5/1998	217727	11/24/2003	Ink Jet Printable, Washable Saturated Cellulosic Substrate
United States	08/885558	6/30/1997	6103364	8/15/2000	Ink Jet Printable, Washable Saturated Cellulosic Substrate
United States	08/736349	10/3/1996	5895557	4/20/1999	Latex-Saturated Paper
Canada	2334669	6/18/1999	2334669	10/21/2008	Loop Substrate for Releasably Attachable Abrasive Sheet Material
United States	09/100576	6/19/1998	6162522	12/19/2000	Loop Substrate for Releasably Attachable Abrasive Sheet Material
Brazil	2004PI8236	11/30/2004			Matched Heat Transfer Materials and Method of Use Thereof
Canada	2552437	11/30/2004			Matched Heat Transfer Materials and Method of Use Thereof

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
European Patent Convention	4812493.7	11/30/2004			Matched Heat Transfer Materials and Method of Use Thereof
Japan	2006-547024	11/30/2004			Matched Heat Transfer Materials and Method of Use Thereof
Mexico	PA/a/2006/007585	11/30/2004	265119	3/13/2009	Matched Heat Transfer Materials and Method of Use Thereof
Patent Cooperation Treaty	PCT/US2004/039983	11/30/2004	N/A	N/A	Matched Heat Transfer Materials and Method of Use Thereof
South Korea	10-2006-7013065	11/30/2004			Matched Heat Transfer Materials and Method of Use Thereof
United States	10/749687	12/31/2003	7361247	4/22/2008	Matched Heat Transfer Materials and Method of Use Thereof
United States	09/580758	5/30/2000	6349826	2/26/2002	Medical Packaging Fabric With Improved Bacteria Barrier
Canada	2613429	12/4/2007			Medical Packaging Substrate for Ozone Sterilization
United States	11/711495	2/27/2007			Medical Packaging Substrate for Ozone Sterilization
United States	11/649714	1/4/2007			Medical Packaging Substrate With Security Feature
United States	09/448162	11/24/1999	6413362	7/2/2002	Method of Steam Treating Low Yield Papermaking Fibers to Produce a Permanent Curl
United States	11/877733	10/24/2007			Methods for Making False Watermarks in a Fibrous Substrate
Patent Cooperation Treaty	PCT/US2008/076355	9/15/2008			Methods of Screen Printing Images onto Fibrous Substates
United States	11/944837	11/26/2007			Methods of Screen Printing Images onto Fibrous Substates
United States	08/095751	7/21/1993	5437910	8/1/1995	Multi-Ply Filter Laminate/Composite For Manufacturing Vacuum Cleaner Filter Bags
United States	12/021058	1/28/2008			Odour-Absorbing Sheet-Like Structure, Method for It’s Production and Use of Zinc Ricinoleate In Finely Divided Solid Form On Odour-Absorbing Sheet-Like Structures
United States	08/622498	3/25/1996	5690787	11/25/1997	Polymer Reinforced Paper Having Improved Cross-Direction Tear
European Patent Convention	94119771.7	12/14/1994	EP0658650	2/9/2000	Polymer-Reinforced Paper Having Improved Cross-Direction Tear
Mexico	PA/a/1998/010073	12/16/1994	228768	6/29/2005	Polymer-Reinforced Paper Having Improved Cross-Direction

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
					Tear
United States	08/346665	11/30/1994	5622786	4/22/1997	Polymer-Reinforced, Eucalyptus Fiber-Containing Paper
United States	08/451590	5/26/1995	5595828	1/21/1997	Polymer-Reinforced, Eucalyptus Fiber-Containing Paper
Canada	2209704	7/11/1997	2209704	3/22/2005	Printable Heat Transfer Mateiral Having Cold Release Properties
Japan	9-196950	7/23/1997			Printable Heat Transfer Mateiral Having Cold Release Properties
Belgium	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Belgium	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
France	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
France	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Germany	EPO820874	7/22/1997	69703320.1	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Germany	EP0987120	5/19/1998	69727979	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Great Britain	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Great Britain	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Italy	EP0987120	5/19/1998	25481BE/2004	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Italy	EPO820874	7/22/1997	25899BE/2000	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Netherland	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Netherland	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Spain	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Spain	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
Sweden	99125565.4	5/19/1998	EP0987120	3/3/2004	Printable Heat Transfer Material Having Cold Release Properties
Sweden	97112576	7/22/1997	EPO820874	10/18/2000	Printable Heat Transfer Material Having Cold Release Properties
United States	08/685282	7/23/1996	5798179	8/25/1998	Printable Heat Transfer Material Having Cold Release Properties
United States	09/089910	6/3/1998	6113725	9/5/2000	Printable Heat Transfer Material Having Cold Release Properties
United States	09/081191	5/19/1998	6200668	3/13/2001	Printable Heat Transfer Material Having Cold Release Properties
Canada	2145891	3/30/1995	2145891	6/29/2004	Printable Material
United States	09/041789	3/13/1998	6265053	7/24/2001	Printable Material
United States	09/766266	1/19/2001	6703086	3/9/2004	Printable Material
United States	08/268089	6/28/1994	5501902	3/26/1996	Printable Material
European Patent Convention	00958010.1	7/12/2000	EP 1198354/B1	8/20/2008	Printable Material Having Meltable Layers for Transfer By Heat

Country	Application No.	Filing Date	Patent No.	Grant Date	Title
Spain	200009580010	7/12/2000			Printalbe Material Having Meltable Layers for Transfer by Heat
United States	08/885654	6/30/1997	5780369	7/14/1998	Saturated Cellulostic Substrate
Brazil	0114530-4	10/12/2001			Self Heat Sealable Packaging and a Method for Making Same
Canada	2423217	10/12/2001			Self Heat Sealable Packaging and a Method for Making Same
European Patent Convention	1983119.7	10/12/2001			Self Heat Sealable Packaging and a Method for Making Same
Japan	2002-534608	10/12/2001	4301809	5/1/2009	Self Heat Sealable Packaging and a Method for Making Same
Mexico	PA/a/2003/002898	10/12/2001	261416	10/16/2008	Self Heat Sealable Packaging and a Method for Making Same
United States	09/976851	10/12/2001	6743522	6/1/2004	Self Heat Sealable Packaging and a Method for Making Same
United States	10/831800	4/26/2004	6887537	5/3/2005	Self Heat Sealable Packaging and a Method for Making Same
European Patent Convention	7104757.5	3/23/2007			Self-releasing Lint Tape
Taiwan	96108874	3/15/2007			Self-releasing Lint Tape
United States	11/436885	5/18/2006			Self-releasing Lint Tape
United States	09/559258	4/27/2000	6315805	11/13/2001	Single or Multi-Ply Filter Medium For Air Filtration and a Filter Element Made Therefrom
United States	08/496266	6/28/1995	5660928	8/26/1997	Substrate For Ink Jet Printing Having A Dual Layer Ink-Receptive Coating
United States	09/027515	2/20/1998	5945375	8/31/1999	Thermal Dye Diffusion Coating and Substrate
Canada	2281507	3/27/1998	2281507	11/13/2007	Two Layer Printable Material
Germany	EP0971821	3/27/1998	69823654.8	5/5/2004	Two Layer Printable Material
Great Britain	98915192.3	3/27/1998	EP0971821	5/5/2004	Two Layer Printable Material
Italy	98915192.3	3/27/1998	EP0971821	5/5/2004	Two Layer Printable Material
Japan	10-541918	3/27/1998	4119487	5/2/2008	Two Layer Printable Material
Mexico	PA/a/1999/008983	3/27/1998	224780	12/9/2004	Two Layer Printable Material
South Korea	1019997008881	9/29/1999			Two-Layer Printable Material
United States	11/044673	1/27/2005	7507272	3/24/2009	Vacuum Filter Bag with Odor Removing Effect
United States	09/766262	1/19/2001	6699537	3/2/2004	Waterfast Ink Receptive Coatings for Ink Jet Printing, Methods of Coating Substrates Utilizing Said Coatings, and Materials Coated with Said Coatings

Invention Disclosures:

CASE NO.	TITLE	INVENTORS
NP-0005	Enzyme Treated Cellulose Substrates for Decontamination of Organophosphorus Compounds	B. Stokes
NP-0012	Medical Packaging Substrate with High Strength and High Barrier Properties	G. Deka
NP-0015	Media for Plotter-Cutter Heat Transfer Applications	F. Kronzer, R. Dolsey
NP-0018	Stiff But Flexible Isocyanate Saturated Cellulose Products	B. Stokes, F. Kronzer, G. Deka
NP-0019	One-Step Inkjet Transfer for Dark Fabric Decoration	R. Dolsey
NP-0020	Polymer Impregnated Substrates Formed with Multi-Layer Woven/Non-Woven Media	G. Deka
NP-0023	Characteristics of Polymer Impregnated Carbon Fiber Containing Cellulose Nonwoven Substrates	G. Deka, C. Rueckert
NP-0024	Internal Bond Improvement on Saturated Paper	A. Jacobson, S. Vervacke
NP-0025	Stencil Heat Transfer Method	F. Kronzer, R. Dolsey
NP-0026	Influence on Conductance, Both Electrical and Thermal, by Polymer Impregnation of Paper (nonwoven) Substrates	G. Deka, J. Pugliano
NP-0027	Texturized Washable Tag	C. Rueckert, R. Lassila
NPI—158	Laser Printable Heat Transfer Paper

Software:

Software Name	Description	User
Viziya WorkAlign scheduler	EAM Planning	Whiting
Intranet	Various Intranet Sites	Corporate
Lotus Notes	Lotus Notes Licenses and Databases. transferred from K-C (55 total)	Corporate
Microsoft Vista Business	849 licenses	Corporate
Microsoft Office Standard	200 licenses	Corporate
Microsoft Office Professional	955 licenses	Corporate
Microsoft Windows Server Cal	1375 licenses	Corporate
Microsoft Office SharePoint Cal	849 licenses	Corporate
Microsoft SMS	849 licenses	Corporate
Microsoft Exchange Standard Cal	1415 licenses	Corporate
Microsoft SQL Server Standard Edition	10 Licenses	Corporate
Microsoft Windows Server Standard Edition	97 Licenses being transferred from K-C	Corporate
Microsoft Commerce Server Standard Edition	10 Licenses being transferred from K-C	Corporate
Microsoft System Management Server	18 Licenses being transferred from K-C	Corporate
MS Windows Terminal Server Cal	46 licenses	Corporate
MS Exchange Server Ent	6 licenses	Corporate
MS Exchange Server Std	1 license	Corporate
ISA Server Std	1 license	Corporate
MS MapPoint	2 license	Corporate
MS Office SharePoint Designer	13 licenses	Corporate
MS Windows Server Ent	4 licenses	Corporate
Microsoft SQL CAL	872 Licenses	Corporate
Microsoft FrontPage	13 Licenses	Corporate
Microsoft Access 2002	315 Licenses	Corporate
Microsoft Visio Standard	48 Licenses	Corporate
Microsoft Visio Professional	25 Licenses	Corporate
Microsoft Project Standard	83 Licenses	Corporate
Microsoft Office Communicator
Oracle e-business suite	821 licenses (e-business intelliegence, telesales, field sales, OM, Inventory Mgt, Purchasing, Mfg, Teleservice, contracts, Financials, HR	Corporate
Oracle ASCP	Advanced Supply Chain Planning — 1000 COGS	Corporate

Software Name	Description	User
Oracle Demand Planning / Demantra	Forecasting — 1000 COGS	Corporate
Oracle iProcurement	30000	Corporate
Oracle iSupplier	35	Corporate
Oracle Manufacturing Scheduling	100	Corporate
Oracle EAM	193 licenses	Corporate
Oracle EAM Self Service	193	Corporate
Oracle Enterprise Planning and Budgeting	20	Corporate
Oracle Internet Expense	5000	Corporate
Oracle Internal Controls Manager	2200	Corporate
Oracle Self Service HR	2200	Corporate
Oracle Time and labor	2200	Corporate
Oracle HR Intelligence	2200	Corporate
Oracle Projects Collaboration	50	Corporate
Oracle Project Contracts	10	Corporate
Oracle Project Management	25	Corporate
Oracle Transportation Execution	1000 COGS	Corporate
Oracle Transportation Optimization	1000 COGS	Corporate
Oracle Transportation Planning	1000 COGS	Corporate
Oracle Tutor	650	Corporate
Oracle UPK		Corporate
Oracle Internet Application Server	40	Corporate
Oracle Internet Developer Suite	10	Corporate
Oracle Warehouse Management	78 licenses	Corporate
Oracle Adv Pricing	98 licenses	Corporate
Oracle DB Enterprise	10 licenses	Corporate
Oracle Real Application Clusters	10 licenses	Corporate
Oracle Treasury	5 licenses	Corporate
Microsoft SharePoint		Corporate
Quest	Oracle SQL Development Tool	Corporate
STT Trainer	Training software	Corporate
Dataloader	Oracle Data Loading Software	Corporate
Websense	Internet Filtering	Corporate
Tumbleweed	Spam Software	Corporate
Trend	Virus Control Software	Corporate
Blackberry	Server and Clients	Corporate
Loftware	Label Printing Software	Corporate
Greycon	Deckle Planning Software	Corporate
Macs	Costing and profitability software	Corporate
Struxure	Item Management Software	Corporate
Captaris	Fax Software	Corporate
RSA	Remote Access software	Corporate

Software Name	Description	User
Domain Name	Numerous Internet Domain Names	Corporate
Group Manager	Software for managing file security	Corporate
Expense Reporting	Hosted Expense Reporting Service	Corporate
MSDS	Hosted service for Material Safety Data Sheets.	Corporate
Kronos	No longer used.	Corporate
Research Files	System allows storage of research technical documents. Database is searchable for content and abstract data as well as keywords. (Selected files only)	Corporate
RSR-MSR	Lotus Notes system used for R&D (Selected files only)	Corporate
SEQUEL	Database software from Advanced System Concepts. No longer used.	Corporate
CA Server Virus Control
AS/400 Automatic Faxing	Allows automated faxes from the AS/400. Faxes sent from a DOS based server. No longer used.	Fine Paper
Cisco VPN
EZVIEW	Software to display MacPac tables, files and reference categories. No longer used.	Fine Paper
AS/400 Database & Operating System and other supporting software residing on the AS/400	AS/400 Database & Operating System	Fine Paper
IBM Personal Communication Software (PCOMM)	575 copies of IBM’s Personal Communication Software version 5.7	Corporate
Corporate Safety Reporting	Intranet based system used to track illness and injury statistics	Corporate
Jetform Central	Software that allows creation and maintenance of the Jetforms in MacPac. No longer used.	Fine Paper
LXE RFU	Radio frequency software from LXE used in warehouse	Fine Paper
MacPac	MacPac is the Order Processing, Traffic, Rates and Invoicing application. Used for history only.	Fine Paper
Phone Systems	IVR software used for Call Management	Fine Paper
PIMS	Process Information management software from Mountain Systems.	Fine Paper
POS Partner	Web-based credit card processing	Fine Paper
Quotes	Application used to track Customer Quotes	Fine Paper
Ricomm-Rtape	Software from Ricomm used for backups on AS/400. No longer Used.	Fine Paper
Robot	MacPac batch job scheduling system — No longer used.	Fine Paper

Software Name	Description	User
SPOT / ISOP	Contact Management and E-Commerce software. Used as a Marketing Data Base for mailings.	Fine Paper
Stock Master	Warehouse Management System No Longer Used.	Fine Paper
Hawkeye Pathfinder	No Longer Used	Fine Paper
Telex Fax	No Longer Used	Fine Paper
Comtek SNMP Agent	No Longer Used	Fine Paper
RTAPE	No Longer Used	Fine Paper
XCOM	No Longer Used	Fine Paper
Robot	No Longer Used	Fine Paper
OS/400 Subscription	No Longer Used	Fine Paper
NetIQ - PSSecure	No Longer Used	Fine Paper
NetIQ - PSAudit	No Longer Used	Fine Paper
NetIQ - PSSecure	No Longer Used	Fine Paper
TurnOver	No Longer Used	Fine Paper
Showcase	No Longer Used	Fine Paper
Pentasafe	No Longer Used	Fine Paper
WizPak400	No Longer Used	Fine Paper
TAA Tools	No Longer Used	Fine Paper
Hawkeye Pathfinder	No Longer Used	Fine Paper
TL Ashford	Interfaces to MacPac to produce labels for production rolls. No longer Used.	Fine Paper
Turnover	MacPac change control software from Softlanding to control code changes. No longer used.	Fine Paper
Vertex	Application used to calculate sales tax for Neenah Paper web site.	Fine Paper
Water Marks	Access Data Bases with Water Marks data.	Fine Paper
XCOM - File transfer	XCOM software is used to transfer files between MacPac and other platforms. No longer used.	Fine Paper
X-Reference	Hawkeye - Pathfinder query tool that is used to find strings of code on MacPac. No longer used.	Fine Paper
AutoCAD	Software used for Computer Aided Design
Export Documentation	Excel and visual basic system used to create documentation for International shipments	Technical Paper
Finishing Specification Application	Mill based in-house PC Application	Technical Paper
MP2	Maintenance and workflow software. No longer used.	Technical Paper
OptiVision	Order Processing and Inventory Control system used by Technical Paper. No longer used.	Technical Paper

Software Name	Description	User
PIMS - PI	Process Information Management software	Technical Paper
Research Run Tracking	Notes database used for tracking RSR-> MTR -> Product flow. Also used for tracking customer complaints and competitive intelligence. (selected files replicated)	Technical Paper
Arcserve		All
Crystal Reports		Multiple Sites
OHM		All
EBAM	Internet Security

Technical Paper Sales Database	Sales tracking system for Technical Paper	Technical Paper
The “O-Matics”	Various excel-based reporting tools	Technical Paper

ENGINEERING

ShockWatch		Whiting
DRCS		Neenah
Security System ID System		Munising
Computer Based training (Clarity)		Neenah
Auto CAD
ABB Process Control Software	Programming software used to program machine logic and drives	Fine Paper
ABB AC 400 Connect		Neenah
ABB Control Software		Munising
ABB Defect Detector Software		Munising
ABB Industrial IT		Neenah
ABB Process Portal		Neenah
ABB/ Masterview/Master Aid/Function Chart Builder/Online Builder/Advanta Display Builder/DSQview 1996***		Whiting
DL20		Neenah
GML		Neenah
PLC 2 AI series		Neenah
PLC 5 AI series		Neenah
SLC 150		Neenah
Building Security Systems		Munising
Continuum		Neenah
Testpoint		Neenah
Access 4000		Neenah

Software Name	Description	User
XP Server (Including ID badges)		Whiting
Bearing Vibration Analysis (MasterTrend)		Munising
Minolta		Neenah
Delta V		Neenah
Lab (need new disks)		Whiting
Foxboro DCS Boiler Control Software		Munising
GE DLAN View		Whiting
GE Drives (current version is 10)		Whiting
GE Series 1 PLC		Whiting
GE Cimplicty		Whiting
Modicon		Neenah
Complay 2000		Neenah
APCS		Neenah
Hyster		Neenah
SLC Logistics		Neenah
Power Management		Whiting
Integral Remote View		Neenah
Oasis (Security System)		Neenah
Appropriation		Whiting
ATS		Whiting
Away From Home Prod Req.		Whiting
CPC		Whiting
Crisis Management		Whiting
EEO/EAP (Outsourced)		Whiting
Home Paper Products Requisition		Whiting
Office supply requisition		Whiting
Photo ID System		Nova Scotia
Keyence		Neenah
Lotus Smart Suite		Neenah
MicroPERM Porosity Meter PC		Munising
Lubrication System Software		Munising
Environmental/OPS		Whiting
Emveco		Neenah
AutoMATE		Whiting
AutoMAX		Neenah
AutoMAX (DOS)		Whiting
AutoMAX (Windows)		Whiting
AutoMAX 4.3		Neenah
DCS5000		Whiting

Software Name	Description	User
Woodstock		Nova Scotia
AutoMax 2000		Munising
AutoMax 2000		Munising
AutoMax 2000 version 4.0		Munising
AutoMax 2000 version 4.0		Munising
AutoMax 2000 version 4.0		Munising
AutoMax 2000 version 4.0		Munising
CS 3000		Neenah
Drive Exectutive		Whiting
DriveTools 32 ver. 2.50		Munising
DriveTools 32 ver. 2.50		Munising
Inview Messaging Software		Neenah
MaxTools 2000		Munising
MicroLogix		Whiting
PanelBuilder 1400E		Munising
Panelbuilder 32		Neenah
Panelbuilder 32		Whiting
PanelBuilder 32 version 3.80		Munising
RSLinx		Neenah
RSLinx		Whiting
RSLinx Gateway v 2.41		Munising
RSLinx Pro version 2.41		Munising
RSLogix 5		Neenah
RSLogix 5 Pro		Neenah
RSLogix 5 Pro		Whiting
RSLogix 5 Pro Version 6.00		Munising
RSLogix 500 Std		Neenah
RSLogix 500 Std		Whiting
RSLogix 500 Std. Version 6.0		Munising
RSLogix 500 Std. Version 6.1		Munising
RSLogix 5000 Pro 1111		Munising
RSLogix Emulate 500		Munising
RSLogix Emulate 5000		Munising
RSLogix Emulate 5v5.0		Munising
RSLogix SLC150		Whiting
RSLogix5000 Pro (w/Linx)		Neenah
RSLogix5000 Pro (w/Linx)		Whiting
RSLogix5000 Pro Control Flash MegaBndl		Whiting
RSLogix5000 Std		Neenah

Software Name	Description	User
RSLogix5000 Std		Whiting
RSNetworx ControlNET		Whiting
RSNetworx EtherNET I/P		Whiting
RSView 32		Munising
RSView32 WKS 100K w/Linx		Neenah
RSTrendx		Whiting
RSView32 WKS 100K w/Linx		Whiting
RT32K version 6.3		Munising
RSLinx OEM		Munising
Pronto rustrak ranger		Neenah
Folios		Whiting
Simonin D		Whiting
Struc (vs DOS)		Whiting
Fire System Software		Munising
Square D Electrical System Software		Munising
Switzer Electric Circuit Breaker Control		Munising
OHN/Nurse/Audometer		Whiting
ToCo/Plus		Neenah
Quick Designer		Neenah

SCHEDULE 5.27

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Financing Statements

UCC Financing Statements — Delaware Secretary of State

DEBTOR	SECURED PARTY AND ADDRESS	ORIGINAL UCC FILING INFORMATION	AMENDMENT FILING INFORMATION	EXPIRY DATE	COLLATERAL DESCRIPTION	NECESSARY FILING
Neenah Paper, Inc.	JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670	DE SOS 43382605 filed 12/02/2004	DE SOS 92262530, filed 07/15/2009 (Continuation). DE SOS 92717327, filed 08/25/2009 (amended secured party name/address)	12/02/2014	All of debtor’s assets owned or thereafter acquired	Amend to correct secured party name/address.
Neenah Paper Sales, Inc.	JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670	DE SOS 43383165 filed 12/02/2004	DE SOS 92230479, filed 07/13/2009 (Continuation). DE SOS 92717079, filed 08/25/2009 (amended secured party name/address)	12/02/2014	All of debtor’s assets owned or thereafter acquired	Amend to reflect merger of Neenah Paper Sales, Inc. and Neenah Paper, Inc.
Neenah Paper FVC, Inc.	JPMorgan Chase Bank, N.A., as Agent 2200 Ross Avenue 6th Floor Dallas, TX 75201	DE SOS 71204469, filed 03/30/2007	—	03/30/2012	All of debtor’s assets owned or thereafter acquired, excluding all equipment, fixtures and proceeds thereof [exclusion to be deleted after closing].	Amend collateral description to include all of debtor’s assets.

DEBTOR	SECURED PARTY AND ADDRESS	ORIGINAL UCC FILING INFORMATION	AMENDMENT FILING INFORMATION	EXPIRY DATE	COLLATERAL DESCRIPTION	NECESSARY FILING
Neenah Paper FR, LLC	JPMorgan Chase Bank, N.A., as Agent 2200 Ross Avenue 6th Floor Dallas, TX 75201	DE SOS 71204535, filed 03/30/2007

DE SOS 82964383, filed 09/02/2008 (amendment to release security interest as to tangible personal property located at 295 Park St., Great Barrington, MA 01230).

Amendment to be filed deleting exclusion from collateral description.

				03/30/2012	All of debtor’s assets owned or thereafter acquired, excluding all equipment, fixtures and proceeds thereof [exception to be deleted after closing].	Amend collateral description to include all of debtor’s assets

PPSA LIENS — Ontario

DEBTOR	FILE NO.	SECURED PARTY AND ADDRESS	REGISTRATION NO.	EXPIRY DATE	COLLATERAL DESCRIPTION	NECESSARY FILING
Neenah Paper Company of Canada	610438608	JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent Suite 1800, South Tower Royal Bank Plaza, 200 Bay Street Toronto, ON M5J 2J2

20041108 1540 1590 9855

20041126 0829 1590 0592 (amendment to amend address of debtor and the name of secured party)

20041130 0806 1590 0696

(amendment to add a motor vehicle schedule)

20051005 1611 1590 5252 (amendment to release Bell Helicopter Textron Bell 206 L-3 Longranger, Registration C-GKCA Serial No. 51341)

20060829 1457 1590 1390 (amendment to discharge security interest in respect of (i) Assets (as such term is defined in the Asset Purchase Agreement dated as of August 4, 2006 among the debtor (as seller), NPCC Holding Company, LLC (as seller parent), and Terrace Bay Pulp Inc. (as purchaser) and (ii) the Assets (as such term is defined in the Asset Purchase Agreement dated as of August 4, 2006 among the debtor (as seller), NPCC Holding Company (as seller parent), and Eagle Logging Inc. (as purchaser)

				5 yrs	Miscellaneous motor vehicles.	Continuation

PPSA LIENS — Nova Scotia

DEBTOR	FILE NO.	SECURED PARTY AND ADDRESS	REGISTRATION NO.	EXPIRY DATE	COLLATERAL DESCRIPTION	NECESSARY FILING
Neenah Paper Company of Canada	301/117	JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent Royal Bank Plaza, South Tower Suite 1800 200 Bay Street Toronto, ON M5J 2J2, Canada	8972310	2009/11/22	Blanket security interest.	Continuation
			8981195		Amendments: Change to Debtor address Change to name of Secured Party Change in description of collateral.
			9000065		Amendment: Change in description of collateral
			9000403		Amendment: Change in description of collateral
	53107/1		10216992		Amendment: Change in description of collateral
	FR-1134		10866770		Amendment: Change in description of collateral
			12636445		Amendment: Change in description of collateral
			14259386		Amendment: Change in description of collateral

DEBTOR	FILE NO.	SECURED PARTY AND ADDRESS	REGISTRATION NO.	EXPIRY DATE	COLLATERAL DESCRIPTION	NECESSARY FILING
			14259410		Amendment: Change in description of collateral
			14260517		Amendment: Change in description of collateral

SCHEDULE 5.29

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Entity	Type of Account	Name & Address of Financial Institutions
Neenah Paper, Inc.	***	Bank of America 600 Peachtree Street, N.W. Atlanta, GA
	***	Bank of America 1655 Grant Street Concord, CA
	***	Bancorp 6100 S. Old Village place Sioux Falls, SD
	***	First Third Bank E. State Street Columbus, OH
Neenah Paper Company of Canada	***	Bank of America, Canadian Branch 200 Front Street, 27th Floor Toronto, Ontario, Canada
Neenah Paper International, LLC	***	Bank of America 600 Peachtree Street, N.W. Atlanta, GA

[EXPLANATORY NOTE: “***” indicates the portion of this exhibit that has been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

SCHEDULE 7.2

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

LIENS

ENCUMBRANCES ON TITLE OF REAL PROPERTY

Closing Date Mortgaged Property

Munising Mill Property

Exceptions listed in Schedule B, Section 2 of First American Title Policy No.: NCS-121617-CHI1, as endorsed.

Neenah Mill and Kimberly Drive Properties in Neenah, Wisconsin

Exceptions listed in Schedule B, Section 2 of First American Title Policy No.: NCS-112000-CHI2, as endorsed.

Whiting Mill Property

Exceptions listed in Schedule B, Section 2 of First American Title Policy No.: NCS-112287-MAD, as endorsed.

Ripon Mill Property

Exceptions listed in Schedule B, Section 2 of First American Title Policy No.:                               .

Appleton Mill Property

Exceptions listed in Schedule B, Section 2 of First American Title Policy No.:                               .

Nova Scotia Property

Exceptions listed in Schedule B of First Canadian Title Policy Nos.: (a) ACL0002507, (b) ACL00002508, and (c) ACL0002597, as endorsed.

UCC Financing Statements — Delaware Secretary of State

DEBTOR	SECURED PARTY AND ADDRESS	ORIGINAL UCC FILING INFORMATION	AMENDMENT FILING INFORMATION	EXPIRY DATE	COLLATERAL DESCRIPTION
Neenah Paper, Inc. Additional debtors: Neenah Paper Michigan, Inc.	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	DE SOS 53013290, filed 09/29/2005	—	09/29/2010

Equipment owned or thereafter acquired/leased pursuant to Lease No. X897032, including but not limited to Avaya Inc. S8710 Media Servers and Call Management System, and all attachments, etc. Equipment location, includes, but is not limited to 1376 Kimberly Drive, Neenah, WI 54956.

Neenah Paper, Inc.	Astenjohnson, Inc. 4399 Corporate Road P. O. Box 118001 Charleston, SC 29423-8001	DE SOS 61934694, filed 06/07/2006	—	06/07/2011

All of consignee’s right, title and interest in and to all goods and inventory (including without limitation any/all paper machine clothing) consigned to consignee from time to time; and all proceeds of the foregoing, including without limitation chattel paper, accounts and insurance proceeds.

Neenah Paper, Inc.	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	DE SOS 81514106, filed 05/01/2008	—	05/01/2013

Equipment leased or thereafter acquired pursuant to Lease No. 0004032, including but not limited to, Avaya Inc. S8500 media server and DEFINITY sets, and all attachments, etc. Support and services provided to debtor, which is financed by secured party pursuant to Lease No. X897032, including but not limited to, all rights of debtor under a Service Agreement between Avaya Inc. and debtor. Equipment locations include 3460 Preston Ridge Road, Alpharetta, GA 30005; 1376 Kimberly Drive, Neenah, WI 54956; 3243 Whiting Road, Stevens Point, WI 54481; 501 E. Munising Ave., Munising, MI 49862

Neenah Paper Michigan, Inc. Additional debtors: Neenah Paper, Inc.;	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	DE SOS 53013290, filed 09/29/2005	—	09/29/2010

Equipment owned or thereafter acquired/leased pursuant to Lease No. X897032, including but not limited to Avaya Inc. S8710 Media Servers and Call Management System, and all attachments, etc. Equipment location, includes, but is not limited to 1376 Kimberly Drive, Neenah, WI 54956.

UCC Financing Statements — Fulton County, Georgia

DEBTOR	SECURED PARTY AND ADDRESS	ORIGINAL UCC FILING INFORMATION	AMENDMENT FILING INFORMATION	EXPIRY DATE	COLLATERAL DESCRIPTION
Neenah Paper, Inc.	Toyota Motor Credit Corporation P.O. Box 3457 Torrance, CA 90510-3457	Fulton County, GA 007-2008-5457, filed 03/14/08	—	03/14/2013

It is the intent of the parties that the transaction referenced herin [sic] constitutes a true lease. The party designated as the secured party in item 3 above is the owner of the property described herein. This filing is made as a precaution should the transaction be viewed as other than a true lease. TWO (2) TOYOTA FORKLIFT MODEL #7FGCSU20 SERIAL # 69937 & 69936

Neenah Paper, Inc.	Toyota Motor Credit Corporation P.O. Box 3457 Torrance, CA 90510-3457	Fulton County, GA 007-2008-5462, filed 03/14/08	—	03/14/2013

It is the intent of the parties that the transaction referenced herin [sic] constitutes a true lease. The party designated as the secured party in item 3 above is the owner of the property described herein. This filing is made as a precaution should the transaction be viewed as other than a true lease. ONE (1) TOYOTA FORKLIFT MODEL #7FGCU25 SERIAL # 96241

SCHEDULE 7.6

TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Permitted Affiliated Transactions

1.                                       License and Technical Assistance Agreement between Neenah Paper, Inc. and Neenah Paper Michigan, Inc.

2.                                       Loan Agreement between Neenah Paper, Inc. and Neenah Paper Michigan, Inc.

3.                                       Consignment Manufacturing Agreement between Neenah Paper FR, LLC and Neenah Paper, Inc.

4.                                       Loan Agreement between Neenah Paper International Holding Company, LLC and Neenah Paper International Finance Company BV

5.                                       Loan Agreement between Neenah Paper International Finance Company BV and Neenah Paper International, LLC

6.                                       Management and Services Agreement between Neenah Paper International, LLC, Neenah Paper, Inc., Neenah Paper FVC, Inc., Neenah Paper FR, LLC  and Neenah Paper Michigan, Inc.